UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12
BTRS HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BTRS HOLDINGS INC.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
November 10, 2022
Dear Stockholder:
We cordially invite you to attend a special meeting of the stockholders of BTRS Holdings Inc. (“Billtrust”), which will be held on December 13, 2022 at 8:30 A.M. Eastern Time at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648 (the “special meeting”).
On September 28, 2022, Billtrust entered into a definitive merger agreement with Bullseye FinCo, Inc., a Delaware corporation (“Parent”) and Bullseye Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”) (as it may be amended from time to time, the “merger agreement”). Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into Billtrust, with Billtrust surviving the merger as a wholly owned subsidiary of Parent (the “merger”).
If the merger is completed, Billtrust stockholders will have the right to receive $9.50 in cash, without interest and less any applicable withholding taxes, for each share of Class 1 common stock of Billtrust, $0.0001 par value, and Class 2 common stock of Billtrust, $0.0001 par value, that they own immediately prior to the effective time of the merger unless they have properly demanded appraisal rights for such shares in accordance with Delaware law. The purchase price represents a premium of approximately 64% over Billtrust’s closing share price on September 27, 2022, the last trading day prior to the announcement that Billtrust had entered into the merger agreement and a premium of approximately 76% to Billtrust’s 90-trading-day volume-weighted average stock price on the same date.
At the special meeting (or any adjournment or postponement thereof), stockholders will be asked to vote on the proposal to adopt the merger agreement. Under Delaware law, stockholders holding at least a majority of the shares of Billtrust common stock outstanding at the close of business on the record date must vote “FOR” the merger proposal to adopt the merger agreement. A failure to vote your shares of Billtrust common stock or an abstention from voting will have the same effect as a vote against the merger proposal.
In connection with the merger, Flint A. Lane (individually and through certain affiliated trusts) and certain entities affiliated with Bain Capital Venture Investors, LLC (the “Bain Capital Venture Entities”) each entered into a rollover and contribution agreement with Parent pursuant to which, among other things, such parties agree to indirectly contribute a portion of their shares of Billtrust common stock to Parent in exchange for equity interests in Bullseye Holdings, LP, the indirect owner of Parent and Merger Sub, subject to the terms and conditions set forth in the applicable rollover and contribution agreement. Additionally, each of Mr. Lane (individually and through certain affiliated trusts) and the Bain Capital Venture Entities also entered into a voting and support agreement with Parent pursuant to which they have agreed, on the terms and subject to the conditions set forth in their respective voting and support agreements, to vote their shares of Billtrust common stock in favor of, among other things, the merger and the adoption of the merger agreement, and against, among other things, any proposal relating to a competing transaction involving Billtrust.
We cannot complete the merger unless Billtrust stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the special meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided or vote by telephone (at the toll-free number indicated on the proxy card) or via the internet (at the voting site indicated on the proxy card) as promptly as possible so that your shares may be represented and voted at the special meeting (or any adjournment or postponement thereof).
After careful consideration, the Billtrust board of directors (other than Mr. Lane and Matthew C. Harris (a Managing Director of Bain Capital Venture Investors, LLC), who recused themselves in light of the rollover and contribution agreements mentioned above) has determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Billtrust and its stockholders and has approved the merger agreement. The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends that Billtrust stockholders vote “FOR” the proposal to adopt the merger agreement.

In addition, the Securities and Exchange Commission (the “SEC”) has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger, approval of which requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the special meeting (provided that a quorum is present). The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends that Billtrust stockholders vote “FOR” the named executive officer merger-related compensation proposal described in the accompanying proxy statement.
The proposal to approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock in attendance or represented by proxy at the special meeting and entitled to vote on such proposal. The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends that Billtrust stockholders vote “FOR” the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.
The obligations of Billtrust, Parent and the Merger Sub to complete the merger are subject to the satisfaction or waiver of certain applicable conditions. The accompanying proxy statement contains detailed information about Billtrust, the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. In addition, a copy of the merger agreement is attached as Annex A to the proxy statement. The enclosed proxy statement also describes the process by which the Billtrust board of directors considered, negotiated and ultimately approved the merger agreement and the merger, as well as the reasons the Billtrust board of directors approved the merger agreement and recommends that Billtrust’s stockholders adopt the merger agreement. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Billtrust from documents Billtrust has filed with the SEC.
If you have any questions or need assistance voting your shares of our common stock, please contact Georgeson LLC, our proxy solicitor (“Georgeson”), by calling toll-free at 888-666-2594.
Thank you for your consideration of this matter and your continued confidence in Billtrust.
Sincerely,

/s/ Flint A. Lane
Flint A. Lane Chairman and Chief Executive Officer
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated November 10, 2022 and, together with the enclosed form of proxy, is first being mailed to Billtrust stockholders on or about November 10, 2022.

BTRS HOLDINGS INC.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE & TIME	December 13, 2022 at 8:30 A.M., Eastern Time.

PLACE	1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648.

ITEMS OF BUSINESS	Consider and vote on:
1.
A proposal to adopt that certain Agreement and Plan of Merger, dated as of September 28, 2022, by and among BTRS Holdings, Inc., a Delaware corporation (“Billtrust”), Bullseye FinCo, Inc., a Delaware corporation (“Parent”), Bullseye Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”) (the “merger agreement”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into Billtrust, with Billtrust surviving the merger as a wholly owned subsidiary of Parent (the “merger”);

2.
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger discussed under the section entitled “The Merger (Proposal 1) – Interests of Billtrust Directors and Executive Officers in the Merger” beginning on page 49 of this proxy statement; and

3.
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

RECORD DATE	Stockholders of record at the close of business on November 4, 2022 are entitled to notice of and may vote at the special meeting.

At least 10 days before the special meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, will be prepared by the Secretary at Billtrust, 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648, or the transfer agent in charge of the stock ledger of Billtrust. Such list will be open for examination by any Billtrust stockholder at such address at the time of the meeting.

VOTING BY PROXY
The Billtrust board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by returning your proxy by mail (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote at the special meeting, your proxy prior to the special meeting will be revoked; however, attending the special meeting will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or cast a ballot at the special meeting.

RECOMMENDATIONS	The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends that you vote:

	1.	“FOR” the proposal to adopt the merger agreement;

2.
“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger; and

3.
“FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

APPRAISAL RIGHTS
Under the Delaware General Corporation Law (the “DGCL”), any record holder of Billtrust common stock who does not vote in favor of the merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, all (but not less than all) of its shares of Billtrust common stock if the merger is completed.

Your proxy may be revoked at any time before the vote at the special meeting, or any adjournment or postponement thereof, by (i) giving the Office of the Secretary written notice of revocation, (ii) returning a later-dated proxy or (iii) attending the special meeting and voting; however, attending the special meeting will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or cast a ballot at the special meeting.
Please note that we intend to limit attendance at the special meeting to stockholders at the close of business on the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder giving you the right to vote the shares at the special meeting.

YOUR VOTE IS VERY IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS, OR BY MAIL BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO.
We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Billtrust common stock, please contact Billtrust’s proxy solicitor:

1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Shareholders, Banks and Brokers
Call Toll Free:
888-666-2594

BTRS Holdings Inc.
1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648
BTRS HOLDINGS INC.
PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
i

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Billtrust included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 97 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.
All references to “Billtrust,” “we,” “us” or “our” in this proxy statement refer to BTRS Holdings Inc., a Delaware corporation, including in some cases, its subsidiaries; all references to “Parent” refer to Bullseye FinCo, Inc., a Delaware corporation; all references to “Merger Sub” refer to Bullseye Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent formed for the sole purpose of effecting the merger; all references to “Billtrust common stock” refer to the Class 1 common stock of Billtrust, $0.0001 par value, and Class 2 common stock of Billtrust, $0.0001 par value; all references to the “Billtrust board” or “Billtrust board of directors” refer to the board of directors of Billtrust; all references to the “merger” refer to the merger of Merger Sub with and into Billtrust with Billtrust surviving as a wholly owned subsidiary of Parent; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of September 28, 2022, as may be amended from time to time, by and among Billtrust, Parent and Merger Sub. Billtrust, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

THE COMPANIES
BTRS Holdings Inc. (see page 25)
Billtrust is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. For businesses around the world, there is a high degree of cost, risk, and complexity in timely receiving cash and recognizing revenue; Billtrust solves these problems by addressing both sides of the payment equation, delivering an order-to-cash platform that spans credit-to-cash application and collection, integrated with an open network connecting the B2B payments ecosystem. Billtrust is at the forefront of the digital transformation of accounts receivable, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, invoicing, cash application and collections.
Billtrust’s principal executive office is located at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648. Billtrust’s telephone number is (609) 235-1010. Billtrust’s internet website address is www.billtrust.com. The information provided on the Billtrust website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of Billtrust common stock are listed and traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BTRS.”
Parent (see page 25)
Bullseye FinCo, Inc., which we refer to as “Parent”, is a Delaware corporation formed solely for the purpose of entering into the transactions contemplated by the merger agreement, and has not entered into any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and the debt financing in connection with the merger. Upon completion of the merger, Parent will be the immediate parent company of Billtrust.
Parent and Merger Sub are each affiliated with EQT X EUR SCSp and EQT X USD SCSp, which we collectively refer to as the “EQT Investors”. At the effective time of the merger, Billtrust, as the surviving corporation, will be indirectly owned by, among others, the EQT Investors.
The EQT Investors are affiliates of the EQT X fund and EQT AB, a leading investment firm with more than EUR 77 billion in assets under management across 36 active funds and with portfolio companies in Europe, Asia-Pacific and the Americas with total sales of approximately EUR 29 billion and more than 280,000 employees.
Parent’s principal executive office is located at 1114 Avenue of the Americas, 45th Floor, New York, NY 10036 (c/o EQT Partners Inc.). Parent’s telephone number is +1 (917) 281-0850. Parent’s internet website address is www.eqtgroup.com. The information provided on the Parent website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Merger Sub (see page 25)
Bullseye Merger Sub, Inc., which we refer to as “Merger Sub”, is a Delaware corporation and wholly owned subsidiary of Parent, formed solely for the purpose of entering into the transactions contemplated by the merger agreement, and has not entered into any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and the debt financing in connection with the merger. Upon completion of the merger, Merger Sub will merge with and into Billtrust, with Billtrust surviving, and Merger Sub will cease to exist.

 THE MERGER
A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled “The Transaction Agreements—The Merger Agreement” beginning on page 56 of this proxy statement.
Effects of the Merger (see page 31)
If the merger is completed, then, at the effective time of the merger, Merger Sub will be merged with and into Billtrust in accordance with the DGCL. As a result of the merger, the separate existence of Merger Sub will cease, and Billtrust will survive the merger as a wholly owned subsidiary of Parent.
Upon consummation of the merger, your shares of Billtrust common stock will be converted into the right to receive the per share merger consideration described below unless you have properly demanded appraisal rights in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. As a result of the merger, Billtrust will cease to be a publicly-traded company and will be a wholly owned subsidiary of Parent. Following consummation of the merger, the surviving corporation will terminate the registration of Billtrust’s common stock on the Nasdaq and Billtrust will no longer be subject to reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Merger Consideration (see page 57)
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Billtrust stockholders will have the right to receive $9.50 in cash, without interest (the “merger consideration”), and less any applicable withholding taxes, for each share of Billtrust common stock that they own immediately prior to the effective time of the merger.
Treatment of Billtrust Equity Awards (see page 58)
The merger agreement provides that, except as otherwise agreed to by Parent and the applicable holder thereof, at or immediately prior to the effective time of the merger, the outstanding equity awards of Billtrust granted pursuant to Billtrust’s 2020 Equity Incentive Plan, the Factor Systems, Inc. 2014 Incentive Compensation Plan or the Factor Systems, Inc. 2003 Stock Incentive Plan (each, an “Equity Plan”) will be treated as follows:
Stock Options
With respect to each option to acquire Billtrust common stock (a “Company Stock Option”) granted pursuant the Equity Plans, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, (i) if the per share exercise price of such Company Stock Option is equal to or greater than the merger consideration (each, an “Out-of-the-Money Option”), such Company Stock Option will terminate and be cancelled immediately prior to the effective time of the merger, without any consideration payable in respect thereof, and will have no further force or effect and (ii) if the per share exercise price for such Company Stock Option is less than the merger consideration (each, an “In-the-Money Option”), such Company Stock Option will become fully vested (to the extent unvested or to the extent such Company Stock Option would not otherwise vest) and will terminate and be cancelled immediately prior to the effective time of the merger in exchange for the right to receive an amount in cash, determined by multiplying (i) the excess, if any, of the merger consideration over the applicable exercise price of such canceled Company Stock Option by (ii) the number of shares subject to such Company Stock Option immediately prior to the effective time of the merger.
Restricted Stock Units
Except as provided with below with respect to New RSUs (as defined below), each restricted stock unit granted pursuant to an Equity Plan (a “Company RSU”) will fully vest and be canceled and converted into the right of the holder to receive an amount in cash equal to the product of (i) the merger consideration and (ii) the total number of shares subject to such Company RSU.
Under the merger agreement, Billtrust may grant certain equity awards after September 28, 2022 and prior to the closing of the merger. Specifically, prior to closing, Billtrust may grant (i) Company RSUs to non-employee directors in accordance with the Billtrust Director Compensation Policy, (ii) off-cycle Company RSUs to newly hired employees and in connection with employee promotions, in each case, in the ordinary course of business, the shares underlying which cannot exceed 500,000 in the aggregate without Parent’s consent, (iii) Company RSUs committed to be granted to September 2022 new hires, and (iv) if closing of the merger does not occur on or before March 31, 2023, Billtrust may grant Company RSUs to employees, executive officers and non-employee directors in the ordinary course of business (provided that any such Company RSUs awarded to the CEO or any direct report of the CEO or any Executive Vice President or Senior Vice President of Billtrust is subject to the consent of Parent, which consent may not be unreasonably withheld). The Company RSUs granted after September 28, 2022 and prior to the closing are sometimes referred to herein as “New RSUs.” Except for such grants made to non-employee directors, New RSUs will be converted into cash awards immediately prior to the effective time of the merger, each in an amount equal to the product of (i) the merger consideration and (ii) the total number of shares subject to the corresponding Company RSU, which cash awards will vest and be payable in equal monthly installments over the two-year period immediately following the closing of the transaction, subject to the grantee’s continuous employment as of the applicable vesting date (provided that any unpaid amount will vest and be payable in a lump sum upon the grantee’s earlier termination of employment under circumstances that entitle the grantee to severance under Billtrust’s severance plans and policies, or would have entitled the grantee to such severance had the termination occurred within the first year following the closing of the transaction) (such a conversion of Company RSUs to such a cash award, the “RSU Conversion.”
All cash payments in respect of any Billtrust equity awards will be paid, without interest and less any applicable withholding taxes, promptly following the effective time of the merger and in no event more than five calendar days following the effective time of the merger.
Employee Stock Purchase Plan
No new offering period will commence following September 28, 2022 under the 2020 Employee Stock Purchase Plan (the “ESPP”). Any contributions accumulated under the ESPP pursuant to an offering period in effect as of September 28, 2022 will be used to purchase shares of Billtrust common stock on the earlier to the occur of (i) the last day of the offering purchase period and (ii) ten calendar days prior to the closing of the transaction. The ESPP will terminate immediately prior to the effective time of the merger. Shares purchased under the ESPP that remain outstanding as of the effective time will be eligible to receive the merger consideration.
Recommendation of the Billtrust Board of Directors (see page 26)
After careful consideration, the Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Billtrust board of directors in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement can be found in the section entitled “The Merger (Proposal 1)—Billtrust’s Reasons for the Merger” beginning on page 38 of this proxy statement.
The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends that Billtrust stockholders vote:
1.	“FOR” the proposal to adopt the merger agreement;
2.
“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger; and

3.
“FOR” the proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

Opinion of Billtrust’s Financial Advisor (see page 42)
Pursuant to an engagement letter, Billtrust retained J.P. Morgan as its financial advisor in connection with the merger and to deliver a fairness opinion in connection with the merger.

At the meeting of the Billtrust board of directors on September 27, 2022, J.P. Morgan rendered its oral opinion to the Billtrust board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration to be paid to the holders of Billtrust’s Class 1 common stock, par value $0.0001 per share (the “Class 1 common stock”) other than shares of Class 1 common stock (i) held in treasury (other than shares of Class 1 common stock in an Employee Plan (as defined in the merger agreement) of Billtrust), (ii) owned by the Parent, Merger Sub and any subsidiary of either Billtrust or the Parent, (iii) held by a holder who has not voted in favor of the merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the DGCL or (iv) that are Rollover Shares (as defined in the merger agreement) (collectively, the “Excluded Shares”) in the merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its September 27, 2022 oral opinion by delivering its written opinion to the Billtrust board of directors, dated September 28, 2022, that, as of such date, and based upon and subject to the assumptions, qualifications, limitations and other factors set forth in its opinion, the merger consideration to be paid to the holders of the Class 1 common stock (other than the holders of the Excluded Shares) in the merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated September 28, 2022, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The holders of the Class 1 common stock are urged to read the opinion in its entirety.
J.P. Morgan’s written opinion was addressed to the Billtrust board of directors in connection with and for the purposes of its evaluation of the merger, was directed only to the consideration to be paid in the merger to the holders of Class 1 common stock (other than the holders of the Excluded Shares) and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, holders of the Excluded Shares, creditors or other constituencies of Billtrust or as to the underlying decision by Billtrust to engage in the merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Billtrust as to how such stockholder should vote with respect to the merger or any other matter.
For more information, see the section of this proxy statement titled “The Merger (Proposal 1) — Opinion of Billtrust’s Financial Advisor.”
Financing of the Merger (see page 53)
The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. The total amount of funds required to complete the merger and related transactions, including payment of related fees and expenses, is anticipated to be approximately $1.7 billion. Parent intends to fund the consummation of the merger and related transactions through a combination of committed debt financing, committed equity investments and cash on the Billtrust balance sheet, as described in more detail below.
In connection with the financing of the transactions contemplated by the merger agreement, the EQT Investors have delivered an equity commitment letter to Parent, dated as of September 28, 2022, pursuant to which, upon the terms and subject to the conditions set forth therein, such funds have committed to capitalize Parent at or prior to the closing of the merger in an aggregate amount of $1.24 billion in cash, in immediately available funds.
In addition, Parent has obtained debt financing commitments consisting of a $375,000,000 secured term loan facility for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with the cash on hand at Parent and the equity investment, will be used to (i) consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses and (ii) pay any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement. Pursuant to the terms of the debt commitment letter, Sixth Street Partners, LLC, Owl Rock Capital Advisors LLC and Monroe Capital Management Advisors, LLC (the “debt commitment parties”) have committed to provide Parent and Merger Sub, severally, but not jointly with the debt financing in the amounts and on the terms and subject to the conditions set forth in the debt commitment letter, dated as of September 28, 2022 by and among the debt commitment parties (the “debt commitment letter). The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to certain customary conditions.

In addition, Parent has entered into a termination equity commitment letter dated September 28, 2022 with the EQT Investors pursuant to which the EQT Investors commit to provide funds to Parent for the purpose of paying the reverse termination fee and certain of Parent’s and Merger Sub’s other obligations under the merger agreement.
For additional information, see the section entitled “The Merger (Proposal 1)—Financing of the Merger” beginning on page 53 of this proxy statement.
Voting and Support Agreements (see page 80)
In connection with the execution of the merger agreement, and as a condition to Parent’s willingness to enter into the merger agreement, Mr. Lane (individually and through certain affiliated trusts) and certain entities affiliated with Bain Capital Venture Investors, LLC (the “Bain Capital Venture Entities”) have each entered into separate voting and support agreements with Parent. Based on information provided by each of Mr. Lane and the Bain Capital Venture Entities, Mr. Lane (individually and through certain affiliated trusts) beneficially owned in the aggregate 26,622,619 shares of Billtrust common stock as of the date of the voting and support agreements, representing approximately 16.1% of the outstanding shares of Billtrust common stock and the Bain Capital Venture Entities beneficially owned in the aggregate 28,367,064 shares of Billtrust common stock as of the date of the voting and support agreements, representing approximately 17.2% of the outstanding shares of Billtrust common stock. The shares beneficially owned by Mr. Lane (individually and through certain affiliated trusts) and Bain Capital Venture Entities represent, in the aggregate, approximately 33.3% of the outstanding shares of Billtrust common stock. Mr. Lane (individually and through certain affiliated trusts) and the Bain Capital Venture Entities have agreed, on the terms and subject to the conditions set forth in their respective voting and support agreements, to vote their shares of Billtrust common stock in favor of, among other things, the merger and the adoption of the merger agreement, and against, among other things, any proposal relating to a competing transaction involving Billtrust. The voting and support agreements will terminate automatically upon the earlier of (a) the termination of the merger agreement in accordance with its terms or the effective time of the merger and (b) at Mr. Lane’s or the Bain Capital Venture Entities election (in its sole discretion) to terminate the voting and support agreement following any amendment to the merger agreement that reduces or changes the form of consideration payable pursuant to the merger agreement. Copies of the voting and support agreements are attached to this proxy statement as Annex D and Annex E.
Rollover and Contribution Agreements (see page 82)
Concurrently with the execution of the merger agreement, each of Mr. Lane (individually and through certain affiliated trusts) and the Bain Capital Venture Entities (collectively, the “rollover holders”) entered into a separate rollover and contribution agreement with Bullseye Holdings, LP (“Bullseye Holdings”), pursuant to which and immediately prior to the closing of the transactions contemplated by the merger agreement, the rollover holders will indirectly contribute, transfer and assign to Parent the rollover shares (as described below) and, in exchange for such rollover shares, the rollover holders will be issued equity interests in Bullseye Holdings, pursuant to the terms set forth in the applicable rollover and contribution agreement.
Pursuant to the rollover and contribution agreements, (i) Mr. Lane agreed to contribute 4,619,080 shares of Billtrust common stock having an aggregate value of $43,881,260 (valuing each such share at $9.50), (ii) each of FL 2009 GRAT FBO APL, FL 2009 GRAT FBO KML and FL 2009 GRAT FBO TKL agreed to contribute 653,289 shares of Billtrust common stock having an aggregate value of $6,206,246 (valuing each such share at $9.50), and (iii) the Bain Capital Venture Entities agreed to contribute an aggregate of 6,578,947 shares of Billtrust common stock having an aggregate value of $62,499,996.50 (valuing each such share at $9.50) ((i), (ii) and (iii), collectively, the “rollover shares”).
Restrictive Covenant Agreements (see page 82)
Concurrently with the execution of the merger agreement, the rollover holders entered into separate restrictive covenant agreements, pursuant to which each such rollover holder agreed, among other things, to be bound by certain restrictions on hiring and soliciting senior-level employees of Billtrust, certain confidentiality and non-disparagement obligations and, in the case of Mr. Lane, certain non-competition obligations.
Material U.S. Federal Income Tax Consequences of the Merger (see page 92)
The exchange of Billtrust common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other non-U.S. tax laws. Accordingly, a stockholder that is a “U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement) will generally recognize capital gain or loss in an amount equal to the difference, if any, between (i) the merger consideration received by such U.S. holder in the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of Billtrust common stock exchanged therefor. With respect to a stockholder that is a “non-U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement), the exchange of shares of Billtrust common stock for the merger consideration pursuant to the merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the merger unless the stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service Form W-9 or IRS Form W-8 or applicable successor form). You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement and consult your tax advisor regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Clearances and Approvals Required for the Merger (see page 54)
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated). Under the terms of the merger agreement, each of Billtrust and Parent agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as soon as reasonably possible, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining certain specified regulatory approvals.
In particular the parties agreed that obligations of Parent include (subject to certain exceptions) (i) undertaking certain regulatory concessions if necessary, (ii) defending any action, suit or proceeding that challenges the merger or the transaction documents and (iii) seeking to have lifted, vacated or reversed any restraint by a governmental authority with respect to the merger agreement or the transactions contemplated thereby. If requested by Parent, Billtrust and each of its subsidiaries shall agree to any such regulatory concession. However, none of Billtrust or its subsidiaries are required to agree to any regulatory concession that is not conditioned upon consummation of the merger, and nothing will require Parent to accept any regulatory concessions (including, with respect to (i) any investment fund, investment vehicle, or management or advisory entity managed by, advised by, managing, advising, or affiliated with Parent; or (ii) any portfolio company (as such term is commonly understood in the private equity industry) or other investment of any such investment fund, investment vehicle, or management or advisory entity) other than with respect to Parent and Parent’s subsidiaries (including Merger Sub, Billtrust and its subsidiaries).
On October 13, 2022, both Billtrust and Parent filed notification of the proposed merger with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) under the HSR Act.
In addition, prior to the effective time of the merger, Billtrust and Parent are required to obtain antitrust approval in Cyprus. On October 11, 2022, Parent filed notification of the proposed merger with the Commission for the Protection of Competition of Cyprus and received unconditional clearance on November 8, 2022.
See the section entitled “The Merger—Regulatory Clearances and Approvals Required for the Merger” beginning on page 68 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the merger.
Expected Timing of the Merger (see page 56)
We expect to complete the merger in the fourth quarter of 2022. The merger is subject to various conditions, however, and it is possible that factors outside the control of Billtrust, Parent or Merger Sub could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

See the section entitled “The Merger—Conditions to Completion of the Merger” beginning on page 8 of this proxy statement.
Conditions to Completion of the Merger (see page 74)
As more fully described in this proxy statement and in the merger agreement, each party’s obligation to consummate the merger depends on a number of conditions being satisfied, including:
•
Adoption of the merger agreement by an affirmative vote of the holders of a majority of the shares of Billtrust common stock outstanding at the close of business on the record date in accordance with applicable law and the organizational documents;

•	The absence of any order issued by a court of competent jurisdiction being in effect prohibiting or making illegal the consummation of the merger;
•
Certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, such waiting periods having expired or been terminated);

•	The other party having performed in all material respects all of its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger;
•	Subject to certain qualifications and materiality standards, the accuracy of representations and warranties made by the other party in the merger agreement; and
•
In the case of Parent and Merger Sub, there having not occurred a company material adverse effect (as described in the section entitled “The Merger Agreement—Definition of ‘Company Material Adverse Effect”’) on Billtrust.

Restrictions on Solicitation of Acquisition Proposals (see page 65)
Subject to certain exceptions, Billtrust has agreed that from the date of the merger agreement until the termination of the merger agreement in accordance with its terms, except as otherwise set forth below, Billtrust will not, and will cause its subsidiaries’ and Billtrust’s directors and officers not to, and instruct its and its subsidiaries’ respective representatives not to, directly or indirectly:
•
Solicit, initiate or knowingly take any action to facilitate or encourage the submission of any “acquisition proposal” (as described in the section entitled “The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals”);

•
Enter into or participate in any discussions or negotiations with, furnish any information relating to Billtrust or any of its subsidiaries or afford access to the business, properties, assets, books, records, work papers and other documents related to Billtrust or any of its subsidiaries to, otherwise cooperate in any way with, any third party that is seeking to make, or has made, an acquisition proposal in connection therewith, (as described in the section entitled “The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals”);

•	Make an adverse recommendation change (as described in the section entitled “The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals”) with regard to the merger; or
•
Enter into any agreement in principle, letter of intent, indication of interest, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an acquisition proposal.

Notwithstanding the restrictions described above, if at any time prior to obtaining the approval of Billtrust stockholders, the Billtrust board of directors receives an acquisition proposal which has not resulted from a breach of the restrictions set forth in the merger agreement that the Billtrust board of directors determines in good faith, after consultation with, in the case of financial matters, its financial advisor of nationally recognized reputation and outside legal counsel, (i) constitutes or would reasonably be expected to lead to a superior proposal (as described in the section entitled “The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals”) and (ii) the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law, then the Billtrust board of directors may provide certain information to and engage in discussions or negotiations with a third party in accordance with the terms of the merger agreement.
If the Billtrust board of directors changes its recommendation with respect to the merger agreement, Parent may terminate the merger agreement and collect a termination fee as described in the section entitled “The Merger Agreement—Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent” beginning on page 77 of this proxy statement.
Changes in Board Recommendation
Under the merger agreement, under certain circumstances and subject to certain requirements, including as described in this section, the Billtrust board of directors is entitled to make an adverse recommendation change prior to obtaining stockholder approval, if the Billtrust board of directors determines in good faith, after consultation with its outside legal counsel and, in the case of financial matters, financial advisors, that an acquisition proposal constitutes a superior proposal, or in response to an intervening event, if the Billtrust board of directors determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
Billtrust notifies Parent in writing at least four business days before taking such action, that Billtrust intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches (A) in the case of an adverse recommendation change to be made in connection with a superior proposal or a termination of the merger agreement in order to accept a superior proposal, the most current version of the proposed agreement under which such superior proposal is proposed to be consummated, or (B) in the case of an adverse recommendation change to be made pursuant to an intervening event, a reasonably detailed description of the reasons for making such adverse recommendation change;

•
Billtrust has negotiated, and has caused its representatives to negotiate, reasonably and in good faith with Parent during such notice period any revisions to the terms of the merger agreement that Parent proposes; and

•
After such four business day period, (A) in the case of any adverse recommendation change to be made in connection with a superior proposal or a termination of the merger agreement in order to accept a superior proposal, such superior proposal would nevertheless continue to constitute a superior proposal (assuming such revisions proposed by Parent were to be given effect) (it being understood and agreed that any amendment to the financial terms or other material terms of such superior proposal will require a new written notification two business days prior from Billtrust); and (B) in the case of an adverse recommendation change to be made pursuant to an intervening event, such intervening event would nevertheless require such adverse recommendation change, and, in either case, the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law.

In the event that the Billtrust board of directors is permitted to change its recommendation with respect to the merger agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Billtrust may also terminate the merger agreement to enter into a definitive written agreement for such superior proposal if concurrently with such termination, Billtrust pays to Parent the fee required to be paid to Parent as described in the section entitled “The Merger Agreement—Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent” beginning on page 77 of this proxy statement.

Termination of the Merger Agreement (see page 75)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by Billtrust stockholders):
•	by mutual written agreement of Billtrust and Parent; or
•	by either Billtrust or Parent if:
○
the merger has not been consummated on or before March 28, 2023 (subject to extension until September 28, 2023 as described in the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 75 of this proxy statement) (the “end date’’); provided that the right to terminate the merger agreement will not be available to any party who is in breach of, or has breached its obligations under the merger agreement, where such breach has been the proximate cause of, or resulted in, the failure of the closing to occur on or before the applicable end date;

○
any governmental authority of competent jurisdiction will have issued an order that (a) prohibits or makes illegal consummation of the merger or (b) permanently enjoins Parent or Merger Sub from consummating the merger, and, with respect to any order referenced in clause (a) or (b), such order will have become final and nonappealable;

○
at the stockholder meeting (including any adjournment or postponement thereof) at which a vote on the adoption of the merger agreement was taken, the requisite company vote to consummate the merger was not obtained; or

•	by Parent if:
○	an adverse recommendation change has occurred prior to the receipt of the stockholder approval; or
○
Billtrust has breached any representation or warranty or failed to perform any covenant or agreement on the part of Billtrust set forth in the merger agreement that would cause the specified closing conditions not to be satisfied and to be incapable of being satisfied by the end date, and (A) Parent has provided written notice of such breach and its intention to terminate the merger agreement to Billtrust, and (B) such breach is incapable of being cured by the end date or, if capable of being cured by the end date is not cured within thirty calendar days after receipt of written notice by Billtrust from Parent stating Parent’s intention to terminate the merger agreement pursuant to the terms set forth therein; provided that, at the time of delivery of such notice or thereafter, Parent or Merger Sub will not be in breach of its or their obligations under the merger agreement so as to cause any of the specified conditions in the merger agreement not to be capable of being satisfied;

•	by Billtrust if:
○
prior to the receipt of the stockholder approval, the Billtrust board of directors authorizes Billtrust to enter into a written agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals; provided that concurrently with such termination, Billtrust pays to Parent the termination fee required to be paid to Parent as described in the section entitled “The Merger Agreement—Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent” beginning on page 77 of this proxy statement and enters into the alternative acquisition agreement with respect to such superior proposal;

○
Parent has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent set forth in the merger agreement that would cause the closing conditions not to be satisfied, and to be incapable of being satisfied by the end date, or if curable prior to the end date, Parent or Merger Sub will not have cured such breach within thirty calendar days after receipt of written notice thereof from Billtrust of such breach; provided that, at the time at which Billtrust would otherwise exercise such termination right, Billtrust will not be in material breach of its obligations under the merger agreement so as to cause any of the closing conditions not to be capable of being satisfied; or

○
(A) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied (other than those conditions which by their terms or nature can only be satisfied at the closing, but which shall then be capable of satisfaction if the closing were to occur on such date), (B) Billtrust has given written notice to Parent, no earlier than the date on which closing should have occurred, that as of such time, based on the information then-available, it is ready, willing and able to take the actions within its control to consummate the closing (including by waiving certain of any then unsatisfied conditions) and (C) Parent has failed to consummate the closing on or prior to the date that is three business days after receipt of such irrevocable written notice.

Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent (see page 77)
Billtrust has agreed to pay Parent a termination fee of $50,245,503.85 in immediately available funds (the “termination fee”) if:
•	Parent terminates the merger agreement because an adverse recommendation change has occurred; or
•
Billtrust terminates the merger agreement in order for Billtrust to enter into a definitive written agreement with respect to a superior proposal that did not result from a breach of the non-solicitation provisions; or

•
(A) the merger agreement is terminated by Parent or Billtrust because the merger has not been consummated by the end date or due to a failure to obtain the requisite company vote to consummate the merger or by Parent because of an intentional breach of the non-solicitation restrictions by Billtrust, (B) after the date of the merger agreement and prior to such termination (in the case of a termination pursuant to a failure to consummate the merger by the end date or a breach by Billtrust) or the date of the special meeting (in the case of a termination pursuant to a failure to obtain the requisite company vote), an acquisition proposal was publicly announced (or otherwise become publicly known) and not publicly withdrawn and (C) within 12 months following the date of such termination. Billtrust consummates a transaction with respect to an acquisition proposal or enters into a definitive agreement with respect to an acquisition proposal and such acquisition proposal, whether during such 12-month period or thereafter, is subsequently consummated (provided that for purposes of this clause (C), each reference to “15%” in the definition of acquisition proposal in the merger agreement is deemed to be a reference to “50%”).

In addition, Billtrust will be required to reimburse Parent for up to $5,000,000 of its costs and expenses incurred by Parent in connection with an action or proceeding (or settlement) that results in a judgment that Billtrust must pay the termination fee.
Parent has agreed to pay Billtrust a reverse termination fee of $100,491,007.71 in immediately available funds upon termination of the merger agreement if the merger agreement is terminated (i) by Billtrust (a) if all of the closing conditions have been satisfied (other than those conditions that by their terms are to be satisfied at the closing), Billtrust has given written notice to Parent, no earlier than the date on which closing should have occurred, that as of such time, based on the information then-available, it is ready, willing, and able to take the actions within its control to consummate the closing, but Parent and Merger Sub fail to consummate the merger within three business days of receipt of such notice in accordance with the merger agreement or (b) in connection with Parent or Merger Sub breaching its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied (subject to a cure period in certain circumstances) or (ii) if either party terminates because the merger has not been consummated by the end date, and at the time of such termination, Billtrust was otherwise entitled to terminate the merger agreement for either of the foregoing reasons.
In addition, Parent will be required to reimburse Billtrust for (i) up to $5,000,000 of its costs and expenses incurred by Billtrust in connection with an action or proceeding (or settlement) that results in a judgment that Parent must pay the termination fee and (ii) up to $1,000,000 of the costs and expenses incurred by Billtrust or any of its subsidiaries in connection with the financing.
Remedies; Maximum Liability (see page 78)
The merger agreement provides that, upon termination of the merger agreement under circumstances where the termination fee is payable by Billtrust, Parent’s right to terminate the merger agreement and receive payment of the termination fee shall be the sole and exclusive remedy of Parent and Merger Sub, against Billtrust and its subsidiaries for all losses and damages suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated or for a breach or failure to perform thereunder, and upon payment of such amount, none of Billtrust or its related persons shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement. However, nothing in the relevant section of the merger agreement shall limit, abridge or otherwise modify any remedies available to Parent under the confidentiality agreement or otherwise preclude Parent from seeking monetary damages in the event the merger agreement is terminated under circumstances in which the termination fee is not payable.
In addition, the merger agreement provides that, if Parent fails to effect the closing when required in accordance with the merger agreement, breaches the merger agreement or the other transaction document or fails to perform any obligation under applicable law, then, as applicable, Billtrust’s right to specific performance or to receive the reverse termination fee will be the sole and exclusive remedy of Billtrust pursuant to the merger agreement. In no event will Parent be liable for any amounts in excess of the amount of the Maximum Liability Amount (as defined in the merger agreement) including in the case of damages for fraud. In the event that the merger agreement is terminated under circumstances in which the termination fee is payable, Parent’s right to terminate the merger agreement and receive payment of the termination fee will be the sole and exclusive remedy against Parent, Merger Sub, the debt financing sources or any of their respective affiliates and any of their respective related persons pursuant to the merger agreement.
If the merger agreement is terminated under circumstances where neither the termination fee is payable by Billtrust nor the reverse termination fee is payable by Parent, the merger agreement will become void and of no effect without liability of any party thereto or any related person (as defined in the merger agreement) except in the case of fraud of such party or intentional breach by Billtrust prior to the valid termination of the merger agreement in accordance with its terms.
Specific Performance (see page 78)
The merger agreement provides that the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement, the termination equity commitment letter and/or the equity commitment letter, or to enforce specifically the performance of the terms and provisions thereof, in addition to any other remedy to which they are entitled at law or in equity.
Billtrust is entitled to obtain specific performance or other equitable relief to cause Parent to effect the closing of the merger and fund the equity financing if and only if (i) all of the conditions to the obligations of the parties to consummate the merger (other than those conditions that by their terms or nature are to be satisfied at the closing of the merger, but subject to the satisfaction of those conditions at the closing of the merger) have been satisfied or waived in writing by Parent, (ii) the proceeds of the debt financing have been received in full by Parent and/or Merger Sub in accordance with the terms of the debt commitment letter, (iii) Billtrust is ready, willing and able to consummate the closing and Billtrust has irrevocably confirmed in a written notice that if specific performance is granted and the equity financing and the debt financing are funded, then the closing will occur, and (iv) Parent fails to consummate the closing within three business days after the delivery of such irrevocable written confirmation.
Appraisal Rights (page 55)
Under the DGCL, any record holder of Billtrust common stock at the close of business on the record date who does not vote in favor of the merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to demand and receive payment of the “fair value” as determined pursuant to Section 262 of the DGCL for all (but not less than all) of his or her shares of Billtrust common stock if the merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 84 of this proxy statement. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C.
The Special Meeting (see page 26)
The special meeting of Billtrust’s stockholders is scheduled to be held on December 13, 2022 at 8:30 A.M. Eastern Time at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648.

The special meeting is being held in order to consider and vote on the following:
1.
A proposal to adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 31 and 56, respectively, of this proxy statement;

2.
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger (Proposal 1)—Interests of Billtrust’s Directors and Executive Officers in the Merger” beginning on page 49 of this proxy statement; and

3.
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

Only holders of record of Billtrust common stock at the close of business on November 4, 2022, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 164,717,883 shares of Billtrust common stock were issued and outstanding, approximately 16.1% of which were held by Billtrust’s directors and executive officers. We currently expect that, in addition to the shares to be voted in favor under the voting and support agreements, all of Billtrust’s directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so (except for Mr. Lane pursuant to the voting and support agreements).
The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Billtrust common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Billtrust to additional expense.
You may cast one vote for each share of Billtrust common stock that you own at the close of business on the record date. Adoption of the merger agreement requires the affirmative vote of the majority of the shares of Billtrust common stock outstanding at the close of business on the record date in accordance with Delaware law. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the special meeting (provided that a quorum is present). The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of a majority of the outstanding shares of Billtrust common stock present or represented by proxy and entitled to vote at the special meeting (whether or not a quorum is present).
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Because under Delaware law the adoption of the merger agreement requires the affirmative vote of the majority of the shares of Billtrust common stock outstanding at the close of business on the record date, abstentions and a complete failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and “AGAINST” the proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies. Because the other proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the special meeting, abstentions and a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of such proposal.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted for (i) the proposal to adopt the merger agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by

Billtrust to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.
Interests of Billtrust’s Directors and Executive Officers in the Merger (see page 49)
In considering the recommendation of the Billtrust board of directors to adopt the merger agreement, you should be aware that Billtrust’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Billtrust’s stockholders generally. The Billtrust board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to Billtrust stockholders that the merger agreement be approved and adopted. These interests are described in further detail and quantified below under “The Merger (Proposal 1) — Interests of Billtrust’s Directors and Executive Officers in the Merger” beginning on page 49 of this proxy statement.
Directors’ and Officers’ Indemnification and Insurance (see page 53)
For six years after the effective time of the merger, the surviving corporation will indemnify and hold harmless the present and former officers and directors of Billtrust (each, an “indemnified person”) in respect of acts or omissions occurring at or prior to the effective time of the merger to the fullest extent permitted by the DGCL or provided under Billtrust’s certificate of incorporation and bylaws in effect on September 28, 2022.
Market Prices of Billtrust Common Stock (see page 83)
The merger consideration of $9.50 per share represents a premium of approximately 64% over Billtrust’s closing share price on September 27, 2022, the last trading day prior to the announcement that Billtrust had entered into the merger agreement and a premium of approximately 76% to Billtrust’s ninety (90)-trading-day volume-weighted average stock price on the same date. The closing price of Billtrust common stock on the Nasdaq on November 9, 2022, the most recent practicable date prior to the date of this proxy statement, was $9.38 per share. You are encouraged to obtain current market prices of Billtrust common stock in connection with voting your shares of Billtrust common stock.
Litigation Related to the Merger (see page 55)
On October 27, 2022, a complaint was filed by a purported Billtrust stockholder against Billtrust and the members of the board of directors, which seeks to enjoin the merger and other relief. The complaint asserts claims against all defendants under Sections 14(a) and 20(a) of the Exchange Act, 15 U.S.C. §§ 78n(a), 78t(a), and SEC Rule 14a-9, 17 C.F.R. 240.14a-9 and 17 C.F.R. § 244.100, for allegedly false or misleading statements in Billtrust’s preliminary proxy statement filed in connection with the merger and against the individual defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements. The defendants believe that the claims are without merit.
For additional information regarding the pending litigation, please see the section entitled “The Merger (Proposal 1)—Litigation Related to the Merger” beginning on page 55.

QUESTIONS AND ANSWERS
The following are some questions that you, as a stockholder of Billtrust, may have regarding the merger and the special meeting and the answers to those questions. Billtrust urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.
Q:	What is the purpose of the special meeting?
A:	At the special meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:
A proposal to adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 31 and 56, respectively, of this proxy statement;
1.
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger (Proposal 1)—Interests of Billtrust’s Directors and Executive Officers in the Merger” beginning on page 49 of this proxy statement; and

2.
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

Q:	Where and when is the special meeting?
A:	The special meeting is scheduled to be held on December 13, 2022 at 8:30 A.M. Eastern Time at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648.
Q:	How does the Billtrust board of directors recommend that I vote on the proposals?
A:
The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) determined that the adoption of the merger agreement and consummation of the merger are in the best interests of Billtrust and its shareholders and thus recommends that you vote as follows:

1.	“FOR” the adoption of the merger agreement;
2.
“FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger; and

3.
“FOR” the approval of an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

Q:	How does the per share merger consideration compare to the market price of Billtrust common stock prior to announcement of the merger?
A:
The merger consideration of $9.50 per share represents a premium of approximately 64% over Billtrust’s closing share price on September 27, 2022, the last trading day prior to the announcement that Billtrust had entered into the merger agreement and a premium of approximately 76% to Billtrust’s ninety (90)-trading-day volume-weighted average stock price on the same date. The closing price of Billtrust common stock on the Nasdaq on November 9, 2022, the most recent practicable date prior to the date of this proxy statement, was $9.38 per share. You are encouraged to obtain current market prices of Billtrust common stock in connection with voting your shares of Billtrust common stock.

Q:	What will happen in the merger?
A:
If the merger is completed, Merger Sub will merge with and into Billtrust, whereupon the separate existence of Merger Sub will cease and Billtrust will be the surviving corporation and a wholly owned subsidiary of Parent. As a result of the merger, Billtrust common stock will no longer be publicly traded, and you will no longer have any interest in Billtrust’s future earnings or growth. In addition, Billtrust common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and Billtrust will no longer be required to file periodic reports with the SEC with respect to Billtrust common stock, in each case in accordance with applicable law, rules and regulations.
Q:	Who will own Billtrust after the merger?
A:	Immediately following the merger, Billtrust will be a wholly owned subsidiary of Parent.
Q:	What will I receive in the merger?
A:
Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, the holders of Billtrust common stock will have the right to receive $9.50 in cash, without interest and less any applicable withholding taxes, for each share of Billtrust common stock that they own immediately prior to the effective time of the merger.

Q:	What will happen in the merger to Billtrust equity awards?
A:
The merger agreement provides that any unvested stock options that are outstanding immediately prior to the effective time of the merger with a per share exercise price of less than $9.50 will fully vest upon the effective time of the merger. Any vested stock options (including those that vest pursuant to the preceding sentence) that are outstanding immediately prior to the effective time of the merger with a per share exercise price of less than $9.50 will be canceled in exchange for a cash payment equal to the excess of $9.50 over the applicable per share exercise price of the stock option, multiplied by the number of shares subject to such stock option.

Any stock options that are outstanding as immediately prior to the effective time of the merger, whether vested or unvested, that have a per share exercise price equal to or greater than $9.50 will be canceled for no consideration immediately prior to the closing.
Any restricted stock units granted on or before September 28, 2022 that are outstanding immediately prior to the effective time of the merger, and any restricted stock units granted to non-employee directors at any time that remain outstanding immediately prior to the effective time of the merger, will fully vest (to the extent not already vested) immediately prior to the effective time of the merger and will be canceled immediately prior to the effective time of the merger in exchange for a cash payment equal to $9.50 multiplied by the total number of shares subject to such restricted stock units. Any New RSUs (other than those granted to non-employee directors) will be subject to the RSU Conversion described under “The Merger–Treatment of Billtrust Equity Awards.”
All cash payments in respect of any Billtrust equity award will be paid, without interest and less any applicable withholding taxes, promptly following the effective time of the merger and in no event more than five calendar days following the effective time of the merger.
Q:	Are the holders of Class 1 common stock of Billtrust receiving the same per share merger consideration as the holders of Class 2 common stock of Billtrust?
A:
Yes. Upon consummation of the merger, each share of Class 1 common stock and each share of Class 2 common stock (in each case, other than the rollover shares and shares owned by Billtrust (as treasury stock), Parent or any of their respective subsidiaries, Merger Sub or any stockholder who has properly demanded appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive $9.50 in cash, without interest and less any applicable withholding taxes.

Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Billtrust common stock?
A:
If you comply with all the requirements of Section 262 of the DGCL (including not voting in favor of the adoption of the merger agreement), you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL) of your shares of Billtrust common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL. See “Appraisal Rights of Stockholders” beginning on page 84 of this proxy statement and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement.
Q:	What vote is required to adopt the merger agreement?
A:
The proposal to adopt the merger agreement requires the affirmative vote of at least a majority of the shares of Billtrust common stock outstanding at the close of business on the record date. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. A failure to vote your shares of Billtrust common stock or an abstention from voting will have the same effect as a vote against the merger proposal.

Q:
What vote is required to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger?

A:
The named executive officer merger-related compensation proposal, approval of which is not required to complete the merger, requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the special meeting (provided a quorum is present or represented by proxy).

Q:
What vote is required to approve the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are not sufficient votes at the time of such adjournment to adopt the merger agreement?

A:
The proposal to adjourn the special meeting, the approval of which is not required to complete the merger, requires the affirmative vote of a majority of the outstanding shares of Billtrust common stock present in person or represented by proxy and entitled to vote at the special meeting (whether or not a quorum is present). Notwithstanding the inclusion or approval or disapproval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another place, if applicable, date or time, in accordance with Billtrust’s Amended and Restated Bylaws (the “Bylaws”).

Q:	Do any of Billtrust’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A:
In considering the recommendation of the Billtrust board of directors with respect to the merger proposal, you should be aware that our directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of our Billtrust stockholders generally. The Billtrust board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by the stockholders of Billtrust. See “The Merger (Proposal 1) — Interests of Billtrust’s Directors and Executive Officers in the Merger” beginning on page 49 and “Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 2)” beginning on page 88.

Q:	How will Mr. Lane and the Bain Capital Venture Entities vote the shares of Billtrust common stock they hold?
A:
In connection with the execution of the merger agreement, and as a condition to Parent’s willingness to enter into the merger agreement, Mr. Lane (individually and through certain affiliated trusts) and the Bain Capital Venture Entities have each entered into separate voting and support agreements with Parent. The shares beneficially owned by Mr. Lane (individually and through certain affiliated trusts) and the Bain Capital Venture Entities represent, in the aggregate, approximately 33.3% of the outstanding shares of Billtrust common stock. Mr. Lane (individually and through certain affiliated trusts) and the Bain Capital Venture Entities have agreed, on the terms and subject to the conditions set forth in their respective voting and support agreements, to vote their shares of Billtrust common stock in favor of, among other things, the merger and the adoption of the merger agreement, and against, among other things, any proposal relating to a competing transaction involving Billtrust. See “The Transaction Agreements—Voting and Support Agreements” beginning on page 80.

Q:	When do you expect the merger to be completed?
A:
In order to complete the merger, Billtrust must obtain the stockholder approval of the proposal to adopt the merger agreement described in this proxy statement and the other closing conditions under the merger agreement must be satisfied or waived. The parties to the merger agreement currently expect to complete the merger in the fourth quarter of 2022, although Billtrust cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q:	What conditions must be satisfied to complete the merger?
A:
There are several conditions which must be satisfied to complete the merger, including, among other things, the expiration or termination of any applicable waiting period under the HSR Act, compliance with certain other regulatory filings and obtaining certain other regulatory approvals. The obligation of each party to consummate the merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality standards) and the other party having performed in all material respects its obligations under the merger agreement (subject to certain qualifications). Consummation of the merger is not subject to any financing condition.

Q:
Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger?

A:
SEC rules require Billtrust to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to in connection with the merger. Approval of this proposal by Billtrust’s stockholders is not required to complete the merger.

Q:	Do you expect the merger to be taxable to Billtrust stockholders?
A:
The exchange of Billtrust common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other non-U.S. tax laws. In general, if you are a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement), you will recognize capital gain or loss equal to the difference between (1) the merger consideration you receive and (2) the adjusted tax basis of the shares of common stock you surrender in the merger. Assuming you are a non-U.S. holder, your exchange of shares of Billtrust common stock for the merger consideration generally will not result in U.S. federal income tax unless you have certain connections with the United States. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement and consult your tax advisor regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Q:	Who is entitled to vote at the special meeting?
A:
The record date for the special meeting is November 4, 2022. Only stockholders of record at the close of business on that date are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. The only class of stock that can be voted at the meeting is Billtrust common stock. Each outstanding share of Billtrust common stock is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were 164,717,883 shares of Billtrust common stock issued and outstanding, approximately 16.1% of which were held by Billtrust’s directors and executive officers. We currently expect that all of Billtrust’s directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.

Q:	Who may attend the special meeting?
A:
Only stockholders as of the close of business on November 4, 2022, or their duly appointed proxies, and invited guests of Billtrust may attend the meeting. “Street name” holders (those whose shares are held through a broker, bank or other nominee) who wish to vote at the special meeting must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the special meeting.

Q:	Who is soliciting my vote?
A:
The Billtrust board of directors is soliciting your proxy, and Billtrust will bear the cost of soliciting proxies. Georgeson has been retained to assist with the solicitation of proxies. Georgeson will be paid a solicitation fee of approximately $18,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Billtrust common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Georgeson or, without additional compensation, by certain of Billtrust’s directors, officers and employees.

Q:	What do I need to do now?
A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the special meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:	How do I vote if my shares are registered directly in my name?
A:	If you are a stockholder of record, there are four methods by which you may vote at the special meeting:
•	Internet: To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.
•	Telephone: To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.
•
Mail: To vote by mail, complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•	In Person: You may attend the special meeting and cast your vote there.
Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting and vote your shares in person, even if you have already voted by proxy. If you later decide to vote at the special meeting, your proxy prior to the special meeting will be revoked; however, attending the special meeting will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or cast a ballot at the special meeting. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.
Q:	How do I vote if my shares are held in the name of my broker (street name)?
A:
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:	Can I change my vote after I submit my proxy?
A:
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;
•
You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Secretary, BTRS Holdings Inc., 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648; or

•	You may attend the special meeting (or any adjournment or postponement thereof) and vote in person.
If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.
If you have questions about how to vote or change your vote, please contact Georgeson, the firm assisting us in the solicitation of proxies, toll-free at 888-666-2594.
Q:	What happens if I sell my shares of Billtrust common stock before the special meeting?
A:
The record date for the special meeting is earlier than the expected date of the merger. If you own shares of common stock as of the close of business on the record date but transfer your shares prior to the date of the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares immediately prior to the effective time of the merger.

Q:	What happens if I sell my shares of Billtrust common stock after the special meeting but before the effective time?
A:
If you transfer your shares after the special meeting but before the effective time, you will have transferred the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger.

Q:	Should I send in my stock certificates now?
A:
No. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Billtrust common stock for the merger consideration. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY OR OTHERWISE SEND THEM TO BILLTRUST, PARENT OR THE PROXY SOLICITOR.

Q:	How many shares must be present to constitute a quorum for the meeting?
A:
The presence at the special meeting, by attendance in person or by proxy, of the holders of a majority of the shares of Billtrust common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Billtrust to additional expense.

Q:	What if I abstain from voting?
A:
If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the proposal to adopt the merger agreement at the special meeting or on the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the adoption of the merger agreement, it will have the same effect as a vote “AGAINST” such proposals. If you abstain from voting on the other proposal, it will have no effect on the outcome of such proposal.

Q:	Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance in person at the special meeting?
A:
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone, by mail or by attendance in person at the special meeting, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If your shares are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under Nasdaq rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in “street name” and you do not issue instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If you fail to complete, sign, date and return your proxy card by mail, or vote via the internet, by telephone or by attendance in person at the special meeting, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and “AGAINST” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the adoption of the merger agreement, but will have no effect on the other proposal.
Q:	What is a broker non-vote?
A:
Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Billtrust common stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement and “AGAINST” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the adoption of the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the non-binding proposal regarding merger-related compensation for Billtrust’s named executive officers (assuming a quorum is present) will have no effect on the outcome of such proposal.
Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of proxy materials?
A:
This means you own shares of Billtrust common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	Who will count the votes?
A:	A representative from Georgeson will serve as the inspector of election.
Q:	Can I participate if I am unable to attend the special meeting?
A:	If you are unable to attend the special meeting, you may participate by completing, signing, dating and returning your proxy card or by voting over the internet or by telephone.
Q:	Where can I find the voting results of the special meeting?
A:
Billtrust intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Billtrust files with the SEC are publicly available when filed.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not approved and adopted by Billtrust stockholders or if the merger is not completed for any other reason, Billtrust stockholders will not receive any payment for their shares of Billtrust common stock in connection with the merger. Instead, Billtrust will remain an independent public company and shares of Billtrust common stock will continue to be listed and traded on the Nasdaq.

The merger agreement provides that, upon termination of the merger agreement under certain circumstances, Billtrust will be required to pay to Parent a termination fee of $50,245,503.85, or under certain other circumstances, Billtrust may be entitled to receive a reverse termination fee of $100,491,007.71 from Parent. If Parent commences an action or proceeding that results in a judgment against Billtrust for the payment of the termination fee, Billtrust shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses actually incurred by Parent in connection with such action or proceeding) in an amount not to exceed $5,000,000 in the aggregate. If Billtrust commences an action or proceeding that results in a judgment against Parent for the payment of the reverse termination fee, Parent shall pay to Billtrust its costs and expenses (including reasonable attorneys’ fees and expenses actually incurred by Billtrust in connection with such action or proceeding) in an amount not to exceed $5,000,000 in the aggregate.
See the section entitled “The Merger—Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent” beginning on page 11 of this proxy statement for a discussion of the circumstances under which such a termination fee or a reverse termination fee will be required to be paid.
Q:	How can I obtain additional information about Billtrust?
A:
Billtrust will provide copies of this proxy statement and its 2021 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, without charge to any stockholder who makes a written request to our Secretary at BTRS Holdings Inc., 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648. Billtrust’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investor Relations section of Billtrust’s website at www.billtrust.com. Billtrust’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to our website provided in this proxy statement.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?
A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Billtrust and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Billtrust if you are a stockholder of record. You can notify us by sending a written request to BTRS Holdings Inc., 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648, Attn: Secretary, or calling 888-666-2594. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Billtrust at the telephone and address set forth in the prior sentence. In addition, Billtrust will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

Q:	Whom should I contact if I have any questions?
A:
If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Shareholders, Banks and Brokers
Call Toll Free:
888-666-2594

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Billtrust’s financial guidance and forecasts of Billtrust’s financial and performance metrics. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Billtrust’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Billtrust. These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to attract and retain customers and expand customers’ use of Billtrust’s services; market, financial, political and legal conditions; foreign currency impacts; the impact of the COVID-19 pandemic on Billtrust’s business and the global economy; risks relating to the uncertainty of the projected financial and operating information with respect to Billtrust; risks related to future market adoption of Billtrust’s offerings; risks related to Billtrust’s marketing and growth strategies; risks related to expanding Billtrust’s operations outside the United States; risks related to Billtrust’s ability to acquire or invest in businesses, products, or technologies that may complement or expand its products or platforms, enhance its technical capabilities, or otherwise offer growth opportunities; the effects of competition on Billtrust’s future business; the impact of unstable market and economic conditions; and the risks discussed in Billtrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 9, 2022, under the heading “Risk Factors” and other documents of Billtrust filed, or to be filed, with the SEC, including Billtrust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. If any of these risks materialize or any of Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Billtrust presently does not know of or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release. Billtrust anticipates that subsequent events and developments will cause Billtrust’s assessments to change. However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Billtrust’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

THE COMPANIES
BTRS Holdings Inc.
Billtrust and its subsidiaries are a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. For businesses around the world, there is a high degree of cost, risk, and complexity in timely receiving cash and recognizing revenue; Billtrust solves these problems by addressing both sides of the payment equation, delivering an order-to-cash platform that spans credit-to-cash application and collection, integrated with an open network connecting the B2B payments ecosystem. Billtrust is at the forefront of the digital transformation of accounts receivable, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, invoicing, cash application and collections.
Billtrust’s principal executive office is located at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648. Billtrust’s telephone number is (609) 235-1010. Billtrust’s internet website address is www.billtrust.com. The information provided on the Billtrust website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of Billtrust common stock are listed and traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BTRS”.
Parent
Parent is a Delaware corporation formed solely for the purpose of entering into the transactions contemplated by the merger agreement, and has not entered into any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and the debt financing in connection with the merger. Upon completion of the merger, Parent will be the immediate parent company of Billtrust.
Parent and Merger Sub are each affiliated with EQT X EUR SCSp and EQT X USD SCSp, which we collectively refer to as the “EQT Investors”. At the effective time of the merger, Billtrust, as the surviving corporation, will be indirectly owned by, among others, the EQT Investors.
The EQT Investors are affiliates of the EQT X fund and EQT AB, a leading investment firm with more than EUR 77 billion in assets under management across 36 active funds and with portfolio companies in Europe, Asia-Pacific and the Americas with total sales of approximately EUR 29 billion and more than 280,000 employees.
Parent’s principal executive office is located at 1114 Avenue of the Americas, 45th Floor, New York, NY 10036 (c/o EQT Partners Inc.). Parent’s telephone number is +1 (917) 281-0850. Parent’s internet website address is www.eqtgroup.com. The information provided on the Parent website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Merger Sub
Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent, formed solely for the purpose of entering into the transactions contemplated by the merger agreement, and has not entered into any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and the debt financing in connection with the merger. Upon completion of the merger, Merger Sub will merge with and into Billtrust, with Billtrust surviving, and Merger Sub will cease to exist.

THE SPECIAL MEETING
This proxy statement is being provided to the stockholders of Billtrust as part of a solicitation of proxies by the Billtrust board of directors for use at the special meeting to be held at the time specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Billtrust with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place
The special meeting is scheduled to be held on December 13, 2022 at 8:30 A.M. Eastern Time at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648.
Purpose of the Special Meeting
At the special meeting, Billtrust stockholders will be asked to consider and vote on the following:
1.
A proposal to adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 31 and 56, respectively, of this proxy statement;

2.
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger (Proposal 1)—Interests of Billtrust’s Directors and Executive Officers in the Merger” beginning on page 49 of this proxy statement; and

3.
A proposal to approve an adjournment of the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

Billtrust stockholders must adopt the merger agreement for the merger to occur. If Billtrust stockholders fail to adopt the merger agreement, the merger will not occur. The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation payable in connection with the merger and vote not to adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either Billtrust or Parent. Accordingly, because Billtrust is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and adopted and the merger is consummated, and regardless of the outcome of the advisory vote.
Billtrust does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters.
Recommendation of the Billtrust Board of Directors
After careful consideration, the Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Billtrust board of directors in reaching its decision to authorize and approve the merger agreement and the merger can be found in the section entitled “The Merger (Proposal 1)—Billtrust’s Reasons for the Merger” beginning on page 38 of this proxy statement.
The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends that the Billtrust stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

Record Date; Stockholders Entitled to Vote
Only holders of record of Billtrust common stock at the close of business on November 4, 2022, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, 164,717,883 shares of Billtrust common stock were issued and outstanding and held by 83 holders of record.
Holders of record of Billtrust common stock are entitled to one vote for each share of Billtrust common stock they own at the close of business on the record date.
Quorum
The presence at the special meeting, by attendance in person or by proxy, of the holders of a majority of the shares of Billtrust common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. Any shares of Billtrust common stock held by Billtrust are not considered to be outstanding for purposes of determining a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject Billtrust to additional expense. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting.
Required Vote
Adoption of the merger agreement requires the affirmative vote of a majority of the shares of Billtrust common stock outstanding at the close of business on the record date. The proposal to adjourn the special meeting, including if necessary to permit further solicitation of proxies, requires the affirmative vote of a majority of the outstanding shares of Billtrust common stock present in person or represented by proxy and entitled to vote at the special meeting (whether or not a quorum is present). Notwithstanding the inclusion or approval or disapproval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another place, if applicable, date or time in accordance with the Bylaws.
The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the special meeting. Assuming a quorum is present, an abstention, a failure to vote your shares of Billtrust common stock or a broker non-vote (if any) will each have no effect on the outcome of this proposal.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either by attendance in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present, and will have the effect of a vote “AGAINST” the proposal to adopt the merger agreement and “AGAINST” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the adoption of the merger agreement. At the special meeting, abstentions will have no effect on the outcome of the advisory vote on named executive officer merger-related compensation.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to adopt the merger agreement; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, including if necessary to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.
Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Billtrust common stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement and “AGAINST” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies for the adoption of the merger agreement. However, assuming a quorum is present, a failure to instruct your broker, bank or other nominee to vote on the proposal regarding the advisory vote on named executive officer merger-related compensation will have no effect on the outcome of such proposal.
Failure to Vote
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone or by attendance in person at the special meeting, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. If you are the record owner of your shares and you fail to vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and “AGAINST” the proposal to adjourn the special meeting (whether or not a quorum is present), including if necessary to permit further solicitation of proxies, but will have no effect on the advisory vote on named executive officer merger-related compensation (assuming a quorum is present).
Voting by Billtrust’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of Billtrust and their affiliates were entitled to vote 26,541,057 shares of Billtrust common stock, or approximately 16.1% of the shares of Billtrust common stock issued and outstanding on that date.
Voting at the Special Meeting
Shares held directly in your name as stockholder of record may be voted in person at the special meeting.
Please note that if your shares of Billtrust common stock are held by a broker, bank or other nominee, and you wish to vote at the special meeting, you must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the special meeting.
You may also authorize the persons named as proxies on the proxy card to vote your shares by (i) signing, dating, completing and returning the proxy card by mail; (ii) over the internet; or (iii) by telephone. Billtrust encourages you to vote over the internet as Billtrust believes this is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. The internet provides a convenient, cost-effective alternative to returning your proxy card by mail or voting by telephone. If you vote your shares over the internet, you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares over the internet, there is no need for you to mail back your proxy card.
To Vote Over the Internet:
To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.
To Vote By Telephone:
To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.
To Vote By Mail:
To vote by mail, complete, sign, date and return the enclosed proxy card and mail it to the address indicated on the proxy card.

If you return your signed proxy card without indicating how you want your shares of Billtrust common stock to be voted with regard to a particular proposal, your shares of Billtrust common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.
If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
If you hold shares in more than one account, you may receive more than one proxy or voting instruction card. To be sure that all of your shares are represented at the meeting, you must submit your proxy or voting instructions with respect to each proxy or voting instruction card you receive.
Revocation of Proxies
You can revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;
•
You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Secretary, BTRS Holdings Inc., 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648; or

•	You may attend the special meeting (or any adjournment or postponement thereof) and vote in person.
If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to revoke your proxy.
If you have questions about how to vote or change your vote, you should contact the firm assisting us with the solicitation of proxies, call Georgeson, toll-free at 888-666-2594.
Shares Held in Name of Broker
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
Tabulation of Votes
A representative from Georgeson will serve as the inspector of election.
Solicitation of Proxies
The Billtrust board of directors is soliciting your proxy, and Billtrust will bear the cost of soliciting proxies. Georgeson has been retained to assist with the solicitation of proxies. Georgeson will be paid a solicitation fee of approximately $18,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Billtrust common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Georgeson or, without additional compensation, by certain of Billtrust’s directors, officers and employees.
Adjournment
In addition to the proposal to adopt the merger agreement and the advisory vote on named executive officer merger-related compensation, Billtrust stockholders are also being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. The special meeting could be adjourned by Billtrust as permitted under the terms of the merger agreement to any date. In addition, Billtrust could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting or any adjournment or postponement thereof. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.
Notwithstanding the inclusion or approval or disapproval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another place, if applicable, date or time, in accordance with the Bylaws.
The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends a vote “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.
Other Information
You should not send documents representing Billtrust common stock with the proxy card. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Billtrust common stock for the merger consideration.

THE MERGER (PROPOSAL 1)
The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the merger agreement carefully as it is the legal document that governs the merger.
Effects of the Merger
Pursuant to the terms of the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into Billtrust in accordance with the DGCL. As a result of the merger, the separate existence of Merger Sub will cease, and Billtrust will survive the merger as a wholly owned subsidiary of Parent.
At the effective time of the merger, each outstanding share of Billtrust common stock (other than the rollover shares and shares owned by Billtrust (as treasury stock), Parent or any of their respective subsidiaries, including Merger Sub or any stockholder who has properly demanded appraisal rights in accordance with Delaware law) will be automatically converted into the right to receive $9.50 in cash, without interest and less any applicable withholding taxes.
Upon consummation of the merger, your shares of Billtrust common stock will no longer be outstanding and will automatically be canceled and cease to exist in exchange for payment of the merger consideration described above unless you have properly demanded and not failed to perfect or validly withdrawn appraisal rights in accordance with Delaware law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. As a result of the merger, Billtrust will cease to be a publicly-traded company and will be a wholly owned subsidiary of Parent. Following consummation of the merger, the surviving corporation will terminate the registration of Billtrust common stock on the Nasdaq and Billtrust will no longer be subject to reporting obligations under the Exchange Act.
Except as otherwise agreed to by Parent and the applicable holder thereof, with respect to each outstanding Company Stock Option, whether vested or unvested, (i) that is an Out-of-the-Money Option, such Company Stock Option will terminate and be cancelled immediately prior to the effective time of the merger, without any consideration payable in respect thereof, and will have no further force or effect and (ii) that is an In-the-Money Option, such Company Stock Option will become fully vested (to the extent unvested or to the extent such Company Stock Option would not otherwise vest) and will terminate and be cancelled immediately prior to the effective time of the merger in exchange for the right to receive an amount in cash, without interest and less any applicable withholding taxes, to be paid promptly following the effective time of the merger and in no event more than five calendar days following the effective time of the merger, determined by multiplying (A) the excess, if any, of the merger consideration over the applicable exercise price of such canceled Company Stock Option by (B) the number of shares subject to such Company Stock Option immediately prior to the effective time of the merger.
Except as otherwise agreed to by Parent and the applicable holder thereof and except with respect to New RSUs (other than those granted to non-employee directors), immediately prior to the effective time, each Company RSU will fully vest and be canceled and converted into the right of the holder to receive an amount in cash, without interest and less any applicable withholding taxes to be paid promptly following the effective time of the merger, and in no event more than five calendar days following the effective time of the merger, equal to the product of (i) the merger consideration and (ii) the total number of shares subject to such Company RSU.
New RSUs (other than those granted to non-employee directors) will not accelerate immediately prior to the effective time of the merger. Instead, they will be converted into cash awards immediately prior to the effective time of the merger, each in an amount equal to the product of (i) the merger consideration and (ii) the total number of shares subject to the corresponding Company RSU, which cash awards will vest and be payable in equal monthly installments over the two-year period immediately following the closing of the transaction, subject to the grantee’s continuous employment as of the applicable vesting date; provided that any unpaid amount will vest and be payable in a lump sum upon the grantee’s earlier termination of employment under circumstances that entitle the grantee to severance under Billtrust’s severance guidelines, plans and agreements (including executive employment agreements) set forth in a schedule to the merger agreement, or would have entitled the grantee to such severance had the termination occurred within the first year following the closing of the transaction.
Prior to the effective time of the merger, no new offering period will commence following September 28, 2022 under the ESPP. Any contributions accumulated under the ESPP pursuant to an offering period in effect as of September 28, 2022 will be used to purchase shares on the earlier to the occur of (i) the last day of the offering purchase period and (ii) ten calendar days prior to the closing of the transaction. The ESPP will terminate immediately prior to the effective time of the merger.
Effects on Billtrust If the Merger Is Not Completed
If the merger agreement is not approved and adopted by Billtrust stockholders or if the merger is not completed for any other reason, Billtrust stockholders will not receive any payment for their shares of Billtrust common stock in connection with the merger. Instead, Billtrust will remain an independent public company and shares of Billtrust common stock will continue to be listed and traded on the Nasdaq. In addition, if the merger is not completed, Billtrust stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the industry in which Billtrust operates, the servicing of Billtrust’s debt, market volatility and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Billtrust common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Billtrust common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Billtrust common stock. If the merger agreement is not approved and adopted by Billtrust stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Billtrust will be offered or that Billtrust’s business, prospects or results of operation will not be adversely impacted.
In addition, the merger agreement provides that, upon termination of the merger agreement under certain circumstances, Billtrust will be required to pay to Parent a termination fee of $50,245,503.85, or under certain other circumstances, Billtrust may be entitled to receive a reverse termination fee of $100,491,007.71 from Parent, upon the terms of the merger agreement. If Parent commences an action or proceeding that results in a judgment against Billtrust for the payment of the termination fee, Billtrust shall reimburse to Parent for up to $5,000,000 of its costs and expenses incurred by Parent in connection with such action or proceeding (or settlement). If Billtrust commences an action or proceeding that results in a judgment against Parent for the payment of the reverse termination fee, Parent shall pay to Billtrust up to $5,000,000 of its costs and expenses incurred by Billtrust in connection with an action or proceeding (or settlement).
See the section entitled “The Merger—Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent” beginning on page 11 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Billtrust board of directors, EQT, Billtrust’s representatives, EQT’s representatives and other parties.
As part of the ongoing consideration and evaluation of Billtrust’s long-term strategic goals and plans, the Billtrust board of directors and Billtrust’s senior management regularly review, consider and assess Billtrust’s operations and financial performance, as well as overall industry conditions, as they may affect those strategic goals and plans. This review includes, among other items, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives with a view towards strengthening Billtrust’s business and identifying opportunities to maximize stockholder value. Representatives of private equity firms and potential strategic partners have from time to time contacted and/or met with members of Billtrust management to discuss Billtrust’s business, with a view to exploring whether to pursue a potential transaction with Billtrust.
On January 21, 2022, Arvindh Kumar, a representative of EQT Fund Management S.à.r.l. (“EQT”), reached out to Clare Hart, a member of the Billtrust board of directors, to request an introduction to Billtrust’s Chief Executive Officer for the purpose of discussing a potential transaction. On February 2, 2022, Ms. Hart introduced Mr. Kumar to Flint A. Lane, Billtrust’s Chief Executive Officer and Chairman of the Billtrust board of directors.

On February 1, 2022, a private equity sponsor (“Financial Sponsor A”) contacted Matthew C. Harris, a member of the Billtrust board of directors, to request an introduction to Billtrust’s Chief Executive Officer for the purpose of discussing a potential transaction. On February 9, 2022, representatives of Financial Sponsor A and Mr. Lane discussed a potential transaction, and representatives of Financial Sponsor A provided a presentation to Mr. Lane. During this conversation, representatives of Financial Sponsor A expressed interest in pursuing a transaction with Billtrust and explained Financial Sponsor A’s experience with both FinTech companies and take-private transactions. The representatives of Financial Sponsor A offered to submit a proposal in writing with an indicative price range, if Billtrust was interested in a potential transaction. Later on February 9, 2022, Mr. Lane communicated the content of the discussion with Financial Sponsor A to, and shared a copy of the presentation provided by Financial Sponsor A with, the Billtrust board of directors, and suggested that the Billtrust board of directors discuss the approach for responding to similar inbound inquiries during the next scheduled meeting of the Billtrust board of directors on March 24, 2022.
On February 15, 2022, Mr. Kumar and Mr. Lane discussed a potential transaction and Mr. Kumar provided a presentation to Mr. Lane. During this conversation, Mr. Kumar expressed interest in pursuing a transaction with Billtrust, explained EQT’s interest in Billtrust and indicated EQT’s familiarity with Billtrust. Later on February 15, 2022, Mr. Lane communicated the content of the discussion with EQT to, and shared a copy of the presentation provided by Mr. Kumar with, the Billtrust board of directors.
On February 23, 2022, EQT submitted a non-binding proposal to Billtrust to acquire Billtrust in an all-cash transaction at $10.00 per share (the “February 23 EQT Proposal”). The closing share price of Billtrust common stock on February 23, 2022 was $5.61 per share. Later on February 23, 2022, Mr. Lane relayed the February 23 EQT Proposal to the Billtrust board of directors, and suggested that the Billtrust board of directors discuss the February 23 EQT Proposal during the next scheduled meeting of the Billtrust board of directors on March 24, 2022.
On March 8, 2022, Financial Sponsor A and Mr. Lane had a conversation in which Financial Sponsor A reiterated its interest in a potential transaction with Billtrust and offered to submit a proposal if invited to do so by Billtrust. Mr. Lane responded that the Billtrust board of directors would consider next steps (if any) with respect to a potential transaction at the next scheduled meeting of the Billtrust board of directors on March 24, 2022, regardless of whether Financial Sponsor A submitted a proposal to acquire Billtrust prior to the meeting. Later on March 8, 2022, Mr. Lane communicated the content of the discussion with Financial Sponsor A to the Billtrust board of directors.
On March 14, 2022, Financial Sponsor A submitted a written non-binding proposal to Billtrust to acquire Billtrust in an all-cash transaction at $9.05 per share. Later on March 14, 2022, Mr. Lane communicated the proposal from Financial Sponsor A to the Billtrust board of directors, and suggested that the Billtrust board of directors consider such proposal at its next scheduled meeting of the Billtrust board of directors on March 24, 2022.
On March 24, 2022, the Billtrust board of directors met, and also in attendance were members of management and representatives of J.P. Morgan Securities LLC (“J.P. Morgan”), longstanding financial advisor to the Billtrust board of directors. During this meeting, the Billtrust board of directors considered the February 23 EQT Proposal and the proposal submitted by Financial Sponsor A and determined that the Billtrust board of directors and Billtrust management should continue evaluating the risks and benefits of a potential transaction, but that it was premature for Billtrust to more actively pursue a potential transaction at this time.
On March 25, 2022, Mr. Lane informed EQT that the Billtrust board of directors had not yet reached a decision regarding whether to move forward with a potential transaction.
On April 13, 2022, representatives of an additional private equity sponsor (“Financial Sponsor B”) and Mr. Lane had a conversation in which representatives of Financial Sponsor B expressed interest in pursuing a transaction with Billtrust and outlined the benefits of entering into a transaction with a company owned by Financial Sponsor B (“Financial Sponsor B Portfolio Company”).
On April 19, 2022, Mr. Lane met with Mr. Kumar. During this meeting, Mr. Kumar reiterated EQT’s interest in a potential transaction with Billtrust.
On April 26, 2022, Mr. Lane and a representative of Financial Sponsor A met for dinner and discussed the future of business-to-business commerce and possible opportunities related to a potential transaction with Billtrust.

On April 27, 2022, Mr. Lane and the Chief Executive Officer of Financial Sponsor B Portfolio Company met for dinner and discussed possible opportunities related to a potential transaction with Billtrust.
On May 3, 2022, Financial Sponsor A submitted to Billtrust a revised non-binding proposal to acquire Billtrust in an all-cash transaction at $10.00 per share. Later on May 3, 2022, Mr. Lane communicated the revised proposal from Financial Sponsor A to certain senior members of management of Billtrust, noting that the revised proposal was unexpected because previously Financial Sponsor A had indicated to Mr. Lane that it was not interested in a potential transaction at the $10.00 per share price level. Also on May 3, 2022, Mr. Lane communicated the revised proposal from Financial Sponsor A to the Billtrust board of directors.
On May 26, 2022, representatives of Financial Sponsor B and the Chief Executive Officer of Financial Sponsor B Portfolio Company met with Mr. Lane to reiterate its interest in a potential transaction with Billtrust and requested that Financial Sponsor B be included if Billtrust decided to move forward with a sale process.
On May 26, 2022, Mr. Lane provided a general update to the Billtrust board of directors regarding recent conversations with EQT, Financial Sponsor A and Financial Sponsor B related to a potential transaction.
On May 27, 2022, Mr. Kumar and Mr. Lane discussed the February 23 EQT Proposal and whether this proposal was contingent on fluctuations in Billtrust’s stock price. EQT confirmed that material fluctuations in Billtrust’s stock price could lead it to modify the terms of its proposal.
On June 8, 2022, Mr. Lane met with a representative of Financial Sponsor A, during which Financial Sponsor A reiterated its interest in a potential transaction with Billtrust.
On June 16, 2022, the Billtrust board of directors met and considered potential strategic transactions involving Billtrust. Also in attendance were members of management and representatives of Billtrust’s outside counsel and representatives of J.P. Morgan. At the request of the Billtrust board of directors, representatives of J.P. Morgan provided a market update and discussed the environment for potential strategic transactions involving Billtrust. The Billtrust board of directors determined to continue to evaluate the potential for a strategic transaction, to conduct further diligence and to formally engage J.P. Morgan to assist the Billtrust board of directors in its further consideration of a potential strategic transaction if there was sufficient interest from any of EQT, Financial Sponsor A or Financial Sponsor B in connection with pursuing a strategic transaction with Billtrust, in each case at a level of at least $10.00 per share. The Billtrust board of directors also determined to direct members of management to approach an additional financial sponsor with whom Billtrust has an ongoing business relationship (“Financial Sponsor C”) or a possible strategic party (“Strategic Party A”) in pursuing a strategic transaction with Billtrust, in each case at a level of at least $10.00 per share. The Billtrust board of directors directed Mr. Lane to conduct further diligence on each of such parties to understand each party’s respective level of interest in a potential strategic transaction with Billtrust. The Billtrust board of directors authorized Billtrust management to hold management presentations with, and provide confidential information regarding Billtrust to, each of the parties (subject to entry into appropriate confidentiality undertakings that included customary standstill commitments, with such restrictions automatically falling away in the event that Billtrust entered into a definitive agreement with any third party with respect to a merger, sale of assets or securities or other business combination (subject to specified thresholds)). The Billtrust board of directors determined that given the level of interest in a potential transaction, the Billtrust board of directors would continue to evaluate whether Billtrust should run a sale process or consider strategic alternatives.
During the two weeks following the June 16, 2022 meeting of the Billtrust board of directors, Mr. Lane relayed to Financial Sponsor A, Financial Sponsor B and Financial Sponsor C that Billtrust was considering running a sale process. Following an introduction from Mr. Harris, Financial Sponsor C expressed interest in pursuing a transaction with Billtrust. During the same period, Strategic Party A expressed interest in pursuing a strategic transaction with Billtrust, but indicated that it was not willing to pay a price per share of $10.00 or greater and declined to join the potential sale process. J.P. Morgan communicated the content of the discussion with Strategic Party A to the Billtrust board of directors.
On June 27, 2022, at the direction of the Billtrust board of directors, representatives of J.P. Morgan contacted and provided draft confidentiality agreements to each of EQT, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C. In early July, Billtrust entered into confidentiality agreements with each of EQT, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C. All of such confidentiality agreements contained customary standstill provisions, with such restrictions automatically falling away in the event that Billtrust entered into a definitive agreement with any third party with respect to a merger, sale of assets or securities or other business combination (subject to specified thresholds).
During the period from July 13, 2022 until July 22, 2022, representatives of J.P. Morgan and Billtrust conducted management presentations with each of EQT, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C. In addition, representatives of J.P. Morgan and Billtrust met for dinner with representatives of each of EQT and Financial Sponsor A but did not discuss any details of a potential transaction.
On July 20, 2022, the Billtrust board of directors met, and also in attendance were members of management and representatives of Davis Polk & Wardwell LLP (“Davis Polk”), Billtrust’s legal counsel. After evaluating J.P. Morgan and discussing J.P. Morgan’s qualifications, credentials and independence in connection with serving as Billtrust’s financial adviser, the Billtrust board of directors approved engagement of J.P. Morgan to serve as Billtrust’s financial advisor to assist in evaluating the merits of a potential strategic transaction, and entry into the proposed engagement letter with J.P. Morgan (subject to receipt and review of the relationships disclosure from J.P. Morgan and the Billtrust board of directors’ confirmation that such relationships disclosure did not present any material conflicts in connection with the proposed engagement). On July 21, 2022, representatives of J.P. Morgan provided a relationship disclosure letter to the Billtrust board of directors.
On July 27, 2022, Reuters published a news article reporting that Billtrust was exploring strategic alternatives. On that date, Billtrust’s common stock closed at $5.68 per share, up approximately 8% from the day prior to such report.
On July 28, 2022, representatives of J.P. Morgan, at the direction of the Billtrust board of directors, sent a process letter to EQT, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C inviting such parties to submit preliminary, non-binding indications of interest with respect to a potential transaction with Billtrust no later than 12:00 pm Eastern Standard Time on August 11, 2022.
During the period from late July to early August 2022, Billtrust and/or representatives of J.P. Morgan received outreach from 16 additional potential counterparties, including five potential strategic counterparties and 11 financial sponsors. Representatives of J.P. Morgan informed the Billtrust board of directors of such outreach. At the direction of the Billtrust board of directors, Billtrust and/or representatives of J.P. Morgan discussed with each of these parties their interest in a potential transaction with Billtrust at a price equal to at least $10.00 per share. Based on these conversations, Billtrust and/or the Billtrust board of directors determined that each of these parties were not interested in proceeding at the proposed valuation level or did not have the ability to do so expeditiously (other than EQT, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C).
On August 11, 2022, representatives of J.P. Morgan received non-binding indications of interest from EQT, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C. Representatives of J.P. Morgan informed the Billtrust board of directors of these non-binding indications of interest. EQT provided a non-binding written indication of interest for an all-cash transaction at $9.00-$10.00 per share. Financial Sponsor A provided a non-binding written indication of interest for an all-cash transaction at $8.10-$8.40 per share. Financial Sponsor B provided a non-binding verbal indication of interest for an all-cash transaction at $8.50-$9.00 per share. Financial Sponsor C provided a non-binding verbal indication of interest for an all-cash transaction at $8.00 per share.
On August 12, 2022, the Billtrust board of directors met to assess the non-binding indications of interest received on August 11, 2022. Also in attendance were members of management and representatives of Davis Polk and J.P. Morgan. At the request of the Billtrust board of directors, representatives of J.P. Morgan provided an overview of Billtrust’s recent performance and reviewed the details of the non-binding indications of interest received from EQT, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C. Following the departure of the representatives of J.P. Morgan, the Billtrust board of directors discussed the other unsolicited indications of interest that had been received following the Reuters news article of July 27, 2022. The Billtrust board of directors determined that based on the initial indications of interest received, it was in the best interests of Billtrust to inform each such party that their proposal was not a basis on which Billtrust would continue to discuss a potential transaction. The Billtrust board of directors also agreed that if any of the parties were to improve its indication of interest, the board would be willing to reconsider its determination as to whether to move forward with the sale process. The Billtrust board of directors directed management to instruct each of the parties that had submitted a proposal that Billtrust would not be moving forward with such party in light of the value offered and other aspects of their proposal.

On August 12, 2022 and August 13, 2022, at the direction of the Billtrust board of directors, members of management of Billtrust informed Financial Sponsor A, Financial Sponsor B and Financial Sponsor C that Billtrust was terminating further discussions regarding a potential transaction based on the proposals received.
During the period from August 12, 2022 until August 14, 2022, representatives of J.P. Morgan informed EQT that Billtrust was terminating further discussions regarding a potential transaction based on the proposals received and discussed EQT’s continued interest in a potential transaction with Billtrust. Also during the same period, Mr. Lane and representatives of EQT held conversations in which Mr. Lane emphasized that in light of the value offered, Billtrust would not be moving forward with a potential transaction, and EQT requested the opportunity to submit a revised proposal.
Following such conversations, on August 15, 2022, EQT submitted to Billtrust and representatives of J.P. Morgan a revised, written non-binding indication of interest to acquire Billtrust for a per share price of $10.00 in cash (the “August 15 EQT Proposal”).
On August 15, 2022, the Billtrust board of directors met, and also in attendance were members of management and representatives of Davis Polk and J.P. Morgan. At the request of the Billtrust board of directors, representatives of J.P. Morgan provided an update regarding its recent discussions with EQT with respect to the potential sale of Billtrust, including the August 15 EQT Proposal. Members of the Billtrust board of directors considered the August 15 EQT Proposal and discussed whether it was likely that EQT would improve its offer to acquire Billtrust. The Billtrust board of directors discussed whether a sale of Billtrust to EQT at the indicative price referenced in the August 15 EQT Proposal would maximize value for Billtrust’s stockholders as compared to remaining an independent company. The Billtrust board of directors decided not to make a determination regarding whether to engage further with EQT in order to provide the members of the Billtrust board of directors with additional time to consider the August 15 EQT Proposal and to see if there were any other near-term developments with respect to the sale process. The Billtrust board of directors decided to reconvene at a later date to further discuss and decide what actions, if any, Billtrust should take in response to the August 15 EQT Proposal.
On August 21, 2022, the Billtrust board of directors met, and also in attendance were members of management and representatives of Davis Polk. Mr. Lane provided an update on recent conversations with EQT, and discussed the likelihood that EQT would proceed with a transaction consistent with the terms of the August 15 EQT Proposal. The Billtrust board of directors determined that it was advisable and in the best interests of Billtrust’s stockholders to move forward with due diligence at this juncture and directed management to continue engaging with EQT with respect to due diligence.
On August 28, 2022, EQT was granted access to a virtual data room containing certain non-public information regarding Billtrust. Following such date, through the execution of the merger agreement, representatives of Billtrust, EQT, and their respective advisors held a number of telephonic conferences regarding due diligence matters.
On August 31, 2022, Davis Polk provided a draft of the merger agreement to Weil, Gotshal & Manges LLP (“Weil”), outside counsel to EQT. On September 7, 2022, Weil shared a draft of the voting and support agreements. Thereafter, during September 2022, Weil and Davis Polk exchanged drafts and negotiated the terms of the merger agreement and the ancillary transaction documents (including restrictive covenant agreements and the voting and support agreements).
On September 1, 2022, Mr. Lane and representatives of EQT met for dinner and discussed the proposed transaction.
On September 22, 2022, Mr. Lane and representatives of EQT met for dinner, during which EQT reaffirmed its commitment to the proposed transaction.
On September 23, 2022, representatives of Billtrust, EQT, Davis Polk and Weil met via video conference to negotiate the outstanding issues in the merger agreement, including, among others, Billtrust’s remedies if EQT were to breach its obligations to complete the transaction, the amount of the break-up fee potentially payable by Billtrust if the merger agreement were to be terminated in certain circumstances and the approach for entry into or amendment of material contracts by Billtrust between signing and closing and the outside date and issuance of equity prior to consummation of the transaction. On the evening of September 23, 2022, Davis Polk shared a markup of the merger agreement with Weil reflecting the outcome of these negotiations.

On September 23, 2022, representatives of J.P. Morgan shared an updated relationship disclosure letter with the Billtrust board of directors.
On the afternoon of September 24, 2022, a representative of EQT reported to representatives of J.P. Morgan and, subsequently, to Mr. Lane, the outcome of EQT’s investment committee meeting. Citing challenging market conditions and EQT’s current fundraising process, a representative of the EQT deal team indicated that EQT’s investment committee had instructed EQT to reduce its total fund commitment to a potential transaction with Billtrust from the then-current level of approximately $1.3 billion to $1 billion or less. In light of this instruction, and reduced total fund commitment, EQT conveyed verbally a revised nonbinding proposal (the “September 24 EQT Proposal”) with the following key terms: (i) the Bain Capital Venture Entities and an additional stockholder of Billtrust that had not been involved in the sale process (the “Additional Stockholder”) would receive $8.00 per share in cash, (ii) all other stockholders of Billtrust would receive $10.00 per share in cash and (iii) Mr. Lane would agree in conjunction with entry into the merger agreement to “roll over” 50% of his pretax proceeds into EQT’s investment vehicle, as a result of which Mr. Lane would continue to have an ownership interest in Billtrust post-closing.
Also on September 24, 2022, after Mr. Lane apprised Mr. Harris, a Managing Director of Bain Capital Venture Investors, LLC, of the September 24 EQT Proposal, Mr. Harris indicated to Mr. Lane that the Bain Capital Venture Entities were not willing to accept a lower per share price than the rest of Billtrust’s stockholders. In light of Bain’s unwillingness to proceed on the basis of the September 24 EQT Proposal, and the fact that the Additional Stockholder had not been involved in Billtrust’s consideration of a potential transaction, Billtrust did not contact the Additional Stockholder to discuss the September 24 EQT Proposal.
On the morning of September 25, 2022, the Billtrust board of directors met, and also in attendance were members of management and representatives of Davis Polk and J.P. Morgan. After receiving an update, the Billtrust board of directors discussed the September 24 EQT Proposal. The Billtrust board of directors determined that the September 24 EQT Proposal was not viable in light of Bain Capital Ventures’ rejection of the proposed differential treatment of stockholders and directed Mr. Lane and Mr. Harris to provide that feedback to EQT.
Shortly thereafter, on September 25, 2022, Mr. Lane and Mr. Harris provided to EQT the feedback from the Billtrust board of directors.
During this conversation, the representatives of EQT told Mr. Lane and Mr. Harris that EQT would be willing to proceed on the following basis (the “September 25 EQT Proposal”): (i) all stockholders of Billtrust would receive $9.50 per share in cash and (ii) $125,000,000 of equity “roll over” into EQT’s investment vehicle, split evenly between the Bain Capital Venture Entities and Mr. Lane. In addition, it is anticipated that Mr. Lane will be appointed to the board of the surviving corporation following the merger, however Mr. Lane will have no contractual right to such appointment and will be subject to removal by EQT at any time in its sole discretion.
Later on September 25, 2022, the Billtrust board of directors met again, and also in attendance were members of management and representatives of Davis Polk and J.P. Morgan. Mr. Lane updated the Billtrust board of directors on the discussions with EQT and relayed the September 25 EQT Proposal. Davis Polk advised the Billtrust board of directors about the implications of the September 25 EQT Proposal on the roles of Mr. Lane and Mr. Harris in the process (in light of the “roll over” component of the September 25 EQT Proposal), and the Billtrust board of directors discussed those implications. The Billtrust board of directors determined that it was in the best interests of the Billtrust stockholders for Billtrust to continue discussions with EQT regarding a potential transaction on the basis of the September 25 EQT Proposal. Later on September 25, 2022, Weil shared a draft of the rollover and contribution agreements.
On September 27, 2022, representatives of Billtrust, Davis Polk, EQT and Weil met via video conference to resolve the outstanding points in the merger agreement.
On the evening of September 27, 2022, the Billtrust board of directors met, and also in attendance were members of management and representatives of Davis Polk and J.P. Morgan. Mr. Lane and Mr. Harris recused themselves. Copies of the merger agreement, the other transaction agreements, a financial presentation by J.P. Morgan and a legal presentation by Davis Polk had been provided to the Billtrust board of directors in advance of the meeting. A representative of Davis Polk reviewed with the Billtrust board of directors their fiduciary duties under Delaware law and the material terms of the merger agreement and the other transaction agreements. A representative from J.P. Morgan presented J.P. Morgan’s financial analysis of the $9.50 per share in cash merger consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated September 28, 2022, to the Billtrust board of directors to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth in its opinion, the $9.50 per share in cash merger consideration was fair, from a financial point of view, to the holders of the Class 1 common stock in the merger (other than holders of Excluded Shares, as defined below). All of the directors (other than Mr. Lane and Mr. Harris, who had recused themselves in light of the rollover and contribution agreements) approved the merger agreement, the ancillary documents and the transaction.
Later on the night of September 27, 2022 and into the early morning of September 28, 2022, Davis Polk and Weil finalized the merger agreement and other transaction documents.
Early on September 28, 2022, before the opening of trading on the Nasdaq, the merger agreement and other applicable transaction documents were executed, and Billtrust and EQT publicly disclosed the proposed transaction.
Billtrust’s Reasons for the Merger
At a meeting duly called and held on September 27, 2022, the Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, Billtrust and its stockholders and approved, adopted and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) also resolved that the merger agreement be submitted for consideration by the stockholders of Billtrust at a special meeting of stockholders and to recommend that the stockholders of Billtrust vote to adopt the merger agreement. The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) consulted with Billtrust’s senior management and outside legal and financial advisors and considered a number of factors, including the following principal factors (not in any relative order of importance) that the Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) believed to support its decision:
•
the Billtrust board of directors’ (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) belief that the merger was more favorable to Billtrust’s stockholders than the alternative of remaining a standalone independent company, which belief was based on and informed by consideration of a number of factors, risks and uncertainties, including:

•	Billtrust’s business, current and projected financial performance and condition and future prospects in relation to the merger consideration of $9.50 per share,
•
the uncertain returns to Billtrust’s stockholders if Billtrust were to remain independent, taking into account, in particular, management’s financial projections of the future financial performance and earnings of Billtrust, including those set forth below under “The Merger (Proposal 1)—Projected Financial Information” and the risks involved in achieving those returns,

•	general industry, economic and market conditions, both on a historical and on a prospective basis, and
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current information regarding (i) Billtrust’s business, prospects, financial condition, operations, technology, products, services, management, competitive position and strategic business goals and objectives, (ii) geopolitical conditions and changing regulatory environment, which could affect Billtrust’s business, and (iii) opportunities and competitive factors within Billtrust’s industry,

•
the Billtrust board of directors’ (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) belief that the risks and challenges to Billtrust’s business described above, and in Billtrust’s SEC filings, create substantial execution risks relative to the $9.50 per share price in the merger,

•
the fact that the merger consideration is all cash, so that the transaction will allow Billtrust’s stockholders to realize a fair value, in cash, for their investment and provides such stockholders certainty of value for their shares,

•
the fact that, during the period leading up to the execution of the merger agreement, the Billtrust board of directors explored and evaluated various potential strategic alternatives, including remaining as a standalone public company, none of which alternatives was deemed more favorable to Billtrust’s stockholders than the merger,

•
the fact that Billtrust and its financial advisor were contacted by a number of parties (including following the publication of the Reuters article on July 27, 2022 stating that Billtrust was exploring strategic alternatives),

•
the fact that Billtrust’s exploration of potential strategic alternatives involved a third-party solicitation process involving the group of potentially most interested parties (including actively seeking proposals from additional parties) that Billtrust and its advisors believed were capable of delivering an executable proposal, in addition to Parent, which included both strategic and financial potential acquirors, three of which, in addition to Parent, entered into confidentiality agreements with Billtrust and received information related to Billtrust, and that Parent submitted the highest final offer to Billtrust in connection with such process after active negotiations and multiple rounds of bidding,

•	the fact that Billtrust did not enter into any exclusivity arrangements with Parent and did not negotiate with Parent on a contractually exclusive basis,
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current and historical market prices of Billtrust common stock, including the market performance of Billtrust common stock relative to other participants in Billtrust’s industry and general market indices, and the fact that the merger consideration represented an attractive premium of more than 64% to Billtrust’s closing stock price on September 27, 2022, the last trading day before the announcement of the merger, and more than a 77% premium above the trailing 90-day volume weighted average stock price for the period ended September 23, 2022,

•
the fact that Billtrust’s legal and financial advisors assisted Billtrust throughout the process and negotiations and updated the Billtrust board of directors directly and regularly, which provided the Billtrust board of directors with additional perspectives on the negotiations in addition to those of Billtrust’s management,

•
the Billtrust board of directors’ (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) view that the merger agreement was the product of arm’s-length negotiation and contained customary terms and conditions,

•
the timing of the merger and the risk that if Billtrust did not accept the offer by Parent (as provided for in the merger agreement), it may not have another opportunity to do so or to accept a comparable opportunity,

•	the availability of statutory appraisal rights under the DGCL in connection with the merger for Billtrust stockholders who properly exercise their rights under the DGCL,
•
the oral opinion of J.P. Morgan rendered to the Billtrust board of directors on September 27, 2022, which was confirmed by delivery of a written opinion, dated September 28, 2022, as to the fairness, from a financial point of view and as of that date, of the merger consideration to be received by holders of Billtrust’s Class 1 common stock (other than the Excluded Shares, as defined under “The Merger (Proposal 1)—Opinion of Billtrust’s Financial Advisor”), which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken, as more fully described under “The Merger (Proposal 1)—Opinion of Billtrust’s Financial Advisor,”

•
the fact that the voting and support agreements entered into by Mr. Lane and the Bain Capital Venture Entities (who together beneficially own approximately 33.3% of Billtrust’s outstanding common stock) will terminate automatically upon the earlier of the termination of the merger agreement (including if Billtrust decides to terminate the merger agreement in order to enter into a definitive agreement with a third party providing for a superior proposal) or the effective time of the merger, as described in the section entitled “Voting and Support Agreements” beginning on page 80 of this proxy statement; and

•	the material terms and conditions of the merger agreement, including:
•	the conditions to the consummation of the merger, including the requirement that the merger agreement be adopted by Billtrust’s stockholders,

•
the Billtrust board of directors’ “fiduciary out” with respect to third-party acquisition proposals that constitute or would reasonably be expected to lead to superior proposals, the Billtrust board of directors’ ability to (subject to the terms of the merger agreement) negotiate with another party regarding a superior proposal and, subject to paying a termination fee to Parent in the amount of $50,245,503.85, accept a superior proposal,

•
Parent’s obligation to pay a reverse termination fee to Billtrust in the amount of $100,491,007.71 under certain circumstances and to reimburse Billtrust for up to $5,000,000 of its costs and expenses in connection with an action or proceeding (or settlement) that results in a judgment that Parent must pay the termination fee and up to $1,000,000 of its costs and expenses incurred in connection with the financing,

•
the Billtrust board of directors’ (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) belief that, if triggered, the termination fee payable by Billtrust to Parent is consistent with fees payable in comparable transactions and would not be likely to preclude another party from making a competing proposal,

•	the scope of the representations, warranties and covenants of Billtrust, Parent and Merger Sub,
•	Parent’s representations and warranties relating to the equity commitment letter, the debt commitment letter and the termination equity commitment letter,
•	Billtrust’s ability to specifically enforce Parent’s obligation to cause the completion of the merger under certain circumstances,
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the fact that the merger agreement is not subject to a financing condition, in particular, that the financing contemplated by the equity commitment letter and the debt commitment letter, together with Billtrust’s cash on hand, were sufficient to fund the aggregate purchase price and the other payments contemplated by, and subject to the terms and conditions of, the merger agreement, and that Billtrust is a named third party beneficiary of the equity commitment letter,

•
the fact that that certain funds affiliated with Parent provided the termination equity commitment letter pursuant to which such affiliates commit to provide funds to Parent for the purpose of paying the reverse termination fee and certain of Parent’s and Merger Sub’s other obligations under the merger agreement,

•
the fact that Billtrust and Parent agreed to take all actions (subject to certain enumerated exceptions) to consummate the merger, including preparing and filing as promptly as reasonably possible all necessary filings and obtaining certain specified regulatory approvals in connection with the merger or the consummation of the merger, as well as the merger agreement’s significant protection against any regulatory impediments that could arise, as described in the section entitled “The Merger Agreement—Regulatory Clearances and Approvals Required for the Merger” below, and

The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) also considered various potentially countervailing factors in its deliberations related to the merger, including the following principal factors (not in any relative order of importance):
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the fact that holders of Billtrust’s Class 1 common stock (other than Mr. Lane and the Bain Capital Venture Entities, each of whom will contribute a portion of their shares of Billtrust common stock to Parent in exchange for equity interests in Bullseye Holdings) will not have an opportunity to participate in any future earnings or growth of the combined company following the merger,

•
the possibility that the merger might not be consummated and the effect the termination of the transaction (and the resulting public announcement) may have on the trading price of Billtrust common stock and Billtrust’s business, operating results and prospects, which effect is likely to be exacerbated the longer the time period between the signing and any termination of the merger agreement,

•
that Billtrust cannot solicit other acquisition proposals, and must pay Parent a termination fee in the amount of $50,245,503.85 if the merger agreement is terminated under certain circumstances, including if the Billtrust board of directors changes its recommendation to Billtrust’s stockholders to adopt the merger agreement or exercises its right to enter into a transaction that constitutes a superior proposal, which although such termination fee is consistent with fees payable in comparable transactions could deter others from proposing an alternative transaction that may be more advantageous to Billtrust’s stockholders,
•
that the restrictions imposed by the merger agreement on the conduct of Billtrust’s business prior to completion of the merger, requiring Billtrust to conduct its business only in the ordinary course and imposing additional specific restrictions, may delay, limit or prevent Billtrust from undertaking business opportunities that may arise during that period,

•	the possible effects of the pendency (or termination) of the merger agreement on Billtrust’s business, operating results, prospects, employees, customers and suppliers,
•
the significant costs involved in connection with entering into the merger agreement and consummating the merger and the substantial time and effort of management required to complete the merger, which may disrupt Billtrust’s business operations,

•	the fact that if the merger is not consummated, Billtrust will be required to pay its own expenses associated with the merger,
•
the fact that Billtrust’s directors and officers may have interests in the merger that may be different from, or in addition to, those of the other Billtrust stockholders (see below in the section of this proxy statement captioned “— Interests of Billtrust’s Directors and Executive Officers in the Merger”),

•	the fact that the receipt of cash in exchange for shares of Billtrust common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes,
•
the risk of potential litigation relating to the merger that could be instituted against Billtrust or its directors or officers, and potential effects of outcomes related thereto or the possible loss of key management or other personnel of Billtrust during the pendency of the merger,

•	the fact that the consummation of the merger will require antitrust clearance in the United States and Cyprus, and
•
that if Parent fails to complete the merger as a result of a breach of the merger agreement, depending upon the reason for not closing, Billtrust’s rights and remedies may be expensive and difficult to enforce through litigation, and the success of any such action may be uncertain.

After considering the foregoing potentially negative and potentially positive factors, the Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) concluded that the potentially positive factors relating to the merger agreement and the merger substantially outweighed the potentially negative factors.
The foregoing discussion of the information and factors considered by the Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) is not intended to be exhaustive, but includes the material factors considered by the Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above). The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) based its recommendation on the totality of the information it considered.
In considering the recommendation of the Billtrust board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of Billtrust. See the section entitled “The Merger (Proposal 1)—Interests of Billtrust’s Directors and Executive Officers in the Merger.”

Recommendation of the Billtrust Board of Directors
After careful consideration, the Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends that the Billtrust stockholders vote “FOR” the proposal to adopt the merger agreement.
Opinion of Billtrust’s Financial Advisor
Pursuant to an engagement letter, Billtrust retained J.P. Morgan as its financial advisor in connection with the merger and to deliver a fairness opinion in connection with the merger.
At the meeting of the Billtrust board of directors on September 27, 2022, J.P. Morgan rendered its oral opinion to the board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration to be paid to the holders of the Class 1 common stock in the merger (other than the holders of the Excluded Shares) was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its September 27, 2022 oral opinion by delivering its written opinion to the Billtrust board of directors, dated September 28, 2022, that, as of such date, the merger consideration to be paid to the holders of the Class 1 common stock (other than the holders of the Excluded Shares) in the merger was fair, from a financial point of view, to such stockholders.
The full text of the written opinion of J.P. Morgan dated September 28, 2022, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The holders of the Class 1 common stock are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Billtrust board of directors (in its capacity as such), was directed only to the consideration to be paid to the holders of Class 1 common stock (other than the holders of Excluded Shares) in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, holders of the Excluded Shares, creditors or other constituencies of Billtrust or as to the underlying decision by Billtrust to engage in the merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Billtrust as to how such stockholder should vote with respect to the merger or any other matter.
In arriving at its opinions, J.P. Morgan, among other things:
•	reviewed a draft of the merger agreement dated September 27, 2022;
•	reviewed certain publicly available business and financial information concerning Billtrust and the industries in which it operates;
•
compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•
compared the financial and operating performance of Billtrust with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Class 1 common stock and certain publicly traded securities of such other companies;

•
reviewed certain internal financial analyses and forecasts prepared by the management of Billtrust relating to its business (which analyses and forecasts are summarized under the sections titled “Caution Regarding Forward-Looking Statements” and “The Merger (Proposal 1)—Projected Financial Information” beginning on pages 24 and 48, respectively of this proxy statement); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Billtrust with respect to certain aspects of the merger, the past and current business operations of Billtrust, the financial condition and future prospects and operations of Billtrust, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Billtrust or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with Billtrust, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Billtrust or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses provided to it or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Billtrust to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement, and that the definitive merger agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Billtrust and Parent in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Billtrust with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Billtrust or on the contemplated benefits of the merger.
The financial analyses and forecasts furnished to J.P. Morgan were prepared by Billtrust’s management. Billtrust does not publicly disclose internal financial analyses and forecasts of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Billtrust’s management, including factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the sections entitled “Caution Regarding Forward-Looking Statements” beginning on page 24 and “The Merger (Proposal 1)—Projected Financial Information” beginning on page 48 of this proxy statement.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of the date of such opinion. Subsequent developments may affect J.P. Morgan’s written opinion dated September 28, 2022, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of the Class 1 common stock (other than the holders of the Excluded Shares) in the merger, and J.P. Morgan has expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of securities, holders of the Excluded Shares, creditors or other constituencies of Billtrust or the underlying decision by Billtrust to engage in the merger. J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons, any consideration payable in respect to Rollover Shares or any consideration otherwise payable to any Significant Company Stockholders (as defined in the merger agreement) or any holders of Class 2 common stock, $0.0001 par value, of Billtrust, in each case, relative to the merger consideration to be paid to the holders of the Class 1 common stock (other than the holders of the Excluded Shares) in the merger or with respect to the fairness of any such compensation or consideration.
The terms of the merger agreement, including the merger consideration, were determined through arm’s length negotiations between Billtrust and Parent, and the decision to enter into the merger agreement was solely that of the Billtrust board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Billtrust board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Billtrust board of directors or Billtrust’s management with respect to the merger or the merger consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Billtrust board of directors on September 27, 2022 and in the presentation delivered to the Billtrust board of directors on such date in connection with the rendering of such opinion and this summary does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.
Public Trading Multiples
Using publicly available information, J.P. Morgan compared selected financial data of Billtrust with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to Billtrust. These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to those of Billtrust. However, none of the companies selected is identical to Billtrust, and certain of these companies may have characteristics that are materially different from those of Billtrust. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect Billtrust.
For each of the following analyses performed by J.P. Morgan, estimated financial data for Billtrust and the selected companies were based on information J.P. Morgan obtained from public filings, and publicly available information obtained from FactSet Research Systems. The multiples for each of the selected companies were based on such information. Among other calculations, with respect to Billtrust and the selected companies, J.P. Morgan calculated the ratio of each company’s “firm value” (calculated as equity value, plus or minus, as applicable, net debt or net cash) as of September 23, 2022 to the analyst consensus estimates of net revenues for the calendar year 2023 for the applicable company (“FV / CY23E Revenue”).

The following tables present the results of this analysis:
Billtrust
FV / CY23E Revenue
Based on share price as of September 23, 2022	4.1x
Based on share price as of July 26, 2022[1]	3.7x

Selected Companies
Core
Bill.com Holdings, Inc.	11.6x
Coupa Software Incorporated	6.6x
AvidXchange Holdings, Inc.	3.3x
Financial software/payments
EngageSmart, Inc.	8.1x
Flywire Corporation	7.1x
BlackLine, Inc.	6.5x
Avalara, Inc.[2]	6.1x
Paymentus Holdings, Inc.	4.0x
DocuSign, Inc.	4.0x
1	The last full trading day prior to publication of news reports relating to a potential acquisition of Billtrust.
2	Based on share price as of July 6, 2022, the date prior to the publication of the first news article speculating that Avalara, Inc. was considering a sale transaction.
Based on the results of this analysis and other factors J.P. Morgan considered appropriate in its professional judgment and experience, J.P. Morgan selected a trading multiple reference range of 3.3x to 6.6x for Billtrust’s FV / CY23E Revenue. After applying such ranges to Billtrust’s forecasted revenue for the calendar year 2023, based on Billtrust management’s projections, the analysis resulted in an implied per share equity value range, rounded to the nearest $0.25, of approximately $4.75 to $9.00 for the Class 1 common stock. The range of implied per share equity values for the Class 1 common stock was compared to (i) the closing share price of Billtrust of $5.77 on September 23, 2022, (ii) the closing share price of Billtrust of $5.26 on July 26, 2022, the last full trading day prior to publication of news reports relating to a potential acquisition of Billtrust, and (iii) the amount of the merger consideration of $9.50 per share.
Selected Transaction Analysis
Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be similar to Billtrust’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which Billtrust operates. Specifically, J.P. Morgan reviewed the transactions below, and calculated the ratio of each target company’s firm value to the target company’s estimated net revenue for the next twelve months following the announcement of the applicable transaction (the “FV / NTM Revenue”), based on publicly available information:
Announcement Date	Acquirer	Target	FV / NTM Revenue
August 8, 2022	Vista Equity Partners Management, LLC	Avalara, Inc.	8.8x
April 14, 2022	Accel-KKR Company LLC	Basware Corporation	3.9x
March 21, 2022	Thoma Bravo, LLC	Anaplan, Inc.	13.9x1
December 17, 2021	Thoma Bravo, LLC	Bottomline Technologies, Inc.	5.1x
June 11, 2018	Workday, Inc.	Adaptive Insights, Inc.	10.6x2
January 30, 2018	SAP SE	Callidus Software Inc.	8.1x
July 28, 2016	Oracle Corporation	NetSuite Inc.	8.6x
September 18, 2014	SAP SE	Concur Technologies, Inc.	10.2x
1	Based on revised offer of $63.75 as disclosed in Anaplan, Inc.’s Form 8-K filed on June 6, 2022.
2	Based on fiscal year 2017 and 2018 actuals, as well as estimates from JPM Securities and BMO Capital Markets equity research published immediately following the announcement of the transaction.

None of the selected transactions reviewed was identical to the merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transaction differently than they would affect the merger.
Based on the results of this analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a transaction multiple reference range for FV / NTM Revenue of 5.1x to 8.8x and applied it to Billtrust’s estimated net revenue for the next twelve months provided by Billtrust’s management to calculate Billtrust’s firm value and imply a per share equity value of Billtrust’s common stock. This analysis indicated an implied per share equity value range, rounded to the nearest $0.25, of $6.75 to $11.00 for the Class 1 common stock. The range of implied per share equity values for the Class 1 common stock was compared to (i) the closing share price of Billtrust of $5.77 on September 23, 2022, (ii) the closing share price of Billtrust of $5.26 on July 26, 2022, the last full trading day prior to publication of news reports relating to a potential acquisition of Billtrust, and (iii) the amount of the merger consideration of $9.50 per share.
Discounted Cash Flow Analysis
J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for Billtrust’s common stock.
The unlevered free cash flows that Billtrust is expected to generate from June 30, 2022 through December 31, 2031 were provided to J.P. Morgan in the projections prepared by the management of Billtrust. J.P. Morgan calculated a range of terminal values of Billtrust by applying perpetual growth rates ranging from 4.0% to 6.0% of the unlevered free cash flow of Billtrust during the terminal year. The unlevered free cash flows and the range of terminal values were then discounted to present values as of June 30, 2022 using a range of discount rates from 13.0% to 14.0%, which was chosen by J.P. Morgan based upon its analysis of the weighted average cost of capital of Billtrust.
In addition, as directed by management of Billtrust, J.P. Morgan calculated the present value of certain tax credits expected by Billtrust management to be utilized by Billtrust from June 30, 2022 through December 31, 2029, which were discounted to present values as of June 30, 2022 using the same range of discount rates, 13.0% to 14.0%. The present values were then added together with the present values derived based on the unlevered free cash flows and range of terminal values. This was then adjusted for Billtrust’s net debt of ($137,000,000) as of June 30, 2022, and then divided by the number of fully diluted shares of Billtrust’s common stock outstanding at the midpoint, as provided by Billtrust management (based on approximately 164,500,000 shares of common stock outstanding and adjusted to reflect the impact of dilutive securities calculated in accordance with the treasury stock method to a total fully-diluted share count of approximately 176,300,000 shares), to arrive at a range of implied equity value per share of the Class 1 common stock, rounded to the nearest $0.25, of $8.00 to $10.75. The range of implied per share equity values for the Class 1 common stock was compared to (i) the closing share price of Billtrust of $5.77 on September 23, 2022, (ii) the closing share price of Billtrust of $5.26 on July 26, 2022, the last full trading day prior to publication of news reports relating to a potential acquisition of Billtrust, and (iii) the amount of the merger consideration of $9.50 per share.
Other Information
J.P. Morgan observed certain additional information that was not considered part of J.P. Morgan’s financial analysis with respect to its opinion but was noted for informational purposes, including the following:
52-Week Historical Trading Range. J.P. Morgan reviewed the 52-week trading range of Billtrust’s end of day share prices for the period ending September 23, 2022, which was $3.95 (an all-time low) to $11.01 (the 52-week high) per share of the Class 1 common stock compared to (i) the closing share price of Billtrust of $5.77 on September 23, 2022, (ii) the closing share price of Billtrust of $5.26 on July 26, 2022, the last full trading day prior to publication of news reports relating to a potential acquisition of Billtrust, and (iii) the amount of the merger consideration of $9.50 per share. J.P. Morgan noted that historical trading range analyses were presented merely for reference purposes only and were not relied upon for valuation purposes.
Analyst Price Targets. J.P. Morgan reviewed the price targets of certain publicly available equity research analyst price targets for the Class 1 common stock available as of September 23, 2022, which provided a reference range of

$7.40 to $13.00 per share of the Class 1 common stock and $9.00 per share of Class 1 common stock at the midpoint. J.P. Morgan compared the analyst price targets analysis to (i) the closing share price of Billtrust of $5.77 on September 23, 2022, (ii) the closing share price of Billtrust of $5.26 on July 26, 2022, the last full trading day prior to publication of news reports relating to a potential acquisition of Billtrust, and (iii) the amount of the merger consideration of $9.50 per share. J.P. Morgan noted that the analyst price target analyses were presented merely for reference purposes only and were not relied upon for valuation purposes.
Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Billtrust. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Billtrust, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Billtrust. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Billtrust and the transactions compared to the merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Billtrust with respect to the merger and deliver an opinion to the Billtrust board of directors with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Billtrust and the industries in which it operates.
For services rendered in connection with the merger and the delivery of its opinion, Billtrust has agreed to pay J.P. Morgan a fee of approximately $23,100,000, of which $4,000,000 became payable upon the delivery of the opinion and the remainder will be payable upon the consummation of the merger. In addition, Billtrust has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had, and continue to have, commercial, investment banking or similar relationships with Billtrust, EQT AB and certain affiliates of the Parent for which J.P. Morgan and such affiliates have received and will receive customary compensation. Such services during such period have included acting as dealer for Billtrust in a spot and FX trade that closed in October 2021, as joint lead bookrunner on Billtrust’s offering of equity securities that closed in June 2021, as financial and capital markets advisor to Billtrust on a sale transaction that closed in October 2020 and as placement agent to Billtrust on an offering of equity securities that closed in October 2020. J.P. Morgan has also acted as joint bookrunner on debt and equity securities offerings, provided debt syndication and acted as financial advisor on strategic transactions by EQT AB, the Parent and/or certain of their respective affiliates unrelated to the merger. During the two-year period preceding delivery of its opinion, the aggregate fees recognized by J.P. Morgan from Billtrust were approximately $14,300,000 and from EQT AB (including through certain of its affiliates) were approximately $108,500,000. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain affiliates of EQT AB, for which J.P. Morgan receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Billtrust and EQT AB. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Billtrust and EQT AB, for which J.P. Morgan receives customary compensation or other financial benefits. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Billtrust, EQT AB or certain affiliates of the Parent for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Projected Financial Information
Billtrust does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods given, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. However, Billtrust is including in this proxy statement certain financial projections prepared by Billtrust management in 2022, which we refer to as the “Management Projections,” to reflect Billtrust management’s then-current expectations of Billtrust’s financial performance for fiscal years 2022 through 2027.
We have included a summary of the Management Projections to give stockholders access to certain nonpublic information prepared by Billtrust management for the Billtrust board of directors in connection with its evaluation of the merger and the merger consideration, which were also provided to J.P. Morgan, who was directed by the Billtrust board of directors to use the Management Projections in their financial analyses with respect to the fairness of the $9.50 per share consideration to be paid pursuant to the merger agreement. These Management Projections were also made available to Parent and Merger Sub, at Parent’s request, in connection with their due diligence review of Billtrust. The inclusion of the Management Projections should not be regarded as an indication that Billtrust, Parent, Merger Sub or any of their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of actual future results.
The Management Projections were developed by Billtrust management on a standalone basis without giving effect to the merger and the other transactions contemplated by the merger agreement. Furthermore, the Management Projections do not take into account the effect of any failure of the transactions contemplated by the merger agreement to be completed and should not be viewed as accurate or continuing in that context. The Management Projections and the underlying assumptions upon which the Management Projections were based are subjective in many respects. The Management Projections constitute forward-looking information and reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to the business, financial condition or results of operations of Billtrust and other matters, including those described under “Caution Regarding Forward-Looking Statements,” many of which are difficult to predict, subject to significant economic and competitive uncertainties, are beyond Billtrust’s control and may cause the Management Projections or the underlying assumptions not to be realized. Since the Management Projections cover multiple years, such information by its nature becomes less predictive with each successive year. The Management Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Management Projections will be realized or that actual results will not be significantly higher or lower than projected. The Management Projections were not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Management Projections are non-GAAP measures, and the Management Projections do not include footnote disclosures as may be required by GAAP. The prospective financial information included in this document has been prepared by, and is the responsibility of, Billtrust’s management. Billtrust’s independent registered public accounting firm has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Billtrust’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.

Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Management Projections below. Neither Billtrust nor J.P. Morgan, nor any other person, has made or makes any representation to any stockholder regarding the information included in the Management Projections. The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about Billtrust contained in Billtrust’s public filings with the SEC. For more information, please see the section of this proxy statement captioned “—Where You Can Find More Information.”
For the foregoing reasons the inclusion of specific portions of the Management Projections in this proxy statement should not be regarded as necessarily predictive of actual future events, and they should not be relied on as such.
	2022E	2023E	2024E	2025E	2026E	2027E
	(dollars in millions rounded to the nearest million)
Net Revenue	$172	$216	$267	$332	$410	$503
Adjusted Gross Profit(1)	$127	$163	$206	$260	$326	$403
EBIT(2)	$(52)	$(34)	$(13)	$14	$48	$90
Unlevered Free Cash Flow(3)	$(19)(4)	$(16)	$7	$34	$64	$101
Tax Benefit of NOL	$0	$0	$0	$3	$10	$18
(1)	Adjusted Gross Profit is defined as total revenues less total cost of revenues, excluding depreciation and amortization, plus stock-based compensation expense included in total cost of revenues.
(2)
EBIT means Adjusted Gross Profit, less research and development, sales and marketing, and general and administrative expenses, stock based compensation, depreciation and amortization, other capital structure transaction costs, severance, acquisition and integration expense and excluding impairment, restructuring and facility related costs.

(3)	Unlevered Free Cash Flow means EBIT less tax effected, plus depreciation and amortization, less net capital expenditures and less changes in net working capital.
(4)	Represents half-year 2022 estimates.
The summary of such information above is included solely to give stockholders access to the information that was made available to the Billtrust board of directors, J.P. Morgan, Parent and Merger Sub, and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to their shares of Billtrust common stock. In addition, the Management Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, Billtrust does not intend to update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.
Interests of Billtrust’s Directors and Executive Officers in the Merger
In considering the recommendation of the Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) to adopt the merger agreement, you should be aware that some of Billtrust’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Billtrust’s stockholders generally. The Billtrust board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to our stockholders that the merger agreement be approved. These interests are described and quantified below.
Treatment and Quantification of Equity-Based Awards
Billtrust’s executive officers currently hold vested and unvested Company Stock Options and/or Company RSUs.
The merger agreement provides that at or immediately prior to the effective time of the merger, the outstanding equity awards of Billtrust will be treated as follows:
•
Company Stock Options. As of the record date, there were outstanding Company Stock Options to purchase 17,319,238 shares of common stock of Billtrust, of which Company Stock Options to purchase 9,255,888 shares of common stock of Billtrust were held by Billtrust’s executive officers and non-employee directors (6,005,888 of which were In-the-Money Options). With respect to each outstanding Company

Stock Option, whether vested or unvested, (i) that is an Out-of-the-Money Option, such Company Stock Option will terminate and be cancelled immediately prior to the effective time of the merger, without any consideration payable in respect thereof, and will have no further force or effect and (ii) that is an In-the-Money Option, such Company Stock Option will become fully vested (to the extent unvested or to the extent such Company Stock Option would not otherwise vest) and will terminate and be cancelled immediately prior to the effective time of the merger in exchange for the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the merger consideration over the applicable exercise price of such canceled Company Stock Option by (ii) the number of shares subject to such Company Stock Option immediately prior to the effective time of the merger.
•
Company RSUs. As of the record date, there were outstanding Company RSUs in respect of 4,658,043 shares of common stock of Billtrust, of which 1,752,245 Company RSUs were held by Billtrust’s executive officers and non-employee directors. Except as provided below with respect to New RSUs, each Company RSU will fully vest and be canceled and converted into the right of the holder to receive an amount in cash equal to the product of (i) the merger consideration and (ii) the total number of shares subject to such Company RSU.

•
New RSUs. If closing of the merger does not occur on or before March 31, 2023, Billtrust may grant New RSUs to executive officers and non-employee directors in the ordinary course of business (provided that any New RSUs awarded to the CEO or any direct report of the CEO or any Executive Vice President or Senior Vice President of Billtrust is subject to the consent of Parent, which consent may not be unreasonably withheld). Except for grants of New RSUs made to non-employee directors, New RSUs will not accelerate upon closing of the merger and will instead be subject to the RSU Conversion (including, with respect to executive officers, potential payment of any unpaid amount of the as-converted cash award upon termination of the executive officer’s employment without cause or for good reason with 24 months following the merger).

•
ESPP. Prior to the effective time of the merger, no new offering period will commence following September 28, 2022 under the ESPP. Any contributions accumulated under the ESPP pursuant to an offering period in effect as of September 28, 2022 will be used to purchase shares on the earlier to the occur of (i) the last day of the offering purchase period and (ii) ten calendar days prior to the closing of the transaction. The ESPP will terminate immediately prior to the effective time of the merger.

All cash payments in respect of any Billtrust equity award will be paid, without interest and less any applicable withholding taxes, promptly following the effective time of the merger and in no event more than five calendar days following the effective time of the merger.

The following table provides a summary of the outstanding and unvested In-the-Money Options and Company RSUs that were held by Billtrust’s non-employee directors and executive officers as of November 4, 2022. No new equity awards were granted to any non-employee director or executive officer in contemplation of the merger. Non-employee directors will continue to receive grants of time-vesting restricted stock units in accordance with the Billtrust Director Compensation Policy. If the merger transaction does not close by March 31, 2023, executive officers may be granted New RSUs, subject to consent of Parent, which consent may not be unreasonably withheld.
	Value of Outstanding Unvested Company Stock Options ($)(1)	Value of Outstanding Unvested Company RSUs ($)(2)	Total ($)
Named Executive Officers
Flint Lane, Chief Executive Officer	0	4,032,256	4,032,256
Mark Shifke, Chief Financial Officer	3,965,379	2,889,710	6,855,089
Steven Pinado, President	0	3,722,566	3,722,566
Joseph Eng, Chief Information Officer	4,626,316	2,147,523	6,773,839
Jeanne O’Connor, Chief Talent Officer	828,917	1,620,738	2,449,655
Other Executive Officers
Aimie Killeen, Chief Legal Officer	0	2,233,536	2,233,536
Non-Employee Directors
Robert Farrell	0	0	0
Matthew Harris	0	0	0
Clare Hart	0	0	0
Lawrence Irving	0	0	0
John Murray	0	0	0
Juli Spottiswood	0	0	0
(1)
This amount represents the aggregate value of each individual’s outstanding unvested In-the-Money Options as of November 4, 2022. The aggregate value is the product of (a) merger consideration and (b) the total number of shares subject to each individual’s outstanding unvested In-the-Money Options, less the aggregate exercise price attributable to each such Company Stock Option.

(2)
This amount represents aggregate value of each individual’s outstanding unvested Company RSUs as of November 4, 2022. The amount is equal to the product of (i) the merger consideration and (ii) the total number of shares subject to each unvested Company RSU.

Employment Agreements
Billtrust is a party to employment agreements (each, an “Employment Agreement”) with each of its executive officers. The Employment Agreements provide that each executive officer will be eligible to receive the following severance benefits upon a termination of employment by Billtrust without cause, or a resignation by the executive officer for good reason within twenty-four months following a change in control (the merger will constitute a change in control for purposes of the Employment Agreements):
•	a lump sum payment equal to one times (or two times for Mr. Lane and Ms. Killeen) the sum of the executive’s then-current annual base salary plus target bonus;
•	any earned but unpaid prior year bonus;
•	a pro-rata portion of his or her then-current target bonus for the year of termination;
•	immediate accelerated vesting of all outstanding equity awards;
•
a lump sum payment equal to the amount that, on an after-tax basis, equals the total cost of COBRA coverage for the executive for one year minus the premium that the executive would have paid as an active employee over a one-year period (or for Mr. Lane and Ms. Killeen, two times such COBRA payment); and

•	the ability to exercise any outstanding and vested stock options through the 12-month period (or for Mr. Lane and Ms. Killeen, the 24-month period) following the termination date.

The payments and benefits described above are conditioned upon (i) the executive officer’s execution and nonrevocation of a release of claims in favor of Billtrust; and (ii) complying with certain restrictive covenants, including a noncompetition covenant (for two years post-employment in the case of a termination in connection with a change in control) and nonsolicitation covenant (for a period of one year post-employment).
See “Interests of Billtrust’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” beginning on page 14 of this proxy statement for the estimated amounts that each of Billtrust’s named executive officers would receive under his or her Employment Agreement upon a qualifying termination of employment immediately following the effective time of the merger.
The Employment Agreements provide that in the event that any payment or benefit payable to each of the executive officers in connection with his or her separation with Billtrust would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments will be reduced to the largest amount which would result in no portion of the payments being subject to the excise tax if such reduction will provide the executive officer with the best net after-tax result (a “Section 280G cutback”). The Employment Agreements do not provide for a gross-up in the event the executive officer is subject to the “golden parachute” excise tax under Section 4999 of the Code.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K under the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the merger that will or may become payable to each named executive officer of Billtrust in connection with the merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the heading “Interests of Billtrust Directors and Executive Officers in the Merger” above, which is incorporated herein to the extent that it applies to the named executive officers.
For purposes of quantifying the potential payments and benefits described in table below, the following assumptions were used:
•	The effective time is December 16, 2022, which is the assumed date of the closing of the merger solely for purposes of the table below; and
•
The employment of each executive officer of Billtrust will have been terminated by Billtrust without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in their employment agreements) immediately following the assumed effective time of December 16, 2022.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above or in the footnotes to the table below, and do not reflect certain compensation actions that may occur prior to completion of the merger, including any equity award grants that may be made after September 28, 2022, such as New RSUs. Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the merger (i.e. without regard to whether a termination of employment occurs). In addition, the amounts shown below do not attempt to quantify any reduction that may be required as a result of a Section 280G cutback, and therefore, actual payments to the named executive officers may be less than the amounts indicated below.
Billtrust’s stockholders are being asked to approve, on a non-binding, advisory basis, the compensation that will or may be paid by Billtrust to the named executive officers, as reflected below, that is based on or otherwise relates to the merger (see the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 88 of this proxy statement). Because the vote to approve such compensation is advisory only, it will not be binding on either Billtrust or Parent. Accordingly, if the merger is approved by Billtrust’s stockholders and the merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation, subject only to the conditions applicable to the vote to approve the merger, which are described in the footnotes to the table and above under the section entitled “The Merger (Proposal 1) — Interests of Billtrust’s Directors and Executive Officers in the Merger” beginning on page 31 of this proxy statement.

Golden Parachute Compensation Table
	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total ($)
Flint Lane, Chief Executive Officer	1,982,466	4,032,256	43,408	6,058,130
Mark Shifke, Chief Financial Officer	726,562	6,855,089	10,357	7,592,008
Steven Pinado, President	715,137	3,722,566	21,711	4,459,413
Joseph Eng, Chief Information Officer	632,986	5,454,833	21,726	6,109,545
Jeanne O’Connor, Chief Talent Officer	543,973	2,374,204	14,743	2,932,920
(1)
This amount represents the “double trigger” cash severance payments to which each named executive officer may become entitled under his or her employment agreement, as described in the section of this proxy statement captioned “Interests of Billtrust’s Directors and Executive Officers in the Merger – Employment Agreements”. In each case, the amount represents (i) a lump sum payment equal to one times (or two times for Mr. Lane) the sum of the executive’s current annual base salary plus target bonus and (ii) a pro-rata portion of his or her current target bonus for the year of termination. The individual components of this column are quantified in the table immediately below:

	Annual Base Salary Times Applicable Multiple ($)	Target Annual Bonus Times Applicable Multiple ($)	Prorated Target Annual Bonus ($)
Flint Lane	800,000	800,000	382,466
Mark Shifke	350,000	192,500	184,062
Steven Pinado	375,000	225,000	215,137
Joseph Eng	320,000	160,000	152,986
Jeanne O’Connor	275,000	137,500	131,473
(2)
These amounts represent the “single trigger” payments payable with respect to each named executive officer’s unvested In-the-Money Options and unvested Company RSUs under the merger agreement, as described in the section of this proxy statement captioned “Interests of Billtrust’s Directors and Executive Officers in the Merger – Treatment and Quantification of Equity-Based Awards.” The amount (x) with respect to unvested In-the-Money Options, is the product of (a) the merger consideration and (b) the total number of shares subject to each individual’s outstanding unvested In-the-Money Options as of December 16, 2022, less the aggregate exercise price attributable to each such In-the-Money Option; and (y) with respect to unvested Company RSUs, is the product of (i) the merger consideration and (ii) the total number of shares subject to each unvested Company RSU as of December 16, 2022.

(3)
This amounts represents the “double trigger” cash payments in respect of COBRA benefits that the named executive officer may become entitled to under his or her employment agreement, as described in the section of this proxy statement captioned Interests of Billtrust’s Directors and Executive Officers in the Merger – Employment Agreements.

Rollover and Contribution Agreements
In connection with the merger, Mr. Lane and the Bain Capital Venture Entities each entered into a rollover and contribution agreement with Parent pursuant to which, among other things, such parties agree to indirectly contribute a portion of their shares of Billtrust common stock to Parent in exchange for equity interests in Bullseye Holdings, subject to the terms set forth in the applicable rollover and contribution agreement. See the section titled “The Transaction Agreements—Rollover and Contribution Agreements” beginning on page 82 of this proxy statement for more information.
Directors’ and Officers’ Indemnification and Insurance
For information regarding indemnification of Billtrust’s directors and executive officers, see the section entitled “The Merger—Directors’ and Officers’ Indemnification and Insurance” beginning on page 14 of this proxy statement.
Financing of the Merger
The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. The total amount of funds required to complete the merger and related transactions, including payment of related fees and expenses, is anticipated to be approximately $1.7 billion. Parent intends to fund the consummation of the merger and related transactions through a combination of committed debt financing, committed equity investments and cash on the Billtrust balance sheet, as described in more detail below.
In connection with the financing of the transactions contemplated by the merger agreement, the EQT Investors have delivered the equity commitment letter to Parent, dated as of September 28, 2022, pursuant to which, upon the terms and subject to the conditions set forth therein, such funds have committed to purchase from Parent equity interests of Parent as may be required by Parent or Merger Sub to make payments due by Parent and Merger Sub under the Merger Agreement in an aggregate amount of approximately $1.24 billion in cash, in immediately available funds.
In addition, Parent has obtained debt financing commitments consisting of a $375,000,000 secured term loan facility for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with the cash on hand at Parent and the equity investment, will be used to (i) consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses, and (ii) pay any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement. Pursuant to the debt commitment letter, the debt commitment parties have committed to provide Parent and Merger Sub, severally, but not jointly, with the debt financing in the amounts and on the terms and subject to the conditions set forth in the debt commitment letter. The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to certain customary conditions.
In addition, Parent has entered into a termination equity commitment letter dated September 28, 2022 with the EQT Investors pursuant to which the EQT Investors commit to provide funds to Parent for the purpose of paying the reverse termination fee and certain of Parent’s and Merger Sub’s other obligations under the merger agreement.
For more information on Parent’s financing arrangements for the merger, see the sections entitled “The Merger—Financing of the Merger” beginning on page 5.
Regulatory Clearances and Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated). Under the terms of the merger agreement, each of Billtrust and Parent to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as soon as reasonably possible, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining certain specified regulatory approvals.
In particular the parties agreed that obligations of Parent include (subject to certain exceptions) (i) undertaking certain regulatory concessions (including, for example and among other things, entering into any settlement or agreement with any governmental authority in connection with the transactions contemplated by the merger agreement, the sale, divestiture or disposition of businesses, product lines or assets and terminating existing relationships or obligations), if necessary, (ii) defending any action, suit or proceeding that challenges the merger or the transaction documents and (iii) seeking to have lifted, vacated or reversed any restraint by a governmental authority with respect to the merger agreement or the transactions contemplated thereby. If requested by Parent, Billtrust and each of its subsidiaries shall agree to any such regulatory concession. However, none of Billtrust or its subsidiaries are required to agree to any regulatory concession that is not conditioned upon consummation of the merger, and nothing will require Parent to accept any regulatory concessions (including, with respect to (i) any investment fund, investment vehicle, or management or advisory entity managed by, advised by, managing, advising, or affiliated with Parent; or (ii) any portfolio company (as such term is commonly understood in the private equity industry) or other investment of any such investment fund, investment vehicle, or management or advisory entity) other than with respect to Parent and Parent’s subsidiaries (including Merger Sub, Billtrust and its subsidiaries).
On October 13, 2022, both Billtrust and Parent filed notification of the proposed merger with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) under the HSR Act.
In addition, prior to the effective time of the merger, Billtrust and Parent are required to obtain regulatory approvals from Cyprus. On October 11, 2022, Parent filed a notification of the proposed merger with the Commission for the Protection of Competition in Cyprus and received unconditional clearance on November 8, 2022.

See the section entitled “The Merger—Regulatory Clearances and Approvals Required for the Merger” beginning on page 68 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the merger.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of Billtrust common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other non-U.S. tax laws. In general, a U.S. holder (as described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement) whose shares of Billtrust common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. With respect to a stockholder that is a “non-U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement), the exchange of shares of Billtrust common stock for the merger consideration pursuant to the merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States.
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement and consult your tax advisor regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting and Deregistration of Billtrust Common Stock
Upon completion of the merger, the Billtrust common stock currently listed on the Nasdaq will cease to be listed on the Nasdaq and will subsequently be deregistered under the Exchange Act.
Appraisal Rights
Under the DGCL, any record holder of Billtrust common stock at the close of business on the record date who does not vote in favor of the merger, and who exercises its appraisal rights and fully complies with all of the provisions of Section 262 of the DGCL (but not otherwise), will be entitled to demand and receive payment of the “fair value” as determined pursuant to Section 262 of the DGCL for all (but not less than all) of his or her shares of Billtrust common stock if the merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 84 of this proxy statement. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C.
Litigation Related to the Merger
On October 27, 2022, a purported Billtrust stockholder filed a complaint in the U.S. District Court for the Southern District of New York against Billtrust and the members of the board of directors, captioned O’Dell v. BTRS Holdings Inc., et al., Case 1:22-cv-09212 (the “Complaint”). The Complaint asserts claims against all defendants under Sections 14(a) and 20(a) of the Exchange Act, 15 U.S.C. §§ 78n(a), 78t(a), and SEC Rule 14a-9, 17 C.F.R. 240.14a-9 and 17 C.F.R. § 244.100, for allegedly false or misleading statements in Billtrust’s preliminary proxy statement filed in connection with the merger and against the individual defendants under Section 20(a) of the Exchange Act for alleged control person liability with respect to such allegedly false and misleading statements. The Complaint seeks, among other relief, (1) to enjoin defendants from consummating the merger; (2) to rescind the merger or recover damages, if the merger is completed; (3) to require the defendants to account to plaintiff for all damages suffered; (4) costs and disbursements of the action, including reasonable attorneys’ fees; and (5) granting other and further equitable relief. The defendants believe that the claims are without merit. Additional lawsuits arising out of the merger may be filed in the future. No assurances can be made as to the outcome of such lawsuits or the Complaint.

THE TRANSACTION AGREEMENTS
The Merger Agreement
The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, dated as of September 28, 2022, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.
Explanatory Note Regarding the Merger Agreement
The following summary of the Agreement and Plan of Merger, dated as of September 28, 2022, a copy of which is attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the merger agreement and is not intended to modify or supplement any factual disclosures about Billtrust in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Billtrust or any of its subsidiaries or affiliates. The merger agreement contains representations and warranties by Billtrust, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure schedules to the merger agreement; were made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Billtrust’s public disclosures.
Additional information about Billtrust may be found elsewhere in this proxy statement and Billtrust’s other public filings. See the section entitled “Where You Can Find More Information,” beginning on page 97 of this proxy statement.
Structure of the Merger
At the effective time of the merger, Merger Sub will be merged with and into Billtrust in accordance with the DGCL. As a result of the merger, the separate existence of Merger Sub will cease, and Billtrust will be the surviving corporation. At the effective time of the merger and by virtue of the merger, the certificate of incorporation of Billtrust will be amended and restated in its entirety in accordance with the merger agreement. The bylaws of Merger Sub in effect at the effective time of the merger will be the bylaws of the surviving corporation (except that references to the name of Merger Sub will be replaced by reference to the name of the surviving corporation). From and after the effective time of the merger, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the effective time of the merger will be the directors of the surviving corporation and the officers of Billtrust will be the officers of the surviving corporation.
Closing and Effective Time of the Merger
Unless another time, date or place is mutually agreed in writing by Billtrust and Parent, the closing of the merger will take place as soon as possible, but in any event no later than three business days after the date the closing conditions set forth in the merger agreement and described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 8 of this proxy statement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions. The merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger in the fourth quarter of 2022. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below, and it is possible that factors outside the control of Billtrust, Parent or Merger Sub could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.
Effect of the Merger on Billtrust Common Stock
At the effective time of the merger, each share of Billtrust common stock outstanding immediately prior to the effective time of the merger (other than the rollover shares and shares owned by Billtrust (as treasury stock), Parent or any of their respective subsidiaries, Merger Sub or any stockholder who has properly demanded appraisal rights in accordance with Delaware law, together, the “excluded shares”) will be converted into the right to receive $9.50 in cash, without interest and less any applicable withholdings taxes. As of the effective time of the merger, all such shares of Billtrust common stock will no longer be outstanding and will automatically be canceled and retired and cease to exist, and will thereafter represent only the right to receive the merger consideration to be paid in accordance with the terms of the merger agreement.
At the effective time of the merger, each share of Billtrust common stock held by Billtrust (as treasury stock) or owned by Parent or Merger Sub will be canceled without payment of any consideration. At the effective time of the merger, each share of Billtrust common stock held by any subsidiary of Billtrust or Parent (other than Merger Sub) will be converted into such number of shares of stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock in the surviving corporation immediately following the effective time of the merger as such subsidiary owned in Billtrust immediately prior to the effective time of the merger. Each rollover share will be unaffected by the merger and will, immediately prior to the effective time of the merger, be contributed to Merger Sub (to be contributed to Parent thereafter) pursuant to the terms of the applicable rollover agreement. In addition, shares of Billtrust common stock outstanding immediately prior to effective time of the merger and held by a stockholder who has not voted in favor of the merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with the DGCL will not be converted into the right to receive the merger consideration, unless and until such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If any holder of Billtrust common stock that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such shares as determined by the Delaware Court of Chancery plus interest, if any, on the amount determined to be the fair value, as further described in the section entitled “Appraisal Rights of Stockholders” beginning on page 84 of this proxy statement.
Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation.
Procedures for Surrendering Shares for Payment
Prior to the effective time of the merger, Parent will appoint an exchange agent reasonably acceptable to Billtrust for the purpose of exchanging for the merger consideration certificates representing shares of Billtrust common stock or uncertificated shares of Billtrust common stock. At or prior to the effective time of the merger, Parent will make available to the exchange agent an amount in cash that, when taken together with available cash of Billtrust that Parent directs to be deposited with the exchange agent immediately following the effective time of the merger, is equal to the merger consideration to be paid in respect of the certificates representing shares of Billtrust common stock or uncertificated shares of Billtrust common stock.
As promptly as practicable after the effective time of the merger (but no later than three business days thereafter), Parent will send, or cause the exchange agent to send, to each holder of shares of Billtrust common stock at the effective time of the merger a letter of transmittal and instructions (in customary form which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of certificates representing shares of Billtrust common stock or transfer of uncertificated shares of Billtrust common stock to the exchange agent) for use in such exchange.
Each holder of shares of Billtrust common stock that have been converted into the right to receive the merger consideration will be entitled to receive, upon (i) surrender to the exchange agent of a certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, in each case (i) or (ii), the merger consideration in respect of Billtrust common stock represented by a certificate or uncertificated share (less any applicable withholding). Until so surrendered or transferred, as the case may be, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration. No interest will be paid or will accrue on the cash payable upon surrender of any such shares.
If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that (i) either such certificate be properly endorsed or otherwise be in proper form for transfer or such uncertificated share be properly transferred and (ii) the person requesting such payment must pay to the exchange agent any transfer or other taxes required as a result of such payment or establish to the satisfaction of the exchange agent and Parent that such tax has been paid or is not payable.
After the effective time of the merger, there will be no further registration of transfers of shares of Billtrust common stock. If, after the effective time of the merger, certificates representing shares of Billtrust common stock or uncertificated shares of Billtrust common stock are presented to the surviving corporation, they will be canceled and exchanged for the merger consideration.
Any portion of the merger consideration made available to the exchange agent for payment to the stockholders that remains unclaimed by the holders of Billtrust common stock that have been converted into the right to receive merger consideration nine months after the effective time of the merger will be returned to Parent, upon demand, and any such holder who has not exchanged shares of Billtrust common stock will thereafter look only to Parent for payment of the merger consideration in respect of such shares without any interest thereon and subject to any withholding of taxes required by applicable law. Notwithstanding the foregoing, Parent will not be liable to any holder of shares of Billtrust common stock for any amount paid to any governmental authority pursuant to applicable abandoned property, escheat or similar applicable law. Any amounts remaining unclaimed by holders of Billtrust common stock that have been converted into the right to receive the merger consideration two years after the effective time of the merger (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) will become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person previously entitled thereto.
Withholding
Parent, Merger Sub, the surviving corporation, the exchange agent and other applicable payors are entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or non-U.S. tax law. If Billtrust, the exchange agent, the surviving corporation, Parent or Merger Sub, as the case may be, so withholds amounts and pays over such amounts to the appropriate governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to the person to whom such amounts would otherwise have been paid.
Treatment of Billtrust Equity Awards
Upon the effective time of the merger, except as otherwise agreed to by Parent and the applicable holder thereof, with respect to each outstanding Company Stock Option, whether vested or unvested, (i) that is an Out-of-the-Money Option, such stock option will terminate and be cancelled immediately prior to the effective time of the merger, without any consideration payable in respect thereof, and will have no further force or effect and (ii) that is an In-the-Money Option, such stock option will become fully vested (to the extent unvested or to the extent such stock option would not otherwise vest) and will terminate and be cancelled immediately prior to the effective time of the merger in exchange for the right to receive an amount in cash, without interest, to be paid promptly following the effective time of the merger and in no event more than five calendar days following the effective time of the merger, determined by multiplying (A) the excess, if any, of the merger consideration over the applicable exercise price of such canceled stock option by (B) the number of shares subject to such stock option immediately prior to the effective time of the merger.
Except as otherwise agreed to by Parent and the applicable holder thereof and except as provided below with respect to New RSUs, each Company RSU will fully vest and will be canceled and converted into the right of the holder to receive an amount in cash, without interest, and less any applicable withholding taxes to be paid promptly following the effective time of the merger and in no event more than five calendar days following the effective time of the merger, equal to the product of (i) the merger consideration and (ii) the total number of shares subject to such RSU.
New RSUs (other than those granted to non-employee directors) will not accelerate upon the effective time of the merger. Instead, such awards will be converted into cash awards immediately prior to the effective time of the merger, each in an amount equal to the product of (i) the merger consideration and (ii) the total number of shares subject to the corresponding RSU, which cash awards will vest and be payable in equal monthly installments over the two-year period immediately following the closing of the transactions contemplated by the merger agreement, subject to the grantee’s continuous employment as of the applicable vesting date (provided that any unpaid amount will vest and be payable in a lump sum upon the grantee’s earlier termination of employment under circumstances that entitle the grantee to severance under Billtrust’s severance guidelines, plans and agreements (including executive employment agreements) set forth in a schedule to the merger agreement, or would have entitled the grantee to such severance had the termination occurred within the first year following the closing of the transactions contemplated by the merger agreement).
No new offering period will commence under the ESPP. Any contributions accumulated under the ESPP pursuant to the offering period in effect as of September 28, 2022 will be used to purchase shares on the earlier to the occur of (i) the last day of the offering purchase period and (ii) ten calendar days prior to the closing of the transactions contemplated by the merger agreement. The ESPP will terminate immediately prior to the effective time of the merger.
Representations and Warranties
Billtrust’s representations and warranties to Parent in the merger agreement relate to, among other things:
•	The organization, good standing and qualification of Billtrust and its subsidiaries;
•	The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;
•	Required regulatory filings and authorizations, consents or approvals of governmental entities;
•
The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement and assuming approval of the shareholders;

•	The capitalization of Billtrust and its subsidiaries, including the number of outstanding shares of Billtrust common stock, Company RSUs and Company Stock Options;
•	The organization, good standing, qualification and corporate power and authority of each of Billtrust’s subsidiaries to carry on its business as currently conducted;
•	The reports, schedules, forms, statements and other documents required to be filed with the SEC and other regulatory agencies and the accuracy of the information contained in those documents;
•	The financial statements of Billtrust;
•	The disclosure documents required to be filed with the SEC in connection with the merger (including this proxy statement);
•	The absence of certain changes or events since June 30, 2022;
•	The absence of certain undisclosed liabilities;
•	Compliance with laws by Billtrust and its subsidiaries since January 1, 2020;
•	The absence of certain litigation, actions, suits, investigations or proceedings since January 1, 2020;
•	Real property leased by Billtrust and its subsidiaries;
•	Ownership of or rights with respect to the intellectual property of Billtrust and its subsidiaries;
•	The payment of taxes, the filing of tax returns and other tax matters related to Billtrust and its subsidiaries;

•	Compensation and benefits plans, agreements and arrangements with or concerning employees of Billtrust and its subsidiaries;
•	Compliance with laws related to labor and employment by Billtrust;
•	Compliance with environmental laws, permits and licenses by Billtrust and its subsidiaries and other environmental matters;
•	Certain material contracts of Billtrust and its subsidiaries;
•	Brokers’ and finders’ fees and other expenses payable by Billtrust;
•	Receipt of the opinion of Billtrust’s financial advisor;
•	The applicability of, and Billtrust’s compliance with, certain state anti-takeover statutes;
•	The absence of undisclosed related party transactions of Billtrust and its subsidiaries;
•	Certain matters related to the insurance policies and arrangements of Billtrust and its subsidiaries;
•	Billtrust’s top customers and top suppliers;
•	Compliance with anti-bribery, anti-corruption and anti-money laundering laws by Billtrust and its subsidiaries;
•	Compliance with government sanctions and import and export control laws by Billtrust and its subsidiaries; and
•	The acknowledgement that there are no further representations and warranties made by or on behalf of Parent, other than in the merger agreement.
Parent’s representations and warranties to Billtrust in the merger agreement relate to, among other things:
•	The corporate organization, good standing and qualification of each of Parent and Merger Sub;
•	The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;
•	Required regulatory filings and authorizations, consents or approvals of governmental entities;
•
The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

•	The accuracy of information supplied by Parent to be included in this proxy statement;
•	Brokers’ and finders’ fees and other expenses payable by Parent;
•
The delivery of the financing arrangements by Parent including the equity commitment letter and debt commitment letter and with such arrangements, the adequacy of funds to consummate the merger and enforceability thereof;

•	The solvency of the surviving corporation after the consummation of the merger;
•	The absence of prior operations of Parent and Merger Sub;
•	The delivery to Billtrust of the termination equity commitment letter and sufficiency of funds; and
•	The acknowledgement that there are no further representations and warranties made by or on behalf of Billtrust, other than in the merger agreement.
None of the representations and warranties in the merger agreement survive the effective time of the merger.
Definition of “Company Material Adverse Effect”
Many of Billtrust’s representations and warranties in the merger agreement are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect). For purposes of the merger agreement, a “company material adverse effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (i) Billtrust’s ability to consummate the merger on the terms set forth in the merger agreement or (ii) the financial condition, business, assets or results of operations of Billtrust and its subsidiaries, taken as a whole, excluding to the extent arising or resulting from:
•	changes in GAAP or changes in the regulatory accounting requirements applicable to any industry in which Billtrust and its subsidiaries operate;
•
changes, developments or conditions after the date of the merger agreement generally in financial or securities markets or in the general economic or political conditions globally or in any jurisdiction in which Billtrust and its subsidiaries operate;

•	changes or conditions affecting generally the industries in which Billtrust and its subsidiaries operate or the industries in which suppliers and customers of Billtrust and its subsidiaries operate;
•
changes in geopolitical conditions (including the current dispute and conflict between the Russian Federation and Ukraine and any evolutions thereof and any sanctions or other applicable laws, directives, policies, guidelines or recommendations promulgated by any governmental authority in connection therewith), the outbreak or escalation of hostilities, any actual or threatened acts of war, sabotage, cyberattack or terrorism, global health conditions (including any epidemic, pandemic or disease outbreak (including SARS-CoV-2 or COVID-19, monkeypox (or similar viruses in the orthopoxvirus genus) and any evolutions or mutations thereof)), or natural disaster (including any hurricane, tornado, flood, earthquake and weather-related event);

•	changes in applicable law after the date of the merger agreement;
•
the public announcement of the merger agreement or pendency or consummation of the transactions contemplated by the merger agreement, or any facts or circumstances relating to Parent, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Billtrust and its subsidiaries with third parties;

•
any failure of Billtrust or any of its subsidiaries to meet, with respect to any period or periods, any internal or published budgets, projections, forecasts, estimates of earnings or revenues or business plans (it being understood and agreed that any effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expect to become, a material adverse effect unless otherwise excluded by the foregoing bullet points or the following bullet points);

•	any action taken (or omitted to be taken) by, or at the request of, the other parties to the merger agreement; or
•	any action taken or omitted to be taken by Billtrust or any of its subsidiaries that is required pursuant to the merger agreement.
Notwithstanding these exclusions, any event referred to in bullets one through five will be taken into account in determining whether a “company material adverse” effect has occurred or would reasonably be expected to occur to the extent the business of Billtrust and its subsidiaries, taken as a whole, is disproportionately affected relative to other participants in the industries in which Billtrust and its subsidiaries operate.
Certain of Parent’s representations and warranties in the merger agreement are qualified by a “parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a parent material adverse effect). For purposes of the merger agreement, a “parent material adverse effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development that, individually or in the aggregate, would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent or Merger Sub to consummate, the merger or the other transactions contemplated by the merger agreement or the other transactions on a timely basis.

Conduct of the Business Pending the Merger
Billtrust has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, except (A) with the prior written consent of Parent, (B) as required by applicable law or (C) as set forth in the relevant section of the Billtrust disclosure schedules, (1) Billtrust will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business (subject to exceptions for COVID-19 related actions) and (2) Billtrust will not, nor will it permit any of its subsidiaries to:
•	amend, supplement or otherwise modify its certificate of incorporation, bylaws or other similar organizational documents (other than for Billtrust’s subsidiaries);
•	split (including reverse stock split), combine, subdivide, recapitalize, exchange or reclassify any shares of its equity interests,
•
declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its equity interests (including any shares of Billtrust common stock), except for dividends by any of its wholly owned subsidiaries;

•
redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise purchase or acquire any of Billtrust’s securities or any securities convertible or exchangeable into or exercisable for any equity interests of Billtrust, except as required by the terms of any employee plan;

•
issue, transfer, assign, deliver, sell, dispose, encumber, grant, confer, award or authorize the issuance, transfer, assignment, delivery, sale, disposal, encumbrance, grant, conferral or award of, Billtrust’s securities or Billtrust’s subsidiaries’ securities (except to Billtrust or any of its wholly owned subsidiaries), (i) excluding (A) the issuance of any shares pursuant to a purchase under the ESPP or upon the exercise of Company Stock Options or vesting and/or settlement of Company RSUs in accordance with the terms of the Equity Plans, (B) the issuance of a number of Company RSUs committed to be granted to certain September 2022 new hires not to exceed $347,700 in the aggregate, with the number of shares subject to each such award to be calculated based on the closing price per share of Billtrust common stock on October 1, 2022, (C) the issuance of time-vesting Company RSUs to newly hired employees and in connection with employee promotions, in each case, in the ordinary course of business, the shares underlying which cannot exceed 500,000 in the aggregate without Parent’s consent, (D) if the closing of the merger does not occur on or before March 31, 2023, annual grants of time-vesting Company RSUs under the 2020 Equity Incentive Plan to Billtrust directors, officers, employees, and individual independent contractors in the ordinary course of business; provided that any such Company RSUs awarded to the Chief Executive Officer (“CEO”) or any direct report of the CEO or any Executive Vice President or Senior Vice President of Billtrust is subject to the consent of Parent, which consent may not be unreasonably withheld and (E) the issuance of time-vesting Company RSUs to non-employee directors pursuant to Billtrust’s Director Compensation Policy, but (ii) including (x) grants or awards of Billtrust’s securities (including Company Stock Options and Company RSUs, except as set forth above) that otherwise could be made pursuant to the terms of Billtrust employee plans, or (y) amendments to any term of any of Billtrust’s security or Billtrust’s subsidiaries’ security (except for the benefit of Billtrust or any of its wholly owned subsidiaries);

•
acquire (i) by merger, consolidation, acquisition of stock or assets or otherwise, directly or indirectly, any businesses, other than acquisitions pursuant to existing material contracts, or (ii) any material amount of (x) assets, other than acquisitions pursuant to existing contracts, or (y) any securities or equity interests, other than acquisitions pursuant to existing material contracts, or, in each case of clauses (x) and (y), in the ordinary course of business;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than for subsidiaries of Billtrust;
•
sell, lease, license, or otherwise transfer, or dispose of, mortgage, sell and lease back or otherwise or create or incur any lien on, any of Billtrust’s or its subsidiaries’ material assets, securities, properties, interests or businesses or other interests therein whether tangible or intangible (including securitizations) (other than intellectual property), other than (i) sales of inventory in the ordinary course of business or sales of or disposals of obsolete or worthless assets at the end of their scheduled retirement, (ii) pursuant to contracts in effect on the date of the merger agreement, (iii) permitted liens and (iv) transfers among Billtrust and its wholly owned subsidiaries, or among the wholly owned subsidiaries of Billtrust;
•
sell, license, sublicense, covenant not to assert, assign, transfer, abandon, allow to lapse, exclusively license, otherwise dispose of or grant any rights in any material owned intellectual property (except non-exclusive licenses of Billtrust intellectual property granted to third parties in the ordinary course of business);

•
make any loans, advances or capital contributions in excess of $1,000,000 on an individual basis to, or investments in, any other person, other than (i) by Billtrust (or a subsidiary of Billtrust) to a subsidiary of Billtrust or (ii) in the ordinary course of business;

•
create, incur, assume, suffer to exist, provide any guarantee of or otherwise become liable with respect to any, or repay, redeem, repurchase or otherwise retire any indebtedness for borrowed money or guarantees thereof (other than as required by its terms);

•
except as required under applicable law or pursuant to the terms of any Billtrust employee plan, (i) with respect to any service provider, grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits, other than increases in annual base salaries or base wage rates in the ordinary course of business for employees with an annual base salary or base wage rate of less than $200,000, (ii) hire, or terminate (other than for “cause” or performance) any service provider with an annual base salary or base compensation of more than $200,000, (iii) establish, adopt, enter into, materially amend, terminate, or take any action to accelerate rights under any Billtrust employee plan (or any plan, program, policy, agreement or arrangement that would be an employee plan if it were in existence on the date of the merger agreement) or collective bargaining agreement, provided that Billtrust may establish a cash-based transaction bonus program in an aggregate amount of up to $500,000 to promote retention and to incentivize efforts to consummate the closing, with any such amount awarded to be paid in a lump sum on the closing date, subject to the employee’s continued employment through the closing date, or paid in a lump sum upon an earlier termination of the employee’s employment by Billtrust under circumstances that would entitle the employee to severance; provided that the CEO or any director report of the CEO or any executive vice president or senior vice president of Billtrust will not receive a payment under such plan without the prior consent of Parent;

•	change its methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;
•
settle or compromise (A) any action or threatened action (excluding any action or threatened action relating to taxes) involving or against Billtrust or any of its subsidiaries that results in a payment obligation (net of insurance proceeds) of Billtrust or any of its subsidiaries in excess of $1,000,000 individually or $5,000,000 in the aggregate (in each case net of amounts covered by insurance or indemnification agreements with third parties), or that imposes any material restrictions or limitations upon the operations or business of Billtrust or any of its subsidiaries after the closing or material equitable or injunctive remedies or the admission of any criminal wrongdoing (other than customary confidentiality, release and similar obligations incidental to such settlement) or (B) any action or threatened action (excluding any action or threatened action relating to taxes) that relates to the transactions contemplated by the merger agreement;

•
settle or compromise any material tax claim, audit or assessment, or file a claim for, or surrender any right to claim, a refund of a material amount of taxes, (ii) adopt or change (or make a request to change) any material tax accounting method or any tax accounting period, (iii) make, change or revoke any material tax election, (iv) file any material amended tax return, (v) enter into any closing agreement with any governmental authority or any tax sharing or tax allocation agreement or similar contract or arrangement with respect to any material taxes, (vi) obtain or request any tax ruling from a governmental authority, or (vii) consent to the extension (other than an automatic extension to file any tax return) or waiver of the limitations period applicable to any material tax claim or assessment;

•
make or commit to any capital expenditures in excess of $2,000,000 individually or $5,000,000 in the aggregate, except pursuant to Billtrust’s annual capital expenditures budget made available to Parent;

•
abandon any material existing lines of business or enter into any material new line of business, other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business as of the date of the merger agreement;

•
except with respect to (A) contracts with the counterparties set forth on the relevant sections of the Billtrust disclosure schedule, (B) any leases in respect of leased real property entered into in the ordinary course of business involving annual aggregate payments of up to $5,000,000, (C) any leases in respect of personal property entered into in the ordinary course of business (provided that with respect to contracts involving annual aggregate payments of more than $5,000,000, Billtrust must obtain Parent’s prior written consent, not to be unreasonably withheld, prior to taking any action set forth in clauses (i) and (ii) below), (D) contracts of the types described in certain specified sections of the merger agreement; and (E) ordinary course customer or supplier contracts (provided that with respect to contracts that would reasonably be expected to involve payments by Billtrust of more than $2,000,000 annually or the receipt of payments by Billtrust of more than $2,000,000 annually, Billtrust must obtain Parent’s prior written consent, not to be unreasonably withheld, prior to taking any action set forth in clauses (i) and (ii) below), (i) amend or modify in any material respect or terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) any material contract or voluntarily waive, release or assign any material claims under any material contract or (ii) enter into any contract that would have been a material contract under the relevant section of the merger agreement had it been entered into prior to the date of the merger agreement unless it is on terms substantially consistent with, or on terms at least as favorable to Billtrust or any of its subsidiaries (and to Parent and its subsidiaries following the closing) as, a contract that it is replacing that has terminated upon expiration of the term thereof in accordance with the terms thereof; or

•	agree, resolve or commit to do any of the foregoing.
Board Obligation to Call a Stockholders’ Meeting
Billtrust has agreed under the merger agreement to, as soon as reasonably practicable following the date of the merger agreement, establish a record date for, and as soon as reasonably practicable following the time the SEC indicates it will not review or have any further comments with respect to the proxy statement, duly call, give notice of, convene and hold, a meeting of Billtrust’s stockholders, which will be held as promptly as reasonably practicable but in no event later than forty calendar days after the SEC indicates it will not review or have any further comments on the proxy statement. The Billtrust board of directors will (x) include its recommendation in the proxy statement and (y) unless an adverse recommendation change has occurred, use its reasonable best efforts to obtain and solicit such adoption. Notwithstanding anything in the merger agreement to the contrary, Billtrust may, following consultation with Parent and, if an adverse recommendation change has not occurred, will, at the request of Parent on no more than one occasion for a period of no more than ten business days, postpone or adjourn the stockholder meeting (i) with the written consent of Parent, (ii) to solicit additional proxies for the purpose of approving the merger, (iii) if there are not holders of a sufficient number of shares of Billtrust common stock present or represented by proxy at the stockholder meeting to constitute a quorum at the stockholder meeting or (iv) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Billtrust has determined in good faith, after consultation with outside legal counsel, is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Billtrust stockholders prior to the stockholder meeting. However, Billtrust may not postpone or adjourn the stockholder meeting on more than three occasions, and no such postponement or adjournment will be for a period of more than ten business days without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Billtrust will cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive proxy statement.

Restrictions on Solicitation of Acquisition Proposals
Subject to certain exceptions, Billtrust has agreed that from the date of the merger agreement until the termination of the merger agreement in accordance with its terms, except as otherwise set forth below, Billtrust will not, and will cause its subsidiaries’ and Billtrust’s directors and officers not to, and instruct its and its subsidiaries’ respective representatives not to, directly or indirectly:
•	solicit, initiate or knowingly take any action to facilitate or encourage the submission of any “acquisition proposal” (as described below),
•
enter into or participate in any discussions or negotiations with, furnish any information relating to Billtrust or any of its subsidiaries or afford access to the business, properties, assets, books, records, work papers and other documents related to Billtrust or any of its subsidiaries to, otherwise cooperate in any way with, any third party that is seeking to make, or has made, an acquisition proposal in connection therewith,

•	make an adverse recommendation change (as described below) with regard to the merger, or
•
enter into any agreement in principle, letter of intent, indication of interest, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an acquisition proposal.

Billtrust also agreed in the merger agreement to (and agreed to cause its subsidiaries and direct its and their respective officers and directors and representatives to) cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party and its representatives with respect to any acquisition proposal. To the extent that it has not done so prior to the date of the merger agreement, Billtrust will promptly request that each third party, if any that has executed a confidentiality agreement with Billtrust within the 12-month period prior to the date of the merger agreement in connection with its consideration of any acquisition proposal return or destroy all confidential information previously furnished or made available to such third party or any of its representatives by or on behalf of Billtrust any of its subsidiaries.
Notwithstanding the restrictions described above, if at any time prior to obtaining the approval of Billtrust stockholders, the Billtrust board of directors receives an acquisition proposal which has not resulted from a breach of the restrictions set forth in the merger agreement that the Billtrust board of directors determines in good faith, after consultation with, in the case of financial matters, its financial advisor of nationally recognized reputation and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law, then Billtrust, directly or indirectly through representatives may:
•
engage in negotiations or discussions with any third party and its representatives in accordance with the terms of the merger agreement that has made after the date of the merger agreement a bona fide acquisition proposal that did not result from a breach of the merger agreement if the board of directors determines in good faith, after consultation with, in the case of financial matters, its financial advisor of nationally recognized reputation, and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to a “superior proposal” (as described below);

•
furnish to such third party or its representatives non-public information relating to Billtrust or any of its subsidiaries pursuant to a confidentiality agreement (a copy of which will be provided for informational purposes only to Parent within twenty-four hours) with such third party with terms no less favorable to Billtrust than those contained in the confidentiality agreement (it being understood and agreed that such conﬁdentiality agreement need not include provisions restricting any person from making, publicly or privately, an acquisition proposal, or otherwise containing any standstill or similar provision and will permit Billtrust to comply with its obligations under the merger agreement); provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent prior to or substantially concurrently with the time it is provided or made available to such third party or its representatives; and

•
make an adverse recommendation change following receipt of a superior proposal (that did not result from a breach of the non-solicit restriction by Billtrust) or in response to an intervening event, provided that the Billtrust board of directors may do so only if the Billtrust board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law.
In addition, the Billtrust board of directors will not take any of the actions referred to above unless Billtrust delivers to Parent a prior written notice advising Parent that it intends to take such action. In addition, Billtrust will notify Parent promptly (but in no event later than twenty-four hours) after receipt by Billtrust (or any of its representatives) of any acquisition proposal, or any request for material non-public information relating to Billtrust or any of its subsidiaries or for access to the business, properties, assets, books, records, work papers or other documents relating to Billtrust or any of its subsidiaries by any third party that has indicated it may be considering making, or has made, an acquisition proposal. Such notice must be in writing and will identify the third party and the material terms and conditions of any such acquisition proposal indication or request, and will be accompanied by a copy of any material written agreements (or any material draft written agreements) delivered to Billtrust or its representatives in connection with such acquisition proposal. Billtrust will keep Parent reasonably informed, on a reasonably prompt basis, of the status of any such acquisition proposal including notifying Parent in writing within twenty-four hours after the occurrence of any material amendment or modification thereof. Billtrust must promptly (and in any event within twenty-four hours) notify Parent in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal.
For purposes of the merger agreement, “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer or proposal from any third party, relating to, in a single transaction or a series of related transactions:
•
any acquisition or purchase, directly or indirectly, of 15% or more of the consolidated assets of Billtrust and its subsidiaries or 15% or more of any class of equity or voting securities of Billtrust or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Billtrust and its subsidiaries;

•
any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any third party beneficially owning 15% or more of any class of equity or voting securities of Billtrust or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Billtrust and its subsidiaries, or

•
a merger, consolidation, amalgamation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Billtrust or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of Billtrust and its subsidiaries.

For purposes of the merger agreement, “adverse recommendation change” means for the Billtrust board of directors to (A) qualify, withdraw or modify in a manner adverse to Parent or Merger Sub the Billtrust board recommendation, (B) adopt, endorse, approve or recommend any acquisition proposal, or resolve to take any such action (C) following the date any acquisition proposal or any material modification thereto is first publicly announced, other than in the case of a tender offer or exchange offer subject to Regulation D promulgated under the 1934 Act, fail to issue a press release reaffirming the Billtrust board recommendation within the earlier of (x) ten business days after a request by Parent to do so and (y) prior to the date of the company meeting, (D) fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any acquisition proposal that is a tender offer or exchange offer subject to Regulation D promulgated under the 1934 Act within the earlier of (x) ten business days after the commencement of such tender offer or exchange offer and (y) prior to the date of the company meeting (as such date may be postponed or adjourned in accordance with the terms hereof) or (E) fail to include the Billtrust board recommendation in the proxy statement when disseminated to the Billtrust stockholders.
For purposes of the merger agreement, “superior proposal” means any bona fide, unsolicited acquisition proposal after the date of the merger agreement, which the Billtrust board of directors determines in good faith, after considering the advice of, in the case of financial matters, its financial advisor of nationally recognized reputation, and outside legal counsel, to be (i) more favorable to the holders of shares from a financial point of view than the merger (taking into account all of the terms and conditions, including any financing condition or the reliability of any debt or equity funding commitment, of, the identity of the third party making, the likelihood of completion of, such acquisition proposal and any break-up fees, expense reimbursement provisions and conditions to consummation and the merger agreement (including, if applicable at the time of such determination, any changes to the financial terms of the merger agreement then proposed by Parent in response to such offer or otherwise that, if accepted by Billtrust, would be binding upon Parent)), and (ii) reasonably likely to be capable of being completed, in each case taking into account all financial, legal, regulatory and other aspects of such proposal that the Billtrust board of directors (or a committee thereof) considers relevant; provided, that for the purposes of this definition of “superior proposal”, references to 15% in the definition of acquisition proposal will be deemed to be references to 50%.
Changes in Board Recommendation
Under the merger agreement, under certain circumstances and subject to certain requirements described in this section, the Billtrust board of directors is entitled to make an adverse recommendation change prior to obtaining stockholder approval, if the Billtrust board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that an acquisition proposal constitutes a superior proposal, or in response to an intervening event, if the Billtrust board of directors determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:
•
Billtrust notifies Parent in writing at least four business days before taking such action, that Billtrust intends to take such action, which notice specifies the reasons for the adverse recommendation change and attaches (A) in the case of an adverse recommendation change to be made in connection with a superior proposal or a termination of the merger agreement in order to accept a superior proposal, the most current version of the proposed agreement under which such superior proposal is proposed to be consummated, or (B) in the case of an adverse recommendation change to be made pursuant to an intervening event, a reasonably detailed description of the reasons for making such adverse recommendation change;

•
Billtrust has negotiated, and has caused its representatives to negotiate, reasonably and in good faith with Parent during such notice period any revisions to the terms of the merger agreement that Parent proposes; and

•
After such four business day period, (A) in the case of any adverse recommendation change to be made in connection with a superior proposal or a termination of the merger agreement in order to accept a superior proposal, such superior proposal would nevertheless continue to constitute a superior proposal (assuming such revisions proposed by Parent were to be given effect) (it being understood and agreed that any amendment to the financial terms or other material terms of such superior proposal will require a new written notification two business days prior from Billtrust); and (B) in the case of an adverse recommendation change to be made pursuant to an intervening event, such intervening event would nevertheless require such adverse recommendation change, and, in either case, the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law.

In the event that the Billtrust board of directors is permitted to change its recommendation with respect to the merger agreement following the receipt of an acquisition proposal that it determines to be a superior proposal, Billtrust may also terminate the merger agreement to enter into a definitive written agreement for such superior proposal if concurrently with such termination, Billtrust pays to Parent the fee required to be paid to Parent as described in the section entitled “The Merger Agreement—Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent” beginning on page 11 of this proxy statement.
Nothing in the merger agreement prevents Billtrust or its board of directors (or any committee thereof) from complying with Rule 14e-2(a) or Rule 14d-9 under the 1934 Act with regard to an acquisition proposal so long as any action taken or statement made to comply with such rules is consistent with the non-solicitation restrictions. However, any such action or statement that relates to an acquisition proposal is deemed an adverse recommendation change under the merger agreement unless the Billtrust board of directors expressly reaffirms the recommendation of the Billtrust board in connection therewith.
For purposes of the merger agreement, “intervening event” means an effect that was not known to the board of directors prior to Billtrust’s execution and delivery hereof (or if known, the consequences of which were not known or reasonably foreseeable (or the magnitude of which was not known or reasonably foreseeable) by the board of directors as of the date of the merger agreement), which effect, or any consequence thereof (or magnitude of which), arises or becomes known to the board of directors after Billtrust’s execution and delivery hereof and before the requisite company vote is obtained. However that in no event will any of the following be an intervening event or be taken into account in determining whether an intervening event has occurred: (1) the receipt, existence or terms of an acquisition proposal; or (2) any change in the trading price or trading volume of the shares or Billtrust’s meeting or exceeding any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (provided that any effect underlying such change, meeting or exceedance that is not otherwise excluded by the foregoing clause (2) may be taken into account in determining whether there has been an intervening event).
Regulatory Clearances and Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated). Under the terms of the merger agreement, each of Billtrust and Parent has agreed to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as soon as reasonably possible, including (i) preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement. In particular, obligations of Parent under the merger agreement include taking, and causing its subsidiaries to take, all actions necessary or appropriate to avoid or eliminate each and every impediment under any applicable law or otherwise so as to enable the consummation of the transactions contemplated by the merger agreement to occur as soon as reasonably possible (and in any event prior to March 28, 2023), including:
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entering into any settlement, undertaking, consent decree, stipulation or agreement with or required by any governmental authority in connection with the transactions contemplated by the merger agreement;

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proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of businesses, product lines or assets of Parent, any of its subsidiaries, or those of Billtrust or any of its subsidiaries;

•	terminating existing relationships, contractual rights or obligations of Parent or its subsidiaries (including those of Billtrust and each of its subsidiaries);
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otherwise taking or committing to take actions that after the closing would limit Parent’s or its subsidiaries’ (including Billtrust’s or its subsidiaries’) freedom of action with respect to, or its ability to retain or exercise rights of ownership or control with respect to, one or more of the businesses, product lines or assets of Parent or its subsidiaries (including Billtrust or any of its Subsidiaries);

•
defending any action, suit or proceeding (including by appeal if necessary) that challenges any of the transactions contemplated by the merger agreement which would otherwise prohibit, materially delay or materially impair the consummation of the transactions contemplated by the merger agreement; and

•
seeking to have lifted, vacated or reversed any stay, injunction, temporary restraining order or other restraint entered by any governmental authority with respect to the merger agreement or the transactions contemplated thereby.

If requested by Parent, Billtrust and each of its subsidiaries shall agree to any regulatory concession. However, none of Billtrust or Billtrust’s subsidiaries shall be required to agree to any regulatory concession that is not conditioned upon consummation of the transactions contemplated by the merger agreement; provided that, notwithstanding anything contained in this merger agreement to the contrary, Parent shall not be required to accept any regulatory concessions (including, with respect to (i) any investment fund, investment vehicle, or management or advisory entity managed by, advised by, managing, advising, or affiliated with Parent; or (ii) any portfolio company (as such term is commonly understood in the private equity industry) or other investment of any such investment fund, investment vehicle, or management or advisory entity) other than with respect to Parent and Parent’s subsidiaries (including Merger Sub, Billtrust and its subsidiaries).
In addition, each of Parent and Billtrust will (and Parent will cause its affiliates to) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable after the date of the merger agreement and in any event within 10 business days of the date of the merger agreement, and make or cause to be made all necessary registrations, declarations, notices, or filings required under the antitrust laws in Cyprus as promptly as practicable. Each of Parent and Billtrust will respond as promptly as practicable to any inquiries received from any governmental authority for additional information and documentary material that may be requested pursuant to the HSR Act and to use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Notwithstanding the foregoing, (I) each of Parent and Billtrust may designate any non-public information provided to any governmental entity as restricted to “outside counsel” only and any such information will not be shared with employees, officers, managers or directors or their equivalents of the other party without approval of the party providing the non-public information, and (II) materials may be withheld as necessary to address reasonable privilege, sensitive information or confidentiality concerns, or redacted to remove references concerning valuation or other competitively sensitive material.
On October 13, 2022, both Billtrust and Parent filed a notification of the proposed merger with the FTC and the Antitrust Division under the HSR Act.
On October 11, 2022, both Billtrust and Parent filed the application of the proposed merger with the Commission for the Protection of Competition in Cyprus and received unconditional clearance on November 8, 2022.
Each of Parent and Billtrust will (i) promptly notify the other party of any substantive communication to that party from a governmental authority and, subject to applicable law, permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any governmental authority, (ii) promptly furnish the other parties with copies of all correspondence, filings and written communications between it and its representatives, on the one hand, and such governmental authority, on the other hand, with respect to the merger agreement and the transactions contemplated by the merger agreement, (iii) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with the merger agreement or the merger and the other transactions contemplated by the merger agreement unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat, and (iv) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any governmental authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with the merger agreement.
Parent will (i) determine the timing and strategy and be responsible for the content of any substantive oral or written communications with any applicable governmental authority, and (ii) lead all proceedings and activities, in each such case with respect to seeking actions, consents, approvals or waivers of any governmental authority under the HSR Act; provided, however, that the foregoing shall be reasonably designed to obtain all required actions, consents, approvals and waivers of all governmental authorities under the HSR Act at least 10 business days prior to the end date and Parent shall reasonably consult with Billtrust and in good faith consider its views regarding the foregoing.
Parent shall cause the sponsors and each of its affiliates to take all actions as are necessary or appropriate to file or cause to be filed all documentation, notifications, submissions or filings as described above by the dates or within the periods specified therein.
Litigation Related to the Merger
Billtrust is required to promptly advise Parent of any action commenced after the date of the merger agreement against Billtrust or any of its directors, in their capacity as such, by any stockholder of Billtrust (on their own behalf or on behalf of Billtrust) relating to the merger agreement and the transactions contemplated by the merger agreement, and shall keep Parent reasonably informed on a reasonably current basis regarding any such action. Billtrust must (a) give Parent the opportunity to participate, at Parent’s expense and subject to a customary joint defense agreement, in the defense and settlement of any stockholder litigation against Billtrust and/or its officers or directors, in their capacity as such, relating to the merger or any of the other transactions contemplated by the merger agreement, (b) provide Parent with the opportunity to consult with Billtrust regarding the defense of any such litigation, which advice Billtrust shall consider in good faith, and (c) not settle any such litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned).
Employee Matters
For 12 months following the closing of the merger, Parent is required to provide, or to cause its controlled affiliates to provide (including the surviving corporation) to provide each Billtrust employee whose employment with the surviving corporation (or Parent or any of its controlled affiliates) continues after the effective time of the merger with (i) a base salary, wage or commission rate and annual cash bonus opportunities, in each case, that is at least equal to the base salary, wage or commission rate and annual cash bonus opportunities provided to such continuing employee by Billtrust and each of its subsidiaries immediately prior to the closing of the merger, (ii) health, welfare, retirement and other employee benefits (excluding (A) any defined benefit pension benefits, (B) retiree health benefits, (C) equity or equity based incentives, and (D) transaction, retention, or change in control bonuses) that are, in the aggregate, substantially comparable to the health, welfare, retirement and other employee benefits (excluding (A) any defined benefit pension benefits, (B) retiree health benefits, (C) equity or equity based incentives, and (D) transaction, retention, or change in control bonuses) provided by Billtrust and each of its subsidiaries to such continuing employee immediately prior to the closing of the merger, and (iii) severance protections and benefits that are no less favorable than those provided by Billtrust’s severance policies.
If the closing of the merger occurs prior to the date on which annual bonuses in respect of the 2022 fiscal year (“2022 Bonuses”) are normally paid, Billtrust will pay the 2022 Bonuses (and Parent will cause Billtrust to pay the 2022 Bonuses) at the same time annual bonuses would have otherwise been paid in the ordinary course of business; provided that to the extent that after the effective time of the merger but prior to the time 2022 Bonuses are paid to other continuing employees, any continuing employee’s employment is terminated by Billtrust without “cause” in a manner that entitles the continuing employee to severance benefits under Billtrust’s severance policies, Parent will pay such continuing employee their pro rata bonus amount at the time 2022 Bonuses are paid to other continuing employees.
With respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, maintained by Parent or its controlled affiliates, excluding any defined benefit or retiree health and welfare plans, in which any continuing employee is eligible to participate on or after the closing of the merger, for all purposes, including eligibility, vesting and benefit accrual purposes, such continuing employee’s service with Billtrust or any of its subsidiaries prior to the closing of the merger will be treated as service with Parent and its affiliates to the same extent as such continuing employee was entitled, before the closing of the merger, to credit for such service under any analogous employee benefit plan; provided that the foregoing will not apply to the extent that it would result in any duplication of benefits for the same period of service or such service was not credited under the corresponding employee benefit plan.
With respect to any health and welfare benefit plans (excluding any retiree health and welfare plans) plan maintained by Parent or its controlled affiliates in which any continuing employee is eligible to participate on or after the closing of the merger, Parent will, or will cause its affiliates (including the surviving corporation) to (i) waive, or cause to be waived, preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods with respect to participation by and coverage of the continuing employees to the same extent such preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods and (ii) use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee during the calendar year in which the closing of the merger occurs for purposes of satisfying such year’s deductible and co-payment limitations to the same extent as such continuing employee was entitled, prior to the closing of the merger, to recognition of such co-payments, deductibles and similar expenses under any health and welfare benefit plans maintained by Billtrust or any of its subsidiaries.
Directors’ and Officers’ Indemnification and Insurance
For six years after the effective time of the merger, the surviving corporation will indemnify and hold harmless the present and former officers and directors of Billtrust (each, an “indemnified person”) in respect of acts or omissions occurring at or prior to the effective time of the merger to the fullest extent permitted by the DGCL or provided under Billtrust’s certificate of incorporation and bylaws in effect on the date of the merger agreement;

For six years after the effective time of the merger, Parent will cause to be maintained in effect provisions in the surviving corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the surviving corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement.
Prior to the effective time of the merger, Billtrust will or, if Billtrust is unable to, Parent will cause the surviving corporation as of the effective time of the merger to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of Billtrust’s existing directors’ and officers’ insurance policies and Billtrust’s existing fiduciary liability insurance policies (collectively, “D&O insurance”), in each case for a claims reporting or discovery period of at least six years from and after the effective time of the merger with respect to any claim related to any period of time at or prior to the effective time of the merger from an insurance carrier with the same or better credit rating as Billtrust’s current insurance carrier with respect to D&O insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Billtrust’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Billtrust or any of its subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the effective time of the merger (including in connection with the merger agreement or the transactions or actions contemplated hereby). However, in no event will Parent or the surviving corporation be required to expend for such policy an amount in excess of 350% of the aggregate annual premium paid by Billtrust in its last full fiscal year for the D&O insurance; and provided further that if the aggregate cost of such tail policy exceeds such amount, the surviving corporation will be obligated to obtain a tail policy with the greatest coverage available, with respect to matters occurring prior to the effective time of the merger, for a cost not exceeding such amount.
If the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of the surviving corporation will assume the obligations set forth in section 7.03 of the merger agreement.
The rights of each indemnified person will be in addition to any rights such person may have under the certificate of incorporation or bylaws of Billtrust or any of its subsidiaries, under the DGCL or any other applicable law or under any agreement of any indemnified person with Billtrust or any of its subsidiaries. These rights will survive consummation of the merger and are intended to benefit, and will be enforceable by, each indemnified person.
Financing of the Merger
The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. The total amount of funds required to complete the merger and related transactions, including payment of related fees and expenses, is anticipated to be approximately $1.7 billion. Parent intends to fund the consummation of the merger and related transactions through a combination of committed debt financing, committed equity investments and cash on the Billtrust balance sheet, as described in more detail below.
In connection with financing the transactions contemplated by the merger agreement, the EQT Investors have delivered the Equity Commitment Letter to Parent, dated as of September 28, 2022, pursuant to which, upon the terms and subject to the conditions set forth therein, such funds have committed to purchase from Parent equity interests of Parent as may be required by Parent or Merger Sub to make payments due by Parent and Merger Sub under the Merger Agreement in an aggregate amount of approximately $1.24 billion in cash, in immediately available funds.
In addition, Parent has obtained debt financing commitments from the debt commitment parties consisting of a $375,000,000 secured term loan facility for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with the cash on hand at Parent and the equity investment, will be used to (i) consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses and (ii) pay any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement. The debt commitment parties have committed to provide Parent and

Merger Sub, severally but not jointly, with the debt financing in the amounts and on the terms and subject to the conditions set forth in the debt commitment letter. The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to certain customary conditions.
Financing Cooperation
Subject to the exceptions and limitations specified in the merger agreement, Billtrust will use its reasonable best efforts to, and will cause its subsidiaries and its and their respective representatives to use their reasonable best efforts to, provide all cooperation in connection with the arrangement of the debt financing as may be reasonably requested by Parent that is reasonably necessary and customary for financings of the type contemplated in connection with the arrangement of the debt financing contemplated by the debt commitment letter, including:
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providing customary information to Parent in connection with the preparation of customary pro forma financial statements reflecting the consummation of the transactions contemplated by the merger agreement by Parent to the extent reasonably requested by Parent and available to Billtrust;

•	causing the taking of corporate actions reasonably requested by Parent to permit the consummation of the debt financing on the closing date;
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furnishing, at least three business days prior to the closing, such documentation and information as is requested in writing by Parent at least ten business days prior to the closing to the extent required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230, in order to satisfy the limited conditions set forth in the debt commitment letters as in effect on the date of the merger agreement;

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(x) executing and delivering any credit agreements, pledge and security documents, other definitive financing documents or other requested certificates or documents (including a solvency certificate in the form required by the debt commitment letter; provided that Billtrust will assume and be entitled to rely on the accuracy of Parent’s representations in the applicable section of the merger agreement relating to solvency and will only be required to use reasonable best efforts to deliver such certificate to the extent such representations the applicable section of the merger agreement relating to solvency are true and correct in all material respects) and (y) facilitating the obtaining of guarantees and pledging of collateral and other matters ancillary to the debt financing, as may be reasonably requested by Parent, in each case, provided that any obligations contained in such documents will be effective no earlier than as of the closing; and

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furnishing Parent and the debt commitment parties with the required information, it being understood that Billtrust will not be obligated to furnish any excluded information in connection with the foregoing.

Notwithstanding the foregoing, Billtrust and its subsidiaries are not required to:
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take any action in respect of the debt financing to the extent that such action would cause any condition to closing set forth in the applicable section of the merger agreement to fail to be satisfied by March 28, 2023 or otherwise result in a breach of the merger agreement by Billtrust;

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take any action in respect of the debt financing that would conflict with or violate Billtrust’s or of its subsidiaries’ organizational documents, to the extent such organizational documents were made available to Parent prior to the date of the merger agreement, or any applicable law, or result in the material contravention of, or material violation or breach of, or material default under, any material contract to which Billtrust or any of its subsidiaries is a party with any person that is not an affiliate to the extent such contracts were made available to Parent prior to the date of the merger agreement;

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take any action to the extent such action would (x) materially interfere with the business or operations of Billtrust or its subsidiaries or (y) cause significant competitive harm to Billtrust or its subsidiaries if the transactions contemplated by the merger agreement are not consummated

•
execute and deliver any letter, agreement, document or certificate in connection with the debt financing or take any corporation action that is not contingent on, or that would be effective prior to, the occurrence of the closing date of the merger;

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pay any commitment fee or other fee or payment to obtain consent or incur any liability with respect to or cause or permit any lien to be placed on any of their respective assets in connection with the debt financing prior to the closing date of the merger;

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provide access to or disclose information where Billtrust determines that such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege so long as Billtrust and its subsidiaries will have used reasonable efforts to disclose such information in a way that would not waive such privilege;

•	subject any of Billtrust’s or its subsidiaries, respective directors, managers, officers or employees to any actual or potential personal liability;
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cause the directors of Billtrust (other than directors who will continue to be directors on and after the closing date of the merger) to adopt resolutions approving the agreements, documents and instruments pursuant to which the financing is obtained;

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waive or amend any terms of the merger agreement or any other material contract to which Billtrust or its subsidiaries is party with any person that is not an affiliate to the extent such contracts were made available to Parent prior to the date of the merger agreement; or

•
take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the commitment letters, the definitive documents related to the financing, the financing or any information utilized in connection therewith except such liabilities, costs, expenses, payments and indemnity expenses which (x) are subject to reimbursement and/or (y) which are contingent on the occurrence of the closing date of the merger

Parent will promptly, upon request by Billtrust, reimburse Billtrust for all reasonable and documented third-party out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Billtrust or any of its subsidiaries in connection with the cooperation of Billtrust and its subsidiaries. Parent will indemnify and hold harmless Billtrust, its subsidiaries and their respective representatives from and against any and all losses, damages, claims or costs and reasonable and documented out-of-pocket expenses incurred in connection therewith actually suffered or incurred by any of them in connection the cooperation of Billtrust and its subsidiaries, except to the extent such losses, damages, claims, costs or expenses result from the gross negligence, bad faith or willful misconduct of Billtrust, any of its subsidiaries or their respective representatives or affiliates, and the foregoing obligations will survive termination of the merger agreement.
All material non-public information provided by Billtrust or any of its subsidiaries or any of their representatives will be kept confidential in accordance with the confidentiality agreement, except that Parent and Merger Sub will be permitted to disclose such information to the debt financing sources, other potential sources of capital, rating agencies and prospective lenders during syndication of the debt financing or any permitted replacement, amended, modified or alternative financing subject to the potential sources of capital, ratings agencies and prospective lenders and Investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities).
Notwithstanding anything to the contrary in the merger agreement, for all purposes of the merger agreement (including the applicable condition set forth therein as it applies to Billtrust’s obligations under the section of the merger agreement relating to financing cooperation), Billtrust’s obligations under the applicable section of the merger agreement will be deemed satisfied unless (A) Billtrust has materially breached its obligations under the applicable section of the merger agreement, (B) Parent has notified Billtrust of such material breach in writing a reasonably sufficient amount of time prior to the closing to afford Billtrust with a reasonable opportunity to cure such material breach and (C) such material breach was a proximate cause of Parent’s failure to receive any material portion of the proceeds of the debt financing.
Equity Commitment Letter
In connection with the financing of the merger, the EQT Investors have delivered the equity commitment letter to Parent, pursuant to which, on the terms and subject to the conditions set forth therein, such funds have committed to capitalize Parent at or prior to the closing of the merger in an aggregate amount of $1.24 billion in cash, in immediately available funds, solely for the purpose of permitting Parent to fund (together with the aggregate amount provided pursuant to the rollover agreements and the funds advanced by or borrowed from the lenders under the debt financing) payment of, and will in the aggregate be sufficient for Parent to pay the merger consideration and any other amounts required by the merger agreement to be paid by Parent and Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement and to pay all related fees and expenses of Parent and Merger Sub.
Billtrust is a third-party beneficiary of the equity commitment letter for the purposes of specifically enforcing the EQT Investors’ obligations to fund the equity commitment amount to Parent if Billtrust is entitled to specific performance of the obligations of Parent to effect the closing in accordance with the terms and conditions of the merger agreement. The equity commitment letter may not be amended or modified except by a written instrument signed by the EQT Investors, Parent and Billtrust (but for Billtrust, only to the extent such amendment or modification would adversely affect Billtrust in its capacity as an express third-party beneficiary of the equity commitment letter).
Termination Equity Commitment Letter
Pursuant to the termination equity commitment letter, the EQT Investors commit to provide funds to Parent for purposes of paying the reverse termination fee, interest and collection costs, certain indemnification obligations of Parent with respect to the debt financing, and damages as a result of fraud by Parent prior to the termination of the merger agreement in accordance with its terms, if, when and to the extent such amounts become payable under the terms of the merger agreement (the “termination commitments”).
The termination commitments of the EQT Investors under the termination equity commitment letter are subject to an aggregate cap equal to $106,491,007.71.
Subject to specified exceptions, the termination equity commitment letter will terminate upon the earliest of:
•	the closing of the merger (including the payment in full of the purchase price, and related fees and expenses payable by Parent and Merger Sub under the merger agreement);
•	the payment of the termination commitments in full;
•
the valid termination of the merger agreement in accordance with its terms in any circumstance other than one in which Parent could be obligated to pay, pursuant to the merger agreement, any of the termination commitments; and

•
the three-month anniversary of the termination of the merger agreement in accordance with its terms, unless prior to such date (i) Billtrust made a claim in writing to Parent or Merger Sub (or to Investor, in accordance with the terms of the termination equity commitment letter) for payment of any of the termination commitments.

Other Covenants
The merger agreement contains other covenants, including those relating to access to information, notices, and employee matters.
Conditions to Completion of the Merger
The obligations of Billtrust, Parent and Merger Sub to consummate the merger are subject to the satisfaction of the following conditions:
•	The absence of any order issued by a court of competent jurisdiction being in effect prohibiting or making illegal the consummation of the merger;
•	Adoption of the merger agreement by an affirmative vote of the holders of a majority of the shares of Billtrust common stock in accordance with applicable law and the organizational documents; and
•
Any applicable waiting period under the HSR Act relating to the transactions contemplated by the merger agreement (and any agreement not to consummate or to delay the consummation of the transaction contemplated by the merger agreement or the closing entered into in connection therewith to which Billtrust and a governmental authority are party) will have expired or been terminated and each consent, approval, waiver, clearance, authorization or permission of a governmental authority set forth in the applicable section of the Billtrust disclosure schedule will have been made, obtained or received (or, as applicable, the waiting periods with respect thereto will have expired or been terminated).
The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction of the following conditions:
•	Billtrust shall have performed in all material respects all of its obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger agreement;
•
Certain of Billtrust’s representations and warranties relating to capitalization and Billtrust’s subsidiaries will be true and correct, subject only to de minimis inaccuracies, at and as of the effective time of the merger (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), (ii) the representations and warranties of Billtrust relating to corporate existence and power and the absence of certain changes shall be true and correct in all respects at and as of the effective time of the merger agreement, (iii) the representations and warranties of Billtrust relating to corporate authorization, finders’ fees and the opinion of Billtrust’s financial advisor set shall be true and correct in all material respects at and as of the effective time of the merger agreement (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) and (iv) the representations and warranties of Billtrust set forth in the merger agreement (other than those referred to in the preceding clauses (i)-(iii)) shall be true and correct at and as of the effective time of the merger agreement (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of the representations and warranties set forth in this clause (iv) to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, disregarding for this purpose all “material adverse effect”, “material adverse impact”, “materiality” or other similar qualifications contained in such representations and warranties

•
Billtrust will have delivered to Parent a certificate signed by an executive officer of Billtrust dated as of the closing certifying that the conditions specified in the two preceding paragraphs have been satisfied; and

•	Since the date of the merger agreement, no company material adverse effect will have occurred and be continuing.
The obligation of Billtrust to consummate the merger is also subject to the satisfaction of the following conditions:
•	Parent and Merger Sub will have performed in all material respects each of their obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger;
•
the representations and warranties of Parent set forth in the merger agreement will be true and correct at and as of the effective time of the merger agreement (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent material adverse effect, disregarding for this purpose all “Parent material adverse effect”, “material adverse impact”, “materiality” or other similar qualifications contained in such representations and warranties; and

•
Parent will have delivered to Billtrust a certificate signed by an executive officer of Billtrust dated as of the closing certifying that the conditions specified in the relevant sections of the merger agreement have been satisfied.

Termination of the Merger Agreement
The merger agreement may be terminated and transactions contemplated by the merger agreement, including the merger, may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by Billtrust stockholders):
•	by mutual written agreement of Billtrust and Parent;

•	by either Billtrust or Parent if:
○
the merger has not been consummated on or before the end date. However, if (A) on the date that is four business days prior to the end date, one or more of the applicable closing conditions of the merger agreement shall not have been satisfied, but all other conditions in the applicable section of the merger agreement shall have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the closing, will be capable of being satisfied on such date) or waived, and (B) the failure of the conditions referred to in the foregoing clause (A) to be satisfied prior to such time relates to the acquisition, by merger, consolidation, acquisition of stock or assets or otherwise, directly or indirectly, of any entity or businesses that is consummated (or a definitive agreement providing for any such acquisition is entered into) after the date of the merger agreement by Parent, EQT Holdings AB, or any person to whom a sponsor is permitted to assign its obligations pursuant to the equity commitment letter, or any of their respective affiliates (including any (x) investment fund, investment vehicle, or management or advisory entity managed by, advised by, managing, advising, or affiliated with any such person; or (y) any portfolio company (as such term is commonly understood in the private equity industry) or other investment of any such investment fund, investment vehicle, or management or advisory entity), then either Billtrust or Parent may extend the deadline for consummation, on one or more occasions, by notice delivered to the other parties, to September 28, 2023; provided that the right to terminate the merger agreement will not be available to any party who is in breach of, or has breached its obligations under the merger agreement, where such breach has been the proximate cause of, or resulted in, the failure of the closing to occur on or before the applicable end date;

○
any governmental authority of competent jurisdiction will have issued an order that (a) prohibits or makes illegal consummation of the merger or (b) permanently enjoins Parent or Merger Sub from consummating the merger, and, with respect to any order referenced in clause (a) or (b), such order will have become final and nonappealable;

○
at the stockholder meeting (including any adjournment or postponement thereof) at which a vote on the adoption of the merger agreement was taken, the requisite company vote to consummate the merger was not obtained; or

•	by Parent if:
○	an adverse recommendation change has occurred prior to the receipt of the stockholder approval; or
○
Billtrust has breached any representation or warranty or failed to perform any covenant or agreement on the part of Billtrust set forth in the merger agreement that would cause the applicable closing conditions not to be satisfied and to be incapable of being satisfied by the end date and (A) Parent has provided written notice of such breach and its intention to terminate the merger agreement to Billtrust, and (B) such breach is incapable of being cured by the end date or, if capable of being cured by the end date is not cured within 30 calendar days after receipt of written notice by Billtrust from Parent stating Parent’s intention to terminate the merger agreement pursuant to the terms set forth therein; provided that, at the time of delivery of such notice or thereafter, Parent or Merger Sub will not be in breach of its or their obligations under the merger agreement so as to cause any of the applicable conditions in the merger agreement not to be capable of being satisfied;

•	by Billtrust if:
○
prior to the receipt of the stockholder approval, the Billtrust board of directors authorizes Billtrust to enter into a written agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of acquisition proposals; provided that concurrently with such termination, Billtrust pays to Parent the termination fee required to be paid to Parent as described in the section entitled “The Merger Agreement—Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent” beginning on page 11 of this proxy statement and enters into the alternative acquisition agreement with respect to such superior proposal;

○
Parent has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent set forth in the merger agreement that would cause the closing conditions not to be satisfied, and to be incapable of being satisfied by the end date, or if curable prior to the end date, Parent or Merger Sub will not have cured such breach within 30 calendar days after receipt of written notice thereof from Billtrust of such breach; provided that, at the time at which Billtrust would otherwise exercise such termination right, Billtrust will not be in material breach of its obligations under the merger agreement so as to cause any of the closing conditions not to be capable of being satisfied; or

○
(A) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied (other than those conditions which by their terms or nature can only be satisfied at the closing, but which shall then be capable of satisfaction if the closing were to occur on such date), (B) Billtrust has given written notice to Parent, no earlier than the date on which closing should have occurred, that as of such time, based on the information then-available, it is ready, willing and able to take the actions within its control to consummate the closing (including by waiving certain of any then unsatisfied conditions) and (C) Parent has failed to consummate the closing on or prior to the date that is three business days after receipt of such irrevocable written notice.

Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent
Billtrust has agreed to pay Parent a termination fee of $50,245,503.85 in immediately available funds (the “termination fee”) if:
•	Parent terminates the merger agreement because an adverse recommendation change has occurred;
•
Billtrust terminates the merger agreement in order for Billtrust to enter into a definitive written agreement with respect to a superior proposal that did not result from a breach of the non-solicitation provisions; or

•
(A) the merger agreement is terminated by Parent or Billtrust because the merger has not been consummated by the end date or due to a failure to obtain the requisite company vote to consummate the merger or by Parent because of an intentional breach of the non-solicitation restrictions by Billtrust, (B) after the date of the merger agreement and prior to such termination (in the case of a termination pursuant to a failure to consummate the merger by the end date or a breach by Billtrust) or the date of the special meeting (in the case of a termination pursuant to a failure to obtain the requisite company vote), an acquisition proposal was publicly announced (or otherwise become publicly known) and not publicly withdrawn and (C) within 12 months following the date of such termination. Billtrust (x) consummates a transaction with respect to an acquisition proposal or (y) enters into a definitive agreement with respect to an acquisition proposal and such acquisition proposal, whether during such 12-month period or thereafter, is subsequently consummated (provided that for purposes of this clause (C), each reference to “15%” in the definition of acquisition proposal in the merger agreement is deemed to be a reference to “50%”).

In addition, Billtrust will be required to reimburse Parent for up to $5,000,000 of its costs and expenses incurred by Parent in connection with an action or proceeding (or settlement) that results in a judgment that Billtrust must pay the termination fee.
Parent has agreed to pay Billtrust a reverse termination fee of $100,491,007.71 in immediately available funds upon termination of the merger agreement if the merger agreement is terminated (i) by Billtrust (a) if all of the closing conditions have been satisfied (other than those conditions that by their terms are to be satisfied at the closing), Billtrust has given written notice to Parent, no earlier than the date on which closing should have occurred, that as of such time, based on the information then-available, it is ready, willing, and able to take the actions within its control to consummate the merger, but Parent and Merger Sub fail to consummate the merger within three business days of receipt of such notice in accordance with the merger agreement or (b) in connection with Parent or Merger Sub breaching its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied (subject to a cure period in certain circumstances) or (ii) if either party terminates because the merger has not been consummated by the end date, and at the time of such termination, Billtrust was otherwise entitled to terminate the merger agreement for either of the foregoing reasons.

In addition, Parent will be required to reimburse Billtrust for (i) up to $5,000,000 of its costs and expenses incurred by Billtrust in connection with an action or proceeding (or settlement) that results in a judgment that Parent must pay the termination fee and (ii) up to $1,000,000 of the costs and expenses incurred by Billtrust or any of its subsidiaries in connection with the financing.
Remedies; Maximum Liability
The merger agreement provides that, upon termination of the merger agreement under circumstances where the termination fee is payable by Billtrust, Parent’s right to terminate the merger agreement and receive payment of the termination fee will be the sole and exclusive remedy of Parent and Merger Sub against Billtrust and its subsidiaries for all losses and damages suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated (including any damages for fraud) or for a breach or failure to perform thereunder (including in the event of fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance), and upon payment of such amount, none of Billtrust or its related persons will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement. However, nothing in the relevant section of the merger agreement will limit, abridge or otherwise modify any remedies available to Parent under the confidentiality agreement or otherwise preclude Parent from seeking monetary damages in the event the merger agreement is terminated under circumstances in which the termination fee is not payable.
In addition, the merger agreement provides that, if Parent fails to effect the closing when required in accordance with the merger agreement, breaches the merger agreement or the other transaction document or fails to perform any obligation under applicable law (in each case, whether such breach or failure, as applicable is willful, intentional unintentional or otherwise), then, as applicable, Billtrust’s right to specific performance or to receive the reverse termination fee will be the sole and exclusive remedy of Billtrust pursuant to the merger agreement. In no event will Parent be liable for any amounts in excess of the Maximum Liability Amount (as defined in the merger agreement) including in the case of damages for fraud. In the event that the merger agreement is terminated under circumstances in which the termination fee is payable, Parent’s right to terminate the merger agreement and receive payment of the termination fee will be the sole and exclusive remedy against Parent, Merger Sub, the debt financing sources, or any of their respective and any of their respective related persons pursuant to the merger agreement.
If the merger agreement is terminated under circumstances where neither the termination fee is payable by Billtrust nor the reverse termination fee is payable by Parent, the merger agreement will become void and of no effect without liability of any party thereto or any related person (as defined in the merger agreement) except in the case of fraud of such party or intentional breach of Billtrust prior to the valid termination of the merger agreement in accordance with its terms.
Specific Performance
The merger agreement provides that the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement, the termination equity commitment letter and/or the equity commitment letter, or to enforce specifically the performance of the terms and provisions thereof, in addition to any other remedy to which they are entitled at law or in equity. The parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason (other than on the grounds that such remedy is sought in violation of the terms thereof), and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy will be in addition to any other remedy to which a party is entitled at law or in equity.
In no event will Billtrust, or any of its related persons be entitled to specific performance or any other equitable remedy to enforce or seek to enforce Parent’s obligation to cause all or any portion of the equity financing or the rollover amount to be funded, or otherwise cause Parent to effect the closing or consummate the equity financing or the transactions contemplated by the rollover and support agreement unless and only if (i) all of the conditions to the obligations of the parties have been satisfied or waived in writing by Parent, (ii) the proceeds of the debt financing have been received in full by Parent and/or Merger Sub in accordance with the terms of the debt commitment letter, (iii) Billtrust is ready, willing and able to consummate the closing and

Billtrust has irrevocably confirmed in a written notice that if specific performance is granted and the equity financing and the debt financing are funded, then the closing will occur, and (iv) Parent fails to consummate the closing within three business days after the delivery of such irrevocable written confirmation.
While Billtrust may pursue both a grant of specific performance, on the one hand, and the payment of either (i) the reverse termination fee (together with any other amounts payable with respect thereto, subject to a maximum aggregate amount of $5,000,000), and Billtrust’s right to seek indemnification and reimbursement (subject to a maximum aggregate amount of $1,000,000) or (ii) damages for fraud, on the other hand, for the avoidance of doubt and notwithstanding anything to the contrary therein or in any transaction document, under no circumstances will Billtrust or any of its related persons or any other person, directly or indirectly, be entitled to receive (or actually receive) both a grant of specific performance resulting in the funding of the equity financing and rollover amount and the consummation of the transactions contemplated by the merger agreement, on the one hand, and payment of either (i) or (ii) above.
Fees and Expenses
Except as set forth in the section “The Merger Agreement—Termination Fee Payable by Billtrust and Reverse Termination Fee Payable by Parent” beginning on page 11 of this proxy statement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such cost or expense.
Amendments and Waivers
At any time prior to the effective time of the merger, the parties may amend or waive any provision of the merger agreement. Any such amendment must be in writing and signed by each party to the merger agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective. No extension or waiver or termination of the merger agreement by Billtrust will require the approval of Billtrust’s stockholders unless such approval is required by applicable law. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of the party to be bound thereby. After the Billtrust stockholders have approved and adopted the merger agreement, there will be no amendment or waiver that would require the further approval of the Billtrust stockholders under the DGCL without such approval having first been obtained. Moreover, certain sections may not be amended or waived in a manner that is adverse in any respect to a debt financing source without the prior written consent of such debt financing source.
Governing Law and Venue, Waiver of Jury Trial
The parties agreed that the merger agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The merger agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction. Any and all claims, controversies, causes of action, or other actions arising out or relating to the merger agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, without giving effect to any conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction. Notwithstanding anything in the merger agreement to the contrary, Billtrust, on behalf of itself, its subsidiaries and each of their affiliates hereby agrees that, any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the debt financing sources, arising out of or relating to, the merger agreement or any of the transactions, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court.
The parties agreed that any suit, action or proceeding seeking to enforce any provision of, relating to, or in connection with, the merger agreement or the transactions contemplated by the merger agreement will be brought exclusively in the Delaware Chancery Court or, if such court does not have or declines jurisdiction, any federal court located in the State of Delaware or other Delaware state court, in each case, located in New Castle County in the State of Delaware and each of the parties to the merger agreement irrevocably consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Notwithstanding the foregoing, each party agrees that it will not bring or support, or permit any of its affiliates to bring or support, any action, controversy or dispute of any kind or nature (whether in law or equity and whether based upon contract, tort or otherwise) against or involving any debt financing source that arises out of, or is related to, the merger agreement or any of the transactions contemplated by the merger agreement, including any dispute arising out of or relating in any way to the debt financing, the debt commitment letter or the performance of services thereunder or the transactions contemplated thereby, in any forum other than the state or federal courts sitting in the borough of Manhattan in the county of New York, and any appellate court thereof.
Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement, any related agreements (including any litigation against or involving any debt financing source, any litigation arising out of or relating in any way to the debt financing, the debt commitment letter) or the transactions contemplated by the merger agreement.
Voting and Support Agreements
This section describes the material terms of the voting and support agreements, which were executed on September 28, 2022. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting and support agreements, copies of which are attached as Annex D and Annex E to this proxy statement and are incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the voting and support agreements that is important to you. You are encouraged to read each voting and support agreement carefully and in its entirety.
In connection with the execution of the merger agreement, and as a condition to Parent’s willingness to enter into the merger agreement, Mr. Lane and the Bain Capital Venture Entities have entered into separate voting and support agreements with Parent pursuant to which they agreed to vote all shares of Billtrust common stock or other voting capital stock of Billtrust owned by such parties, together with any shares of Billtrust common stock or other voting capital stock of Billtrust of which Mr. Lane and the Bain Capital Venture Entities acquire beneficial ownership on or after the date of the applicable voting and support agreement, in accordance with the terms of such agreement. Based on information provided by each of Mr. Lane and the Bain Capital Venture Entities:
•
Mr. Lane (individually and through certain affiliated trusts) beneficially owned in the aggregate 26,622,619 shares of Billtrust common stock as of the date of the voting and support agreements, representing approximately 16.1% of the outstanding shares of Billtrust common stock.

•
the Bain Capital Venture Entities beneficially owned in the aggregate 28,367,064 shares of Billtrust common stock as of the date of the voting and support agreements, representing approximately 17.2% of the outstanding shares of Billtrust common stock.

The foregoing shares are referred to as the “owned shares”, and together with any shares of Billtrust common stock or other voting capital stock of Billtrust of which Mr. Lane and the Bain Capital Venture Entities acquire beneficial ownership on or after the date hereof, are referred to as the “covered shares”.
Voting
At the Billtrust special meeting and any other meeting or in any written consent or action of Billtrust stockholders called in relation to any of the following matters, each of Mr. Lane and the Bain Capital Venture Entities have agreed to be present and vote or cause to be voted the covered shares as follows:
•
in favor of the merger and the adoption of the merger agreement, including any amended and restated merger agreement or amendment to the merger agreement that increases the merger consideration or otherwise is or results in the merger agreement being more favorable to the stockholders than the merger agreement in effect as of the date of the voting and support agreements;

•
in favor of the approval of any proposal to adjourn or postpone any stockholders meeting to a later date if there are not sufficient votes for the adoption of the merger agreement on the date on which such meeting is held;

•
in favor of the approval of any other matter considered and voted upon by the stockholders of Billtrust at stockholder meeting as contemplated as of the date thereof by the applicable section of the merger agreement or as advised by the board of directors of Billtrust;

•
against any action or agreement that would or would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Billtrust contained in the merger agreement or that would result or would reasonably be expected to result in any of the condition to the merger not being satisfied on a timely basis;

•
against any acquisition proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the merger agreement, the merger or the transactions contemplated by the merger agreement; and

•
against any other action, agreement or proposal which could reasonably be expected to delay, postpone or adversely affect the consummation of the merger or any of the other transactions contemplated by the merger agreement.

Acquisition Proposals
Under the voting and support agreements, until the earlier of the effective time of the merger or the date and time the merger agreement is validly terminated in accordance with its terms, Mr. Lane and the Bain Capital Venture Entities will not, and will direct their respective affiliates and their respective representatives not to, directly or indirectly:
•	solicit, initiate or knowingly take any action to facilitate or encourage the submission of any acquisition proposal;
•
enter into or participate in any discussions or negotiations with, furnish any information relating to Billtrust or any of its subsidiaries to, otherwise cooperate in any way with, or assist, participate in, knowingly made, an acquisition proposal;

•
encourage or recommend any other holder of Billtrust stock to not adopt the merger agreement or approve the transactions contemplated by the merger agreement, including the merger, or make any public statement approving or recommending an acquisition proposal;

•
enter into any agreement in principle, letter of intent, term sheet, merger agreement, purchase agreement acquisition agreement, option agreement, voting agreement, support agreement or other similar agreement in connection with any acquisition proposal; or

•	agree to do any of the foregoing.
The voting and support agreements do not prohibit Mr. Lane’s or the Bain Capital Venture Entities’ (or their designee, as the case may be) ability to comply with their fiduciary obligations while acting in their capacity as a director, officer or employee of Billtrust.
Prohibition on Transfers
Until the earlier of the effective time of the merger or the date and time the merger agreement is validly terminated in accordance with its terms, each of Mr. Lane and the Bain Capital Venture Entities agreed (i) not to transfer or cause or permit the transfer of any of their covered shares, other than with the prior written consent of Parent and (ii) seek or solicit any such transfer or any such option, contract, arrangement, understanding or commitment with respect to any transfer.
For the purposes of the voting and support agreements, “transfer” shall mean:
•
any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of applicable law or otherwise), either voluntary or involuntary, or entry into any option, contract, arrangement, understanding or commitment with respect to any offer, sale assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of applicable law or otherwise), of any covered shares or any interest in any covered shares;

•
the deposit of any covered shares into a voting trust, the entry into a voting agreement or arrangement (other than the voting and support agreements) with respect to such covered shares or the grant of any proxy or power of attorney (other than the voting and support agreements) or similar arrangement with respect to such covered shares;

•
entry into any hedge, swap or other transaction or contract which is designed to (or is reasonably expected to lead to or result in) a transfer of economic consequences of ownership of any covered shares, whether any such transaction is to be settled by delivery of covered shares, in cash or otherwise; or

•
entry into any option, contract, arrangement, understanding or commitment (whether or not in writing) to take any of the foregoing actions above; provided, however that transfer will not include any such action between stockholders who are a party to the voting and support agreements or to an affiliate or family member (or trust or other entity for benefit of family members) of a stockholder who contemporaneously executes a joinder to the voting and support agreements.

Any transfer or attempted transfer of any covered shares in violation of their respective voting and support agreements, will be null and void and of no effect whatsoever.
Termination
The voting agreements will terminate automatically upon (a) the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the merger and (b) at Mr. Lane’s or the Bain Capital Venture Entities’ election (in their sole discretion) to terminate the voting and support agreement following any amendment to the merger agreement that reduces or changes the form of consideration payable pursuant to the merger agreement.
Rollover and Contribution Agreements
The following description of the rollover and contribution agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rollover and Contribution Agreements, copies of which are attached as Annex F and Annex G to this proxy statement and which are incorporated by reference in this proxy statement in their entirety.
Concurrently with the execution of the merger agreement, each of Mr. Lane (individually and through certain affiliated trusts) and the Bain Capital Venture Entities (collectively, the “rollover holders”) entered into a separate rollover and contribution agreement, pursuant to which and immediately prior to the closing, the rollover holders will indirectly contribute, transfer and assign to Parent the rollover shares (as described below) and, in exchange for such rollover shares, Parent will issue to the rollover holders LLC equity interests in Bullseye Holdings) pursuant to the terms set forth in the applicable rollover and contribution agreement.
Pursuant to the rollover and contribution agreements, (i) Mr. Lane agreed to exchange 4,619,080 shares of Billtrust common stock having an aggregate value of $43,881,260 (valuing each such share at $9.50), (ii) each of FL 2009 GRAT FBO APL, FL 2009 GRAT FBO KML and FL 2009 GRAT FBO TKL agreed to exchange 653,289 shares of Billtrust common stock having an aggregate value of $6,206,246 (valuing each such share at $9.50), and (iii) the Bain Capital Venture Entities agreed to exchange an aggregate of 6,578,947 shares of Billtrust common stock having an aggregate value of $62,499,996.50 (valuing each such share at $9.50) ((i), (ii) and (iii), collectively, the “rollover shares”).
Restrictive Covenant Agreements
The following description of the restrictive covenant agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the restrictive covenant agreements, copies of which are attached as Annex H and Annex I to this proxy statement and which are incorporated by reference in this proxy statement in their entirety.
Concurrently with the execution of the merger agreement, the rollover holders entered into a separate restrictive covenant agreement, pursuant to which each such rollover holder agreed, among other things, to be bound by certain restrictions on hiring and soliciting senior-level employees of Billtrust, certain confidentiality and non-disparagement obligations and, in the case of Mr. Lane, certain non-competition obligations.

MARKET PRICES OF BILLTRUST COMMON STOCK
Billtrust common stock is listed on the Nasdaq under the symbol “BTRS.” The following table sets forth on a per share basis the low and high intra-day prices of Billtrust common stock as reported in published financial sources. At the close of business on November 4, 2022, there were 83 holders of record of Billtrust common stock. A number of Billtrust stockholders have their shares in street name; therefore, Billtrust believes that there are substantially more beneficial owners of Billtrust common stock.
	High	Low	Dividends
Fiscal Year 2022
Fourth Quarter (through November 9, 2022)	$9.47	$9.22	—
Third Quarter	$9.35	$4.75	—
Second Quarter	$8.03	$3.95	—
First Quarter	$8.23	$5.28	—
Fiscal Year 2021
Fourth Quarter	$11.01	$6.61	—
Third Quarter	$13.91	9.83	—
Second Quarter	$16.50	$11.57	—
First Quarter	$19.76	$13.50	—
Fiscal Year 2020
Fourth Quarter	$17.89	$10.10	—
Third Quarter	$10.85	$10.02	—
Second Quarter	$10.20	$9.69	—
First Quarter	$10.15	$9.25	—
The closing price of Billtrust common stock on the Nasdaq on November 9, 2022, the most recent practicable date prior to the date of this proxy statement, was $9.38 per share. As of November 4, 2022, Billtrust had 164,717,883 shares of Billtrust common stock issued and outstanding, and Billtrust had approximately 83 holders of record. You are encouraged to obtain current market prices of Billtrust common stock in connection with voting your shares of Billtrust common stock.
Dividend Policy
Billtrust has never declared or paid cash dividends on Billtrust common stock. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, Billtrust may not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends or other such distributions by any of its wholly owned subsidiaries, without the prior written consent of Parent.

APPRAISAL RIGHTS OF STOCKHOLDERS
The following discussion summarizes appraisal rights under the DGCL. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Section 262 of the DGCL, referred to as “Section 262,” which is attached to this proxy statement as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.
Under Section 262, holders of shares of Billtrust common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.
ANY HOLDER OF BILLTRUST COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF BILLTRUST COMMON STOCK, BILLTRUST BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.
Filing Written Demand
Any holder of Billtrust common stock wishing to exercise appraisal rights must, before the stockholder vote on the adoption of the merger agreement at the special meeting is taken, deliver to Billtrust a written demand for the appraisal of the stockholder’s shares, and not vote in favor of the adoption of the merger agreement. A holder of Billtrust common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger. The holder must not vote in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will effectively constitute a waiver of the stockholder’s right of appraisal and will effectively nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. The demand must reasonably inform Billtrust of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of Billtrust common stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of Billtrust common stock should be executed by or on behalf of the holder of record. The demand should set forth the registered holder’s name as it appears on the holder’s stock certificates. A demand for appraisal will be sufficient if it reasonably informs Billtrust of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Billtrust common stock held in the name of the record owner. If a stockholder holds shares of Billtrust common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
All written demands for appraisal pursuant to Section 262 should be sent or delivered to Billtrust at:
BTRS Holdings Inc.
1009 Lenox Drive, Suite 101,
Lawrenceville, New Jersey 08648
Attention: General Counsel and Secretary
At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Billtrust, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of Billtrust, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If Billtrust, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
Within ten days after the effective date of the merger, Billtrust, as the surviving corporation, must notify each holder of Billtrust common stock who has complied with Section 262, and who has not voted in favor of the adoption of the merger agreement, of the date on which the merger became effective.
Filing a Petition for Appraisal
Within 120 days after the effective date of the merger, but not thereafter, Billtrust, as the surviving corporation, or any holder of Billtrust common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served upon the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all such holders. Billtrust, as the surviving corporation, is under no obligation to and has no present intention to file a petition and holders should not assume that Billtrust as the surviving corporation will file a petition. Accordingly, any holders of Billtrust common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of Billtrust common stock within the time prescribed in Section 262. Within 120 days after the effective date of the merger, any holder of common stock who has complied with the requirements of Section 262 will be entitled, upon written request, to receive from Billtrust as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by Billtrust as the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. The foregoing notwithstanding, a person who is the beneficial owner of shares of Billtrust common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from Billtrust as the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.
If a petition for an appraisal is timely filed by a holder of shares of Billtrust common stock and a copy thereof is served upon Billtrust as the surviving corporation, Billtrust as the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders, the Delaware Court of Chancery will conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.
Determination of Fair Value
After the Delaware Court of Chancery’s determination of the stockholders entitled to appraisal of their shares of common stock, an appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Billtrust common stock as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest, if any, by the surviving corporation to the stockholders entitled thereto. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation pursuant to Section 262 of the DGCL and who has submitted such stockholder’s stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL.
In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. Billtrust does not anticipate offering greater than the merger consideration to any stockholder who exercises appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the fair value of the Billtrust common stock shares is less than the merger consideration.
Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the effective date of the merger, be entitled to vote such shares for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than dividends or other distributions payable to stockholders of record at a date prior to the effective date of the merger; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the corporation, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration, without interest and less any applicable withholding taxes, for shares of his, her or its common stock pursuant to the merger agreement.
In view of the complexity of Section 262 of the DGCL, our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisor. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall govern.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION ARRANGEMENTS (PROPOSAL 2)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Billtrust is required to submit a proposal to Billtrust stockholders for a non-binding, advisory vote to approve the payment by Billtrust of certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the named executive officer merger-related compensation proposal, gives Billtrust stockholders the opportunity to vote, on a non-binding, advisory basis, on the named executive officer merger-related compensation. This compensation is summarized in the Golden Parachute Compensation Table under “The Merger (Proposal 1)—Interests of Billtrust’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 52 of this proxy statement, including the footnotes to the table.
The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.
The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends that the stockholders of Billtrust approve the following resolution:
“RESOLVED, that the stockholders of Billtrust hereby approve, on a non-binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by Billtrust to its named executive officers that are based on or otherwise relate to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table under the section of this proxy statement captioned “The Merger (Proposal 1)—Interests of Billtrust’s Directors and Executive Officers in the Merger—Golden Parachute Compensation”, the footnotes to that table and the accompanying narrative disclosure.”
The vote on the proposal to approve, on a non-binding, advisory basis, the named executive officer merger-related compensation is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Billtrust or EQT. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Billtrust stockholders.
The above resolution approving the named executive officer merger-related compensation on an advisory basis will require the affirmative vote of a majority of the votes cast affirmatively or negatively at the special meeting.
The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis.

VOTE ON ADJOURNMENT (PROPOSAL 3)
Billtrust stockholders are being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If this proposal to adjourn the special meeting is approved, the special meeting could be adjourned by Billtrust as permitted under the terms of the merger agreement. In addition, Billtrust, as permitted under the terms of the merger agreement, could postpone the special meeting before it commences, if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal. Billtrust does not intend to call a vote on this proposal if the merger proposal has been approved at a special meeting.
The special meeting may be adjourned to another place, date or time, upon the affirmative vote of a majority of the outstanding shares of Billtrust common stock present in person or represented by proxy and entitled to vote at the special meeting (whether or not a quorum is present). Notwithstanding the inclusion or approval or disapproval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another place, if applicable, date or time, in accordance with the Bylaws.
The Billtrust board of directors (other than Mr. Lane and Mr. Harris, who recused themselves in light of the rollover and contribution agreements mentioned above) recommends a vote “FOR” the proposal to adjourn the special meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of November 4, 2022 (except as otherwise noted), with respect to the beneficial ownership of Billtrust common stock by:
•	Each non-employee director of Billtrust;
•	Each named executive officer of Billtrust;
•	All current directors and executive officers as a group; and
•	Each person, or group of affiliated persons, known to Billtrust to beneficially own more than 5% of the outstanding shares of Billtrust common stock.
The following table sets forth certain information as of November 4, 2022, based on 164,717,883 shares of common stock outstanding as of such date (except as otherwise noted) regarding the amount of Billtrust common stock beneficially owned by each non-employee director of Billtrust, each named executive officer of Billtrust, all current directors and executive officers as a group, and all persons or group of affiliated persons known to Billtrust to beneficially own more than 5% of the outstanding shares of Billtrust common stock. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Billtrust common stock. Shares of Billtrust common stock subject to options that are currently exercisable or exercisable within 60 days after November 4, 2022, and shares of Billtrust common stock subject to Company RSUs scheduled to vest in accordance with their terms within 60 days after November 4, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Billtrust common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o BTRS Holdings Inc., 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Named Executive Officers
Flint A. Lane(1)	26,622,619	16.1%
Steven Pinado(2)	1,984,547	1.2%
Mark Shifke(3)	1,426,063	*
Joseph Eng(4)	1,280,356	*
Jeanne O’Connor(5)	403,727	*
Clare Hart(6)	114,485	*
Robert Farrell(7)	334,979	*
Lawrence Irving(8)	334,979	*
Matthew Harris(9)	—	—
John W. Murray	38,189	*
Juli Spottiswood(10)	51,462	*
All current executive officers and directors as a group (12 persons)(11)	32,591,406	19.1%
5% Stockholders
Entities affiliated with Bain Capital Venture Investors, LLC(12)	28,367,064	17.2%
Riverwood Capital(13)	14,245,740	8.7%
Senvest Management, LLC(14)	9,537,730	5.8%
The Vanguard Group(15)	9,012,044	5.5%
*	Represents less than one percent of Billtrust’s outstanding common stock.
(1)
Consists of (i) 17,894,947 shares of Billtrust common stock, (ii) 2,613,155.33 shares of Billtrust common stock held by the APL Trust, (iii) 2,613,155.33 shares of Billtrust common stock held by the KML Trust, (iv) 2,613,155.33 shares of Billtrust common stock held by the TKL Trust and (v) 888,206 shares of Billtrust common stock issuable pursuant to options.

(2)	Consists of (i) 129,754 shares of Billtrust common stock and (ii) 1,854,793 shares of Billtrust common stock issuable pursuant to options.
(3)
Consists of (i) 99,996 shares of Billtrust common stock, (ii) 1,295,990 shares of Billtrust common stock issuable pursuant to options, (iii) 27,106 shares of Billtrust common stock issuable pursuant to options that are exercisable within 60 days of November 4, 2022, and (iv) 2,971 Company RSUs scheduled to vest within 60 days of November 4, 2022.

(4)
Consists of (i) 219,985 shares of Billtrust common stock, (ii) 78,528 shares of Billtrust common stock held by Pamela L. Eng Trust (iii) 17,329 Company RSUs scheduled to vest within 60 days of November 4, 2022 and (iv) 964,514 shares of Billtrust common stock issuable pursuant to options that are exercisable within 60 days of November 4, 2022.

(5)
Consists of (i) 48,198 shares of Billtrust common stock, (ii) 990 Company RSUs scheduled to vest within 60 days of November 4, 2022 and (iii) 354,539 shares of Billtrust common stock issuable pursuant to options that are exercisable within 60 days of November 4, 2022.

(6)	Consists of (i) 43,208 shares of Billtrust common stock and (ii) 71,277 shares of Billtrust common stock issuable pursuant to options.
(7)	Consists of (i) 55,890 shares of Billtrust common stock and (ii) 279,089 shares of Billtrust common stock issuable pursuant to options.
(8)	Consists of (i) 55,890 shares of Billtrust common stock and (ii) 279,089 shares of Billtrust common stock issuable pursuant to options.
(9)
Does not include an aggregate of 28,367,064 shares of Billtrust common stock held by the Bain Capital Venture Entities. Mr. Harris is a managing director of Bain Capital Venture Investors, LLC. As a result, by virtue of the relationships described in footnote (12), Mr. Harris may be deemed to share beneficial ownership of such securities held by the Bain Capital Venture Entities.

(10)	Consists of (i) 37,006 shares of Billtrust common stock and (ii) 14,456 shares of Billtrust common stock issuable pursuant to options.
(11)	Consists of shares of Billtrust common stock beneficially owned by all current executive officers and directors as a group.
(12)
This information is based solely on a Schedule 13D/A filed with the SEC on September 28, 2022. Consists of (i) 25,706,922 shares of Billtrust common stock held by Bain Capital Venture Fund 2012, L.P. (“Venture Fund 2012”), (ii) 2,510,636 shares of Billtrust common stock held by BCIP Venture Associates (“BCIPV”) and (iii) 149,506 shares of Billtrust common stock held by BCIP Venture Associates – B (“BCIPVB” and, together with Venture Fund 2012 and BCIPV, the “Bain Capital Venture Entities”). Bain Capital Venture Investors, LLC (“BCVI”), the Executive Committee of which consists of Enrique Salem and Ajay Agarwal, is the ultimate general partner of Venture Fund 2012 and governs the investment strategy and decision-making processes with respect to investments held by BCIPV and BCIPVB. By virtue of the relationships described in this footnote, each of BCVI and Messrs. Salem and Agarwal may be deemed to share voting and dispositive power over the shares held by the Bain Capital Venture Entities. The principal business address of the Bain Capital Venture Entities is 200 Clarendon Street, Boston, MA 02116.

(13)
This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022. Consists of (i) 2,954,508 shares of Billtrust common stock held by Riverwood Capital Partners II (Parallel – B) L.P (“RCP Parallel – B”) and (ii) 11,291,232 shares of Billtrust common stock held by Riverwood Capital Partners II L.P. (“RCP”). Riverwood Capital II L.P. (“Riverwood LP”) is the sole general partner of each of RCP and RCP Parallel-B (the “Riverwood Funds”). The general partner of Riverwood LP is Riverwood Capital GP II Ltd. (“Riverwood GP”). Riverwood LP and Riverwood GP may be deemed to have voting and dispositive power over, and be deemed to be indirect beneficial owners of the shares held by the Riverwood Funds. All investment decisions with respect to the shares held by the Riverwood Funds are made by a majority vote of an investment committee comprised of several members. All voting decisions over the shares held by the Riverwood Funds are made by a majority vote of Riverwood GP’s multiple shareholders. No natural person controls investment or voting decisions with respect to the Billtrust common stock beneficially owned by Riverwood Capital. The principal business address of Riverwood Capital is 70 Willow Road, Suite 100 Menlo Park CA 94025.

(14)
This information is based solely on a Schedule 13G filed with the SEC on January 25, 2022. The reported shares are held in the account of Senvest Master Fund, LP and Senvest Technology Partners Master Fund, LP (collectively, the “Investment Vehicles”). Senvest Management, LLC may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Senvest Management, LLC’s position as investment manager of the Investment Vehicles. Richard Mashaal may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Mr. Mashaal’s status as the managing member of Senvest Management, LLC. Such holders report shared voting and dispositive power with respect to all shares of Billtrust common stock. The principal business address of Senvest Management, LLC and Mr. Mashaal is 540 Madison Avenue, 32nd Floor, New York, NY 10022.

(15)
This information is based solely on a Schedule 13G filed with the SEC on February 9, 2022. The Vanguard Group reported shared voting power with respect to 128,923 shares of Billtrust common stock, sole dispositive power with respect to 8,834,750 shares of Billtrust common stock and shared dispositive power with respect to 177,294 shares of Billtrust common stock. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following are the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Billtrust common stock. This discussion applies only to holders that hold their Billtrust common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	Dealers or brokers in securities or non-U.S. currencies
•	Traders subject to a mark-to-market method of tax accounting with respect to Billtrust common stock;
•	Persons holding Billtrust common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;
•	Persons whose functional currency is not the U.S. dollar;
•	Partnerships or other entities classified as partnerships or pass through entities for U.S. federal income tax purposes;
•	Persons who acquired Billtrust common stock through the exercise of employee stock options or otherwise as compensation;
•	Foreign pension funds and their affiliates;
•	A “controlled foreign corporation”, “passive foreign investment company”, or corporation that accumulates earnings to avoid U.S. federal income tax;
•	Certain financial institutions (including banks) and insurance companies;
•	Mutual funds;
•	Regulated investment companies;
•	Real estate investment trusts;
•	Certain former citizens or residents of the United States;
•	Holders of Billtrust common stock who exercise dissenters’ rights;
•	Tax-exempt entities;
•	Governmental agencies or instrumentalities;
•	Persons that hold Billtrust common stock through an “individual retirement account,” “Roth IRA,” or other tax-deferred account;
•	Persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement; or
•	Persons subject to the United States alternative minimum tax.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds Billtrust common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Billtrust common stock and partners in such partnerships should consult their tax advisor as to the particular U.S. federal income tax consequences of the merger to them.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, tax considerations under state, local and non-U.S. laws are not addressed, nor is potential application of the Medicare contribution tax on net investment income. Each Billtrust stockholder is strongly urged to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.

U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Billtrust common stock that is:
•	A citizen or resident of the United States;
•
A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
A trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The exchange of Billtrust common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Billtrust common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Billtrust common stock (i.e., shares of Billtrust common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Billtrust common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.
Non-U.S. Holders
A “non-U.S. holder” is a beneficial owner of Billtrust common stock that is not a U.S. holder or a partnership (or an entity treated as a partnership). Payments made to a non-U.S. holder in exchange for shares of Billtrust common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
The gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment or fixed base in the United States);

•
The non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Billtrust common stock for cash pursuant to the merger and certain other conditions are met; or

•
The non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Billtrust common stock at any time during the five-year period preceding the merger, and Billtrust is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Billtrust common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by certain U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.If Billtrust is or has been a USRPHC at any time within the shorter of the five-year period preceding the effective time of the merger or a non-U.S. holder’s holding period with respect to the applicable shares of Billtrust common stock, the exchange of Billtrust common stock for cash in the merger by such non-U.S. holder will be subject to U.S. federal income tax at rates generally applicable to U.S. holders, except that the branch profits tax will not apply; provided, that, so long as Billtrust common stock is regularly traded on an established securities market for purposes of the USRPHC rules, Billtrust’s treatment as a USRPHC would cause only a

non-U.S. holder who holds or held, directly or indirectly under certain ownership rules of the Code, more than 5% of Billtrust common stock (at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Billtrust common stock), and is not eligible for a treaty exemption, to be subject to such U.S. federal income tax. Billtrust believes that it is not, and has not been at any time during the five-year period preceding the merger, a USRPHC.
Information Reporting and Backup Withholding
Payments made in exchange for shares of Billtrust common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.
You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or non-U.S. tax laws.

FUTURE BILLTRUST STOCKHOLDER PROPOSALS
If the merger is completed, we may not hold an annual meeting of stockholders in 2023. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2023 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2023 annual meeting will be held. Billtrust will hold an annual meeting in 2023 only if the merger has not already been completed. If the 2023 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2023 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Consistent with SEC regulations, proposals of stockholders of Billtrust that are intended to be presented at the annual meeting to be held in 2023, and which stockholders desire to have included in Billtrust’s proxy materials relating to such annual meeting, must be received by Billtrust no later than January 22, 2023, which is 90 calendar days prior to the first anniversary of the mailing date for the 2022 annual meeting’s proxy statement, and no earlier than December 23, 2022, which is 120 calendar days prior to such anniversary, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that annual meeting.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Billtrust and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Billtrust if you are a stockholder of record. You can notify us by sending a written request to BTRS Holdings Inc., 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648, Attn: Secretary, or calling 888-666-2594. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Billtrust at the telephone and address set forth in the prior sentence. In addition, Billtrust will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION
Billtrust is subject to the reporting requirements of the Exchange Act. Accordingly, Billtrust files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Billtrust’s SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. Billtrust also makes available free of charge on the Investor Relations section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Billtrust’s internet website address is www.billtrust.com. The information located on, hyperlinked or otherwise connected to Billtrust’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows Billtrust to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Billtrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 9, 2022;
•	Billtrust’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2022 and September 30, 2022, filed with the SEC on August 9, 2022 and November 7, 2022, respectively; and
•	Billtrust’s Current Reports on Form 8-K filed with the SEC on September 28, 2022 and November 7, 2022, except to the extent that information therein is furnished to and not filed with the SEC.
We also incorporate by reference into this proxy statement additional documents that Billtrust may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the office of the Secretary at BTRS Holdings Inc., 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648, Tel: (609) 235-1010.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 10, 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MISCELLANEOUS
Billtrust has supplied all information in this proxy statement relating to Billtrust. Parent has supplied all of the information relating to Parent and Merger Sub contained in this proxy statement. We can assure the accuracy of only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the merger and the proposals described herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 10, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
AGREEMENT AND PLAN OF MERGER

dated as of

September 28, 2022

among

BTRS HOLDINGS INC.,

BULLSEYE FINCO, INC.

and

BULLSEYE MERGER SUB, INC.

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of September 28, 2022 by and among BTRS Holdings Inc., a Delaware corporation (the “Company”), Bullseye FinCo, Inc., a Delaware corporation (“Parent”), and Bullseye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).
W I T N E S S E T H :
WHEREAS, the respective boards of directors of the Company, Parent and Merger Sub have approved and declared advisable the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, prior to or concurrently with the execution of this Agreement, and as a condition to the willingness of, and material inducement to, the Company to enter into this Agreement, Parent has delivered to the Company (i) the Equity Commitment Letter by and among Parent, and EQT X EUR SCSp and EQT X USD SCSp (together, the “Sponsors”), (ii) the Debt Commitment Letter and (iii) the Termination Equity Commitment Letter with respect to the performance by Parent of certain of its obligations hereunder, by and among Parent and the Sponsors (the “Termination Equity Commitment Letter”); and
WHEREAS, prior to or concurrently with the execution of this Agreement, and as a condition to the willingness of, and material inducement to, Parent and Merger Sub to enter into this Agreement, each Significant Company Stockholder is entering into a Voting and Support Agreement with Parent pursuant to which, among other things, such Significant Company Stockholder agrees to vote its Shares in favor of the adoption of this Agreement and to take actions in support of the Merger (the “Voting and Support Agreements”);
WHEREAS, prior to or concurrently with the execution of this Agreement, and as a condition to the willingness of, and material inducement to, Parent and Merger Sub to enter into this Agreement, each Significant Company Stockholder is entering into a Rollover Agreement with Parent pursuant to which, among other things, each Significant Company Stockholder agrees to contribute a portion of the Shares (as defined below) held by it (the “Rollover Shares”) to Bullseye Holdings, LP (to be contributed to Parent thereafter) in exchange for equity interests in Bullseye Holdings, LP, pursuant to the terms set forth in the applicable Rollover Agreement; and
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Acquisition Proposal” means, other than the Transactions, any offer or proposal from any Third Party, relating to, in a single transaction or a series of related transactions, (i) any acquisition or purchase, directly or indirectly, of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries, or (iii) a merger, consolidation, amalgamation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries.
“Action” means any action, suit, claim, enforcement action, litigation, arbitration, mediation, complaint, claim, demand or proceeding (including any civil, criminal, administrative, regulatory, appellate or other proceeding), whether at equity or at law, in contract, in tort or otherwise.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person.
“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable Date” means January 1, 2020.
“Applicable Law” means, with respect to any Person, any federal, state, local or other law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority (having competent jurisdiction) that is binding on or applicable to such Person.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative representing Company Employees.
“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021.
“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2022.
“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company 10-Q.
“Company Balance Sheet Date” means June 30, 2022.
“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Sub.
“Company Employee” means, as of any time, any employee of the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development (each, an “Effect”) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (i) the Company’s ability to consummate the Merger on the terms set forth in this Agreement or (ii) the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any Effect to the extent arising or resulting from (A) changes in GAAP or changes in the regulatory accounting requirements applicable to any industry in which the Company and its Subsidiaries operate, (B) changes, developments or conditions after the date hereof generally in financial or securities markets or in the general economic or political conditions globally or in any jurisdiction in which the Company and its Subsidiaries operate, (C) changes or conditions affecting generally the industries in which the Company and its Subsidiaries operate or the industries in which suppliers and customers of the Company and its Subsidiaries operate, (D) changes in geopolitical conditions (including the current dispute and conflict between the Russian Federation and Ukraine and any evolutions thereof and any sanctions or other Applicable Laws, directives, policies, guidelines or recommendations promulgated by any Governmental Authority in connection therewith), the outbreak or escalation of hostilities, any actual or threatened acts of war, sabotage, cyberattack or terrorism, global health conditions (including any epidemic, pandemic or disease outbreak (including SARS-CoV-2 or COVID-19, monkeypox (or similar viruses in the orthopoxvirus genus) and any evolutions or mutations thereof)), or natural disaster (including any hurricane, tornado, flood, earthquake and weather-related event), (E) changes in Applicable Law after the date hereof, (F) the public announcement of this Agreement or pendency or consummation of the Transactions, or any facts or circumstances relating to Parent, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company and its Subsidiaries with third parties (provided, however, that this clause (F) shall not apply to the representations and warranties contained in Section 4.04), (G) any failure of any of the Company or any of its Subsidiaries to meet, with respect to any period or periods, any internal or published budgets, projections, forecasts, estimates of earnings or revenues or business plans (it being understood and agreed that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expect to become, a Company Material Adverse Effect unless otherwise excluded by the foregoing clauses (A)-(F) or clause (H)), or (H) any action taken (or omitted to be taken) by, or at the request of, the other parties to this Agreement or (I) any action taken or omitted to be taken by the Company or any of its Subsidiaries that is required pursuant to this Agreement, except, in the case of clauses (A), (B), (C), (D) and (E), to the extent the business of the Company and its Subsidiaries, taken as a whole, is disproportionately affected thereby relative to other participants in the industries in which the Company and its Subsidiaries operate.
“Company RSUs” means the restricted stock units granted pursuant to the Equity Plans that are outstanding immediately prior to the Effective Time.
“Company Stock Options” means the options to acquire Shares granted pursuant to the Equity Plans that are outstanding immediately prior to the Effective Time.
“Continuing Employee” means each Company Employee employed by the Company or any of its Subsidiaries immediately prior to the Effective Time whose employment with the Surviving Corporation (or Parent or any of its controlled Affiliates) continues after the Effective Time.
“Contract” means any legally binding, contract, letter of intent, lease, sublease, occupancy agreement, license, sublicense, indenture, note, bond, loan, mortgage, agreement, deed of trust, concession, franchise, Permit, license or other binding instrument, commitment or undertaking, including any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, extension or renewals thereto, excluding sale and purchase orders.
“control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Applicable Law related to COVID-19.
“COVID-19 Responses” means any action taken in good faith that is necessary or advisable to be taken in order to maintain and preserve the business organization, assets and business relationships of the Company and its Subsidiaries in response to any COVID- 19 Measures, including the establishment of any policy, procedure or protocol.
“Debt Financing Sources” means the lenders, agents and arrangers of any Debt Financing, together with their respective Affiliates, officers, directors, employees, agents and representatives and their successors and assigns, including any successors or assigns via joinder agreements, credit agreements or other definitive agreements relating thereto.
“DGCL” means the General Corporation Law of the State of Delaware.
“Employee Plan” means any material (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for bonuses, profit-sharing, equity or equity- based compensation or other forms of incentive or deferred compensation, vacation benefits, medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), whether written or unwritten, in each case, (x) that is sponsored, maintained, administered, contributed to, or required to be contributed to, or entered into, by the Company or any of its Subsidiaries for the current or future benefit of any current or former Service Provider, or (y) for which the Company or any of its Subsidiaries has, or is reasonably expected to incur, any direct or indirect Liability, other than any plan, agreement, arrangement, program or policy that is statutorily mandated in non-U.S. jurisdictions.

“Environmental Laws” means any Applicable Laws that have as their principal purpose the protection of the environment.
“Equity Plans” means the 2020 Equity Incentive Plan, the Factor Systems, Inc. 2014 Incentive Compensation Plan and the Factor Systems, Inc. 2003 Stock Incentive Plan.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“ESPP” means the Company Employee Stock Purchase Plan.
“Excluded Information” shall mean (1) pro forma financial statements (except customary pertinent financial information of the Company as reasonably requested by Parent to assist in the preparation of pro financial statements); (2) description of all or any portion of the Financing, including any other information customarily provided by financing sources or their counsel; (3) risk factors relating to all or any component of the Financing; (4) “segment” financial information or (5) other information required by Rules 3-05, 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or any other information customarily excluded from an offering memorandum for private placements of nonconvertible high-yield debt securities under Rule 144A promulgated under the Securities Act.
“GAAP” means generally accepted accounting principles in the United States.
“Government Official” means any officer or employee of a GovernmentalAuthority or any department, agency, or instrumentality thereof, including any political subdivision thereof or any corporation or other Person owned or controlled in whole or in part by any Governmental Authority or any sovereign wealth fund, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof.
“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any other governmental or quasi-governmental (including self-regulatory) authority or instrumentality.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Intellectual Property” means all of the following: (i) trademarks, service marks, trade names, slogans, logos, corporate names, brand names, certification marks, trade dress, trade styles, Domain Names and other indications of commercial source or origin (whether registered, arising under common law or statutory law, or otherwise), and general intangibles of a like nature, and all registrations and applications to register, and renewals of, the foregoing anywhere in the world, and all goodwill associated with the foregoing (collectively, “Marks”), (ii) patents and applications for patents, together with all divisionals, continuations, continuations in part, revisions, renewals, reexaminations, substitutions, extensions or reissuances thereof, in any jurisdiction, (iii) all trade secret rights and corresponding rights in confidential information and other non-public or proprietary information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information (collectively, “Trade Secrets”), (iv) copyright rights and copyrightable works, and all database and design rights, whether or not registered or published, including all data collections, “moral” rights, mask works, registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof and corresponding rights in works of authorship (collectively, “Copyrights”), (v) all Internet domain names, electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing, and all social media accounts (collectively, “Domain Names”); (vi) all other intellectual property rights arising from Software and technology; (vii) all rights of privacy and publicity; (viii) and any and all similar, corresponding or equivalent intellectual or proprietary rights anywhere in the world.

“International Plan” means any Employee Plan that is not a U.S. Plan.
“Intervening Event” means an Effect that was not known to the Board of Directors prior to the Company’s execution and delivery hereof (or if known, the consequences of which were not known or reasonably foreseeable (or the magnitude of which was not known or reasonably foreseeable) by the Board of Directors as of the date of this Agreement), which Effect, or any consequence thereof (or magnitude of which), arises or becomes known to the Board of Directors after the Company’s execution and delivery hereof and before the Requisite Company Vote is obtained; provided, however, that in no event shall any of the following be an Intervening Event or be taken into account in determining whether an Intervening Event has occurred: (1) the receipt, existence or terms of an Acquisition Proposal; or (2) any change in the trading price or trading volume of the Shares or the Company’s meeting or exceeding any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (provided that any Effect underlying such change, meeting or exceedance that is not otherwise excluded by the foregoing clause (2) may be taken into account in determining whether there has been an Intervening Event).
“IT Assets” means information technology devices, computers, computer systems, Software, firmware, middleware, hardware, servers, networks, workstations, routers, hubs, circuits, switches, databases, websites, data communications lines and all other information technology equipment used to process, store, maintain and operate data, information and functions used in connection with the business as currently conducted, and all associated documentation.
“Key Employee” means any Company Employee with a current base salary of $200,000 or more.
“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Section 1.01(a) of the Company Disclosure Schedule after reasonable inquiry of the applicable Person’s direct reports who could reasonably be expected to have knowledge of the subject matter in question.
“Liability” means, any and all debts, liabilities, claims, demands, expenses, commitments, losses, and obligations, whether primary or secondary, direct or indirect, accrued or fixed, absolute or contingent, known or unknown, matured or unmatured, liquidated or unliquidated, or determined or determinable, including those arising under any Applicable Law and those arising under any Contract.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, exclusive license, option, charge, security interest, encumbrance, right of first refusal, right of first offer, restriction on transfer or assignment or other adverse claim of any kind (whether contingent or absolute) in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own, subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.
“NASDAQ” means Nasdaq Stock Market, LLC.
“Order” means any order, award, decision, injunction, judgment, ruling, decree, writ, or verdict, in each case, that is entered, issued, made or rendered by any Governmental Authority of competent jurisdiction, in each case, whether temporary or permanent.
“ordinary course of business” means any action taken or omitted to be taken by the Company or any of its Subsidiaries in the ordinary course of the Company’s and its applicable Subsidiaries’ business substantially consistent with past practice but taking into account any event or change in circumstances that has occurred during the applicable time period or that occurs following the date hereof.
“Owned Intellectual Property” means all Intellectual Property owned by or purported by the Company to be owned by the Company or any of its Subsidiaries.
“Parent Material Adverse Effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development that, individually or in the aggregate, would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of, or materially adversely affect the ability of Parent or Merger Sub to consummate, the Merger or the other Transactions on a timely basis.
“Permits” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, certification, registration, accreditation, approval, order, qualification or other similar authorization of any Governmental Authority.

“Permitted Liens” means (a) carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, laborers’, suppliers’ and vendors’ liens and other similar Liens, if any, arising or incurred in the ordinary course of business that do not, individually or in the aggregate, impair or interfere with the present use of the assets or otherwise impair present business operations; (b) Liens for Taxes not yet delinquent or, if delinquent, that are being contested in good faith by appropriate actions and that are adequately reserved for as of the date hereof in the applicable financial statements of the Company in accordance with GAAP; (c) applicable zoning, planning, entitlement, conservation restrictions, land use restrictions, building codes and other governmental rules and regulations imposed by a Governmental Authority having jurisdiction over the real property, none of which would reasonably be expected to have an adverse impact on the Company’s conduct of its business; (d) the terms and conditions of the leases, subleases, licenses, sublicenses or other occupancy agreements pursuant to which the Company or any of its Subsidiaries is a tenant, subtenant or occupant (other than in connection with any breach thereof) that do not, and would not be reasonably expected to, detract from the use or operation of the property subject thereto as currently used or operated by the Company or any of its Subsidiaries (or the value thereof), provided copies of the foregoing have been made available to Parent; and (e) non-exclusive licenses or sublicenses to Intellectual Property granted in the ordinary course of business.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority or any “group” within the meaning of Section 13(d) of the 1934 Act.
“Personal Information” means all information in any form or media that identifies, could be used to identify or is otherwise related to an individual person, in addition to any definition for “personal information” or any similar term provided by Applicable Law or by the Company in any of its privacy policies, notices or contracts (e.g., “personal data,” “protected health information,” “PHI,” “personally identifiable information” or “PII”).
“Privacy Requirements” means all applicable Privacy/Data Security Laws and all of the Company’s policies, notices, and contractual obligations to the extent relating to Personal Information.
“Privacy/Data Security Laws” means, to the extent applicable to the Company or any of its Subsidiaries, all laws, policies, codes, regulations, legal requirements, self- regulatory guidelines and the like (including of any applicable foreign jurisdiction) to the extent governing the receipt, collection, use, storage, handling, processing, sharing, security (technical, physical or administrative), compilation, disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information or the security of Company’s IT Assets, including the Federal Trade Commission Act, California Consumer Privacy Act (“CCPA”), Payment Card Industry Data Security Standard (“PCI-DSS”), Health Insurance Portability and Accountability Act of 1996, as amended, and its implementing rules and regulations (“HIPAA”), EU and UK General Data Protection Regulation, the Telephone Consumer Protection Act (“TCPA”), and any and all Applicable Laws relating to breach notification, the use of biometric identifiers, and the use of Personal Information for marketing purposes.
“Required Information” shall mean (a) the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of, and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for, the three (3) most recently completed fiscal years ended at least ninety (90) calendar days prior to the Closing Date and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of, and related statements of income and cash flows of the Company and its Subsidiaries for, each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) of the Company and its Subsidiaries subsequent to the last fiscal year for which financial statements were delivered pursuant to the preceding clause (a) and ended at least 45 calendar days before the Closing Date (in the case of this clause (b), without footnotes), in each case, prepared in accordance with GAAP.
“Rollover Agreement” means each Rollover and Contribution Agreement entered into on or prior to the date hereof by and between a Significant Company Stockholder and Bullseye Holdings, LP.
“Rollover Amount” means the amount calculated by multiplying the Rollover Shares by $9.50.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002. “SEC” means the U.S. Securities and Exchange Commission.
“Service Provider” means any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.

“Significant Company Stockholders” means each of (a) Flint A. Lane, FL 2009 GRAT FBO TKL, FL 2009 GRAT FBO KML and FL 2009 GRAT FBO APL and (b) Bain Capital Venture Fund 2012, L.P., BCIP VENTURE ASSOCIATES and BCIP VENTURE ASSOCIATES-B.
“Software” means any and all: (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations; and (iii) documentation related to any of the foregoing.
“Subsidiary” means, with respect to any Person, any other Person of which such first Person (a) owns (either directly or indirectly through one or more Subsidiaries) a majority of the outstanding equity securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body of such Person, or (b) is a general partner or managing member of such Person (and all Subsidiaries of any Subsidiary of such Person).
“Tax” means all taxes, assessments, duties, levies, imposts or other similar charges imposed by a Governmental Authority, including income, gross receipts, license, payroll, employment, excise, escheat, abandoned property, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding (including backup withholding), social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or any other tax of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount.
“Tax Return” means any report, return, document, claim for refund, information return, declaration or statement or filing with respect to Taxes (and any amendments thereof), including any schedules or documents with respect thereto or accompanying payments of estimated Taxes.
“Third Party” means any Person other than Parent or any of its Affiliates.
“Transaction Documents” means, collectively, this Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Termination Equity Commitment Letter, the Confidentiality Agreement, the Voting and Support Agreements, the Rollover Agreements, the Restrictive Covenant Agreements entered into by and among Parent and the Significant Company Stockholders as of the date hereof and any and all of the certificates, instruments, and agreements required to be delivered by the parties at the Closing pursuant to the foregoing.
“Transactions” means all of the transactions provided for in, or contemplated by, this Agreement or any of the other Transaction Documents.
“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, real property transfer, value-added, goods and services and other such similar Taxes incurred in connection with the consummation of the Transactions.
“U.S. Plan” means any Employee Plan that covers Service Providers located primarily within the United States.
“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.
(b) Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
2022 Bonuses	7.05(c)
Adverse Recommendation Change	6.03
Agreement	Preamble
Alternative Financing	8.09(d)
Board of Directors	4.02(b)
CCPA	Definition of Privacy / Data Security Laws
Certificates	2.03(a)
Chosen Courts	11.08
Closing	2.01(b)
Closing Date	2.01(b)

Term	Section
Clearance Time	8.03(b)
Company	Preamble
Company Board Recommendation	4.02(b)
Company Disclosure Documents	4.09(a)
Company Equity Awards	4.05(b)
Company Meeting	4.03
Company Permits	4.12(b)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Software	4.15(f)
Company Subsidiary Securities	4.06(b)
Company Termination Fee	11.04(b)(i)
Confidentiality Agreement	6.02
Copyrights	Definition of Intellectual Property
Data Protection Measures	4.15(i)
D&O Insurance	7.03(c)
Debt Commitment Letters	5.07(a)
Debt Financing	5.07(a)
Domain Name	Definition of Intellectual Property
Effect	Definition of Company Material Adverse Effect
Effective Time	2.01(c)
Electronic Delivery	11.10
email	11.01
End Date	10.01(b)(i)
Equity Award Holders	4.05(b)
Equity Commitment Letter	5.07(a)
Equity Financing	5.07(a)
Exchange Agent	2.03(a)
Financing	5.07(a)
Financing Commitment Letters	5.07(a)
HIPAA	Definition of Privacy / Data Security Laws
Indemnified Person	7.03(a)
Insurance Policies	4.25
Licensed Intellectual Property	4.15(b)
Labor Organization	4.18(b)
Lease	4.14(b)
Leased Real Property	4.14(b)
Marks	Definition of Intellectual Property
Material Contract	4.20
Measurement Date	4.05
Merger	2.01(a)
Merger Consideration	2.02(a)
Merger Sub	Preamble
Parent	Preamble
PCI-DSS	Definition of Privacy / Data Security Laws
Potential Bonus	7.05(c)
Pro Rata Bonus Amount	7.05(c)
Proxy Statement	4.03

Term	Section
R&W Insurance Policy	6.04
Regulatory Concession	8.01(a)
Related Party Transaction	4.24
Related Persons	11.14
Representatives	6.02
Required Closing Payment	5.07(d)
Requisite Company Vote	4.02(a)
Reverse Termination Fee	11.04(c)
Rollover Shares	Recitals
Scheduled Intellectual Property	4.15(a)
Security Incident	4.15(i)
Seller Parties	7.06
Shares	2.02(a)
Solvent	5.08(a)
Sponsors	Recitals
Superior Proposal	6.03(e)
Surviving Corporation	2.01(a)
Surviving Provisions	10.02
TCPA	Definition of Privacy / Data Security Laws
Terminating Company Breach	10.01(c)(ii)
Terminating Parent Breach	10.01(d)(ii)
Termination Equity Commitment Letter	Recitals
Top Customers	4.26(a)
Top Suppliers	4.26(b)
Trade Secrets	Definition of Intellectual Property
Uncertificated Shares	2.03(a)
Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules (including the Company Disclosure Schedule) annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified, supplemented extended or renewed from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedule hereto, all such amendments, modifications, supplements, extensions or renewals must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” means a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. The words “made available” shall be deemed to mean (i) publicly available on the SEC EDGAR database prior to the date of this Agreement; (ii) delivered by or on behalf of the Company to Parent or Parent’s Representatives via e-mail or in hard copy form prior to the execution of this Agreement, provided if delivered on the date of this Agreement, receipt is acknowledged on such date via e-mail or hard copy or (iii) made available or accessible to Parent and its representatives prior to the date of this Agreement in the virtual data room established by the Company and hosted by ShareFile.
ARTICLE 2
THE MERGER
Section 2.01. The Merger. (a) At the Effective Time, Merger Sub shall merge (the “Merger”) with and into the Company in accordance with the DGCL, whereupon, the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation as a wholly owned Subsidiary of Parent (the “Surviving Corporation”).
(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place via the electronic exchange of documents and signature pages no later than 10:00 a.m., New York City time, on the date that is three (3) Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, written waiver of such conditions at the Closing) have been satisfied or, to the extent permissible, waived in writing by the party or parties entitled to the benefit of such conditions, or at such other time or on such other date as Parent and the Company may mutually agree. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
(c) At the Closing, the Company and Merger Sub shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).
(d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, Liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the DGCL.
Section 2.02. Conversion of Shares. At the Effective Time:
(a) Except as otherwise provided in Section 2.02(b), Section 2.02(d), Section 2.02(e) or Section 2.04, each share of Class 1 common stock of the Company, $0.0001 par value and Class 2 common stock of the Company, $0.0001 par value (each a “Share” and collectively, the “Shares”), outstanding immediately prior to the Effective Time shall be converted into the right to receive $9.50 in cash, without interest (the “Merger Consideration”), subject to the remaining provisions of this Article 2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration on the terms and conditions set forth herein.
(b) Each Share held by the Company as treasury stock (other than Shares in an Employee Plan of the Company) or owned by Parent or Merger Sub immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.
(c) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one (1) share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(d) Each Share held by any Subsidiary of either the Company or Parent (other than the Merger Sub) immediately prior to the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

(e) Each Rollover Share shall be unaffected by the Merger and shall, immediately prior to the Closing, be contributed to Bullseye Holdings, LP (to be contributed to Parent thereafter) pursuant to the terms of the applicable Rollover Agreement.
Section 2.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing Shares (the “Certificates”) or (ii) uncertificated Shares (the “Uncertificated Shares”). At or prior to the Effective Time, Parent shall make available to the Exchange Agent an amount in cash that, when taken together with available cash of the Company that Parent directs to be deposited with the Exchange Agent immediately following the Effective Time, is equal to the Merger Consideration payable in respect of the Certificates and the Uncertificated Shares. Promptly after the Effective Time (but not later than three (3) Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal and instructions in customary form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.
(b) Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each such Share represented by such Certificate or for each such Uncertificated Share (less any applicable withholding). Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration. No interest shall be paid or shall accrue on the cash payable upon surrender of any such Shares.
(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent and Parent that such Tax has been paid or is not payable.
(d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares that have been converted into the right to receive the Merger Consideration nine (9) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such Shares for the Merger Consideration in accordance with this Section 2.03(e). prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such Shares without any interest thereon and subject to any withholding of Taxes required by Applicable Law in accordance with this Section 2.03(e). Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to any Governmental Authority pursuant to applicable abandoned property, escheat or similar Applicable Law. Any amounts remaining unclaimed by holders of Shares that have been converted into the right to receive the Merger Consideration two (2) years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
Section 2.04. Dissenting Shares. Notwithstanding Section 2.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL shall not be converted into the right to receive the Merger Consideration, but shall be entitled only to such rights as are granted by Section 262 of the DGCL, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL. For the avoidance of doubt, Merger Consideration for Shares subject to appraisal shall not accrue interest, except to the extent required by Applicable Law. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal under Section 262 of the DGCL, such Shares shall be treated as if they had been converted pursuant to Section 2.02(a) as of the Effective Time into, and shall represent only, the right to receive the Merger Consideration in accordance with Section 2.03. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares and any withdrawals of any such demands, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or make an offer to settle, any such demands.
Section 2.05. Company Equity Awards.
(a) Except as otherwise agreed to by Parent and the applicable holder thereof, with respect to each Company Stock Option, whether vested or unvested, (i) if the per Share exercise price of such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and have no further force or effect and (ii) if the per Share exercise price for such Company Stock Option is less than the Merger Consideration, such Company Stock Option shall become fully vested (to the extent unvested or to the extent such Company Stock Option would not otherwise vest) and shall terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive, in accordance with this Section 2.05(a), an amount in cash, without interest, to be paid promptly following the Effective Time and in no event more than five (5) calendar days following the Effective Time, determined by multiplying (A) the excess, if any, of the Merger Consideration over the applicable exercise price of such canceled Company Stock Option by (B) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time.
(b) Except as otherwise agreed to by Parent and the applicable holder thereof, at or immediately prior to the Effective Time, each Company RSU shall fully vest and shall be canceled and converted into the right of the holder to receive an amount in cash, without interest, to be paid promptly following the Effective Time and in no event more than five (5) calendar days following the Effective Time, equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU.
(c) Prior to the Effective Time, the Company shall adopt resolutions and take any and all such actions as are necessary to effect the foregoing provisions of this Section 2.05 such that from and after the Effective Time, neither Parent, the Company nor the Surviving Corporation will be required to deliver Shares or other compensation of any kind (other than amounts required to be paid pursuant to this Section 2.05) to any Person pursuant to or in settlement of any Company Stock Options, Company RSUs or other equity awards under the Equity Plans and that the Equity Plans will terminate immediately prior to the Effective Time. At or immediately following the Effective Time, Parent shall deposit, or cause to be deposited, funds sufficient to pay the aggregate amount payable to the holders of Company Stock Options and Company RSUs pursuant to the provisions of this Section 2.05 to an account or accounts identified by the Company prior to the Effective Time. The payments with respect to any Company Stock Options and Company RSUs shall, except as may otherwise be required by Section 409A of the Code, be made by the Surviving Corporation at, or within five (5) calendar days following, the Effective Time, without interest. All payments with respect to Company Stock Options and Company RSUs pursuant to this Section 2.05 shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, and subject to withholding if required under Applicable Law. In addition, prior to the Effective Time, the Company shall take all actions necessary pursuant to the terms of the ESPP or otherwise to provide that (i) no new offering period will be commenced following the date hereof under the ESPP in effect as of the date hereof, (ii) any contributions accumulated under the ESPP pursuant to an offering period in effect as of the date hereof shall be used to purchase Shares on the earlier to occur of (x) the last day of the offering purchase period and (y) ten (10) calendar days prior to the Closing, and (iii) the ESPP shall terminate immediately prior to the Effective Time.
Section 2.06. Adjustments. Subject to the terms of this Agreement, including Section 6.01, if, during the period between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of Shares, or stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of options outstanding as of the date hereof to purchase Shares granted under the Company’s Stock Option or compensation plans or arrangements), the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.
Section 2.07. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, Parent, the Company, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold or cause to be deducted and withheld, from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as the Exchange Agent, Parent, the Company, Merger Sub or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, under any Tax law or pursuant to any other Applicable Law. If the Exchange Agent, Parent, the Company, Merger Sub or the Surviving Corporation, as the case may be, so deducts or withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which the Exchange Agent, Parent, the Company, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding.
Section 2.08. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01. Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit A and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until further amended in accordance with Applicable Law.
Section 3.02. Bylaws. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation (except that references to the name of Merger Sub shall be replaced by reference to the name of the Surviving Corporation) until thereafter amended in accordance with Applicable Law.
Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to Section 11.05, except as disclosed in any Company SEC Document filed on or after January 1, 2022 and before the date of this Agreement (excluding all disclosures (other than statements of historical fact) contained in any “Forward-Looking Statements” and “Risk Factors” sections of such Company SEC Documents that are cautionary, predictive or forward looking in nature) or as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub that:
Section 4.01. Corporate Existence and Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date hereof, the Company has made available to Parent true, correct and complete copies of the governing documents of the Company and each of its Subsidiaries that is not, directly or indirectly, wholly owned, by the Company (including all amendments thereto) in effect on the date hereof. The Company is not in material default under or in violation of any provision of its organizational and governing documents.
(b) Prior to the date hereof, the Company has made available to Parent true, correct and complete copies of the governing documents of the Company’s material Subsidiaries in effect on the date hereof. No Subsidiary of the Company is in material default under or in violation of any provision of its organizational and governing documents.
Section 4.02. Corporate Authorization. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, including the Merger, except for the required approval of the holders of at least a majority of the outstanding Shares entitled to vote in connection with the adoption and approval of this Agreement and the Transactions, including the Merger, in accordance with Applicable Law and the Company’s certificate of incorporation (the “Requisite Company Vote”). The Requisite Company Vote is the only vote of the holders of any of the capital stock of the Company or the capital stock of any of its Subsidiaries (including any Company Securities or Company Subsidiary Securities) necessary in connection with consummation of the Transactions, including the Merger. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. The Company has duly executed and delivered this Agreement, and the other Transaction Documents to which it is or will be a party, and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement and the other Transaction Documents to which it is or will be a party constitute or will constitute valid and binding agreements of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(b) At a meeting duly called and held on or prior to the date hereof, the board of directors of the Company (the “Board of Directors”) (i) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the Transactions, including the Merger, in accordance with the requirements of the DGCL, (iii) resolved, subject to Section 6.03(b), to recommend approval and adoption of this Agreement by the stockholders of the Company (such recommendation, the “Company Board Recommendation”) and (iv) directed that the Merger Agreement be submitted to the stockholders of the Company for their adoption.
Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is or will be a party and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, including the filing with the SEC of a proxy statement relating to the matters to be submitted to the stockholders of the Company (the “Proxy Statement”) at a meeting of such holders for the purpose of adopting this Agreement and approving the Merger (including any adjournment or postponement thereof, the “Company Meeting”), and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is or will be a party and the consummation of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other organizational or governing documents of the Company or any of its Subsidiaries, (b) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law,

(c) assuming compliance with the matters referred to in Section 4.03, require any consent, notice or other action by any Person under, constitute a breach or default or give rise to the payment of any fee, penalty or other amount under or cause or permit the termination, cancellation, acceleration, or other change of any right or obligation of the Company or any of its Subsidiaries or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Contract binding on the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.05. Capitalization.
(a) The authorized capital stock of the Company consists of 575,000,000 shares, of which 538,000,000 shares are designated Class 1 common stock, 27,000,000 shares are designated Class 2 common stock and 10,000,000 shares are designated preferred stock. As of the close of business on September 23, 2022 (the “Measurement Date”), there were outstanding (i) 161,447,834 and 3,055,277 shares of Class 1 and Class 2 common stock, respectively, (ii) Company RSUs relating to an aggregate of 4,621,977 shares of Class 1 common stock and (iii) Company Stock Options to purchase an aggregate of 17,776,182 shares of Class 1 common stock. All issued and outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights of any Person.
(b) The Company has provided Parent with a true and complete list of all holders (“Equity Award Holders”), as of the Measurement Date, of outstanding Company Stock Options, Company RSUs and other similar rights to purchase or receive Shares under the Equity Plans or otherwise (collectively, “Company Equity Awards”), indicating, as applicable, with respect to each such Equity Award Holder (i) any outstanding Company Equity Award held by such Equity Award Holder, (ii) the number of Shares subject to such Company Equity Award, (iii) the date of grant and vesting schedule, and (iv) the exercise price of such Company Equity Award, if applicable. All of the Company Equity Awards were issued in compliance with the terms of the applicable Equity Plan.
(c) Except as set forth in Section 4.05(a) and for changes since the Measurement Date resulting from actions taken after such time in accordance with Section 6.01 and the exercise of Company Stock Options or the issuance of Shares pursuant to the settlement of Company RSUs, in each case outstanding on such date in accordance with the terms thereof on such date or issued or granted after such date in accordance with Section 6.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options, subscriptions, rights of first offer or refusal, preemptive rights or any similar rights, commitments, Contracts or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities of or ownership interests in, the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, the value or price of, any capital stock or voting securities of, or ownership interests in, the Company (the items in clauses (i) through (iv), including, for the avoidance of doubt, the Shares, being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. There are no voting trusts or agreements, stockholder agreements, proxies, understandings, arrangements, commitments or other contractual obligations in effect with respect to the voting or transfer of any of the Company Securities to which the Company is a party and the Company has not issued any outstanding bonds, notes, debentures or other obligations, the holders of which generally have the right to vote on any matters submitted to the holders of such Company Securities.
Section 4.06. Subsidiaries. (a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers required to carry on its business as now conducted, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company and their respective jurisdictions of organization are identified in the Company 10-K.
(b) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Lien, and are duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights of any Person. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options, subscriptions, rights of first offer or refusal, preemptive rights or any similar rights, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. There are no voting trusts or agreements, stockholder agreements, proxies, understandings, arrangements, commitments or other contractual obligations in effect with respect to the voting or transfer of any of the Company Subsidiary Securities to which the Company or any of its Subsidiaries is a party and the Company has not issued any outstanding bonds, notes, debentures or other obligations, the holders of which generally have the right to vote on any matters submitted to the holders of such Company Subsidiary Securities.
Section 4.07. SEC Filings and the Sarbanes-Oxley Act. (a) Since the Applicable Date, the Company has filed with or furnished to the SEC, and made available to Parent, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company (such reports, schedules, forms, statements, prospectuses, registration statements and other documents so filed or furnished since the Applicable Date, collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).
(b) As of its filing date, each Company SEC Document complied or, if not yet filed or furnished, will comply as to form in all material respects with the applicable requirements of NASDAQ, the 1933 Act and the 1934 Act, as the case may be, the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Company SEC Documents. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC with respect to any of the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. None of the Company’s Subsidiaries is required to file any forms, reports, registrations, statements or other documents with the SEC.
(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Since the Applicable Date, the Company and its Subsidiaries have established and maintained disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act) as required by Rule 13a-5 under the 1934 Act. Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. The Company maintains internal controls over financial reporting (as defined in Rule 13a-15f or 15d-15f, as applicable, under the 1934 Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.
(f) Since the Applicable Date, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting utilized by the Company which would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information, (ii) any fraud that involves the management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting or (iii) any complaints regarding a material violation of accounting procedures, internal accounting controls or auditing matters, including from employees of the Company or any of its Subsidiaries regarding deficiencies in accounting, auditing or legal compliance matters. To the Knowledge of the Company, no executive officer of the Company has failed, since the Applicable Date, to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Documents and since the Applicable Date, no executive officer of the Company has failed to file such certifications and the Company has not received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Since the Applicable Date, the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.
Section 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents fairly present or, in the case of Company SEC Documents filed after the date of this Agreement, will fairly present, in each case, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments which are not material, individually or in the aggregate, and the absence of footnotes in the case of any unaudited interim financial statements, none of which are material individually or in the aggregate).
Section 4.09. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company’s stockholders in connection with the Transactions, including the Proxy Statement (the “Company Disclosure Documents”), when filed, distributed or disseminated, as applicable, (i) will comply as to form in all material respects with the applicable requirements of the 1934 Act and (ii) at the time of such filing and the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent, Merger Sub or any of their representatives or advisors specifically for use or incorporation by reference therein.
Section 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business and (ii) there has not been any change, effect, event, occurrence, development or state of circumstances or facts through the date of this Agreement that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Section 4.10 of the Company Disclosure Schedule, since the Company Balance Sheet Date, the Company has not taken any action that would have been prohibited by Sections 6.01(i), (j), (l), (m), (n), (o) or (q) (with respect to the subsections of Section 6.01 listed in this sentence) if it had been taken after the date hereof and prior to the Closing Date.
Section 4.11. No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise, of a type required to be reflected on a balance sheet prepared in accordance with GAAP, other than Liabilities (i) adequately disclosed, specifically reserved against and otherwise provided for in the Company Balance Sheet or in the notes thereto; (ii) incurred in the ordinary course of business since the Company Balance Sheet Date (but excluding any Liabilities arising from any violations of law, breaches of Contracts or Permits, torts or infringement); and (iii) that would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole.
Section 4.12. Compliance with Laws and Court Orders; Permits. (a) The Company and each of its Subsidiaries are, and have at all times since the Applicable Date been, in compliance with, and have not been threatened in writing to be charged with or given notice of any material violation of and, to the Knowledge of the Company, are not under investigation with respect to, nor have been threatened in writing, to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Permit required for the operation of the business of the Company and its Subsidiaries or otherwise held by or for the benefit of the Company or any of its Subsidiaries (the “Company Permits”), each of which is in full force and effect. The Company and each of its Subsidiaries (i) is and since the Applicable Date has been in compliance with all Company Permits and (ii) has not, since the Applicable Date, received any notice of any cancellation, suspension, revocation, invalidation or non-renewal of any Company Permit, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.13. Litigation. There is no, and since the Applicable Date there has been no, Action pending (a) in which the Company or any of its Subsidiaries is a claimant or plaintiff and (b) against, threatened in writing against or, to the Knowledge of the Company, otherwise threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened Actions, would be before) or by any Governmental Authority or arbitrator, that, individually or in the aggregate, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.14. Properties. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business. None of the Company or any of its Subsidiaries has previously owned and/or currently owns any real property.
(b) Section 4.14(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of each material lease, sublease or license (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property (“Leased Real Property”). (i) All material leases related to the Leased Real Property are valid and in full force and effect and (ii) except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Lease.

Section 4.15. Intellectual Property.
(a) Section 4.15 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of all patents and patent applications and registrations and applications for registration of any Marks, Copyrights and Domain Names included in the Owned Intellectual Property (“Scheduled Intellectual Property”). Section 4.15(a) of the Company Disclosure Schedule lists: (i) the owner of record for each such item of Scheduled Intellectual Property; and (ii) the jurisdictions in which each such item of Scheduled Intellectual Property has been issued, registered or otherwise arises or in which any such application for such issuance and registration has been filed. All material Scheduled Intellectual Property is subsisting, valid and, to the Knowledge of the Company, enforceable, and all necessary registration, maintenance, renewal, and other relevant filing fees due through the date hereof have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Governmental Authority and Internet domain name registrars in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining all material Scheduled Intellectual Property in full force and effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries (i) is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property, and (ii) has a valid right to use all other Intellectual Property used in or necessary for the conduct of their respective businesses as presently conducted (such other Intellectual Property in (ii) the “Licensed Intellectual Property”), in each case of (i) and (ii), free and clear of any Liens other than Permitted Liens. The Owned Intellectual Property, together with the Licensed Intellectual Property (when used within the scope of the applicable Contract), constitutes all of the Intellectual Property that is necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have not (in the past six (6) years) infringed, misappropriated or otherwise violated and do not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any Person, (ii) to the Knowledge of the Company, no Person has (in the past six (6) years) infringed, misappropriated or otherwise violated or is infringing, misappropriating, or otherwise violating any Owned Intellectual Property or any Licensed Intellectual Property and (iii) neither the Company nor any of its Subsidiaries is subject to any Action either: (A) alleging that the Company or any of its Subsidiaries or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property rights of any Person or (B) challenging the ownership, use, validity or enforceability of any Owned Intellectual Property.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries owns or has a valid right to access and use pursuant to a written agreement the IT Assets which (i) are adequate for and operate and perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted, and (ii) do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effects that: (A) disrupt or adversely affect the functionality of any IT Assets, except as disclosed in their documentation; or (B) enable or assist any Person to access without authorization any IT Assets. To the Knowledge of the Company, no Person has gained unauthorized access to the IT Assets (or any information or data stored therein or transmitted thereby).
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries have incorporated any open source software in, or used any open source software in connection with, any Software developed, licensed, distributed, used or otherwise exploited by the Company or any of its Subsidiaries or any of its customers, in each case, in a manner that would require the contribution, licensing, attribution or disclosure to any third party of any portion of the source code of any Software developed, licensed, distributed used or otherwise exploited by or for the Company or any of its Subsidiaries or any of its customers or that would otherwise diminish or transfer the rights of ownership in any Intellectual Property or Software of the Company or any of its Subsidiaries to any third party. The

Company and each of its Subsidiaries are in compliance in all material respects with the terms and conditions of all relevant licenses for open source software used in the respective businesses of the Company and each of its Subsidiaries as currently operated.
(f) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, (i) none of the source code or related materials for any Software included in the Owned Intellectual Property (the “Company Software”) has been licensed or provided to, or used or accessed by, any Person other than employees, consultants or contractors of the Company or any of its Subsidiaries who have entered into written confidentiality Contracts with respect to such source code or related source materials and (ii) none of the Company or any of its Subsidiaries is a party to any source code escrow Contract or any other Contract requiring the deposit of any source code for any Company Software, and no Company Software has been placed into escrow for the benefit of any Person.
(g) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries, as appropriate, have taken adequate security measures to protect the secrecy, confidentiality of all material Trade Secrets included in the Owned Intellectual Property, which measures are reasonable in the industry in which the business operates, (ii) no Trade Secret or proprietary information material to the business as presently conducted has been authorized to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any former or current employee or any third Person other than pursuant to a non-disclosure agreement restricting the disclosure and use of the Intellectual Property and (iii) the Company and each of its Subsidiaries have executed valid and enforceable written agreements with each of their respective former and current employees, consultants and independent contractors pursuant to which each such Person has validly assigned to the Company or one of its Subsidiaries all of such Person’s rights, title and interest in and to any material Intellectual Property created or developed for the Company or any of its Subsidiaries in the course of such Person’s employment or retention thereby.
(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company, each of its Subsidiaries, and, to the Knowledge of the Company, any Person acting for or on the behalf of the Company have at all times complied with all Privacy Requirements, (ii) the Company and each of its Subsidiaries has implemented and maintained adequate policies, procedures and systems for receiving and appropriately responding to requests from individuals concerning their Personal Information, (iii) none of the Company’s or any of its Subsidiaries’ privacy policies or notices have contained any material omissions or been misleading or deceptive, and (iv) during the past three (3) years, no claims, charges, investigations, or regulatory inquiries have been asserted or threatened in writing against the Company or any of its Subsidiaries by any Person relating to or alleging a violation of any Privacy Requirements, and to the Knowledge of the Company, there are no facts or circumstances that could reasonably form the basis of any such claim, charge, investigation, or regulatory inquiry.
(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) has, to the extent required by applicable Privacy/Data Security Laws, implemented and maintained commercially reasonable technical and organizational safeguards designed to protect Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure (“Data Protection Measures”), and (ii) has taken reasonable steps to ensure that any third party with access to Personal Information collected by or on behalf of the Company or any of its Subsidiaries maintains Data Protection Measures and complies with applicable Privacy/Data Security Laws. To the Knowledge of the Company, Personal Information has been provided to the Company and each of its Subsidiaries in compliance in all material respects with applicable Privacy/Data Security Laws. In the past three (3) years, there have been no actual material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information or other confidential data in the possession or control of the Company or any of its Subsidiaries (each a “Security Incident”), and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of its Subsidiaries have provided or been legally required to provide any written notice to any Person in connection with a Security Incident.

Section 4.16. Taxes.
(a) All material Tax Returns required to be filed by Applicable Law by, or on behalf of, the Company or any of its Subsidiaries have been timely filed (taking into account valid extensions of time to file), and all such material Tax Returns are true, complete and correct in all material respects. Each of the Company and each of its Subsidiaries has timely paid (or has had paid on its behalf) to the appropriate Governmental Authority all material Taxes due and payable by it, whether or not shown as due on any Tax Returns.
(b) Each of the Company and each of its Subsidiaries has properly and timely withheld or collected and timely paid, or is properly holding for timely payment, all material amounts of Taxes required to be withheld, collected and paid over by it under Applicable Law (or, in the case of sales and use, value added, goods and services and other similar Taxes, has been furnished with respect thereto properly completed exemption certificates), and each of the Company and each of its Subsidiaries has complied in all material respects with all Applicable Laws related thereto, including information reporting (and related withholding) and record retention requirements.
(c) There is no Action, audit, examination, or investigation with respect to material Taxes of the Company or any of its Subsidiaries that is currently being conducted or, to the Knowledge of the Company, pending or threatened by a Governmental Authority.
(d) Neither the Company nor any of its Subsidiaries (i) is, or has been, a member of any affiliated, consolidated, combined, unitary or similar Tax group, other than a group the common parent of which is the Company, or (ii) has any liability for material Taxes of any Person (other than the Company or any Subsidiary of the Company) arising from the application of Treasury Regulations Section 1.1502-6 (or any analogous provision of U.S. state or local or non-U.S. Tax law) or as a transferee or successor, by assumption, by Contract, by operation of law or otherwise.
(e) Neither the Company nor any of its Subsidiaries has entered into, or participated in, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous or similar provision of state, local or foreign law).
(f) Neither the Company nor any of its Subsidiaries is subject to any Liens (other than Permitted Liens) with respect to material Taxes on any of the assets of either the Company or any of its Subsidiaries.
(g) Neither the Company nor any of its Subsidiaries has (i) requested any extension of time within which to file any Tax Return (other than any automatic extension to file any Tax Return), which Tax Return has since not been filed, or (ii) waived any statute of limitations in respect of its Taxes which waiver is currently in effect.
(h) Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any obligation under, any Tax allocation agreement, Tax indemnity agreement, Tax sharing agreement or similar Contract or arrangement or has any other obligation to indemnify any other Person with respect to material Taxes, in each case that will have an effect after the Closing.
(i) No claim has been made in writing in the last three (3) years by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a particular Tax Return or pay a particular type of Tax that such Company or such Subsidiary is or may be required to file such Tax Return or to pay such type of Tax by that jurisdiction, other than any such claim that has been resolved. Neither the Company nor any of its Subsidiaries has, or has had, a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(j) Neither the Company nor any of its Subsidiaries (i) is, or has been within the last five (5) years, a “United States real property holding corporation” within the meaning of Section 897 of the Code; (ii) has, within the last two (2) years, constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify under Section 355 or Section 361 of the Code; (iii) has an excess loss account (as described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of law)) in the stock of any Subsidiary; (iv) has any liability under

Section 965(h) of the Code (or any analogous or similar provision of law); or (v) has made any election to defer any payroll, social security or similar Taxes (except amounts that have been fully and timely repaid) under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (as amended) or otherwise.
(k) Neither the Company nor any of its Subsidiaries is the beneficiary of any private letter ruling of the IRS or comparable written ruling of any other Governmental Authority with respect to material Taxes.
(l) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date that was realized (or reflects economic income) prior to the Closing, as a result of any (i) change in accounting method or the use of an improper accounting method, in each case, on or prior to the Closing Date, (ii) closing agreement or similar agreement entered into with a Governmental Authority on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received or deferred revenue realized on or prior to the Closing Date, or (v) gain recognition agreement to which the Company or any Subsidiary of the Company is a party under Code Section 367 and the Treasury Regulations thereunder.
(m) For purposes of this Section 4.16, any reference to the Company and any of its Subsidiaries shall be deemed to include any Person that merged with or was liquidated or converted into such Company or any of its Subsidiaries.
Section 4.17. Employee Benefit Plans. (a) Section 4.17(a) contains a correct and complete list of each Employee Plan and separately identifies each International Plan by jurisdiction. With respect to each Employee Plan, the Company has made available to Parent true, correct and complete copies of, to the extent applicable, (i) such Employee Plan, including any amendment thereto (or, in the case of any unwritten Employee Plan, a written description thereof), (ii) each trust, insurance, annuity or other funding arrangement or amendment related thereto, (iii) the most recent summary plan description and any summary of material modifications prepared, (iv) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (v) the most recent determination or opinion letter from the Internal Revenue Service and (vi) the most recent annual reports on Form 5500 (or comparable form).
(b) Neither the Company nor its ERISA Affiliates, sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six (6) years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has any direct or indirect liability with respect to any Employee Plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code.
(c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received, or has reliance upon on, a favorable determination or opinion letter. Nothing has occurred with respect to the operation of such Employee Plans that could reasonably be expected to cause the denial or loss of such qualification.
(d) Neither the execution of this Agreement nor the consummation of the Transactions (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan, (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent, to merge, amend or terminate any Employee Plan or (iv) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be expected, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(e) No Employee Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than coverage mandated by Applicable Law, including COBRA and at the sole expense of the participant).
(f) Each Employee Plan has been established, funded and maintained in compliance with its terms and all Applicable Law (including ERISA and the Code), in each case, except as would not reasonably be expected to result in material liabilities to the Company and its Subsidiaries, taken as a whole. No nonexempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the code) has occurred or is reasonably expected to occur with respect to any Employee Plan, except as would not reasonably be expected to result in material liabilities to the Company and its Subsidiaries, taken as a whole. No Action, suit, investigation, audit, proceeding or claim (or any basis therefore) (other than routine claims for benefits) is pending against or involves or, to the Knowledge of the Company, is threatened against or threatened to involve, any Employee Plan before any arbitrator or any Governmental Authority, including the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation, which, individually or in the aggregate, would reasonably be expected to result in material liability to the Company and any of its Subsidiaries, taken as a whole.
(g) Neither the Company nor any of its Subsidiaries has any obligation to provide any gross-up payment to any individual with respect to any income Tax, additional Tax, excise Tax or interest charge imposed pursuant to Section 409A or 4999 of the Code.
(h) Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company and any of its Subsidiaries, taken as a whole, each International Plan (i) has been maintained in compliance with its terms and Applicable Law, in each case in all material respects, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.
(i) All of the Company Equity Awards were issued in material compliance with Applicable Laws and the terms of the applicable Equity Plan. Each award of Company Stock Options has been granted with an exercise price that is no less than the fair market value of the underlying Share on the date of grant, as determined in accordance with Section 409A of the Code.
Section 4.18. Labor Matters.
(a) To the Knowledge of the Company, as of the date of this Agreement, no director, officer, or Key Employee of the Company intends to terminate his or her employment relationship with the Company. No Company Employees are represented by any union or other labor organization, neither the Company nor any of its Subsidiaries is a party to any Collective Bargaining Agreement, and there are no Collective Bargaining Agreements that pertain to any Company Employee or group of employees of the Company.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority. No union, labor organization, or group of Company Employees (“Labor Organization”) has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no, and there has not been since the Applicable Date, labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.
(c) Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company and any of its Subsidiaries, taken as a whole, there are no complaints, charges or claims against the Company pending or threatened that could reasonably be expected to be brought or filed based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ any individual by the Company.
(d) Except as would not reasonably be expected to result, individually or in the aggregate, in material liability to the Company and any of its Subsidiaries, taken as a whole, no judgment, consent decree, or arbitration award from the National Labor Relations Board or any other Governmental Authority relating to Company Employees imposes continuing remedial obligations that would reasonably be expected to materially limit or adversely affect the Company’s ability to manage its employees, service providers, or job applicants.
(e) The Company and its Subsidiaries are, and have been since the Applicable Date, in material compliance with all Applicable Laws relating to labor and employment, including those relating to terms and conditions of employment, labor management relations, wages, hours and benefits (including minimum wage and overtime), child labor, employee classification (including the classification of employees as independent contractors and the classification of employees as exempt from the requirements of the Fair Labor Standards Act or similar Applicable Laws) and payment of employees, independent contractors, and consultants, employment equity, WARN, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment, the payment and withholding of Taxes, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f) Within the past six (6) months: (i) there has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company; (ii) the Company has not been affected by any transaction that would trigger application of WARN; and (iii) the Company has not engaged in layoffs or employment terminations sufficient in number to trigger application of WARN.
(g) The execution and delivery of this Agreement and the performance of this Agreement do not require the Company to seek or obtain any consent, engage in consultation with, or issue any notice to or make any filing with (as applicable) any Labor Organizations or groups of Company Employees, or any Governmental Authority, with respect to any Company Employee.
(h) Except as would reasonably be expected to result in material liabilities to the Company and its Subsidiaries, taken as a whole, to the Company’s knowledge, the Company has investigated (to the extent reasonable) all material employment discrimination and sexual harassment allegations of, or against, any employee of the Company and has taken prompt corrective action that is reasonably calculated to prevent further discrimination and harassment with respect to each such allegation with potential merit. In the last three (3) years, to the Company’s knowledge, no material and credible formal allegations of sexual harassment or sexual misconduct have been made against any current officer of the Company.
Section 4.19. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i) since the Applicable Date, no written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws, and there are no Actions pending or, to the Knowledge of the Company, threatened which allege a violation by the Company or any of its Subsidiaries of any Environmental Laws;
(ii) the Company and each of its Subsidiaries have all material environmental permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such permits in all material respects; and
(iii) the operations of the Company and each of its Subsidiaries are in compliance with the terms of applicable Environmental Laws in all material respects.

Section 4.20. Material Contracts.
(a) Section 4.20(a) of the Company Disclosure Schedule sets forth a list of the following Contracts (other than ordinary course purchase orders, insurance policies or binders entered into in the ordinary course of business) to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound as of the date hereof (together with any other Contracts entered into after the date hereof and prior to the Closing Date that would be required to be listed on this Section 4.20(a) if in effect as of the date hereof, each, a “Material Contract”):
(i) any (A) Lease in respect of Leased Real Property or (B) lease of personal property, in each case involving annual payments in excess of $2,000,000, and with respect to item (B) only other than those that can be cancelled by the Company or any of its Subsidiaries without material penalty (other than liabilities incurred prior to termination) on no more than 120 days’ notice;
(ii) any Contract under which the Company or any of its Subsidiaries is required to make or receive or is expected to make or receive during the twelve- month period immediately following December 31, 2021, or pursuant to which the Company or any of its Subsidiaries has made or received during the twelve-month period ended December 31, 2021, in the aggregate, payments of $2,000,000 or more;
(iii) each limited liability company agreement, partnership agreement, joint venture agreement, strategic alliance, collaboration or other similar Contract (however named) that involves sharing profits or losses by the Company or any of its Subsidiaries with any other Person, in each case, that is material to the Company and its Subsidiaries, taken as a whole, other than (A) reseller agreements entered into in the ordinary course of business and (B) ordinary course commercial agreements and governing documents for Subsidiaries of the Company that are wholly owned directly or indirectly by the Company;
(iv) any Contract with ongoing payment obligations or other material non-monetary obligations of the Company for the sale of any of the material assets or properties of the Company or any of its Subsidiaries or for the grant to any Person of any preferential rights to purchase any such material assets or properties, in each case, other than in the ordinary course of business;
(v) any Contract relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company or any of its Subsidiaries of any operating business or material assets or the capital stock of any other Person with a purchase price in excess of $5,000,000, in the aggregate that either (A) was entered into since the Applicable Date or (B) contains material outstanding non- competition, non-solicitation (other than non-disclosure agreements), earn-out or other contingent payment obligations of the Company or its Subsidiaries;
(vi) any Contract with ongoing payment obligations of the Company relating to the incurrence, assumption, guarantee or payoff of any outstanding indebtedness for borrowed money of the Company or any of its Subsidiaries or imposing a Lien on a material portion or amount of the assets or properties of the Company or any of its Subsidiaries, in each case in an amount in excess of $5,000,000;
(vii) any Contract containing any future capital expenditures obligations of the Company or any of its Subsidiaries, or the acquisition or construction of fixed assets, for amounts in excess of $5,000,000;
(viii) any settlement Contract arising out of any Action asserted by any Person (including any Governmental Authority), or any Contract involving the settlement, release, compromise or waiver by the Company or any of its Subsidiaries of any litigation, material rights, claims, obligations, duties or Liabilities, in each case, that imposes material ongoing obligations after the date hereof on the Company and its Subsidiaries, taken as a whole;
(ix) any Contract (A) limiting in any material respect the right of the Company or any of its Subsidiaries to engage in any line of business, to compete with any Person in any line of business, or the manner or locations in which any of them may engage or hire or solicit any Person for employment or other business relationship, or (B) prohibiting or materially limiting the right of the Company or any of its Subsidiaries to make, sell, or distribute any products or services;

(x) any material Contract that expressly contains (A) a “key man” provision, requirement or similar provision, (B) a most favored nation, favored customer, or similar provision, (C) exclusivity obligation (other than reseller agreements in the ordinary course of business) or (D) minimum purchase or guaranteed payments;
(xi) any Contract containing any grant of any license or covenant not to assert relating to or under (A) any material Owned Intellectual Property by the Company or any of its Subsidiaries to a third party or (B) Intellectual Property material to the Company by a third party to the Company or any of its Subsidiaries, excluding (i) licenses of off-the-shelf or other Software that is commercially available on standard terms for less than $150,000, (ii) non-exclusive licenses entered into in the ordinary course of business, and (iii) open source software licenses; and
(xii) any commitment by the Company or any of its Subsidiaries (orally or in writing) to enter into any of the foregoing.
(b) The Company has made available to Parent true, complete and correct copies of each Material Contract, in each case, as amended or otherwise modified and in effect as of the date hereof. Except (i) as set forth on Section 4.20(b) of the Company Disclosure Schedule, (ii) for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, as of the date hereof and (iii) for terminations in accordance with the express terms of such Contracts, (a) each of the Material Contracts is valid and in full force and effect and is the legal, valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto, and, to the Knowledge of the Company, of the other parties thereto, enforceable against each of them in accordance with its terms and (b) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Contract, and as of the date hereof, neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Material Contract, or of any party’s intent to terminate, materially modify or not renew any Material Contract.
Section 4.21. Finders’ Fees. Except for J.P. Morgan Securities LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions and the Transaction Documents to which the Company is or will be a party.
Section 4.22. Opinion of Financial Advisor. The Board of Directors has received the opinion of J.P. Morgan Securities LLC, financial advisor to the Company, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and other factors set forth therein, the Merger Consideration to be paid to holders of Shares of Class 1 common stock of the Company in the proposed Transaction is fair, from a financial point of view, to such holders.
Section 4.23. Antitakeover Statutes. No “fair price”, “moratorium”, “control share acquisition” or similar anti-takeover statute or regulation, including Section 203 of the DGCL, or any anti-takeover provision in the Company’s organizational or governing documents is applicable to the Merger or the execution, delivery and performance of this Agreement or the Transactions. There is no stockholder rights plan, “poison pill” anti-takeover plan or similar device in effect to which the Company is subject, party or otherwise bound that is applicable to the Transactions.
Section 4.24. Related Party Transactions. As of the date hereof, since the date of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021, there have been no contracts, transactions, arrangements, or understandings between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, or any beneficial owner (as defined in Rule 13d-3 of the 1934 Act) of 5% or more of the shares of capital stock of the Company, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Form 10-K or proxy statement pertaining to an annual meeting of shareholders (each, a “Related Party Transaction”).

Section 4.25. Insurance. The Company and its Subsidiaries maintain insurance policies (the “Insurance Policies”) in such amounts and against such risks as the management of the Company and its Subsidiaries has determined to be prudent in accordance with industry practices or as required by Applicable Laws. With respect to each Insurance Policy, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement: (a) all premiums due have been paid in full (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date), (b) the policy is in full force and effect by its terms, and (c) none of the Company, the Company’s Subsidiaries, or, to the Company’s Knowledge, any other party to each Insurance Policy, is in breach or default in (including with respect to the payment of premiums or the giving of notices). Since the Applicable Date, the Company has not received any written notice of cancellation, non-renewal or premium increase relating to any Insurance Policy, and there are no material Actions pending under any Insurance Policy for which coverage has been denied by the applicable insurance carrier.
Section 4.26. Customer; Suppliers.
(a) Section 4.26(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the top twenty largest customers (based on net revenue received by the Company or any of its Subsidiaries) for the fiscal year 2021 and the current fiscal year-to-date (as of June 30, 2022) (the “Top Customers”).
(b) Section 4.26(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of the twenty largest suppliers (based on spend by the Company or any of its Subsidiaries) for the fiscal year ended 2021 and the current fiscal year-to-date (as of July 31, 2022) (the “Top Suppliers”).
(c) Except for completions or expirations of contracts in accordance with their terms or as otherwise set forth on Section 4.26 of the Company Disclosure Schedule, since January 1, 2022, no customer or supplier listed on Section 4.26 of the Company Disclosure Schedule has notified the Company or any of its Subsidiaries in writing that it shall, or intends to, terminate its relationship with or stop, materially decrease the rate or volume of, or materially increase the price of buying or selling products and services from or to the Company or any of its Subsidiaries (other than as part of ordinary course negotiations). Since the Applicable Date, no material disagreement, indemnity claim, claim for damages or other dispute has arisen between the Top Customers or Top Suppliers, on the one hand, and the Company or its Subsidiaries, on the other hand, with respect to the business relationship or any agreements between such customers or suppliers and the Company or any of its Subsidiaries.
Section 4.27. Anti-Bribery, Anti-Corruption, and Anti-Money Laundering. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, within the past five (5) years, neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, or, to the Knowledge of the Company, employees, agents or any other Person acting for or on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (a) made, offered, or promised to make or offer any payment, loan, or transfer of anything of value, including any reward, advantage, or benefit of any kind, to or for the benefit of any Government Official, candidate for public office, political party, or political campaign in violation of Applicable Laws or (b) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or any other similar laws, rules, or regulations relating to corruption, bribery, or money laundering. Neither the Company nor any of its Subsidiaries is required to maintain any license, registration, or other authorization under foreign, federal, or state money transmitter or other money services laws, rules, or regulations or has received any written inquiries from any Governmental Authority regarding its compliance with such laws, rules, or regulations. Within the past five (5) years, neither the Company nor any of its Subsidiaries has made any voluntary disclosure to any Governmental Authority relating to corruption, bribery, or money laundering laws, rules, or regulations; been the subject of any investigation or inquiry regarding compliance with such laws, rules, or regulations; or been assessed any fine or penalty under such laws, rules, or regulations.
Section 4.28. Sanctions. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse impact on the Company and its Subsidiaries, taken as a whole, neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, or, to the Knowledge of the Company, employees, agents, or any other Person acting for or on behalf of the Company or any of its

Subsidiaries (a) is a Person with whom transactions are prohibited or limited under any economic sanctions laws, rules, or regulations, including those administered by the U.S. government (including the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the European Union, or Her Majesty’s Treasury, or (b) has violated any laws, rules, or regulations relating to economic sanctions within the past five (5) years. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are and for the past five (5) years have been in possession of and in compliance in all material respects with any and all licenses, registrations, and permits that may be required for their lawful conduct under import and export control laws, rules, and regulations, including the Export Administration Regulations, 15 C.F.R. § 730 et seq. and (ii) within the past five (5) years, neither the Company nor any of its Subsidiaries has made any voluntary disclosure to any Governmental Authority relating to sanctions, import, or export control laws, rules, or regulations; been the subject of any investigation or inquiry regarding compliance with such laws, rules, or regulations; or been assessed any fine or penalty under such laws, rules, or regulations.
Section 4.29. No Other Representations or Warranties. Except for the representations and warranties set forth in Article 5 and in any other Transaction Document to which the Company is a party, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Sub to the Company.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT
Subject to Section 11.05, Parent represents and warrants to the Company that:
Section 5.01. Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.
Section 5.02. Corporate Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority, as applicable, to perform its respective obligations hereunder and consummate the Merger. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate action. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or filing by or with respect to Parent or Merger Sub with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities laws, (iv) any of the actions or filings set forth on Section 4.03 of the Company Disclosure Schedule and (v) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming compliance with the matters referred to in

Section 5.03, contravene, conflict with, or result in a violation or breach of any provision of any Applicable Law or (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a termination, cancellation, acceleration or any other change of any rights or obligations of Parent or any of its Subsidiaries, or loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding on Parent or any of its Subsidiaries or any Permit affecting, or relating to, the assets or business of Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.05. Disclosure Documents. The information that Parent supplies to the Company for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 5.06. Finders’ Fees. Except for Evercore Group L.L.C., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission in connection with the Transactions.
Section 5.07. Financing. (a) Parent affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent obtain financing for, or related to, any of the Transactions. As of the date hereof, Parent has delivered to the Company true, complete and fully executed copies of (i) a debt commitment letter (including all related exhibits, schedules, annexes, supplements and term sheets thereto, and including any related fee letter (subject, in either case, to redaction of all “market flex”, pricing terms, pricing caps and other commercially sensitive or economic terms; provided that Parent represents and warrants that the market flex and any other redacted provisions in such fee letter do not require the imposition of (or otherwise impose) any new conditions (or modification or expansion of any existing conditions) in the debt commitment letter or to the consummation of the Debt Financing), as each of the foregoing may be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived from time to time after the date hereof in compliance with Section 8.09, the “Debt Commitment Letters”) from the Debt Financing Sources party thereto, confirming their respective commitments to provide, upon the terms and subject to the conditions thereto, Parent with debt financing in connection with the Transactions in the amount set forth in the Debt Commitment Letters (the “Debt Financing”) and (ii) a commitment letter (the “Equity Commitment Letter” and together with the Debt Commitment Letters, the “Financing Commitment Letters”) from the Sponsors confirming their commitment, subject to the terms and conditions therein, to provide Parent with equity financing in connection with the Transactions in the amount set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”).
(b) As of the date hereof, the Equity Commitment Letter is in full force and effect and is a valid and binding obligation of Parent and the other parties thereto, enforceable against Parent and the other parties thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). As of the date hereof, each of the Debt Commitment Letters is in full force and effect and is a valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, enforceable against Parent and, to the knowledge of Parent, the other parties thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). As of the date hereof, none of the Financing Commitment Letters have been amended or modified, and the respective commitments contained in the Financing Commitment Letters have not been withdrawn, rescinded or otherwise modified, and, to the knowledge of Parent, no such amendment, modification, withdrawal or rescission of the Financing Commitment Letters is contemplated (other than amendments or modifications to the Debt Commitment Letters solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letters as of the date hereof). As of the date hereof, to the knowledge of Parent, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of (x) Parent, Merger Sub or any other

Person party thereto, as applicable, under the Equity Commitment Letter or (y) Parent, Merger Sub or any other Person party thereto, as applicable, under any of the Debt Commitment Letters. As of the date hereof, all fees (if any) required to be paid under the Financing Commitment Letters on or prior to the date hereof, have been paid in full.
(c) As of the date hereof, there are no conditions precedent directly or indirectly related to the funding of the full amount of the Financing other than as expressly set forth in the Financing Commitment Letters. As of the date hereof, other than the Financing Commitment Letters, there are no other Contracts entered into by Parent or any Affiliate thereof related to the funding or investing, as applicable, of the Financing (except for (i) the fee letter referred to in clause (a) of this Section 5.07, (ii) customary engagement letters or non-disclosure agreements which do not impact the conditionality or amount of the Financing or (iii) those that would not be reasonably expected to materially adversely affect the availability of any portion of the Financing and which do not adversely impact the conditionality or amount of the Financing). As of the date hereof, assuming the satisfaction of the conditions to Parent’s obligation to consummate the Merger, Parent has no reason to believe that any of the conditions to the Financing will not be satisfied or that the full amount of the Financing will not be available in full to Parent on the Closing Date.
(d) Assuming (i) the Financing is funded at the Closing in accordance with the Financing Commitment Letters and (ii) the satisfaction of the conditions to Parent’s obligation to consummate the Merger set forth in Article 9, the aggregate proceeds of the Financings will provide Parent and Merger Sub, with an amount sufficient for the satisfaction of all Parent’s and Merger Sub’s payment obligations under this Agreement at Closing (such amount, the “Required Closing Payment”).
Section 5.08. Solvency.
(a) Assuming (i) the satisfaction of the conditions to Parent’s obligation to consummate the Merger, (ii) that the Company and each of its Subsidiaries have complied with and satisfied in all material respects all of their respective covenants, agreements and obligations hereunder, (iii) the accuracy of the representations and warranties set forth in Article 4 of this Agreement in all material respects, and (iv) that the Company and each of its Subsidiaries are Solvent (defined below) immediately prior to Closing, then immediately after giving effect to the Transactions including the Financing, any alternative financing, the payment of the aggregate Merger Consideration, any repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letters and the payment of all related fees and expenses, the Surviving Corporation and its Subsidiaries on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that such Person (a) has property with fair value greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability), (b) has assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital.
(b) Neither Parent nor any of its Affiliates have any current intention to divest any material assets of the Company or any of its Subsidiaries, materially reduce the number of employees or otherwise implement any material adverse changes to the operation of the business of the Company or any of its Subsidiaries following Closing.
Section 5.09. No Prior Operations; Capitalization. Each of Parent and Merger Sub is a newly formed entity that was formed specifically in connection with the Transactions and, except as required in connection with the Transactions, has not conducted any operations, owned an interest in any assets (including any ownership interest in any other Person), incurred any liabilities of any nature or become party to any agreements other than the Transaction Documents. Sponsors are the direct or indirect beneficial owner of 100% of the outstanding ownership interests of Parent. Parent is the direct or indirect beneficial owner of 100% of the outstanding ownership interests of Merger Sub.

Section 5.10. Termination Equity Commitment Letter.
(a) Concurrently with the execution of this Agreement, Sponsor has delivered to the Company a duly executed Termination Equity Commitment Letter with respect to certain matters, including providing certain equity contributions to Parent in connection with this Agreement and the performance by Parent of its obligations hereunder and subject to the terms and conditions set forth therein. Each Sponsor is a special limited partnership duly organized, validly existing and in good standing under the laws of Luxembourg and has all powers required to carry on its business as now conducted. The execution, delivery and performance by each Sponsor of the Termination Equity Commitment Letter, and the consummation of the Transactions are within the powers of Sponsor and have been duly authorized by all necessary action on the part of Sponsor. As of the date of this Agreement, the Termination Equity Commitment Letter is in full force and effect and is a legal, valid, and binding obligation of Sponsor and Parent, enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Sponsor under such Termination Equity Commitment Letter.
(b) Each Sponsor has, and will continue to have at all times prior to the Closing, sufficient funds or assets (including, for the avoidance of doubt, drawable commitments, lines of credit, or other sources of immediately available funds) to enable it to fund (i) its Equity Commitment (as defined in the Equity Commitment Letter) in full to Parent in accordance with the terms and subject to the conditions set forth in the Equity Commitment Letter, without satisfaction of any conditions outside of its control and (ii) its respective Pro Rata Share (as defined in the Termination Equity Commitment Letter) of the Termination Commitment (as defined in the Termination Equity Commitment Letter) in accordance with the terms and subject to the conditions set forth in the Termination Equity Commitment Letter, without satisfaction of any conditions outside of its control. Each of Parent and Merger Sub acknowledges that the Company entered into this Agreement, the other Transaction Documents and the Transactions in reliance upon the execution of the Equity Commitment Letter and the Termination Equity Commitment Letter by the Sponsors and Parent.
Section 5.11. No Other Representations or Warranties. Except for the representations and warranties set forth in Article 4, each of Parent and Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Merger Sub. Each of Parent and Merger Sub also acknowledges and agrees that the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates.
ARTICLE 6
COVENANTS OF THE COMPANY
The Company covenants and agrees that:
Section 6.01. Conduct of the Company. During the period from the date hereof until the Effective Time, except (A) with the prior written consent of Parent, (B) as required by Applicable Law or (C) as set forth in Section 6.01 of the Company Disclosure Schedule, (1) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business; provided that no COVID-19 Response shall be deemed to be a breach of this clause (1) provided that, prior to taking any COVID-19 Response, the Company shall, to the extent reasonably practicable under the circumstances, provide advance notice to and consult with Parent in good faith with respect thereto, and (2) the Company shall not, nor shall it permit any of its Subsidiaries to:
(a) amend, supplement or otherwise modify its certificate of incorporation, bylaws or other similar organizational documents (other than for Subsidiaries of the Company);
(b) (i) split (including reverse stock split), combine, subdivide, recapitalize, exchange or reclassify any shares of its equity interests, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its equity interests (including any Shares), except for dividends by any of its wholly owned Subsidiaries, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise purchase or acquire any Company Securities or any securities convertible or exchangeable into or exercisable for any equity interests of the Company, except as required by the terms of any Employee Plan;
(c) issue, transfer, assign, deliver, sell, dispose, encumber, grant, confer, award or authorize the issuance, transfer, assignment, delivery, sale, disposal, encumbrance, grant, conferral or award of, any Company Securities or Company Subsidiary Securities (except to the Company or any of its wholly owned Subsidiaries), (i) excluding the issuance of any Shares upon the exercise of Company Stock Options or vesting and/or settlement of Company RSUs, in each case, that are outstanding as of the Measurement Date (or granted after the Measurement Date in compliance with Section 6.01(c) of the Company Disclosure Schedule) and in accordance with the terms of the Equity Plans but (ii) including (A) grants or awards of Company Securities (including Company Stock Options and Company RSUs) that otherwise could be made pursuant to the terms of Employee Plans, or (B) amendments to any term of any Company Security or Company Subsidiary Security (except for the benefit of the Company or any of its wholly owned Subsidiaries);
(d) acquire (i) by merger, consolidation, acquisition of stock or assets or otherwise, directly or indirectly, any businesses, other than acquisitions pursuant to existing Material Contracts, or (ii) any material amount of (x) assets, other than acquisitions pursuant to existing Contracts, or (y) any securities or equity interests, other than acquisitions pursuant to existing Material Contracts, or, in each case of clauses (x) and (y), in the ordinary course of business;
(e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than for Subsidiaries of the Company;
(f) sell, lease, license, or otherwise transfer, or dispose of, mortgage, sell and lease back or otherwise or create or incur any Lien on, any of the Company’s or its Subsidiaries’ material assets, securities, properties, interests or businesses or other interests therein whether tangible or intangible (including securitizations) (other than Intellectual Property), other than (i) sales of inventory in the ordinary course of business or sales of or disposals of obsolete or worthless assets at the end of their scheduled retirement, (ii) pursuant to Contracts in effect on the date hereof, (iii) Permitted Liens and (iv) transfers among the Company and its wholly owned Subsidiaries, or among the wholly owned Subsidiaries of the Company;
(g) sell, license, sublicense, covenant not to assert, assign, transfer, abandon, allow to lapse, exclusively license, otherwise dispose of or grant any rights in any material Owned Intellectual Property (except non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business);
(h) make any loans, advances or capital contributions in excess of $1,000,000 on an individual basis to, or investments in, any other Person, other than (i) by the Company (or a Subsidiary of the Company) to a Subsidiary of the Company or (ii) in the ordinary course of business;
(i) create, incur, assume, suffer to exist, provide any guarantee of or otherwise become liable with respect to any, or repay, redeem, repurchase or otherwise retire any indebtedness for borrowed money or guarantees thereof (other than as required by its terms);
(j) except as required under Applicable Law or pursuant to the terms of any Employee Plan, (i) with respect to any Service Provider, grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits, other than increases in annual base salaries or base wage rates in the ordinary course of business for employees with an annual base salary or base wage rate of less than $200,000, (ii) hire, or terminate (other than for “cause” or performance) any Service Provider with an annual base salary or base compensation of more than $200,000, (iii) establish, adopt, enter into, materially amend, terminate, or take any action to accelerate rights under any Employee Plan (or any plan, program, policy, agreement or arrangement that would be an Employee Plan if it were in existence on the date of this Agreement) or Collective Bargaining Agreement;
(k) change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

(l) settle or compromise (A) any Action or threatened Action (excluding any Action or threatened Action relating to Taxes) involving or against the Company or any of its Subsidiaries that results in a payment obligation (net of insurance proceeds) of the Company or any of its Subsidiaries in excess of $1,000,000 individually or $5,000,000 in the aggregate (in each case net of amounts covered by insurance or indemnification agreements with third parties), or that imposes any material restrictions or limitations upon the operations or business of the Company or any of its Subsidiaries after the Closing or material equitable or injunctive remedies or the admission of any criminal wrongdoing (other than customary confidentiality, release and similar obligations incidental to such settlement) or (B) any Action or threatened Action (excluding any Action or threatened Action relating to Taxes) that relates to the Transactions;
(m) (i) settle or compromise any material Tax claim, audit or assessment, or file a claim for, or surrender any right to claim, a refund of a material amount of Taxes, (ii) adopt or change (or make a request to change) any material Tax accounting method or any Tax accounting period, (iii) make, change or revoke any material Tax election, (iv) file any material amended Tax Return, (v) enter into any closing agreement with any Governmental Authority or any Tax sharing or Tax allocation agreement or similar Contract or arrangement with respect to any material Taxes, (vi) obtain or request any Tax ruling from a Governmental Authority, or (vii) consent to the extension (other than an automatic extension to file any Tax Return) or waiver of the limitations period applicable to any material Tax claim or assessment;
(n) make or commit to any capital expenditures in excess of $2,000,000 individually or $5,000,000 in the aggregate, except pursuant to the Company’s annual capital expenditures budget made available to Parent;
(o) abandon any material existing lines of business or enter into any material new line of business, other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business as of the date of this Agreement;
(p) except with respect to (A) Contracts with the counterparties set forth on Schedule 6.01(p) of the Company Disclosure Schedule, (B) any leases in respect of Leased Real Property entered into in the ordinary course of business involving annual aggregate payments of up to $5,000,000, (C) any leases in respect of personal property entered into in the ordinary course of business (provided that with respect to Contracts involving annual aggregate payments of more than $5,000,000, the Company must obtain Parent’s prior written consent, not to be unreasonably withheld, prior to taking any action set forth in clauses (i) and (ii) of this Section 6.01(p)), (D) Contracts of the types described in the following clauses of Section 4.20: clause (iv) (which are addressed in Section 6.01(f)), clause (v) (which are addressed in Section 6.01(d)), clause (vi) (which are addressed in Section 6.01(i)), clause (vii) (which are addressed in Section 6.01(l)) and clause (viii) (which are addressed in Section 6.01(l)); and (E) ordinary course customer or supplier Contracts (provided that with respect to Contracts that would reasonably be expected to involve payments by the Company of more than $2,000,000 annually or the receipt of payments by the Company of more than $2,000,000 annually, the Company must obtain Parent’s prior written consent, not to be unreasonably withheld, prior to taking any action set forth in clauses (i) and (ii) of this Section 6.01(p)), (i) amend or modify in any material respect or terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) any Material Contract or voluntarily waive, release or assign any material claims under any Material Contract or (ii) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement unless it is on terms substantially consistent with, or on terms at least as favorable to the Company or any of its Subsidiaries (and to Parent and its Subsidiaries following the Closing) as, a Contract that it is replacing that has terminated upon expiration of the term thereof in accordance with the terms thereof; or
(q) agree, resolve or commit to do any of the foregoing.
Section 6.02. Access to Information. From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, dated as of July 1, 2022, between the Company and EQT Partners, Inc. (the “Confidentiality Agreement”), the Company shall (and shall cause its Subsidiaries to), upon reasonable advance notice, and except as may otherwise be required by Applicable Law, (i) provide Parent, its officers, directors, employees, investment bankers, attorneys, lenders, accountants, consultants or other agents or advisors (“Representatives”) reasonable access, during normal business hours during the period prior to the Effective Time, to the Representatives and offices, properties, books and records, work papers and other documents of the

Company and each of its Subsidiaries and (ii) during such period, furnish to Parent and its Representatives such existing information as such Persons may reasonably request within a reasonable time of such request, including copies of such existing information; provided that the foregoing shall not require the Company to disclose any information pursuant to this Section 6.02 to the extent that (i) in the reasonable judgment of the Company’s legal counsel, any Applicable Law requires the Company or any of its Subsidiaries to restrict or prohibit access to any such information or disclosure thereof would expose the Company to unreasonable risk of liability for disclosure of sensitive personal information, (ii) the information is subject to confidentiality obligations to a third party or its disclosure would violate the terms of any confidentiality agreement or other Contract that is binding on the Company or any of its Subsidiaries or (iii) disclosure of any such information or document would result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege; provided further, that with respect to the foregoing clauses (i) through (iii), the Company shall use its commercially reasonable efforts to permit the disclosure of such information in a manner that would not violate Applicable Law or jeopardize any privilege. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and each of its Subsidiaries. No information or knowledge obtained by Parent in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder. All requests for information made pursuant to this Section 6.02 shall be directed to an executive officer of the Company or such Person as may be designated by any such executive officer.
Section 6.03. No Solicitation; Other Offers.
(a) General Prohibitions. The Company shall not, shall cause its Subsidiaries and the Company’s officers and directors not to, and shall instruct its and its Subsidiaries’ respective other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books, records, work papers and other documents related to the Company or any of its Subsidiaries to, otherwise cooperate in any way with, any Third Party that is seeking to make, or has made, an Acquisition Proposal in connection therewith, (iii) (A) qualify, withdraw or modify in a manner adverse to Parent or Merger Sub the Company Board Recommendation, (B) adopt, endorse, approve or recommend any Acquisition Proposal, or resolve to take any such action, (C) following the date any Acquisition Proposal or any material modification thereto is first publicly announced, other than in the case of a tender offer or exchange offer subject to Regulation D promulgated under the 1934 Act, fail to issue a press release reaffirming the Company Board Recommendation within the earlier of (x) ten (10) Business Days after a request by Parent to do so and (y) prior to the date of the Company Meeting (as such date may be postponed or adjourned in accordance with the terms hereof), (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation D promulgated under the 1934 Act within the earlier of (x) ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the 1934 Act) of such tender offer or exchange offer and (y) prior to the date of the Company Meeting (as such date may be postponed or adjourned in accordance with the terms hereof) or (E) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company stockholders in accordance with Section 8.03 (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”) or (iv) enter into any agreement in principle, letter of intent, indication of interest, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal.
(b) Exceptions. Notwithstanding Section 6.03(a), at any time prior to the receipt of the Requisite Company Vote:
(i) the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with any Third Party and its Representatives that has made after the date of this Agreement a bona fide Acquisition Proposal that did not result from a breach of this Section 6.03 if the Board of Directors determines in good faith, after consultation with, in the case of financial matters, its financial advisor of nationally recognized reputation, and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its

Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to Parent within twenty-four (24) hours) with such Third Party with terms no less favorable to the Company than those contained in the Confidentiality Agreement (it being understood and agreed that such confidentiality agreement need not include provisions restricting any person from making, publicly or privately, an Acquisition Proposal, or otherwise containing any standstill or similar provision and shall permit the Company to comply with its obligations under this Agreement, including this Section 6.03); provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party or its Representatives; and
(ii) subject to Section 6.03(d), the Board of Directors may make an Adverse Recommendation Change (A) following receipt of a Superior Proposal (provided that such Superior Proposal did not result from a breach of (a) or Section 6.03(f)) or (B) in response to an Intervening Event;
(iii) provided, that in each case referred to in the foregoing clauses (i) and (ii) only if the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law. In addition, nothing contained herein shall prevent the Board of Directors from complying with Rule 14e-2(a) or Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 6.03; provided that any such action taken or statement made that relates to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the Board of Directors expressly reaffirms the Company Board Recommendation in such statement or in connection with such action.
(c) Required Notices. The Board of Directors shall not take any of the actions referred to in Section 6.03 unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. In addition, the Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, or any request for material non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, records, work papers or other documents relating to the Company or any of its Subsidiaries by any Third Party that has indicated it may be considering making, or has made, an Acquisition Proposal. Such notice shall be in writing and shall identify the Third Party and the material terms and conditions of any such Acquisition Proposal indication or request, and shall be accompanied by a copy of any material written agreements (or any material draft written agreements) delivered to the Company or its Representatives in connection with such Acquisition Proposal. The Company shall keep Parent reasonably informed, on a reasonably prompt basis, of the status of any such Acquisition Proposal including notifying Parent in writing within twenty-four (24) hours after the occurrence of any material amendment or modification thereof. Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal.
(d) “Last Look”. The Board of Directors shall not make an Adverse Recommendation Change in response to an Acquisition Proposal or terminate this Agreement pursuant to Section 10.01(d)(i), unless (i) the Company notifies Parent, in writing at least four (4) Business Days before taking that action, of its intention to do so, specifying in reasonable detail the reasons for such Adverse Recommendation Change and/or such termination (which notice shall not constitute an Adverse Recommendation Change or termination), attaching (A) in the case of an Adverse Recommendation Change to be made in connection with a Superior Proposal or a termination of this Agreement pursuant to Section 10.01(d)(i), the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated, or (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, a reasonably detailed description of the reasons for making such Adverse Recommendation Change, and (ii) the Company has negotiated, and has caused its Representatives to negotiate, reasonably and in good faith with Parent during such notice period any revisions to the terms of this Agreement that Parent proposes and (iii) following the end of such notice period, the Board of Directors shall have determined, in consultation with outside legal counsel and, in the case of financial matters, its financial advisor, and giving due consideration to such revisions proposed by Parent, that (A) in the case of any Adverse Recommendation Change to be made in connection with a Superior Proposal or a termination of this Agreement pursuant to Section 10.01(d)(i), such Superior Proposal would nevertheless continue to constitute a Superior Proposal (assuming such revisions proposed by Parent were to be given effect) (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company; provided that for the purposes of such new notification the reference to “four (4) Business Days” in Section 6.03(d)(i) shall be deemed to be “two (2) Business Days”) and (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, such Intervening Event would nevertheless necessitate the need for such Adverse Recommendation Change, and, in either case, the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law.
(e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means any bona fide, unsolicited Acquisition Proposal (that is not made as a result of a breach of this Section 6.03) after the date of this Agreement, which the Board of Directors determines in good faith, after considering the advice of, in the case of financial matters, its financial advisor of nationally recognized reputation, and outside legal counsel, to be (i) more favorable to the holders of Shares from a financial point of view than the Merger (taking into account all of the terms and conditions, including any financing condition or the reliability of any debt or equity funding commitment, of, the identity of the Third Party making, the likelihood of completion of, such Acquisition Proposal and any break-up fees, expense reimbursement provisions and conditions to consummation and this Agreement (including, if applicable at the time of such determination, any changes to the financial terms of this Agreement then proposed by Parent in response to such offer or otherwise that, if accepted by the Company, would be binding upon Parent)), and (ii) reasonably likely to be capable of being completed, in each case taking into account all financial, legal, regulatory and other aspects of such proposal that the Board of Directors (or a committee thereof) considers relevant; provided, that for the purposes of this definition of “Superior Proposal”, references to 15% in the definition of Acquisition Proposal shall be deemed to be references to 50%.
(f) Obligation of the Company to Terminate Existing Discussions. The Company shall, and shall cause its Subsidiaries and the Company’s officers and directors to, and shall instruct its and its Subsidiaries’ respective other Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal. To the extent that it has not done so prior to the date hereof, the Company shall promptly request that each Third Party, if any, that has executed a confidentiality agreement with the Company within the 12-month period prior to the date hereof in connection with its consideration of any Acquisition Proposal return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.
Section 6.04. R&W Insurance Policy. Prior to the Closing, the Company shall use reasonable best efforts to provide to Parent such cooperation as may be reasonably requested by Parent in connection with Parent obtaining a buyer-side representation and warranty insurance policy (the “R&W Insurance Policy”).
Section 6.05. Company Resignations. The Company shall use reasonable best efforts to cause to be delivered to Parent resignations executed by each member of the Board of Directors and, to the extent directed by Parent prior to the Closing, each other director, manager and officer of each Subsidiary of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.
ARTICLE 7
COVENANTS OF PARENT
Parent covenants and agrees that:
Section 7.01. Conduct of Parent. Parent shall not, and shall cause its Subsidiaries not to, from the date of this Agreement to the Effective Time, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Transactions, including the financing thereof.
Section 7.02. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(a) For six (6) years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the DGCL or provided under the Company’s certificate of incorporation and bylaws in effect on the date hereof;
(b) For six (6) years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.
(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ Insurance Policies and the Company’s existing fiduciary liability Insurance Policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Transactions or actions contemplated hereby); provided that in no event shall Parent or the Surviving Corporation be required to expend for such policy pursuant to this sentence an amount in excess of 350% of the aggregate annual premium paid by the Company in its last full fiscal year for the D&O Insurance; and provided further that if the aggregate cost of such tail policy exceeds such amount, the Surviving Corporation shall be obligated to obtain a tail policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
(d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.03.
(e) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under the DGCL or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.
Section 7.04. Taxes.
(a) All Transfer Taxes shall be borne and paid by Parent.
(b) At or prior to Closing, the Company shall deliver to Parent a duly executed certificate from the Company, dated as of the Closing Date, complying with the provisions of Treasury Regulations Section 1.1445-2(c)(3), together with a draft notice to be provided to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

Section 7.05. Employee Matters.
(a) On and after the Closing, Parent shall, and shall cause its controlled Affiliates (including the Surviving Corporation) to honor the obligations of the Company and each of its Subsidiaries under the Employee Plans, provided that nothing herein shall prevent Parent from terminating or modifying any Employee Plan in accordance with its terms.
(b) For the period commencing at the Closing and ending on the 12 month anniversary of the Closing, Parent shall provide, or shall cause its controlled Affiliates (including the Surviving Corporation) to provide, each Continuing Employee with (i) a base salary, wage or commission rate and annual cash bonus opportunities, in each case, that is at least equal to the base salary, wage or commission rate and annual cash bonus opportunities, provided to such Continuing Employee by the Company and each of its Subsidiaries immediately prior to the Closing and (ii) health, welfare, retirement and other employee benefits (excluding (A) any defined benefit pension benefits, (B) retiree health benefits, (C) equity or equity based incentives, and (D) transaction, retention, or change in control bonuses) that are, in the aggregate, substantially comparable to the health, welfare, retirement and other employee benefits (excluding (A) any defined benefit pension benefits, (B) retiree health benefits, (C) equity or equity based incentives, and (D) transaction, retention, or change in control bonuses) provided by the Company and each of its Subsidiaries to such Continuing Employee immediately prior to the Closing and (iii) severance protections and benefits that are no less favorable than those provided under the plans and programs listed or described in Section 7.05(b)(iii) of the Company Disclosure Schedule (the “Severance Plans”).
(c) Without limiting the other provisions in this Section 7.05, to the extent the Closing occurs prior to the date on which annual bonuses in respect of the 2022 fiscal year (the “2022 Bonuses”) are normally paid, the Company will pay the 2022 Bonuses (and Parent will cause the Company to pay the 2022 Bonuses) at the same time annual bonuses would have otherwise been paid in the ordinary course of business; provided that to the extent that after the Effective Time but prior to the time 2022 Bonuses are paid to other Continuing Employees, any Continuing Employee’s employment is terminated by the Company without “cause” in a manner that entitles the Continuing Employee to severance benefits under the Severance Plans, Parent shall pay such Continuing Employee their Pro Rata Bonus Amount at the time 2022 Bonuses are paid to other Continuing Employees. For the purposes of this Section 7.05(c), “Pro Rata Bonus Amount” means (A) if the Continuing Employee would have been entitled to a 2022 Bonus at the time that 2022 Bonuses are paid given the Company’s performance against applicable budgets and targets as of the Continuing Employee’s termination date (the “Potential Bonus”), the Potential Bonus multiplied by a fraction the numerator of which is the number of days in the applicable fiscal year through the Continuing Employee’s termination date and the denominator of which is 365 and (B) if the Continuing Employee would not have been entitled to a 2022 Bonus at the time that 2022 Bonuses are paid given the Company’s performance against applicable budgets and targets as of the Continuing Employee’s termination date, $0.
(d) With respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, maintained by Parent or its controlled Affiliates, excluding any defined benefit or retiree health and welfare plans, in which any Continuing Employee is eligible to participate on or after the Closing, for all purposes, including eligibility, vesting and benefit accrual purposes, such Continuing Employee’s service with the Company or any of its Subsidiaries prior to the Closing shall be treated as service with Parent and its Affiliates to the same extent as such Continuing Employee was entitled, before the Closing, to credit for such service under any analogous Employee Plan; provided that the foregoing shall not apply to the extent that it would result in any duplication of benefits for the same period of service or such service was not credited under the corresponding Employee Plan.
(e) With respect to any health and welfare benefit plans (excluding any retiree health and welfare plans) plan maintained by Parent or its controlled Affiliates in which any Continuing Employee is eligible to participate on or after the Closing, Parent shall, or shall cause its Affiliates (including the Surviving Corporation) to (i) waive, or cause to be waived, preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods with respect to participation by and coverage of the Continuing Employees to the same extent such preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods and (ii) use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee during the calendar year in which the Closing occurs for purposes of satisfying such year’s deductible and co-payment limitations to the same extent as such Continuing Employee was entitled, prior to the Closing, to recognition of such co-payments, deductibles and similar expenses under any Employee Plan.
(f) Nothing in this Section 7.05, express or implied, (i) is intended to or shall confer upon any Person other than the parties hereto, including any current or former Service Provider, Company Employee or Continuing Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (ii) shall establish, or constitute an amendment, termination or modification of, or an undertaking to amend, establish, terminate or modify, any Employee Plan or other benefit plan, program, agreement or arrangement, (iii) shall alter or limit the ability of Parent or any of its Subsidiaries (or, following the Effective Time, the Company or any of its Subsidiaries) to amend, modify or terminate any Employee Plan or any other benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (iv) shall create any obligation on the part of Parent or its Subsidiaries (or, following the Effective Time, the Company or any of its Subsidiaries) to employ or engage any Service Provider for any period following the Effective Time.
Section 7.06. R&W Insurance Policy. If Parent or any of its controlled Affiliates determines to procure an R&W Insurance Policy, Parent shall ensure that the R&W Insurance Policy expressly provides that (i) the insurers shall have no, and shall specifically and irrevocably waive and agree not to pursue any and all, claims or other recovery against the Company and its Affiliates, and any of their respective current, former or future direct or indirect equity holders, managers, members, officers, directors, partners and employees of any of the foregoing and their successors and assigns (“Seller Parties”) in connection with this Agreement and the other Transaction Documents, except in the case of actual common law fraud by such Seller Party, and (ii) such Seller Parties are third-party beneficiaries of such waiver. Parent shall not and shall cause its controlled Affiliates not to amend the R&W Insurance Policy in any respect that would have the effect of altering the provisions referred to in the immediately preceding sentence without the consent of the Company and the Seller Party against whom such amendment will be effective.
ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY
The parties hereto covenant and agree that:
Section 8.01. Efforts. (a) Subject to the terms and conditions of this Agreement, the Company and Parent shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions as soon as reasonably possible (and in any event prior to the End Date), including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the Transactions. The parties hereto understand and agree that the obligations of Parent under this Section 8.01 include taking, and causing its Subsidiaries to take, all actions necessary or appropriate to avoid or eliminate each and every impediment under any Applicable Law or otherwise so as to enable the consummation of the Transactions to occur as soon as reasonably possible (and in any event prior to the End Date), including: (A) entering into any settlement, undertaking, consent decree, stipulation or agreement with or required by any Governmental Authority in connection with the Transactions; (B) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of businesses, product lines or assets of Parent, any of its Subsidiaries, or those of the Company or any of its Subsidiaries; (C) terminating existing relationships, contractual rights or obligations of Parent or its Subsidiaries (including those of the Company and each of its Subsidiaries); (D) otherwise taking or committing to take actions that after the Closing would limit Parent’s or its Subsidiaries’ (including the Company’s or its Subsidiaries’) freedom of action with respect to, or its ability to retain or exercise rights of ownership or control with respect to, one or more of the businesses, product lines or assets of Parent or its Subsidiaries (including the Company or any of its Subsidiaries) (each of the foregoing described in any of Section 8.01(a)(A) through (D), a “Regulatory Concession”); (E) defending any action, suit or proceeding (including by appeal if necessary) that challenges any of the Transactions or the other Transaction Documents or which would otherwise prohibit, materially delay or materially impair the consummation of the Transactions or the other Transaction Documents; and (F) seeking to have lifted, vacated or reversed any stay, injunction, temporary restraining order or other restraint entered by any Governmental Authority with respect to this Agreement or the Transactions. If requested by Parent, the Company and each of its Subsidiaries shall agree to any Regulatory Concession; provided that none of the Company or the Company’s Subsidiaries shall be required to agree to any Regulatory Concession that is not conditioned upon consummation of the Transactions; provided further that, notwithstanding anything contained in this Agreement to the contrary, nothing in this Section 8.01 or any other provision of any Transaction Document shall require Parent to accept any Regulatory Concessions (including, solely for purposes of this proviso, with respect to (i) any investment fund, investment vehicle, or management or advisory entity managed by, advised by, managing, advising, or affiliated with Parent; or (ii) any portfolio company (as such term is commonly understood in the private equity industry) or other investment of any such investment fund, investment vehicle, or management or advisory entity) other than with respect to Parent and Parent’s Subsidiaries (including Merger Sub, the Company and its Subsidiaries).
(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall (and Parent shall cause its Affiliates to) (i) make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within ten (10) Business Days after the date hereof and (ii) make or cause to be made all necessary registrations, declarations, notices, or filings required under the Antitrust Laws in the jurisdictions set forth on Section 8.01(b) of the Company Disclosure Schedule as promptly as practicable. Each of Parent and the Company shall respond as promptly as practicable to any inquiries received from any Governmental Authority for additional information and documentary material that may be requested pursuant to the HSR Act and to use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Each party hereto shall (i) notify the other parties of any substantive communication to that party from any Governmental Authority, and, subject to Applicable Law, permit the other parties to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority, (ii) promptly furnish the other parties with copies of all correspondence, filings and written communications between it and its Representatives, on the one hand, and such Governmental Authority, on the other hand, with respect to this Agreement and the Transactions, (iii) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition or antitrust matters in connection with this Agreement or the Transactions unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat and (iv) furnish the other parties with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to any competition or antitrust matters in connection with this Agreement. Any materials contemplated for exchange in connection with this Section 8.01 may be withheld as necessary to address reasonable privilege, sensitive information or confidentiality concerns, or redacted to remove references concerning valuation or other competitively sensitive material, and the parties may, as they deem advisable and necessary, designate any materials provided to the other under this Section 8.01 as “outside counsel only.”
(c) Parent will (i) determine the timing and strategy and be responsible for the content of any substantive oral or written communications with any applicable Governmental Authority, and (ii) lead all proceedings and activities, in each such case under clauses (i) and (ii) with respect to seeking actions, consents, approvals or waivers of any Governmental Authority under the HSR Act; provided, however, that the foregoing shall be reasonably designed to obtain all required actions, consents, approvals and waivers of all Governmental Authorities under the HSR Act at least ten (10) Business Days prior to the End Date and Parent shall reasonably consult with the Company and in good faith consider its views regarding the foregoing.
(d) Parent shall cause Sponsor and each of its Affiliates to take all actions as are necessary or appropriate to file or cause to be filed all documentation, notifications, submissions or filings as are described in this Section 8.01 by the dates or within the periods specified therein.

Section 8.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Disclosure Documents and (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the Transactions and in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents.
Section 8.03. Proxy Statement; Company Meeting. (a) Promptly following the date of this Agreement (and no later than twenty-five (25) calendar days after the date hereof), the Company will prepare (with Parent’s reasonable assistance) and the Company will file with the SEC the Proxy Statement. Each of Parent and Merger Sub shall cooperate with the Company in the preparation of the Proxy Statement and furnish all information concerning itself and its Affiliates that is required in connection with the preparation of the Proxy Statement. The Company will cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as reasonably practicable following the Clearance Time. Prior to any filing of, or amendment or supplement to the Proxy Statement, the Company will provide Parent a reasonable opportunity to review and comment thereon and the Company shall give consideration to any comments made by Parent and its Representatives. If at any time prior to the Company Meeting (or any adjournment or postponement thereof) any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will notify the other party hereto as promptly as reasonably practicable and an appropriate amendment or supplement describing such information will be filed as promptly as reasonably practicable with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company. The Company will notify as promptly as reasonably practicable Parent of the receipt of any comments or other communications, whether written or oral, that the Company or its Representatives may receive from time to time from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and the Company will supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments on the Proxy Statement from the SEC or the staff of the SEC.
(b) The Company will, as soon as reasonably practicable following the date of this Agreement, establish a record date for, and as soon as reasonably practicable following the time the SEC indicates it will not review or have any further comments with respect to the Proxy Statement (the “Clearance Time”), duly call, give notice of, convene and hold, the Company Meeting, which Company Meeting will be held as promptly as reasonably practicable in a manner that allows the Company to incorporate by reference in the manner permitted by Item 13(b) or 14(e)(1) of Schedule 14A, but in no event later than forty (40) calendar days after the Clearance Time. Subject to Section 6.03, the Board of Directors shall (x) include the Company Board Recommendation in the Proxy Statement and (y) unless an Adverse Recommendation Change has occurred, use its reasonable best efforts to obtain and solicit such adoption. Notwithstanding anything in this Agreement to the contrary, the Company may, following consultation with Parent and, if an Adverse Recommendation Change has not occurred, shall, at the request of Parent on no more than one (1) occasion for a period of no more than ten (10) Business Days (with respect to clauses (ii) and (iii) below), postpone or adjourn the Company Meeting (i) with the written consent of Parent, (ii) to solicit additional proxies for the purpose of obtaining the Requisite Company Vote, (iii) if there are not holders of a sufficient number of shares of Company common stock present or represented by proxy at the Company Meeting to constitute a quorum at the Company Meeting or (iv) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith, after consultation with outside legal counsel, is necessary under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of the Company prior to the Company Meeting; provided, however, that, in the case of the foregoing clauses (ii) and (iii), the Company may not postpone or adjourn the Company Meeting on more than three (3) occasions, and no such postponement or adjournment shall be for a period of more than ten (10) Business Days without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Without the prior written consent of Parent, the adoption of this Agreement and approval of the Merger shall be the only matter (other than matters of procedure, including a proposal to adjourn the Company Meeting, and matters required by Applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement, including the advisory vote required by Rule 14a-21(c) under the 1934 Act, and if such meeting is an annual meeting of the stockholders, any customary annual stockholder meeting matters) that the Company shall propose to be acted on by the stockholders of the Company at the Company Meeting. The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement.
(c) As promptly as reasonably practicable after the date of this Agreement, the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the 1934 Act for a record date for the Company Meeting and shall consult with Parent, at Parent’s request, regarding the need to, if necessary, commence additional broker searches and/or adjust the preliminary record date reflected in the original broker search as may be necessary to ensure that the record date can be set on a date that is as promptly as reasonably practicable after the Clearance Time.
Section 8.04. Public Announcements. The initial press release issued by Parent and the Company with respect to the execution of this Agreement shall be agreed upon by Parent and the Company. Thereafter, except with respect to any Adverse Recommendation Change or announcement made with respect to any Acquisition Proposal, Superior Proposal or related matters in accordance with the terms of this Agreement, or any dispute between the parties regarding this Agreement or the Transactions, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution) or making any other public statement, or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the Transactions and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (in which case, such disclosing party will endeavor, on a basis reasonable under the circumstances, to provide a reasonable opportunity to the other party to review and comment upon such public statement or press release), shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation. Notwithstanding the foregoing, (a) without prior consultation, each party may disseminate the information included in a press release or other document previously approved for external distribution by the other parties, and (b) Parent, Merger Sub, and their Affiliates, may, without any consultation or consent, make disclosures and communications to existing or prospective direct or indirect general and limited partners, equity holders, members, managers, investors, and financing sources of such Person or any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.
Section 8.05. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, assurances or other instruments and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.06. Confidentiality. Except as otherwise permitted pursuant to Section 8.10(e), all information provided or made available to Parent, its Affiliates or any of their respective Representatives pursuant to this Agreement or in connection with any of the Transactions, whether provided prior to or after the date hereof, shall be subject to the Confidentiality Agreement. The parties hereto acknowledge and agree that the provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the later to occur of (i) the Closing and (ii) the termination of the Confidentiality Agreement in accordance with its terms. If this Agreement is terminated for any reason prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.
Section 8.07. Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all actions necessary to cause any dispositions of (or other transactions in) Shares (including derivative securities with respect to such Shares) resulting from the Transactions by each officer or director who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16(b)- 3 under the 1934 Act.

Section 8.08. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:
(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;
(b) any notice or other material communication from any Governmental Authority in connection with the Transactions (other than such communications contemplated in Section 8.01, which shall be governed by such Section); and
(c) any Actions commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions;
provided that the delivery of any notice pursuant to this Section 8.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
Section 8.09. Financing. (a) Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain the Debt Financing on terms and conditions not less favorable than those described in the Debt Commitment Letters (as such terms may be modified or adjusted in accordance with clause (c) below, and within the limits of, the “market flex” provisions contained therein) including (but subject in all respects to Section 8.10), their using reasonable best efforts to (i) maintain in effect the Debt Commitment Letters (subject to any amendment, supplement, replacement, substitution, termination or other modification or waiver that is not prohibited by clause (c) below), (ii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letters (including the market flex provisions) or on other terms no less favorable to Parent and Merger Sub (subject to any other terms that are not prohibited by clause (c) below), (iii) satisfy or obtain a waiver thereof, on a timely basis all conditions to funding the Debt Commitment Letters and such definitive agreements thereto that are within its control (other than any condition where the failure to be so satisfied is a direct result of the Company’s failure to furnish information described in Section 8.10), (iv) assuming that all conditions contained in any Financing Commitment Letter have been satisfied, consummate the Debt Financing at the Closing and (v) enforce their rights under the Debt Commitment Letters.
(b) Parent shall, to the extent requested by the Company from time to time, keep the Company reasonably informed with respect to all material activity concerning the status of its efforts to obtain and consummate the Debt Financing and shall give the Company notice of (w) the termination, repudiation, rescission, cancellation or expiration of the Debt Commitment Letters, (x) any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material breach or material default) by (1) any Debt Financing Source or (2) Parent or Merger Sub, in the case of this clause (2), that would be reasonably expected to impair, delay or prevent the availability of all or a portion of the Debt Financing, in each case, of which Parent or Merger Sub becomes aware, (y) of the receipt of any written notice or other written communication, in each case received from any Debt Financing Source with respect to any (1) material breach of Parent’s or Merger Sub’s obligations under the Debt Commitment Letters that would be reasonably expected to impair, delay or prevent the availability of all or a portion of the Debt Financing, or material default, termination or repudiation of the Debt Commitment Letters by any of the Debt Financing Sources (including any proposal by any Debt Financing Source to withdraw, terminate, repudiate, rescind or reduce the amount of Debt Financing below the amount necessary, together with the Equity Financing (including any increase thereof) and the Rollover Amount, to pay the Required Closing Payment or that would be reasonably expected to impair, delay or prevent the availability of all or a portion of the Debt Financing) or (2) material dispute between or among any parties to any of the Debt Commitment Letters or any provisions of any of the Debt Commitment Letters, in each case set forth in this clause (b), with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at Closing and (z) the receipt of any written notice or other written communication on the basis of which Parent expects that a party to the Debt Financing will fail to fund the Debt Financing or is reducing the amount of the Debt Financing below the amount, together with the Equity Financing (including any increase thereof) and the Rollover Amount, sufficient for Parent to pay the Required Closing Payment. As soon as reasonably practicable, but in any event within five (5) Business Days of the date the Company delivers to Parent or Merger Sub a written request therefor, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clauses (x), (y) or (z) of the immediately preceding sentence. In no event shall Parent or Merger Sub be under any obligation to disclose any information pursuant to this Section 8.09(b) if such disclosure would be reasonably expected to waive the protection of attorney-client or similar privilege if such party shall have used reasonable best efforts to disclose such information in a way that would not waive such privilege.
(c) For the avoidance of doubt, Parent shall have the right from time to time to amend, supplement, replace, substitute, terminate or otherwise modify or waive its rights under any Debt Commitment Letter, including to (i) terminate any Debt Commitment Letter in order to obtain alternative sources of financing in lieu of all or a portion of the Debt Financing or (ii) add and appoint additional arrangers, bookrunners, underwriters, agents, lenders and similar entities that have not executed the Debt Commitment Letters on the date of this Agreement, to provide for the assignment and reallocation of a portion of the financing commitments contained therein and to grant customary approval rights to such additional arrangers and other entities in connection with such appointments; provided that the consent of the Company shall be required if such amendment, supplement, replacement, substitution, termination, modification or waiver shall (A) reduce (or have the effect of reducing) the aggregate amount of available Debt Financing (including by increasing the amount of fees to be paid or original issue discount (except as set forth in any “market flex” provisions existing on the date of this Agreement)), together with the Equity Financing (including any increase thereof) together with the Rollover Amount, below the amount necessary to satisfy the Required Closing Payments, (B) impose new or additional conditions precedent or expand upon the conditions precedent to the Debt Financing as set forth in the existing Debt Commitment Letters in a manner that would reasonably be expected to (I) make the timely funding of the Debt Financing, or the satisfaction of the conditions to obtaining the Debt Financing, less likely to occur when required pursuant to the terms hereof or (II) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against other parties to such Debt Commitment Letters, (C) be reasonably expected to impair, delay or prevent the availability of all or a portion of the Debt Financing when required pursuant to the terms hereof or the consummation of the transactions contemplated by this Agreement or (D) otherwise adversely affect the ability of Parent to enforce its rights under the Debt Commitment Letter. Unless entered into for the purpose set forth in the preceding clause (ii), Parent shall furnish to the Company a copy of any executed written amendment, supplement, replacement, substitution, termination, modification or waiver of the Debt Commitment Letters (which may be redacted in a manner consistent with Section 5.07).
(d) In the event that any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letters (as such terms may be modified or adjusted in accordance with the terms of, and within the limits of, the “market flex” provisions, but except as otherwise contemplated by clause (c) above), (i) Parent shall promptly notify the Company and (ii) Parent and Merger Sub shall use their reasonable best efforts (A) to arrange and obtain, as promptly as practicable following the occurrence of such event, any such portion from alternative sources (an “Alternative Financing”) on terms that (i) taken as whole, are no more adverse to Parent and Merger Sub than the existing Debt Commitment Letters (including after giving effect to the market flex provisions), (ii) do not impose new or additional conditions precedent or expand upon the conditions precedent to the Debt Financing set forth in the existing Debt Commitment Letters, in each case, in a manner that would reasonably be expected to make the timely funding of the Debt Financing, or the satisfaction of the conditions to obtaining the Debt Financing, less likely to occur when required pursuant to the terms hereof, (iii) do not reduce the aggregate amount of available Debt Financing, together with the Equity Financing (including any increase thereof) together with the Rollover Amount, below the amount necessary to satisfy the Required Closing Payment and (B) provide the Company with a copy of the new financing commitment that provides for such Alternative Financing (including all related exhibits, schedules, annexes, supplements and term sheets thereto, and including any related fee letter, each of which may be redacted in a manner consistent with Section 5.07, as each of the foregoing may be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived from time to time thereafter in compliance with Section 8.09(c)); provided, that, nothing herein or in any other provision of this Agreement shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, (A) Parent or Merger Sub or any of their Affiliates to waive any term or condition of this Agreement, (B) Parent or Merger Sub or any of their Affiliates to pay any fees or other amounts in excess of those contemplated by the Debt

Commitment Letters as of the date of this Agreement, (C) Parent or Merger Sub to seek or accept Alternative Financing on terms materially less favorable to Parent, taken as a whole, than those set forth in the Debt Commitment Letters as of the date hereof or (D) seek any additional equity financing or commitments.
(e) Parent and Merger Sub shall take all actions that are necessary, proper or advisable to obtain the Equity Financing contemplated by the Equity Commitment Letter and Rollover Amount contemplated by the Rollover Agreements, including taking all actions that are necessary, proper or advisable to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy on timely basis all conditions applicable to Parent and Merger Sub set forth in the Equity Commitment Letter that are within their control, (iii) consummate the Equity Financing contemplated by the Equity Commitment Letter at or prior to the Closing and (iv) enforce their rights under the Equity Commitment Letter and the Rollover Agreements. Parent shall not amend, supplement or otherwise modify or waive its rights under the Equity Commitment Letter if such amendment, supplement, modification or waiver would (1) impose new or additional conditions precedent or expand upon the conditions precedent to (x) the Equity Financing as set forth in the existing Equity Commitment Letter or (y) the Rollover Amount as set forth in the Rollover Agreements, (2) reduce the aggregate amount of available Equity Financing to less than the amount that, together with the Debt Financing and the Rollover Amount, is required to consummate the Transactions or (3) otherwise reasonably be expected to materially delay or prevent the Closing. Parent shall furnish to the Company a copy of any executed written amendment, restatement, replacement, supplement, modification, waiver or consent of, or relating to, the Equity Commitment Letter and Rollover Agreements promptly following execution thereof.
(f) For purposes of this Agreement (other than with respect to representations in this Agreement made by or with respect to Parent or Merger Sub that speak as of the date hereof or another specified date), references to the “Equity Commitment Letter,” the “Debt Commitment Letters” and the “Financing Commitment Letters” shall include any such document as permitted or required by this Section 8.09 to be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived, in each case from and after such amendment, supplement, replacement, substitution, termination or other modification or waiver and, for the avoidance of doubt, references to “Equity Financing,” “Debt Financing” and “Financing” shall include, in whole or in part (as applicable), any supplemental, replacement or substitute financing provided for thereunder.
Section 8.10. Company Financing Cooperation.
(a) The Company shall use its reasonable best efforts to, and shall cause its Subsidiaries and its and their respective Representatives to use their reasonable best efforts to, provide all cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent that is reasonably necessary and customary for financings of the type contemplated in connection with the arrangement of the Debt Financing contemplated by the Debt Commitment Letter, including:
(i) providing customary information to Parent in connection with the preparation of customary pro forma financial statements reflecting the consummation of the Transactions by Parent to the extent reasonably requested by Parent and available to the Company;
(ii) causing the taking of corporate actions reasonably requested by Parent to permit the consummation of the Debt Financing on the Closing Date;
(iii) furnishing, at least three (3) Business Days prior to the Closing, such documentation and information as is requested in writing by the Parent at least ten (10) Business Days prior to the Closing to the extent required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230, in order to satisfy the conditions set forth in the Exhibit C to the Debt Commitment Letters as in effect on the date hereof;
(iv) executing and delivering any credit agreements, pledge and security documents, other definitive financing documents or other requested certificates or documents (including a solvency certificate in the form required by the Debt Commitment Letter; provided that the Company shall assume and be entitled to rely on the accuracy of Parent’s representations in Section 5.08 and shall only be required to use reasonable best efforts to deliver such certificate to the extent such representations in Section 5.08 are true and correct in all material respects) and (y) facilitating the obtaining of guarantees and pledging of collateral and other matters ancillary to the Debt Financing, as may be reasonably requested by Parent, in each case, provided that any obligations contained in such documents shall be effective no earlier than as of the Closing; and
(v) furnishing Parent and the Debt Financing Sources with the Required Information, it being understood that the Company shall not be obligated to furnish any Excluded Information in connection with the foregoing.
(b) Notwithstanding the foregoing, nothing in this Section 8.10 shall require the Company or any of its Subsidiaries to:
(i) take any action in respect of the Debt Financing to the extent that such action would cause any condition to Closing set forth in Article 9 to fail to be satisfied by the End Date or otherwise result in a breach of this Agreement by the Company;
(ii) take any action in respect of the Debt Financing that would conflict with or violate the Company’s or any if its Subsidiary’s organizational documents, to the extent such organizational documents were made available to Parent prior to the date hereof, or any Applicable Law, or result in the material contravention of, or material violation or breach of, or material default under, any material Contract to which the Company or any of its subsidiaries is a party with any Person that is not an Affiliate to the extent such Contracts were made available to Parent prior to the date hereof;
(iii) take any action to the extent such action would (A) materially interfere with the business or operations of the Company or its Subsidiaries or (B) cause significant competitive harm to the Company or its Subsidiaries if the Transactions are not consummated;
(iv) execute and deliver any letter, agreement, document or certificate in connection with the Debt Financing or take any corporation action that is not contingent on, or that would be effective prior to, the occurrence of the Closing;
(v) pay any commitment fee or other fee or payment to obtain consent or incur any liability with respect to or cause or permit any Lien to be placed on any of their respective assets in connection with the Debt Financing prior to the Closing Date;
(vi) provide access to or disclose information where the Company determines that such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege so long as the Company and its Subsidiaries shall have used reasonable efforts to disclose such information in a way that would not waive such privilege;
(vii) subject any of the Company’s or its Subsidiaries, respective directors, managers, officers or employees to any actual or potential personal liability;
(viii) cause the directors of the Company (other than directors who will continue to be directors on and after the Closing Date) to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained;
(ix) waive or amend any terms of this Agreement or any other material Contract to which the Company or its Subsidiaries is party with any Person that is not an Affiliate to the extent such Contracts were made available to Parent prior to the date hereof; or
(x) take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Commitment Letters, the definitive documents related to the Financing, the Financing or any information utilized in connection therewith except such liabilities, costs, expenses, payments and indemnity expenses which (I) are subject to reimbursement pursuant to Section 8.10(c) and/or (II) which are contingent on the occurrence of the Closing Date.
(c) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented third-party out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 8.10. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims or costs and reasonable and documented out-of-pocket expenses incurred in connection therewith actually suffered or incurred by any of them in connection the cooperation of the Company and its Subsidiaries contemplated by this Section 8.10, except to the extent such losses, damages, claims, costs or expenses result from the gross negligence, bad faith or willful misconduct of the Company, any of its Subsidiaries or their respective Representatives or Affiliates, and the foregoing obligations shall survive termination of this Agreement.
(d) The Company hereby consents, on behalf of itself and its Subsidiaries, to the use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company’s or its Subsidiaries’ reputation or goodwill.
(e) All material non-public information provided by the Company or any of its Subsidiaries or any of their Representatives pursuant to this Section 8.10 shall be kept confidential in accordance with the Confidentiality Agreement, except that, notwithstanding Section 8.06, Parent and Merger Sub shall be permitted to disclose such information to the Debt Financing Sources, other potential sources of capital, rating agencies and prospective lenders during syndication of the Debt Financing or any permitted replacement, amended, modified or alternative financing subject to the potential sources of capital, ratings agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities).
(f) Parent and Merger Sub acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the obligations to perform their respective agreements hereunder, including to consummate the Closing subject to the terms and conditions hereof, are not conditioned on obtaining of the Debt Financing or any alternative Debt Financing or on the performance of any party to any Debt Commitment Letter.
(g) Notwithstanding anything to the contrary in this Agreement, for all purposes of this Agreement (including the condition set forth in Section 9.02 as it applies to the Company’s obligations under this Section 8.10), the Company’s obligations under this Section 8.10 shall be deemed satisfied unless (A) the Company has materially breached its obligations under this Section 8.10, (B) Parent has notified the Company of such material breach in writing a reasonably sufficient amount of time prior to the Closing to afford the Company with a reasonable opportunity to cure such material breach and (C) such material breach was a proximate cause of Parent’s failure to receive any material portion of the proceeds of the Debt Financing.
Section 8.11. Stock Exchange De-listing. Prior to the Effective Time, each of the Company and Parent shall cooperate with each other and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary on its part under Applicable Law and rules and policies of NASDAQ to enable the de-listing by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the 1934 Act as promptly as reasonably practicable after the Effective Time.
Section 8.12. Stockholder Litigation. The Company shall promptly advise Parent of any Action commenced after the date hereof against the Company or any of its directors, in their capacity as such, by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement and the Transactions, including the Merger, and shall keep Parent reasonably informed on a reasonably current basis regarding any such Action. The Company shall (a) give Parent the opportunity to participate, at Parent’s expense and subject to a customary joint defense agreement, in the defense and settlement of any stockholder litigation against the Company and/or its officers or directors, in their capacity as such, relating to the Merger or any of the other Transactions, (b) provide Parent with the opportunity to consult with the Company regarding the defense of any such litigation, which advice the Company shall consider in good faith, and (c) not settle any such litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned).

ARTICLE 9
CONDITIONS TO THE MERGER
Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:
(a) no Order issued by a court of competent jurisdiction shall prohibit or make illegal the consummation of the Merger;
(b) the adoption and approval of this Agreement and the Merger by the Requisite Company Vote in accordance with Applicable Law and the organizational documents of the Company shall have been obtained; and
(c) any applicable waiting period under the HSR Act relating to the Transactions (and any agreement not to consummate or to delay the consummation of the Transaction or the Closing entered into in connection therewith to which the Company and a Governmental Authority are party) shall have expired or been terminated and each consent, approval, waiver, clearance, authorization or permission of a Governmental Authority set forth on Section 9.01(c) of the Company Disclosure Schedule shall have been made, obtained or received (or, as applicable, the waiting periods with respect thereto shall have expired or been terminated), in each case.
Section 9.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:
(a) the Company shall have performed in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Time;
(b) (i) the representations and warranties of the Company set forth in Section 4.05(a) and the first two (2) sentences of Section 4.06(b) of this Agreement shall be true and correct, subject only to de minimis inaccuracies, at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), (ii) the representations and warranties of the Company set forth in Section 4.01(a) and Section 4.10(ii) of this Agreement shall be true and correct in all respects at and as of the Effective Time, (iii) the representations and warranties of the Company set forth in Section 4.02, Section 4.21 and Section 4.22 of this Agreement shall be true and correct in all material respects at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period); and (iv) the representations and warranties of the Company set forth in this Agreement (other than those referred to in the preceding clauses (i)-(iii)) shall be true and correct at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of the representations and warranties set forth in this clause (iv) to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, disregarding for this purpose all “Company Material Adverse Effect”, “material adverse impact”, “materiality” or other similar qualifications contained in such representations and warranties;
(c) the Company shall have delivered to Parent a certificate signed by an executive officer of the Company dated as of the Closing certifying that the conditions specified in paragraphs (a) and (b) have been satisfied; and
(d) since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.
Section 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following conditions:
(a) Parent and Merger Sub shall have performed in all material respects each of their obligations under this Agreement required to be performed by it at or prior to the Effective Time;
(b) the representations and warranties of Parent set forth in the Agreement shall be true and correct at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, disregarding for this purpose all “Parent Material Adverse Effect”, “material adverse impact”, “materiality” or other similar qualifications contained in such representations and warranties; and
(c) Parent shall have delivered to the Company a certificate signed by an executive officer of the Company dated as of the Closing certifying that the conditions specified in paragraphs (a) and (b) have been satisfied.
ARTICLE 10
TERMINATION
Secton 10.01. Termination. This Agreement may be terminated and the Transactions, including the Merger, may be abandoned at any time prior to the Effective Time:
(a) by mutual written agreement of the Company and Parent;
(b) by either the Company or Parent, if:
(i) the Effective Time has not occurred on or before March 28, 2023 (such date or such later date, if any, as is provided in this Section 10.01(b)(i), the “End Date”); provided that if (A) on the date that is four (4) Business Days prior to the End Date (before giving effect to any extension pursuant to this proviso), one (1) or more of the conditions to Closing set forth in Section 9.01(a) (if the Order relates to any of the matters referred to in Section 8.01) or Section 9.01(c) shall not have been satisfied, but all other conditions in Article 9 shall have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date) or waived, and (B) the failure of the conditions referred to in the foregoing clause (A) to be satisfied prior to such time relates to the acquisition, by merger, consolidation, acquisition of stock or assets or otherwise, directly or indirectly, of any entity or businesses that is consummated (or a definitive agreement providing for any such acquisition is entered into) after the date hereof by Parent, EQT Holdings AB, or any Person to whom a Sponsor is permitted to assign its obligations pursuant to the Equity Commitment Letter, or any of their respective Affiliates (including any (x) investment fund, investment vehicle, or management or advisory entity managed by, advised by, managing, advising, or affiliated with any such Person; or (y) any portfolio company (as such term is commonly understood in the private equity industry) or other investment of any such investment fund, investment vehicle, or management or advisory entity), then either the Company or Parent may extend the End Date, on one or more occasions, by notice delivered to the other parties, to September 27, 2023; provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party who is in breach of, or has breached its obligations under this Agreement, where such breach has been the proximate cause of, or resulted in, the failure of the Closing to occur on or before the applicable End Date;
(ii) any Governmental Authority of competent jurisdiction shall have issued an Order that (A) prohibits or makes illegal consummation of the Merger or (B) permanently enjoins Parent or Merger Sub from consummating the Merger, and, with respect to any Order referenced in clause (A) or (B), such Order shall have become final and nonappealable;
(iii) at the Company Meeting (including any adjournment or postponement thereof) at which a vote on the adoption hereof was taken, the Requisite Company Vote shall not have been obtained; or
(c) by Parent, if:
(i) prior to receipt of the Requisite Company Vote, an Adverse Recommendation Change shall have occurred;
(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement, in each case, shall have occurred that would cause the failure of the conditions set forth in Section 9.02(a) or Section 9.02(b) if such breach or failure to perform were occurring on the Closing Date (a “Terminating Company Breach”) and (A) Parent has provided written notice of such Terminating Company Breach and its intention to terminate this Agreement pursuant to this Section 10.01(c)(ii) to the Company, and (B) such Terminating Company

Breach is incapable of being cured by the End Date or, if capable of being cured by the End Date, is not cured within thirty (30) calendar days after receipt by the Company of written notice from Parent of such Terminating Company Breach; provided that, at the time of delivery of such notice or thereafter, Parent or Merger Sub shall not be in breach of its or their obligations under this Agreement so as to cause any of the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be capable of being satisfied; or
(d) by the Company:
(i) prior to receipt of the Requisite Company Vote, in order to accept a Superior Proposal and concurrently therewith or immediately thereafter enter into a binding written definitive acquisition agreement providing for the consummation of a transaction for such Superior Proposal; provided that (A) such Superior Proposal did not result from a breach of Section 6.03 and the Company shall have complied with its obligations under Section 6.03 with respect to such Superior Proposal and contemplated termination and (B) the Company shall have paid the Company Termination Fee immediately before or simultaneously with and as a condition to such termination;
(ii) if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent set forth in this Agreement, in each case, shall have occurred that would cause the failure of the conditions set forth in Section 9.03(a) or Section 9.03(b) if such breach or failure to perform were occurring on the Closing Date (a “Terminating Parent Breach”) and (A) the Company has provided written notice of such Terminating Parent Breach and its intent to terminate this Agreement pursuant to this Section 10.01(d)(ii) to Parent, and (B) such Terminating Parent Breach is incapable of being cured by the End Date or, if capable of being cured by the End Date, is not cured within thirty (30) calendar days after receipt by Parent of written notice from the Company of such Terminating Parent Breach; provided that, at the time of delivery of such notice or thereafter, the Company shall not be in breach of its obligations under this Agreement so as to cause any of the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be capable of being satisfied; or
(iii) (A) if all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied (other than those conditions which by their terms or nature can only be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date), (B) the Company has given written notice to Parent, no earlier than the date on which Closing should have occurred pursuant to Section 2.01, that as of such time, based on the information then-available, it is ready, willing and able to take the actions within its control to consummate the Closing (including by waiving any then unsatisfied conditions set forth in Section 9.01 or Section 9.03), and (C) Parent has failed to consummate the Closing on or prior to the date that is three (3) Business Days after receipt of such irrevocable written notice (or, if later, the date on which the Closing should have occurred pursuant to Section 2.01).
The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other party.
Section 10.02. Effect of Termination. Notwithstanding anything in this Agreement or any other Transaction Document, if this Agreement is validly terminated pursuant to Section 10.01, the party so terminating shall deliver written notice to the other parties hereto in accordance with Section 11.01 specifying the provision hereof pursuant to which this Agreement is being terminated, and this Agreement shall thereafter become void and of no effect without Liability of any party hereto (or any Related Person of such party hereto); provided, however, that, subject in all respects to Section 8.10(c), this Section 10.02, Section 11.04, Section 11.13 and Section 11.14 (including in each case, the limitations set forth therein), the provisions of Section 8.10(c), this Section 10.02 and Article 11 (collectively, the “Surviving Provisions”), and any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions (which shall survive solely to the extent required to do so), the Termination Equity Commitment Letter and the Confidentiality Agreement, shall each survive the termination of this Agreement in accordance with their respective terms and conditions; provided, further, that subject in all respects to Section 8.10(c), this Section 10.02, Section 11.04, Section 11.13 and Section 11.14 (including in each case, the limitations set forth therein), no valid termination of this Agreement shall in any way (i) relieve or release any party hereto from any damages, losses, or other Liabilities (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party’s stockholders (taking into consideration relevant matters, including other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party) (A) arising out of the fraud of such party prior to the valid termination of this Agreement or (B) arising under the Surviving Provisions, any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions (which shall survive solely to the extent required to do so), the Termination Equity Commitment Letter and the Confidentiality Agreement, in each case, subject to the terms and conditions therein, (ii) relieve or release Parent from any Liability to pay the Reverse Termination Fee, if, as, and when required pursuant to Section 11.04(c), together with any amounts if, as, and when required pursuant to Section 11.04(d) (subject to a maximum aggregate amount of $5,000,000), and Section 8.10(c) (subject to a maximum aggregate amount of $1,000,000), or (iii) relieve or release the Company from any Liability (A) to pay the Company Termination Fee, if, as, and when required pursuant to Section 11.04(b) together with any amounts if, as, and when required pursuant to Section 11.04(d) (subject to a maximum aggregate amount of $5,000,000) or (B) arising out of an intentional breach by the Company (except in the event that this Agreement is terminated in circumstances where the Company Termination Fee is payable pursuant to Section 11.04(b)).
ARTICLE 11
MISCELLANEOUS
Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given, if to Parent, Merger Sub or, after the Effective Time, the Company or the Surviving Corporation, to:

c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
Attention:	Arvindh Kumar
Tyler Parker
Email:	[***]
[***]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, New York 10153
Attention:	Robert A. Rizzo
Raymond O. Gietz
Email:	robert.rizzo@weil.com
raymond.gietz@weil.com

if to the Company, prior to the Effective Time, to:

BTRS Holdings Inc.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
Attention:	Flint A. Lane
Aimie Killeen
Email:	[***]
[***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Nicole Brookshire
Marc O. Williams
Evan Rosen
Email:	nicole.brookshire@davispolk.com
marc.williams@davispolk.com
evan.rosen@davispolk.com
or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
Section 11.02. Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those covenants and agreements set forth in Section 8.10(c) and this Article 11 (but, in the case of Section 11.13, only to the extent relating to obligations required to be performed after termination); provided that the foregoing shall not limit any claim or recovery that may be available to Parent under the R&W Insurance Policy.
Section 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Requisite Company Vote has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under the DGCL without such approval having first been obtained.
(b) At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained in this Agreement; or (d) waive the satisfaction of any of the conditions contained in this Agreement as provided herein. No extension or waiver, or termination of this Agreement, by the Company shall require the approval of the Company’s stockholders unless such approval is required by Applicable Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.04. Termination Fees; Expenses.
(a) Expenses Generally. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(b) Termination Fee.
(i) If this Agreement is terminated (A) by Parent pursuant to Section 10.01(c)(i) (Adverse Recommendation Change) or (B) by the Company pursuant to Section 10.01(d)(i) (Superior Proposal),

then the Company shall pay to Parent in immediately available funds $50,245,503.85 (the “Company Termination Fee”), in the case of a termination pursuant to the foregoing clause (A), within one (1) Business Day after such termination and, in the case of a termination pursuant to the foregoing clause (B), immediately before and as a condition to such termination (it being understood and agreed that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion).
(ii) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) (End Date) or Section 10.01(b)(iii) (Company No Vote) or by Parent pursuant to Section 10.01(c)(ii) (Company Breach) by reason of an intentional breach of Section 6.03 by the Company, (B) after the date of this Agreement and prior to such termination (in the case of a termination pursuant to Section 10.01(b)(i) (End Date) or Section 10.01(c)(ii) (Company Breach)) or the date of the Company Meeting (in the case of a termination pursuant to Section 10.01(b)(iii) (Company No Vote)), an Acquisition Proposal shall have been publicly announced (or otherwise become publicly known) and not publicly withdrawn and (C) within 12 months following the date of such termination, the Company (x) consummates a transaction with respect to an Acquisition Proposal or (y) enters into a definitive agreement with respect to an Acquisition Proposal and such Acquisition Proposal, whether during such 12-month period or thereafter, is subsequently consummated (provided that for purposes of this clause (C), each reference to “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then, in any such event, the Company shall pay to Parent in immediately available funds, prior to or concurrently with the consummation of such Acquisition Proposal described in clause (C), the Company Termination Fee.
(iii) The Company agrees, on behalf of itself and its Affiliates, successors and assigns, that (x) the liabilities and damages that may be incurred or suffered by Parent in circumstances in which the Company Termination Fee is payable are uncertain and difficult to ascertain, (y) the Company Termination Fee represents a reasonable estimate of probable liabilities and damages incurred or suffered by Parent in the circumstances described in this Section 11.04, and (z) such amount is not excessive or unreasonably large, given the parties’ intent and dealings with each other, and shall not be argued by the Company to be or be construed as a penalty, and the Company expressly waives any right to argue, assert or claim any of the foregoing in any dispute among the parties and/or any of their respective Affiliates, successors or assigns, arising out of this Agreement.
(iv) Notwithstanding anything in this Agreement to the contrary, in the event that this Agreement is terminated under circumstances in which the Company Termination Fee is payable pursuant to this Section 11.04(b), Parent’s right to terminate this Agreement and receive payment of the Company Termination Fee shall be the sole and exclusive remedy of Parent, Merger Sub, the Debt Financing Sources or any of their respective Affiliates and any of their respective Related Persons against the Company, its Subsidiaries and any of their respective Affiliates and any of their respective Related Persons for all losses and damages suffered as a result of the failure of the Transactions to be consummated (including any damages for fraud) or for a breach or failure to perform hereunder or otherwise (including in the event of a fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance), and upon payment of such amount, none of the Company or its Related Persons shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided that nothing in this Section 11.04(b) shall limit, abridge or otherwise modify any remedies available to Parent under the Confidentiality Agreement or otherwise preclude Parent from seeking monetary damages in the event this Agreement is terminated under circumstances pursuant to Section 10.01 in which the Company Termination Fee is not payable.
(c) Reverse Termination Fee.
(i) If this Agreement is validly terminated (A) by the Company pursuant to Section 10.01(d)(ii) (Parent Breach) or Section 10.01(d)(iii) (Failure to Close), or (B) by Parent or the Company pursuant to Section 10.01(b)(i) (End Date) at a time when the Company may have been entitled to terminate this Agreement pursuant to Section 10.01(d)(ii) (Parent Breach) or Section 10.01(d)(iii) (Failure to Close),

then, in the case of each of the foregoing clauses (A) and (B), then Parent shall pay to the Company, an amount in cash equal to $100,491,007.71 in immediately available funds (the “Reverse Termination Fee”) within two (2) Business Days of such valid termination.
(ii) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, but subject in all respects to Section 10.02, this Section 11.04, Section 11.13, and Section 11.14 (including in the case of each of the foregoing sections, the limitations set forth therein), if Parent fails to effect the Closing when required pursuant to Section 2.01 for any reason or no reason or otherwise prior to the valid termination of this Agreement breaches this Agreement or any other Transaction Document (whether such breach is willful, intentional, unintentional or otherwise) or, prior to the termination of this Agreement, fails to perform hereunder or thereunder or fails to perform any obligation under Applicable Law (in each case, whether such failure is willful, intentional, unintentional or otherwise), then the Company’s right, to either (A) terminate this Agreement pursuant to Section 10.01 and following such termination obtain one, but never more than one of, of (x) if such termination is pursuant to Section 10.01(d)(ii) (Parent Breach) or Section 10.01(d)(iii) (Failure to Close) (or pursuant to Section 10.01(b)(i) (End Date) at a time when the Company may have been entitled to terminate this Agreement pursuant to Section 10.01(d)(ii) (Parent Breach) or Section 10.01(d)(iii) (Failure to Close)), receive the Reverse Termination Fee under Section 11.04(c)(i), if, as, and when due, together with any amounts if, as, and when due, pursuant to Section 11.04(d) (subject to a maximum aggregate amount of $5,000,000), and the Company’s right to seek indemnification and reimbursement in accordance with Section 8.10(c) (subject to a maximum aggregate amount of $1,000,000), or (y) if such valid termination is pursuant to any other provision of Section 10.01 other than as set forth in the foregoing clause (x), monetary damages for fraud by Parent prior to the valid termination of this Agreement (which for the avoidance of doubt shall not exceed the Maximum Liability Amount), or (B) obtain a decree or order of specific performance or other equitable relief, if and to the extent permitted pursuant to Section 11.13, it being understood and agreed that in the case of clause (A) or (B), as applicable, the remedy set forth therein shall be the sole and exclusive remedy of the Company and any of its Related Persons against any Person (including Parent, Merger Sub, Sponsors, the Debt Financing Sources, and any of the Related Persons of any of the foregoing) pursuant to this Agreement; provided, however, that under no circumstances shall Parent be obligated to pay the Reverse Termination Fee on more than on occasion; provided further, that nothing in this Section 11.04(c)(ii) shall limit, abridge or otherwise modify any remedies available to the Company under the Confidentiality Agreement.
(iii) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the maximum aggregate liability of Parent, Merger Sub, and their respective Related Persons under this Agreement and the other Transaction Documents, collectively, or in connection with the Transactions, or in connection with the failure of such Transactions to be consummated, or in respect of any representation made or alleged to be made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise (including, for the avoidance of doubt, monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance), shall not exceed an aggregate amount greater than the sum of (A) the Reverse Termination Fee, if, as, and when required pursuant to Section 11.04(c)(i), (B) any amounts if, as, and when due pursuant to Section 11.04(d) (subject to a maximum aggregate amount of $5,000,000), and (C) the Company’s right to seek indemnification and reimbursement in accordance with Section 8.10(c) (subject to a maximum aggregate amount of $1,000,000) (the amounts of items (A), (B) and (C), collectively, the “Maximum Liability Amount”) and in no event shall the Company, or any of its Related Persons, seek, directly or indirectly, to recover any damages, losses or other Liabilities whatsoever (including consequential, indirect, or punitive damages) in excess of the Maximum Liability Amount; provided that nothing in this Section 11.04(c)(iii) shall limit, abridge or otherwise modify any remedies available to the Company under the Confidentiality Agreement.
(d) Other Costs and Expenses. Each of the parties hereto acknowledges that the agreements contained in this Section 11.04 are an integral part of the Transactions and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement or any other Transaction Document. Accordingly, if (i) the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, or (ii) Parent fails promptly to pay any amount due to Parent pursuant to Section 8.10(c) or this Section 11.04, such party shall also pay any reasonable and documented out of pocket costs and expenses incurred by the other party in connection with a legal action (or settlement) to enforce this Agreement that results in a judgment (or settlement) against the relevant party for such amount, together with interest on the amount of any unpaid fee, cost or expense at the prime rate as published in The Wall Street Journal from the date such fee, cost or expense was required to be paid to (but excluding) the payment date, up to a maximum aggregate amount of $5,000,000.
(e) No Other Remedies.
(i) Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, but subject in all respects to Section 10.02, this Section 11.04, Section 11.13, and Section 11.14 (including in each case of the foregoing sections, the limitations set forth therein), the parties hereto agree that upon any termination of this Agreement under circumstances where (A) the Company Termination Fee is payable by the Company pursuant to this Section 11.04 and such Company Termination Fee is paid in full (as well as any other amounts payable pursuant to Section 11.04(d), subject to the maximum aggregate amount of $5,000,000 set forth in Section 11.04(d)), then the Company and its Related Persons shall have no further Liability under this Agreement or any other Transaction Document (including, for the avoidance of doubt, monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance) or (B) the Reverse Termination Fee is payable by Parent pursuant to this Section 11.04 and such Reverse Termination Fee is paid in full (as well as any other amounts payable pursuant to Sections 8.10(c) (subject to a maximum aggregate amount of $1,000,000) and 11.04(d) (subject to a maximum aggregate amount of $5,000,000)), then Parent and Merger Sub and their respective Related Persons shall have no further Liability under this Agreement or any other Transaction Document (including, for the avoidance of doubt, monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance), and in the case of clause (A), Parent and Merger Sub or, in the case of clause (B), the Company, as applicable, shall be precluded from, and may not obtain, any other monetary remedy against the other, at law or in equity or otherwise, and shall not seek to obtain (or obtain) any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against such other party or any of its Subsidiaries or any of their respective Related Persons, in connection with this Agreement or the Transactions, which for the avoidance of doubt shall preclude (i) Parent, Merger Sub and their respective Related Persons (or any Person) from seeking or obtaining monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance, against the Company or any of its Related Persons and (ii) the Company and its Related Persons (or any Person) from seeking or obtaining monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance, against Parent or any of its Related Persons; provided that nothing in this Section 11.04(e) shall limit, abridge or otherwise modify any remedies available to either party under the Confidentiality Agreement. The parties hereto agree that upon any termination of this Agreement under circumstances where the Reverse Termination Fee or the Company Termination Fee is payable by Parent or the Company, as applicable and in each case, if, as, and when due, the Reverse Termination Fee or the Company Termination Fee, as applicable, and any additional amounts pursuant to Section 8.10(c) (subject to a maximum aggregate amount of $1,000,000) and Section 11.04(d) (subject to a maximum aggregate amount of $5,000,000), shall be deemed to be liquidated damages in a reasonable amount that will compensate the Company and its Related Persons or Parent and its Related Persons, as applicable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and the other Transaction Documents, which amount would otherwise be impossible to calculate with precision, and shall not be a penalty.
(ii) Except as expressly provided in the previous sentence and for claims that either party may assert pursuant to the terms and conditions of the Confidentiality Agreement, (i) none of Parent, Merger Sub, Sponsor, the Debt Financing Sources, or the Related Persons of any of the foregoing shall have any Liability or obligation to the Company, or any of its Related Persons (or any other Person) and (ii) none of the Company or its Related Persons shall have any Liability or obligation to Parent, Merger Sub, Sponsor, the Debt Financing Sources, or the Related Persons of any of the foregoing, in each case of the preceding clauses (i) and (ii), including consequential, indirect or punitive damages, or damages in lieu of specific performance, arising out of, in connection with, or related to this Agreement or the other Transaction Documents or the Transactions contemplated hereby or thereby or the failure of any of the Transactions to be consummated.
Section 11.05. Disclosure Schedule. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such party that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect on the Company or a Parent Material Adverse Effect on Parent, as applicable.
Section 11.06. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.03, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or Liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent or Merger Sub may, without the consent of any other party hereto, (i) transfer or assign this Agreement, or its respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time, (ii) transfer or assign its respective rights hereunder for collateral security purposes to any lender providing financing to Parent or Merger Sub, and (iii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder.
Section 11.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction. Any and all claims, controversies, causes of action, or other Actions arising out or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, without giving effect to any conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction.
Section 11.08. Jurisdiction. (a) The parties hereto agree that any Action seeking to enforce any provision of, relating to, or in connection with, this Agreement or the Transactions shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have or declines jurisdiction, any federal court or other Delaware state courts, in each case, located in New Castle County in the State of Delaware (collectively, the “Chosen Courts”), and each of the parties hereby irrevocably consents and submits to the exclusive jurisdiction of such Chosen Courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such Chosen Court or that any such Action brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.
Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT (INCLUDING IN RESPECT OF THE DEBT FINANCING OR THE PERFORMANCE THEREOF OR INVOLVING ANY OF THE DEBT FINANCING SOURCES) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING OR OTHER ACTION ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (INCLUDING IN RESPECT OF THE DEBT FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09.
Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood and agreed that the parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed (including by electronic signature) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed (including by electronic signature) by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 11.11. Entire Agreement. This Agreement (including the Company Disclosure Schedule) and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions, taken as a whole, is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 11.13. Specific Performance.
(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof for which money damages, even if available, would not be an adequate remedy, and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, the Termination Equity Commitment Letter and/or the Equity Commitment Letter, or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 11.08, in addition to any other remedy to which they may be entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason (other than on the grounds that such remedy is sought in violation of the terms hereof, including Section 11.13(b)), and not to assert that a remedy of monetary damages (including any fees payable pursuant to Section 11.04) would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity.

(b) Notwithstanding anything to the contrary in this Agreement (including Section 11.13(a)) or any other Transaction Document, it is acknowledged and agreed that in no event shall the Company, or any of its Related Persons be entitled to specific performance or any other equitable remedy to enforce or seek to enforce Parent’s obligation to cause all or any portion of the Equity Financing (whether under the Equity Commitment Letter or this Agreement (but for the avoidance of doubt excluding the Termination Equity Commitment Letter) or the Rollover Amount to be funded or otherwise cause Parent to effect the Closing or consummate the Equity Financing or the transactions contemplated by the Rollover Agreement unless and only if (i) all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied or waived in writing by Parent (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction of those conditions at the Closing), (ii) the proceeds of the Debt Financing have been received in full by Parent and/or Merger Sub in accordance with the terms and conditions of the Debt Commitment Letter or the Debt Financing will be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing and Rollover Amount is funded (or the Debt Financing Sources have confirmed in writing to Parent that such full amount will be funded to Parent and/or Merger Sub at the Closing in accordance with the terms and conditions of the Debt Commitment Letter assuming the Equity Financing and Rollover Amount is funded at the Closing), (iii) the Company is ready, willing and able to consummate the Closing and the Company has irrevocably confirmed in a written notice that if specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Closing will occur, and (iv) Parent fails to consummate the Closing within three (3) Business Days after the delivery of such irrevocable written confirmation. In furtherance and not in limitation of the foregoing, in no event shall the Company or any of its Related Persons be entitled to an injunction, specific performance or any other equitable remedy to enforce or seek to enforce Parent’s or any of its Affiliate’s obligation to enforce specifically their respective rights under the Debt Commitment Letter of the Debt Financing.
(c) While the Company may, subject in all respects to this Section 11.13, Section 10.02, Section 11.04, and Section 11.14 (including, in the case of each of the foregoing sections, the limitations set forth therein), pursue both a grant of specific performance in accordance with this Section 11.13, on the one hand, and the payment of either (i) the Reverse Termination Fee, if, as, and when due pursuant to Section 11.04(c) (together with any amounts if, as, and when due, pursuant to Section 11.04(d) (subject to a maximum aggregate amount of $5,000,000), and the Company’s right to seek indemnification and reimbursement in accordance with Section 8.10(c) (subject to a maximum aggregate amount of $1,000,000) or (ii) damages for fraud, on the other hand, for the avoidance of doubt and notwithstanding anything to the contrary herein or in any Transaction Document, under no circumstances shall the Company or any of its Related Persons or any other Person, directly or indirectly, be entitled to receive (or actually receive) both a grant of specific performance resulting in the funding of the Equity Financing (whether under this Agreement or the Equity Commitment Letter (but excluding for the avoidance of doubt the Termination Equity Commitment Letter)) and Rollover Amount and the consummation of the Transactions, on the one hand, and payment of either (A) the Reverse Termination fee, if, as, and when due pursuant to Section 11.04(c) (together with any amounts if, as, and when due, pursuant to Section 11.04(d) (subject to a maximum aggregate amount of $5,000,000), and the Company’s right to seek indemnification and reimbursement in accordance with Section 8.10(c) (subject to a maximum aggregate amount of $1,000,000), on the other hand or (B) payment of money damages for fraud (which for the avoidance of doubt shall not exceed the Maximum Liability Amount in any circumstance), on the other hand; provided, however, for the avoidance of doubt, under no circumstances shall the Company or any of its Related Persons or any other Person, directly or indirectly, be entitled to receive both (x) the Reverse Termination Fee if, as, and when due pursuant to Section 11.04(c) (together with any amounts if, as, and when due, pursuant to Section 11.04(d) (subject to a maximum aggregate amount of $5,000,000), and the Company’s right to seek indemnification and reimbursement in accordance with Section 8.10(c) (subject to a maximum aggregate amount of $1,000,000), and (y) payment of any monetary damages whatsoever. For the avoidance of doubt, under no circumstances shall Parent or any of its Related Persons or any other Person, directly or indirectly, be entitled to receive both (x) the Company Termination Fee if, as, and when due pursuant to Section 11.04(b) (together with any amounts if, as, and when due, pursuant to Section 11.04(d) (subject to a maximum aggregate amount of $5,000,000)), and (y) payment of any monetary damages whatsoever.
Section 11.14. Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, any other Transaction Document or any document, certificate or instrument delivered in connection herewith or otherwise, each party hereto acknowledges and agrees, on behalf of itself and its respective Related Persons, that all Actions that may be based upon, in respect of, arise under, out of, by reason of, be connected with, or relate in any manner to (a) this Agreement or any Transaction Document or the Transactions, (b) the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, any of the foregoing documents), (c) any breach or violation of this Agreement or any other Transaction Document and (d) the failure of the Transactions to be consummated, in each case may be made only against (and are those solely of) the Persons that are expressly identified as parties hereto or thereto, as applicable (other than claims by Parent against the insurers under any buy side representations and warranty insurance policy obtained by Parent or any of its Affiliates). In furtherance and not in limitation of the foregoing, each party hereto acknowledges and agrees, on behalf of itself and its respective Related Persons, that no recourse under this Agreement or any other Transaction Document or in connection with any Transactions shall be sought or had against any such other Person and no such other Person shall have any Liabilities (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil or any other theory or doctrine) of any nature whatsoever arising under, out of, in connection with or related in any manner to the items in the preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or Liabilities whatsoever shall attach to, be imposed on or otherwise be incurred by any direct or indirect, past, present or future shareholder, equity holder, controlling person, member, partner (limited or general), manager, director, officer, employee, lender, financing source (including, in the case of Parent, Merger Sub, Sponsor and their respective Affiliates, the Debt Financing Sources), Affiliate, agent or other Representative of any party hereto or any Affiliate of any party hereto (collectively, with such Person’s assignees, successors and assigns, the “Related Persons”), through Parent, Merger Sub, the Company, its Subsidiaries or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil, by or through a claim by or on behalf of any party hereto, as applicable, by the enforcement of any assessment or by any legal or equitable actions, suits, claims, investigations or proceedings, by virtue of any law, or otherwise, except for (i) claims against any Person that is party to, and solely pursuant to the terms and conditions of, the applicable Transaction Document(s), (ii) claims of fraud, (iii) claims against any Person that is party to, and solely pursuant to the terms and conditions of the, the Confidentiality Agreement, and (iv) claims Parent or Merger Sub may, in their sole discretion, assert against the Debt Financing Sources pursuant to the terms and conditions of the Debt Commitment Letter.
Section 11.15. Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Subsidiaries and each of their Affiliates hereby:
(a) agrees that, subject to clause (h) below, any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement or any of the Transactions, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court;
(b) agrees that any such proceeding shall be governed by, construed and enforced in accordance with the laws of the State of New York, except as otherwise provided in the applicable documentation relating to the Debt Financing;
(c) subject to clause (h) below, agrees not to bring or support or permit any of its Affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to, this Agreement or any of the Transactions in any forum other than any federal or state court in the Borough of Manhattan, New York, New York;
(d) agrees that service of process in any such proceeding shall be effective if notice is given in accordance with Section 11.01;
(e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court;

(f) agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
(g) knowingly, intentionally and voluntarily waives to the fullest extent permitted by Applicable Law trial by jury in any proceeding brought against any Debt Financing Source in any way arising out of or relating to this Agreement or any of the Transactions;
(h) agrees that none of the Debt Financing Sources shall have any Liability to the Company and/or any of its Subsidiaries or Affiliates relating to or arising out of this Agreement or any of the Transactions, whether in law or in equity, whether in contract or in tort or otherwise (the Company, on behalf of itself and its Subsidiaries and each of their respective Affiliates and their and their respective Representatives, hereby acknowledge that they have no recourse against, and hereby waive any rights or claims against, the Debt Financing Sources in connection therewith and agrees not to commence (and if commenced agrees to dismiss or otherwise terminate) any proceeding or legal or equitable action against any Debt Financing Source in connection with this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder); provided that nothing in this Agreement shall limit the Liability of the Debt Financing Sources pursuant to the documentation related to the Debt Financing, including the Debt Commitment Letter; and
(i) agrees that the Debt Financing Sources are express third party beneficiaries of, and may rely upon and enforce, any of the provisions of Section 11.04(e), Section 11.13(b) (solely as such provision relates to the Debt Financing Sources), Section 11.14 and this Section 11.15 and that such provisions and the definition of “Debt Financing Sources” (or any other provision of this Agreement the amendment, modification or alteration of which has the effect of modifying such provisions or definition of “Debt Financing Sources”) shall not be amended in any way that is adverse to any Debt Financing Source without the prior written consent of the Debt Financing Source party to the Debt Commitment Letter.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
BTRS HOLDINGS INC.

By:	/s/ Steven Pinado
	Name:	Steven Pinado
	Title:	President
[SIGNATURE PAGE TO MERGER AGREEMENT]

BULLSEYE FINCO, INC.

By:	/s/ Adam Larsson
	Name:	Adam Larsson
	Title:	President

By:	/s/ Christian Snyders
	Name:	Christian Snyders
	Title:	Vice President & Treasurer

BULLSEYE MERGER SUB, INC.

By:	/s/ Adam Larsson
	Name:	Adam Larsson
	Title:	President

By:	/s/ Christian Snyders
	Name:	Christian Snyders
	Title:	Vice President & Treasurer
[SIGNATURE PAGE TO MERGER AGREEMENT]

EXHIBIT A
CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION
Attached.

EXHIBIT A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BTRS HOLDINGS, INC.
I, THE UNDERSIGNED, Chief Executive Officer of BTRS Holdings, Inc., do hereby certify as follows:
1.	The name of the corporation is BTRS Holdings, Inc. (the “Corporation”).
2.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 12, 2021, under the name BTRS Holdings, Inc.
3.
In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”), this Amended and Restated Certificate of Incorporation has been (a) duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation and (b) approved by unanimous written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL.

4.	Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware.
5.	The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
FIRST: The name of the corporation is BTRS Holdings, Inc. (the “Corporation”).
SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful acts or activities for which corporations may be organized under the DGCL.
FOURTH: The total number of shares of stock which the Corporation is authorized to issue is fifteen million (15,000,000) shares of Class 1 Common Stock, $0.01 par value per share (“Common Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of stocked entitled to vote thereon, voting together as a single class, irrespective of the provisions of Sections 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any Common Stock voting separately as a class shall be required therefor.
FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained in this Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation (the “Board of Directors”), but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.
SIXTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.
SEVENTH: The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors.
EIGHTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article Eighth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this

Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
NINTH: The following indemnification provisions shall apply to the persons enumerated below.
1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Ninth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.
2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Ninth or otherwise.
3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Ninth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.
5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.
6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Ninth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws or any agreement, or pursuant to a vote of stockholders or disinterested directors or otherwise. The Corporation acknowledges that certain persons entitled to indemnification from the Corporation hereunder may have certain rights to certain rights to indemnification, advancement of expenses and/or insurance provided by a stockholder of the Corporation or certain affiliates of such stockholder (collectively, the “Secondary Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to such persons are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such persons are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Certificate of Incorporation (or any other agreement between the Corporation and such person), without regard to any rights such person may have against the Secondary Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Secondary Indemnitors on behalf of such person with respect to any claim for which such person has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such person against the Corporation. The Corporation and such persons agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this Section 6.
7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Ninth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Ninth.
9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.
TENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.
ELEVENTH: To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision thereto), the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to one or more of its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or its subsidiaries. No amendment or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, said BTRS Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Flint Lane, its Chief Executive Officer, this   day of      , 20   .
BTRS HOLDINGS, INC.

By:
	Name:	Flint Lane
	Title:	Chief Executive Officer

Annex B

September 28, 2022
The Board of Directors
BTRS Holdings Inc.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class 1 common stock, par value $0.0001 per share (the “Company Common Stock”), of BTRS Holdings Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Bullseye FinCo, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of September 28, 2022 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Bullseye Merger Sub, Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock (i) held in treasury (other than shares of Company Common Stock in an Employee Plan (as defined in the Agreement) of the Company), (ii) owned by the Acquiror, Merger Sub and any subsidiary of either the Company or the Acquiror, (iv) held by a holder who has not voted in favor of the Merger (as defined in the Agreement) or consented thereto in writing and who has demanded appraisal for such shares in accordance with the General Corporation Law of the State of Delaware or (v) that are Rollover Shares (as defined in the Agreement), will be converted into the right to receive $9.50 per share of Company Common Stock in cash (the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed a draft dated September 27, 2022 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of (i) any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons, (ii) any consideration payable in respect to Rollover Shares (as defined in the Agreement), or (iii) any consideration otherwise payable to any Significant Company Stockholders (as defined in the Agreement) or any holders of Class 2 common stock, $0.0001 par value, of the Company, in each case, relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation or consideration.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial, investment banking or similar relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner on the Company’s offering of equity securities that closed in June 2021, as financial and capital markets advisor to the Company on a sale transaction that closed in October 2020, as placement agent to the Company on an offering of equity securities that closed in October 2020, and as dealer for the Company in a spot and FX trade transaction that closed in October 2021. During the two years preceding the date of this letter, we and our affiliates have also had commercial, investment banking or similar relationships with certain portfolio companies of the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity and debt underwriting and M&A financial advisory services to the Acquiror and certain of its portfolio companies unrelated to the Transaction. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Acquiror and certain of its portfolio companies, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC
J.P. Morgan Securities LLC

Annex C
Section 262 of the General Corporation Law of the State of Delaware§ 262
§ 262 Appraisal Rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:
(1)
(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)
If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)
Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)
Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.
(f)
Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)
At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)
From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including, without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.

(l)
The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex D
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of September 28, 2022, by and among Bullseye FinCo, Inc., a Delaware corporation (the “Buyer”) and the stockholders of BTRS Holdings Inc., a Delaware corporation (the “Company”) listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Buyer and the Stockholders are referred to individually as a “Party” and collectively as “Parties”.
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, Bullseye Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”) and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”);
WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d- 3 under the 1934 Act) of the number of shares of common stock, par value $0.0001 per share, of the Company (the “Company Stock”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Company Stock and any additional Company Securities that such Stockholder holds or may acquire record and/or beneficial ownership of after the date hereof, such Stockholder’s “Covered Shares”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger Agreement and the other Transaction Documents (as defined in the Merger Agreement) to which the Company is or will be a party and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (b) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), (c) resolved, subject to Section 6.03(b) of the Merger Agreement, to recommend approval and adoption of the Merger Agreement by the stockholders of the Company and (d) directed that the Transaction Documents to which the Company is or will be a party be submitted to the stockholders of the Company for their adoption; and
WHEREAS, as an inducement and condition for Buyer and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
“Expiration Time” shall mean the earliest to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article 10 thereof.
“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Applicable Law or otherwise), either voluntary or involuntary, or entry into any option, Contract, arrangement, understanding or commitment with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Applicable Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) or similar arrangement with respect to such Covered Shares, (c) entry into any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares, whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise or (d) entry into any option, Contract, arrangement, understanding or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) or (c) above; provided, however, that Transfer shall not include any such action between Stockholders who are a party to this Agreement or to an Affiliate or family member (or trust or other entity for benefit of family members) of a Stockholder who contemporaneously executes a joinder to this Agreement.
2. Agreement to Not Transfer the Covered Shares.
2.1 No Transfer of Covered Shares. Until the Expiration Time, (a) each Stockholder agrees not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares, other than with the prior written consent of Buyer (to be granted or withheld by Buyer for any reason or no reason) and (b) each Stockholder shall not seek or solicit any such Transfer or any such option, Contract, arrangement, understanding or commitment with respect to any Transfer. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.
2.2 Update of Beneficial Ownership Information. Promptly following the written request of Buyer, or upon a Stockholder’s or any of its Affiliates’ acquisition of beneficial (as defined in Rule 13d-3 under the 1934 Act) or record ownership of additional shares of Company Stock or other Company Securities after the date hereof, such Stockholder will send to Buyer a written notice setting forth the number of Covered Shares beneficially owned by such Stockholder or any of its Affiliates and indicating the capacity in which such Covered Shares are owned. Each Stockholder irrevocably agrees to cause any of its Affiliates that acquires any shares of Company Stock or other Company Securities on or after the date hereof to execute an agreement in a form reasonably acceptable to Buyer to be bound with respect to this Agreement with respect to such shares to the same extent such shares would be subject to this Agreement had they been acquired by such Stockholder, and such shares or other Company Securities shall be deemed Covered Shares for all purposes hereunder.
3. Agreement to Vote the Covered Shares.
3.1 Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment, recess or postponement thereof), and on any action or approval of Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto (or cause the holder(s) of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares):
(a) in favor of (i) the Merger and the approval and adoption of the Merger Agreement, including any amended and restated Merger Agreement or amendment to the Merger Agreement that increases the Merger Consideration or otherwise is or results in the Merger Agreement being more favorable to the Stockholders than the Merger Agreement in effect as of the date of this Agreement, (ii) the approval of any proposal to adjourn or postpone any Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held and (iii) the approval of any other matter considered and voted upon by the stockholders of the Company at the Company Meeting as contemplated as of the date hereof by Section 8.03 of the Merger Agreement or as advised by the board of directors of the Company; and
(b) against (i) any action or agreement that would or would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or that would result or would reasonably be expected to result in any condition set forth in Article 9 of the Merger Agreement not being satisfied on a timely basis, (ii) any Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement and (iii) any other action, agreement or proposal which could reasonably be expected to delay, postpone or adversely affect the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.
3.2 Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.
3.3 Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within 48 hours of receipt, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1 (with Buyer to be promptly notified (and provided reasonable evidence of) such execution and delivery of such proxy card or voting instructions).
3.4 Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time any Stockholder is restricted from taking any action pursuant to Section 3.1, Section 3.2 or Section 3.3 of this Agreement by any applicable law or any order issued by any Government Authority, then (a) the obligations of each Stockholder set forth in Section 3.1, Section 3.2 or Section 3.3 of this Agreement shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action, and (b) each Stockholder shall cause the Covered Shares to not be represented in person or by proxy at any meeting at which a vote of such Stockholder on the Merger Agreement or the transactions contemplated thereby is sought or requested.
4. Waiver of Dissenter and Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenter’s rights and any similar rights relating to the Merger or any related transaction that the Stockholder may have by virtue of, or with respect to, the Covered Shares, including under Section 262 of the DGCL.
5. Acquisition Proposals.
5.1 Until the Expiration Time, (a) each Stockholder (solely in the capacity as a stockholder of the Company) shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or assist, participate in, knowingly facilitate or knowingly encourage any effort by, any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) encourage or recommend any other holder of Company Stock to not adopt the Merger Agreement or approve the transactions contemplated by the Merger Agreement, including the Merger, or make any public statement approving or recommending an Acquisition Proposal, (iv) enter into any agreement in principle, letter of intent, term sheet, merger agreement, purchase agreement, acquisition agreement, option agreement, voting agreement, support agreement or other similar agreement in connection with any Acquisition Proposal or (v) agree to do any of the foregoing and (b) each Stockholder (solely in the capacity as a stockholder of the Company) shall, and shall direct its Affiliates and their respective Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal.
5.2 Until the Expiration Time, each Stockholder (solely in the capacity as a stockholder of the Company) agrees to notify Buyer promptly (and in any event within twelve (12) hours) after receipt of any Acquisition Proposal, any inquiry, proposal or offer which constitutes, or could reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company and its Subsidiaries by any Person who has made or would reasonably be expected to make an Acquisition Proposal. Such notice shall (A) indicate the identity of the Person who has made or could reasonably be expected to make an Acquisition Proposal and (B) include a copy of any relevant written documents or agreements delivered to such Stockholder or its Representatives in connection with such inquiry, proposal or offer (or, if not delivered in writing, a summary of the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request). Thereafter, such Stockholder shall keep Buyer reasonably informed, on a prompt basis (and in any event within one (1) Business Day), regarding any material changes to the status and material terms of any such inquiry, proposal or offer (and shall provide Buyer with a copy of any relevant written documents or agreements delivered to the Company or its Representatives that contain any material amendments thereto or any material change to the scope or material terms or conditions thereof (or, if not delivered in writing, a summary of any such material amendments or material changes)).
5.3 Notwithstanding the foregoing, if the Company is permitted, pursuant to Section 6.03 of the Merger Agreement, to have discussions or negotiations with respect to an Acquisition Proposal, each Stockholder and its Representatives shall be permitted to participate in such discussions or negotiations with the Person or group making such Acquisition Proposal to the same extent as the Company is permitted to do so under Section 6.03 of the Merger Agreement, subject to compliance by such Stockholder with Section 5.2 above.
6. No Legal Action. Each Stockholder shall not, and shall cause its Representatives not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding in its capacity as a Stockholder which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by any of the Stockholders (or their performance hereunder solely in the capacity as a stockholder of the Company) breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that any of the Stockholders have (or may be alleged to have) to the Company or to the other holders of the Company Stock.
7. Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board or any such Stockholder or in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations while acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.
8. Notice of Certain Events. Each Stockholder shall notify Buyer in writing promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties of such Stockholder under this Agreement or (b) the receipt by such Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement.
9. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Buyer that:
9.1 Due Authority. Each Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If any Stockholder is not a natural person, (a) such Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and (b) the execution and delivery of this Agreement, the performance of such Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each Stockholder and constitutes a valid and binding obligation of each Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Applicable Laws affecting creditors’ rights and remedies generally.
9.2 Ownership of the Covered Shares. (a) Each Stockholder is, as of the date hereof, the beneficial or record owner of such Stockholder’s Covered Shares, free and clear of any and all Liens, subscriptions, options, warrants, calls, proxies, commitments, restrictions and Contracts of any kind other than those created by this Agreement and (b) each Stockholder has sole voting power over all of the Covered Shares beneficially owned by each Stockholder. Each Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, the Stockholders do not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares. Any additional Company Securities acquired by the Stockholders after the date hereof and prior to the Expiration Time will be owned beneficially or of record by the Stockholder, free and clear of any Liens, subscriptions, options, warrants, calls, proxies, commitments, restrictions and Contracts of any kind other than those created by this Agreement. Each Stockholder has and will have at all times through the Expiration Time sufficient rights and powers over voting and disposition with respect to the matters set forth in Section 2 and Section 3, and to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares, with no other limitations, qualifications or restrictions on such rights, in each case, subject to the terms of this Agreement. All of the Covered Shares are, as of the date hereof, held directly by the Stockholders.
9.3 No Conflict; Consents.
(a) The execution and delivery of this Agreement by each Stockholder does not, and the performance by each Stockholder of its obligations under this Agreement and the compliance by each Stockholder with any provisions hereof does not and will not: (i) conflict with or violate any Applicable Laws applicable to the Stockholders, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by each Stockholder pursuant to any Contract or obligation to which each Stockholder is a party or by which each Stockholder is subject.
(b) No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the 1934 Act, filing with, any Governmental Authority or any other Person, is required by or with respect to each Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.
9.4 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of each Stockholder, threatened against or affecting each Stockholder that would reasonably be expected to materially impair the ability of each Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
9.5 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of each Stockholder.
9.6 No Inconsistent Agreements. Each Stockholder hereby represents, warrants, covenants and agrees that, except for this Agreement, it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or other similar agreement or arrangement, in each case with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Covered Shares and (c) has not entered into any agreement or knowingly taken any action (and shall not enter into any agreement or knowingly take any action) that would make any representation or warranty of the Stockholders contained herein untrue or incorrect or have the effect of preventing the Stockholders from performing any of his obligations under this Agreement.
10. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Stockholders that:
10.1 Due Authority. Buyer has the full power and capacity to make, enter into and carry out the terms of this Agreement. Buyer is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Buyer’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Applicable Laws affecting creditors’ rights and remedies generally.
10.2 No Conflict; Consents.
(a) The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations under this Agreement and the compliance by Buyer with the provisions hereof do not and will not: (i) conflict with or violate any Applicable Laws applicable to Buyer, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Buyer is a party or by which Buyer is subject.
(b) No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the 1934 Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby.
10.3 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Buyer, threatened against or affecting Buyer that would reasonably be expected to materially impair the ability of Buyer to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
11. Miscellaneous.
11.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Buyer shall have no authority to exercise any power or authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
11.2 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. Each Stockholder shall, while this Agreement is in effect, notify Buyer promptly in writing of the number of any additional shares of Company Stock, any additional options, warrants or rights or other awards to purchase shares of Company Stock or other voting capital stock of the Company and any other securities convertible into or exercisable or exchangeable for shares of Company Stock or other voting capital stock or securities of the Company acquired (beneficially or of record) by such Person, if any, after the date hereof.11.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.
11.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such cost or expense; provided, however, that in any Action to enforce this Agreement or the rights of Buyer hereunder, the prevailing party in such Action shall be entitled to receive its reasonable attorney’s fees and all other reasonable costs and expenses incurred in such Action.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11.5):
(i) if to the Stockholders, to the address set forth on Schedule A. With a copy to (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10018
Attention: Evan Rosen
Email: [***]

(ii) if to Buyer, to:

c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
Attention: Arvindh Kumar
Email: [***]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 5th Avenue

New York, New York 10153
Attention: Robert A. Rizzo; Raymond O. Gietz
Email: [***]; [***]
11.6 Enforcement; Exclusive Jurisdiction.
(a) The rights and remedies of the Parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under Applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. The Parties’ rights in this Section 11.6 are an integral part of the transactions contemplated hereby and each Party hereby waives any objections to any remedy referred to in this Section 11.6.
(b) In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction and (iv) consents to service of process being made through the notice procedures set forth in Section 11.5.
11.7 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.7.
11.8 Documentation and Information. Each Stockholder consents to and authorizes the publication and disclosure by Buyer and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.
11.9 Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Buyer and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
11.10 Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
11.11 Entire Agreement. This Agreement, including Schedule A, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the Parties any rights or remedies. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
11.12 Reliance. Each Stockholder understands and acknowledges that Buyer and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.
11.13 Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Contract or Applicable Law are to that Contract or Applicable Law, as applicable, as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. References to “the transactions contemplated by this Agreement” or words with a similar import shall be deemed to include the Merger. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
11.14 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided that Buyer may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, further, that any assignment by Buyer shall not relieve Buyer of its obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
11.15 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
11.16 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.
11.17 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.
11.18 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement; provided, however, that notwithstanding the foregoing, the Parties hereto acknowledge and agree that Buyer shall be entitled to exercise all rights and remedies with respect to any breach prior to and including the termination of the representations, warranties, covenants and agreements made by the Stockholders, which breach (and all of the available remedies with respect thereto) shall expressly survive the termination of this Agreement. This Section 11.18 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the termination of this Agreement.
11.19 Termination. This Agreement shall terminate automatically without further action by any of the Parties and shall have no further force or effect as of the earliest to occur of (a) the Expiration Time and (b) with respect to any Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that reduces or changes the form of consideration payable pursuant to such Merger Agreement; provided, however, that the provisions of this Section 11 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent Buyer from seeking any remedies (at law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination.
11.20 Waiver of Rights. No failure on the part of Buyer to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Buyer in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Buyer shall not be deemed to have waived any claim available to Buyer arising out of this Agreement, or any power, right, privilege or remedy of Buyer under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Buyer; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
Bullseye FinCo, Inc.

By:	/s/ Adam Larsson
	Name:	Adam Larsson
	Title:	President

By:	/s/ Christiaan Snyders
	Name:	Christiaan Snyders
	Title:	Vice President & Treasurer
[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
Flint A. Lane

FL 2009 GRAT FBO APL

By:	/s/ Kathryn E. Lane
	Name:	Kathryn E. Lane
	Title:	Trustee

FL 2009 GRAT FBO KML

By:	/s/ Kathryn E. Lane
	Name:	Kathryn E. Lane
	Title:	Trustee

FL 2009 GRAT FBO TKL

By:	/s/ Kathryn E. Lane
	Name:	Kathryn E. Lane
	Title:	Trustee
[Signature Page to Voting Agreement]

SCHEDULE A
Name	Owned Shares	Address (including email)
Flint A. Lane	17,897,386	520 Yucca Rd, Naples, FL 34102 Attention: Flint A. Lane Email: [***]

FL 2009 GRAT FBO APL	2,613,155.33	520 Yucca Rd, Naples, FL 34102 Attention: Flint A. Lane Email: [***]

FL 2009 GRAT FBO KML	2,613,155.33	520 Yucca Rd, Naples, FL 34102 Attention: Flint A. Lane Email: [***]

FL 2009 GRAT FBO TKL	2,613,155.33	520 Yucca Rd, Naples, FL 34102 Attention: Flint A. Lane Email: [***]
[Attach Voting Agreement]

Annex E
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of September 28, 2022, by and among Bullseye FinCo, Inc., a Delaware corporation (the “Buyer”) and the stockholders of BTRS Holdings Inc., a Delaware corporation (the “Company”) listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Buyer and the Stockholders are referred to individually as a “Party” and collectively as “Parties”.
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, Bullseye Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”) and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”);
WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d- 3 under the 1934 Act) of the number of shares of common stock, par value $0.0001 per share, of the Company (the “Company Stock”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Company Stock and any additional Company Securities that such Stockholder holds or may acquire record and/or beneficial ownership of after the date hereof, such Stockholder’s “Covered Shares”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a)  determined that the Merger Agreement and the other Transaction Documents (as defined in the Merger Agreement) to which the Company is or will be a party and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (b) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), (c) resolved, subject to Section 6.03(b) of the Merger Agreement, to recommend approval and adoption of the Merger Agreement by the stockholders of the Company and (d) directed that the Transaction Documents to which the Company is or will be a party be submitted to the stockholders of the Company for their adoption; and
WHEREAS, as an inducement and condition for Buyer and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
“Expiration Time” shall mean the earliest to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article 10 thereof.
“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Applicable Law or otherwise), either voluntary or involuntary, or entry into any option, Contract, arrangement, understanding or commitment with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Applicable Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) or similar arrangement with respect to such Covered Shares, (c) entry into any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares, whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise or (d) entry into any option, Contract, arrangement, understanding or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) or (c) above; provided, however, that Transfer shall not include any such action between Stockholders who are a party to this Agreement or to an Affiliate or family member (or trust or other entity for benefit of family members) of a Stockholder who contemporaneously executes a joinder to this Agreement.
2. Agreement to Not Transfer the Covered Shares.
2.1 No Transfer of Covered Shares. Until the Expiration Time, (a) each Stockholder agrees not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares, other than with the prior written consent of Buyer (to be granted or withheld by Buyer for any reason or no reason) and (b) each Stockholder shall not seek or solicit any such Transfer or any such option, Contract, arrangement, understanding or commitment with respect to any Transfer. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.
2.2 Update of Beneficial Ownership Information. Promptly following the written request of Buyer, or upon a Stockholder’s or any of its Affiliates’ acquisition of beneficial (as defined in Rule 13d-3 under the 1934 Act) or record ownership of additional shares of Company Stock or other Company Securities after the date hereof, such Stockholder will send to Buyer a written notice setting forth the number of Covered Shares beneficially owned by such Stockholder or any of its Affiliates and indicating the capacity in which such Covered Shares are owned. Each Stockholder irrevocably agrees to cause any of its Affiliates that acquires any shares of Company Stock or other Company Securities on or after the date hereof to execute an agreement in a form reasonably acceptable to Buyer to be bound with respect to this Agreement with respect to such shares to the same extent such shares would be subject to this Agreement had they been acquired by such Stockholder, and such shares or other Company Securities shall be deemed Covered Shares for all purposes hereunder.
3. Agreement to Vote the Covered Shares.
3.1 Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment, recess or postponement thereof), and on any action or approval of Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto (or cause the holder(s) of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares):
(a) in favor of (i) the Merger and the approval and adoption of the Merger Agreement, including any amended and restated Merger Agreement or amendment to the Merger Agreement that increases the Merger Consideration or otherwise is or results in the Merger Agreement being more favorable to the Stockholders than the Merger Agreement in effect as of the date of this Agreement, (ii) the approval of any proposal to adjourn or postpone any Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held and (iii) the approval of any other matter considered and voted upon by the stockholders of the Company at the Company Meeting as contemplated as of the date hereof by Section 8.03 of the Merger Agreement or as advised by the board of directors of the Company; and
(b) against (i) any action or agreement that would or would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or that would result or would reasonably be expected to result in any condition set forth in Article 9 of the Merger Agreement not being satisfied on a timely basis, (ii) any Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement and (iii) any other action, agreement or proposal which could reasonably be expected to delay, postpone or adversely affect the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.
3.2 Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.
3.3 Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within 48 hours of receipt, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1 (with Buyer to be promptly notified (and provided reasonable evidence of) such execution and delivery of such proxy card or voting instructions).
3.4 Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time any Stockholder is restricted from taking any action pursuant to Section 3.1, Section 3.2 or Section 3.3 of this Agreement by any applicable law or any order issued by any Government Authority, then (a) the obligations of each Stockholder set forth in Section 3.1, Section 3.2 or Section 3.3 of this Agreement shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action, and (b) each Stockholder shall cause the Covered Shares to not be represented in person or by proxy at any meeting at which a vote of such Stockholder on the Merger Agreement or the transactions contemplated thereby is sought or requested.
4. Waiver of Dissenter and Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenter’s rights and any similar rights relating to the Merger or any related transaction that the Stockholder may have by virtue of, or with respect to, the Covered Shares, including under Section 262 of the DGCL.
5. Acquisition Proposals.
5.1 Until the Expiration Time, (a) each Stockholder (solely in the capacity as a stockholder of the Company) shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or assist, participate in, knowingly facilitate or knowingly encourage any effort by, any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) encourage or recommend any other holder of Company Stock to not adopt the Merger Agreement or approve the transactions contemplated by the Merger Agreement, including the Merger, or make any public statement approving or recommending an Acquisition Proposal, (iv) enter into any agreement in principle, letter of intent, term sheet, merger agreement, purchase agreement, acquisition agreement, option agreement, voting agreement, support agreement or other similar agreement in connection with any Acquisition Proposal or (v) agree to do any of the foregoing and (b) each Stockholder (solely in the capacity as a stockholder of the Company) shall, and shall direct its Affiliates and their respective Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal.
5.2 Until the Expiration Time, each Stockholder (solely in the capacity as a stockholder of the Company) agrees to notify Buyer promptly (and in any event within twelve (12) hours) after receipt of any Acquisition Proposal, any inquiry, proposal or offer which constitutes, or could reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company and its Subsidiaries by any Person who has made or would reasonably be expected to make an Acquisition Proposal. Such notice shall (A) indicate the identity of the Person who has made or could reasonably be expected to make an Acquisition Proposal and (B) include a copy of any relevant written documents or agreements delivered to such Stockholder or its Representatives in connection with such inquiry, proposal or offer (or, if not delivered in writing, a summary of the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request). Thereafter, such Stockholder shall keep Buyer reasonably informed, on a prompt basis (and in any event within one (1) Business Day), regarding any material changes to the status and material terms of any such inquiry, proposal or offer (and shall provide Buyer with a copy of any relevant written documents or agreements delivered to the Company or its Representatives that contain any material amendments thereto or any material change to the scope or material terms or conditions thereof (or, if not delivered in writing, a summary of any such material amendments or material changes)).
5.3 Notwithstanding the foregoing, if the Company is permitted, pursuant to Section 6.03 of the Merger Agreement, to have discussions or negotiations with respect to an Acquisition Proposal, each Stockholder and its Representatives shall be permitted to participate in such discussions or negotiations with the Person or group making such Acquisition Proposal to the same extent as the Company is permitted to do so under Section 6.03 of the Merger Agreement, subject to compliance by such Stockholder with Section 5.2 above.
6. No Legal Action. Each Stockholder shall not, and shall cause its Representatives not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding in its capacity as a Stockholder which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by any of the Stockholders (or their performance hereunder solely in the capacity as a stockholder of the Company) breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that any of the Stockholders have (or may be alleged to have) to the Company or to the other holders of the Company Stock.
7. Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board or any such Stockholder or in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations while acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.
8. Notice of Certain Events. Each Stockholder shall notify Buyer in writing promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties of such Stockholder under this Agreement or (b) the receipt by such Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement.
9. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Buyer that:
9.1 Due Authority. Each Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If any Stockholder is not a natural person, (a) such Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and (b) the execution and delivery of this Agreement, the performance of such Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each Stockholder and constitutes a valid and binding obligation of each Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Applicable Laws affecting creditors’ rights and remedies generally.
9.2 Ownership of the Covered Shares. (a) Each Stockholder is, as of the date hereof, the beneficial or record owner of such Stockholder’s Covered Shares, free and clear of any and all Liens, subscriptions, options, warrants, calls, proxies, commitments, restrictions and Contracts of any kind other than those created by this Agreement and (b) each Stockholder has sole voting power over all of the Covered Shares beneficially owned by each Stockholder. Each Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, the Stockholders do not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares. Any additional Company Securities acquired by the Stockholders after the date hereof and prior to the Expiration Time will be owned beneficially or of record by the Stockholder, free and clear of any Liens, subscriptions, options, warrants, calls, proxies, commitments, restrictions and Contracts of any kind other than those created by this Agreement. Each Stockholder has and will have at all times through the Expiration Time sufficient rights and powers over voting and disposition with respect to the matters set forth in Section 2 and Section 3, and to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares, with no other limitations, qualifications or restrictions on such rights, in each case, subject to the terms of this Agreement. All of the Covered Shares are, as of the date hereof, held directly by the Stockholders.
9.3 No Conflict; Consents.
(a) The execution and delivery of this Agreement by each Stockholder does not, and the performance by each Stockholder of its obligations under this Agreement and the compliance by each Stockholder with any provisions hereof does not and will not: (i) conflict with or violate any Applicable Laws applicable to the Stockholders, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by each Stockholder pursuant to any Contract or obligation to which each Stockholder is a party or by which each Stockholder is subject.
(b) No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the 1934 Act, filing with, any Governmental Authority or any other Person, is required by or with respect to each Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.
9.4 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of each Stockholder, threatened against or affecting each Stockholder that would reasonably be expected to materially impair the ability of each Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
9.5 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of each Stockholder.
9.6 No Inconsistent Agreements. Each Stockholder hereby represents, warrants, covenants and agrees that, except for this Agreement, it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or other similar agreement or arrangement, in each case with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Covered Shares and (c) has not entered into any agreement or knowingly taken any action (and shall not enter into any agreement or knowingly take any action) that would make any representation or warranty of the Stockholders contained herein untrue or incorrect or have the effect of preventing the Stockholders from performing any of his obligations under this Agreement.
10. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Stockholders that:
10.1 Due Authority. Buyer has the full power and capacity to make, enter into and carry out the terms of this Agreement. Buyer is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Buyer’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Applicable Laws affecting creditors’ rights and remedies generally.
10.2 No Conflict; Consents.
(a) The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations under this Agreement and the compliance by Buyer with the provisions hereof do not and will not: (i) conflict with or violate any Applicable Laws applicable to Buyer, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Buyer is a party or by which Buyer is subject.
(b) No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the 1934 Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby.
10.3 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Buyer, threatened against or affecting Buyer that would reasonably be expected to materially impair the ability of Buyer to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
11. Miscellaneous.
11.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Buyer shall have no authority to exercise any power or authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
11.2 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. Each Stockholder shall, while this Agreement is in effect, notify Buyer promptly in writing of the number of any additional shares of Company Stock, any additional options, warrants or rights or other awards to purchase shares of Company Stock or other voting capital stock of the Company and any other securities convertible into or exercisable or exchangeable for shares of Company Stock or other voting capital stock or securities of the Company acquired (beneficially or of record) by such Person, if any, after the date hereof.
11.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.
11.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such cost or expense; provided, however, that in any Action to enforce this Agreement or the rights of Buyer hereunder, the prevailing party in such Action shall be entitled to receive its reasonable attorney’s fees and all other reasonable costs and expenses incurred in such Action.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11.5):
(i) if to the Stockholders, to the address set forth on Schedule A. With a copy to (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10018
Attention: Evan Rosen
Email: [***]
(ii) if to Buyer, to:

c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
Attention: Arvindh Kumar
Email: [***]
with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, New York 10153
Attention: Robert A. Rizzo; Raymond O. Gietz
Email: [***]; [***]
11.6 Enforcement; Exclusive Jurisdiction.
(a) The rights and remedies of the Parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under Applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. The Parties’ rights in this Section 11.6 are an integral part of the transactions contemplated hereby and each Party hereby waives any objections to any remedy referred to in this Section 11.6.
(b) In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction and (iv) consents to service of process being made through the notice procedures set forth in Section 11.5.
11.7 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.7.
11.8 Documentation and Information. Each Stockholder consents to and authorizes the publication and disclosure by Buyer and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.
11.9 Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Buyer and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
11.10 Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
11.11 Entire Agreement. This Agreement, including Schedule A, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the Parties any rights or remedies. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
11.12 Reliance. Each Stockholder understands and acknowledges that Buyer and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.
11.13 Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Contract or Applicable Law are to that Contract or Applicable Law, as applicable, as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. References to “the transactions contemplated by this Agreement” or words with a similar import shall be deemed to include the Merger. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
11.14 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided that Buyer may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, further, that any assignment by Buyer shall not relieve Buyer of its obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
11.15 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
11.16 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.
11.17 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.
11.18 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement; provided, however, that notwithstanding the foregoing, the Parties hereto acknowledge and agree that Buyer shall be entitled to exercise all rights and remedies with respect to any breach prior to and including the termination of the representations, warranties, covenants and agreements made by the Stockholders, which breach (and all of the available remedies with respect thereto) shall expressly survive the termination of this Agreement. This Section 11.18 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the termination of this Agreement.

11.19 Termination. This Agreement shall terminate automatically without further action by any of the Parties and shall have no further force or effect as of the earliest to occur of (a) the Expiration Time and (b) with respect to any Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that reduces or changes the form of consideration payable pursuant to such Merger Agreement; provided, however, that the provisions of this Section 11 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent Buyer from seeking any remedies (at law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination.
11.20 Waiver of Rights. No failure on the part of Buyer to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Buyer in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Buyer shall not be deemed to have waived any claim available to Buyer arising out of this Agreement, or any power, right, privilege or remedy of Buyer under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Buyer; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
Bullseye FinCo, Inc.

By:	/s/ Adam Larsson
	Name:	Adam Larsson
	Title:	President

By:	/s/ Christiaan Snyders
	Name:	Christiaan Snyders
	Title:	Vice President & Treasurer
[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
Bain Capital Venture Fund 2012, L.P.

By: Bain Capital Venture Partners 2012, L.P., its general partner

By: Bain Capital Venture Investors, LLC, its general partner

/s/ Matt Harris
Name: Matt Harris
Title: Authorized Person

BCIP Venture Associates

By: Boylston Coinvestors, LLC, its managing partner

/s/ Matt Harris
Name: Matt Harris
Title: Authorized Person

BCIP Venture Associates-B

By: Boylston Coinvestors, LLC, its managing partner

/s/ Matt Harris
Name: Matt Harris
Title: Authorized Person
[Signature Page to Voting Agreement]

SCHEDULE A
Name	Owned Shares	Address (including email)
Bain Capital Venture Fund 2012, L.P.	25,706,922	200 Clarendon Street Boston, MA 02116 Attention: Andrew Cleverdon Email: [***]

BCIP Venture Associates	2,510,636	200 Clarendon Street Boston, MA 02116 Attention: Andrew Cleverdon Email: [***]

BCIP Venture Associates-B	149,506	200 Clarendon Street Boston, MA 02116 Attention: Andrew Cleverdon Email: [***]

Annex F
ROLLOVER AND CONTRIBUTION AGREEMENT
This ROLLOVER AND CONTRIBUTION AGREEMENT (this “Agreement”), is made and entered into as of September 28, 2022, by and between (i) Bullseye Holdings, LP, a Delaware limited partnership, (“Parent”) and (ii) the undersigned (each, a “Rollover Holder” and collectively, the “Rollover Holders”). Each of the parties hereto are referred to herein as a “Party” and collectively, the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Bullseye FinCo, Inc., a Delaware corporation (“Buyer”), (ii) Bullseye Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and (iii) BTRS Holdings, Inc., a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger (as it may be amended, modified or restated from time to time, the “Merger Agreement”), pursuant to which, among other things, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub shall merge with and into the Company, whereupon, the separate existence of Merger Sub will cease to exist and the Company will be the surviving corporation as a wholly-owned subsidiary of Buyer, upon the terms and subject to the conditions set forth therein;
WHEREAS, as of the date hereof, the Rollover Holders are the record and beneficial owners of 25,736,852 shares of Class 1 Common Stock of the Company in the aggregate;
WHEREAS, subject to the terms and conditions set forth in this Agreement, immediately prior to the Closing, each Rollover Holder shall contribute, transfer and assign to Parent all of his or its right, title and interest in the number of shares of Class 1 Common Stock of the Company listed opposite such Rollover Holder’s name on Schedule I hereto (collectively, the “Contributed Shares”) having the value equal to the amount set forth on Schedule I hereto (such contribution, transfer and assignment, the “Contribution”), free and clear of all Liens (other than Liens under applicable securities laws and the Company’s organizational documents), in exchange for a number of partnership interests in Parent (such interests in Parent to be issued to the Rollover Holders, the “Rollover Interests”) having an aggregate value that is equal to the value of the Contributed Shares, at a price per Rollover Interest equal to the same price per partnership interest of Parent to be acquired by Bullseye Holdings S.à r.l. at the Closing;
WHEREAS, concurrently with the Contribution, Parent shall accept the Contributed Shares from the Rollover Holders and, in exchange therefor and subject to the terms and conditions hereof, issue the Rollover Interests to the Rollover Holders (the “Exchange”);
WHEREAS, it is intended that (i) the Contribution qualify as a transaction under Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”) and any comparable provision of state or local income tax law, and (ii) the further contribution of the Contributed Shares from Parent to Bullseye TopCo, Inc. qualify as a transaction under Section 351 of the Code and any comparable provision of state or local income tax law, and (iii) the further contribution of the Contributed Shares from Bullseye Topco, Inc. to Bullseye Intermediate Holdings LLC be disregarded for U.S. federal (and applicable state and local) income tax purposes (collectively, the “Intended Tax Treatment”); and
WHEREAS, at the closing of the Contribution and the Exchange (the “Contribution Closing”), each Rollover Holder shall execute and deliver to Parent a signature page or joinder to the Amended and Restated Agreement of Limited Partnership (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”) of Parent, by and among Parent and the other parties thereto, containing substantially the terms and conditions set forth on Exhibit A hereto, which shall become effective upon the effectiveness of the amendment to such agreement to be entered into at or immediately prior to the Closing, relating to Parent and the Rollover Interests to be received by such Rollover Holder pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I

Contribution and Exchange
1.1 Contribution and Exchange. On the terms and subject to the conditions set forth herein (including the deliveries contemplated by Article IV hereof) and subject to Section 1.3, immediately prior to the Closing, (i) each Rollover Holder shall contribute, assign, transfer, convey and deliver to Parent the Contributed Shares set forth opposite such Rollover Holder’s name on Schedule I hereto, free and clear of any and all Liens (other than Liens under applicable securities laws or the organizational documents of the Company), (ii) Parent shall issue to such Rollover Holder its applicable portion of the Rollover Interests (in exchange for the contribution, assignment, transfer, conveyance and delivery by such Rollover Holder to Parent of the Contributed Shares set forth opposite such Rollover Holder’s name on Schedule I hereto), free and clear of any and all Liens, except as may exist by reason of this Agreement, applicable securities laws and the Partnership Agreement or any Liens created by such Rollover Holder, (iii) Parent shall further contribute, assign, transfer, convey and deliver to Bullseye TopCo, Inc. the Contributed Shares, free and clear of any and all Liens (other than Liens under applicable securities laws), in exchange for a separate, newly issued block of stock in Bullseye TopCo, Inc. and (iv) Bullseye TopCo, Inc. shall further contribute, assign, transfer, convey and deliver to Bullseye Intermediate Holdings LLC, the Contributed Shares, free and clear of any and all Liens (other than Liens under applicable securities laws).
1.2 Contribution Closing. The Contribution Closing shall occur immediately prior to the Closing. The Contribution Closing shall take place virtually, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other place determined by the parties.
1.3 Failure to Consummate the Closing. In the event that after the Contribution and the Exchange, the Closing fails to occur for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, automatically and without any action of the parties hereto, Parent shall assign, transfer, convey and deliver to the Rollover Holders the Contributed Shares and the Rollover Holders shall assign, transfer, convey and deliver to Parent the Rollover Interests issued to the Rollover Holders, and in any such case, neither Parent nor the Rollover Holders shall have any further obligations under this Agreement. In such event, each party shall provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has been made effective.
ARTICLE II

Representations and Warranties
2.1 Representations and Warranties of Parent. Parent hereby makes the following representations and warranties to the Rollover Holders, each and all of which shall be true and correct as of the date of this Agreement and the Contribution Closing:
(a) Parent has full limited partnership power and authority to execute and deliver this Agreement. Parent has duly executed and delivered this Agreement. This Agreement is a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(b) This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required limited partnership action on the part of Parent and no other limited partnership proceedings on the part of Parent are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby.
(c) Except for waivers or consents that have been obtained or are in full force and effect, the execution and delivery of this Agreement by Parent and the issuance of the Rollover Interests contemplated herein will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (i) the certificate of limited partnership, the Partnership Agreement or other organizational documents of Parent, (ii) any law, order or agreement applicable to Parent or by which any property or asset of Parent is bound or affected or (iii) any agreement, lease or other instrument or obligation to which Parent is a party or by which any of Parent’s assets is bound.
(d) Immediately following the Contribution Closing, the capitalization of the Partnership shall be as set forth in the Partnership Agreement and the schedules, exhibits and unit ledger attached thereto, and all of the Partnership’s outstanding equity securities, including the Rollover Interests to be issued to the Rollover Holders hereunder, will be duly authorized and validly issued, fully paid and non-assessable, and free and clear of all Liens, preemptive or similar rights (other than those arising under the agreements entered into at the Contribution Closing by the Rollover Holders, including the Partnership Agreement, and those created under applicable securities laws). The rights, privileges and preferences of all of the Partnership’s equity securities are as stated in the Partnership Agreement. There are no outstanding interests convertible into or exchangeable or exercisable for, directly or indirectly, any equity interests of the Partnership. Other than the Partnership Agreement, as of the Contribution Closing there will be no agreements or understandings to which the Partnership is a party or obligated with respect to the voting of the Partnership’s equity securities.
(e) There are no lawsuits, claims, proceedings, investigations, injunctions, judgments, orders or decrees pending or, to Parent’s knowledge, threatened against or affecting Parent or the Partnership that would adversely affect the consummation of the transactions contemplated by this Agreement.
2.2 Representations and Warranties of the Rollover Holders. To induce Parent to issue the Rollover Interests as herein provided, each Rollover Holder makes the following representations and warranties to Parent, each and all of which shall be true and correct as of the date of this Agreement and the Contribution Closing:
(a) To the extent that such Rollover Holder is an organization, such Rollover Holder is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Rollover Holder has all requisite power and capacity to execute and deliver this Agreement and the Partnership Agreement (or a joinder thereto). Such Rollover Holder has duly executed and delivered this Agreement, and shall execute and deliver the Partnership Agreement at the Contribution Closing. This Agreement is, and once executed by such Rollover Holder the Partnership Agreement shall be, valid and binding obligations of such Rollover Holder enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(b) Neither the execution and delivery of this Agreement or any other agreement or instrument in connection herewith by such Rollover Holder, nor the acquisition of the Rollover Interests hereunder, will (i) violate, conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any agreement, lease or other instrument or obligation to which such Rollover Holder is a party or by which any of such Rollover Holder’s assets is bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained and are in full force and effect, or (ii) violate any law, order, writ, injunction or decree applicable to such Rollover Holder.
(c) Immediately prior to the Contribution Closing such Rollover Holder will be the record and beneficial owner of the Contributed Shares set forth opposite such Rollover Holder’s name on Schedule I hereto free and clear of all Liens (other than restrictions on transfer under applicable securities laws). No other Person has any right to acquire the Contributed Shares. Upon transfer of such Contributed Shares to Parent at the time of the Contribution Closing, Parent shall acquire good and valid title to such Contributed Shares, free and clear of any and all Liens, other than any such Liens created by Parent, under applicable securities laws or under the Partnership Agreement.
(d) Such Rollover Holder has not incurred or become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement.

(e) Such Rollover Holder is acquiring the Rollover Interests for such Rollover Holder’s account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same. Such Rollover Holder acknowledges that (i) the Rollover Interests have not been registered under the U.S. Securities Act of 1933 (as amended, the “Securities Act”) or any securities or “blue sky” laws of any state, and, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other governmental authority, (ii) there is not now and there may never be any public market for the Rollover Interests and (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any Rollover Interests. None of the Rollover Interests may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless such the Rollover Interests are registered under the Securities Act or an exemption from such registration is available, in each case in accordance with any applicable securities or “blue sky” laws of any state, and then only in accordance with the terms of the Partnership Agreement.
(f) Such Rollover Holder has had an opportunity to ask such questions as he or it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the offering of the Rollover Interests and the merits and risks of investing in the Rollover Interests and has had full access to such other information concerning Parent, its Subsidiaries and the Rollover Interests as such Rollover Holder has requested. Such Rollover Holder’s knowledge and experience in financial and business matters is such that it is capable of evaluating the merits and risk of the investment in the Rollover Interests. In furtherance of the foregoing, such Rollover Holder represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of Parent or any of its Affiliates or as to the desirability or value of an investment in Parent has been made to such Rollover Holder by or on behalf of Parent or any of its Affiliates and (ii) such Rollover Holder has relied upon his or its own independent appraisal and investigation, and the advice of such Rollover Holder’s own counsel, tax advisors and other advisors, regarding the risks of an investment in Parent.
(g) Such Rollover Holder’s financial situation is such that such Rollover Holder can afford to bear the economic risk of holding the Rollover Interests for an indefinite period and such Rollover Holder can afford to suffer the complete loss of such Rollover Holder’s investment in the Rollover Interests.
(h) Such Rollover Holder is not subscribing for the Rollover Interests as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to such Rollover Holder in connection with investments in securities generally.
(i) Such Rollover Holder hereby represents and warrants as to such Rollover Holder’s status by completing the Accredited Investor Questionnaire attached hereto as Exhibit B.
(j) Such Rollover Holder’s principal place of residence is in the country or state so designated below his or its name on the signature page hereto.
(k) Such Rollover Holder understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. Such Rollover Holder represents and warrants that he or it is not a person named on an OFAC list, nor is such Rollover Holder a person with whom dealings are prohibited under any OFAC regulation.
ARTICLE III

Further Acknowledgements and Agreements of the Rollover Holders
3.1 Further Acknowledgements and Agreements of the Rollover Holders.
(a) The Rollover Holders hereby acknowledge and agree that, in exchange for the contribution of the Contributed Shares, they are only entitled to receive the Rollover Interests, subject to the terms and conditions described herein. The issuance of the Rollover Interests to the Rollover Holders will completely discharge any obligations of Parent and its Affiliates with respect to the Contributed Shares, other than obligations under the Merger Agreement and the Partnership Agreement.
(b) The Rollover Holders hereby acknowledge and agree that the Rollover Interests are subject to restrictions on transfer and resale and may not be transferred or resold except (i) as provided in the Partnership Agreement and (ii) as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.
(c) The Rollover Holders hereby acknowledge and agree that either:
(i) (A) the Rollover Interests are being sold in a transaction not involving any public offering in the United States within the meaning of the Securities Act and in connection with and as a part of the compensation and incentive arrangements between an Affiliate of Parent and the Rollover Holders, (B) the execution and delivery of this Agreement and the grant of the Rollover Interests hereunder are intended to qualify as an exempt offering under Rule 701 of the Securities Act, Regulation D under the Securities Act or other applicable exemption from registration and the Rollover Interests will therefore not be registered under the Securities Act, and (C) Parent is under no obligation to file any registration statement with the United States Securities and Exchange Commission in order to permit transfers of the Rollover Interests; or
(ii) (A) the Rollover Interests are being sold or granted in a transaction not involving any public offering in the United States within the meaning of the Securities Act, (B) each Rollover Holder is an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their respective investments in the Rollover Interests, (C) each Rollover Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of his or its investment in the Rollover Interests, (D) as a result, the Rollover Interests will not be registered under the Securities Act, and (E) Parent is under no obligation to file any registration statement with the United States Securities and Exchange Commission in order to permit transfers of the Rollover Interests.
(d) The Rollover Holders hereby acknowledge and agree that the Rollover Interests acquired hereunder shall be subject to the terms of Partnership Agreement and, as a result thereof, the Rollover Interests will be subject to certain transfer restrictions and repurchase rights set forth in the Partnership Agreement in favor of Parent. The parties hereto acknowledge and agree that, during the time period between the date on which this Agreement is executed and delivered by the parties hereto (which is occurring concurrently with the execution and delivery of the Merger Agreement by the parties thereto) and the Closing under the Merger Agreement, the Partnership Agreement setting forth the terms and conditions of the Rollover Interests, will be drafted and finalized by the parties. If for any reason, the parties have not entered into the Partnership Agreement concurrently with the Closing, then the parties shall operate Parent in accordance with the terms set forth in Exhibit A until the parties have executed and delivered the Partnership Agreement.
ARTICLE IV

Deliveries at the Contribution Closing
4.1 Deliveries by Parent at the Contribution Closing. At the Contribution Closing, Parent shall:
(a) issue the Rollover Interests to the Rollover Holders; and
(b) deliver to the Rollover Holders the Partnership Agreement, duly executed by Parent.
4.2 Deliveries by the Rollover Holders at the Contribution Closing. At or prior to the Contribution Closing, each Rollover Holder shall deliver to Parent:
(a) a duly executed counterpart signature page or joinder to the Partnership Agreement;
(b) a completed Accredited Investor Questionnaire attached hereto as Exhibit B; and

(c) to the extent such Rollover Holder is a natural person and resides in a community property state, a duly executed and completed copy of the spousal consent, substantially in the form attached hereto as Exhibit C.
ARTICLE V

Miscellaneous
5.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given,
If to Parent, to:

Bullseye Holdings, LP
c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
	Attention:	Arvindh Kumar
Tyler Parker
	Email:	[***]
[***]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
	Attention:	Robert A. Rizzo
Raymond Gietz
	E-mail:	[***]
[***]

if to the Rollover Holders, to:

Flint Lane
	Email:	[***]

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540-6289
Attention: Steven M. Cohen
	Email:	[***]
or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
5.2 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign his or its rights or delegate his or its obligations, in whole or in part, under this Agreement without the prior written consent of the other parties hereto, except that Parent may, without the consent of any other party hereto,

(i) transfer or assign this Agreement, or its respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time, (ii) transfer or assign its respective rights hereunder for collateral security purposes to any lender providing financing to Parent or Merger Sub, and (iii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent of its obligations hereunder. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.
5.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions, taken as a whole, is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
5.4 Remedies. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained herein in any court set forth in Section 5.10, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party (or parties) has (or have) an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.
5.5 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, any other Transaction Document or any document, certificate or instrument delivered in connection herewith or otherwise, each party hereto acknowledges and agrees, on behalf of itself and its respective Related Persons, that all Actions that may be based upon, in respect of, arise under, out of, by reason of, be connected with, or relate in any manner to (a) this Agreement or any Transaction Document or the Transactions, (b) the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, any of the foregoing documents), (c) any breach or violation of this Agreement or any other Transaction Document and (d) the failure of the Transactions to be consummated, in each case may be made only against (and are those solely of) the Persons that are expressly identified as parties hereto or thereto, as applicable (other than claims by Parent against the insurers under any buy side representations and warranty insurance policy obtained by Parent or any of its Affiliates). In furtherance and not in limitation of the foregoing, each party hereto acknowledges and agrees, on behalf of itself and its respective Related Persons, that no recourse under this Agreement or any other Transaction Document or in connection with any Transactions shall be sought or had against any such other Person and no such other Person shall have any Liabilities (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil or any other theory or doctrine) of any nature whatsoever arising under, out of, in connection with or related in any manner to the items in the preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or Liabilities whatsoever shall attach to, be imposed on or otherwise be incurred by any direct or indirect, past, present or future shareholder, equity holder, controlling person, member, partner (limited or general), manager, director, officer, employee, lender, financing source (including, in the case of Parent, Merger Sub, Sponsor and their respective Affiliates, the Debt Financing Sources), Affiliate, agent or other Representative of any party hereto or any Affiliate of any party hereto, through Parent, Merger Sub, the Company, its Subsidiaries or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil, by or through a claim by or on behalf of any party hereto, as applicable, by the enforcement of any assessment or by any legal or equitable actions, suits, claims, investigations or proceedings, by virtue of any law, or otherwise, except for (i) claims against any Person that is party to, and solely pursuant to the terms and conditions of, the applicable Transaction

Document(s), (ii) claims of fraud, (iii) claims against any Person that is party to, and solely pursuant to the terms and conditions of the, the Confidentiality Agreement, and (iv) claims Parent or Merger Sub may, in their sole discretion, assert against the Debt Financing Sources pursuant to the terms and conditions of the Debt Commitment Letter.
5.6 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, any Party.
5.7 Amendment and Waiver. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
5.8 Entire Agreement; No Third Party Beneficiary. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto.
5.9 Exhibits and Schedules. The Schedules and Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.
5.10 Governing Law.
(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction. Any and all claims, controversies, causes of action, or other Actions arising out or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, without giving effect to any conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction.
(b) The parties hereto agree that any Action seeking to enforce any provision of, relating to, or in connection with, this Agreement or the Transactions shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have or declines jurisdiction, any federal court or other Delaware state courts, in each case, located in New Castle County in the State of Delaware (collectively, the “Chosen Courts”), and each of the parties hereby irrevocably consents and submits to the exclusive jurisdiction of such Chosen Courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such Chosen Court or that any such Action brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.1 shall be deemed effective service of process on such party.
(c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to himself, herself or itself, or to such Person’s property, each such party hereto hereby irrevocably waives such immunity in respect of such Person’s obligations with respect to this Agreement.
(d) Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT SUCH PARTY

MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR OTHER ACTION ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10(d).
5.11 Interpretation; Absence of Presumption
(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.
(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.
5.12 Intended Tax Treatment. No Party shall, and Parent shall not permit Bullseye TopCo, Inc. or any of its controlled Affiliates to, take a position for U.S. federal (or applicable state and local) income tax purposes that is inconsistent with the Intended Tax Treatment, unless required by applicable law, and each Party shall prepare and file all tax returns in a manner consistent with the Intended Tax Treatment.
5.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood and agreed that the parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed (including by electronic signature) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed (including by electronic signature) by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
5.14 Further Action. The Parties hereto shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

5.15 Termination. This Agreement shall terminate automatically and shall be of no further force and effect in the event the Merger Agreement is validly terminated in accordance with its terms; provided that the parties hereto shall give effect to the provisions of Section 1.3.
[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
BULLSEYE HOLDINGS, LP

By:	Bullseye Holdings GP, LLC
Its:	general partner

By:	/s/ Adam Larsson
Name:Adam Larsson
Title:President

By:	/s/ Christiaan Snyders
Name:Christiaan Snyders
Title:Vice President & Treasurer
[SIGNATURE PAGE TO ROLLOVER AGREEMENT]

ROLLOVER HOLDERS:

Flint A. Lane

/s/ Flint A. Lane

FL 2009 GRAT FBO TKL

By:	/s/ Kathryn E. Lane
Name: Kathryn E. Lane
Title: Trustee

FL 2009 GRAT FBO KML

By:	/s/ Kathryn E. Lane
Name: Kathryn E. Lane
Title: Trustee

FL 2009 GRAT FBO APL

By:	/s/ Kathryn E. Lane
Name: Kathryn E. Lane
Title: Trustee
[SIGNATURE PAGE TO ROLLOVER AGREEMENT]

Annex G
ROLLOVER AND CONTRIBUTION AGREEMENT
This ROLLOVER AND CONTRIBUTION AGREEMENT (this “Agreement”), is made and entered into as of September 28, 2022, by and between (i) Bullseye Holdings, LP, a Delaware limited partnership, (“Parent”) and (ii) the undersigned (each, a “Rollover Holder” and collectively, the “Rollover Holders”). Each of the parties hereto are referred to herein as a “Party” and collectively, the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Bullseye FinCo, Inc., a Delaware corporation (“Buyer”), (ii) Bullseye Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and (iii) BTRS Holdings, Inc., a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger (as it may be amended, modified or restated from time to time, the “Merger Agreement”), pursuant to which, among other things, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub shall merge with and into the Company, whereupon, the separate existence of Merger Sub will cease to exist and the Company will be the surviving corporation as a wholly-owned subsidiary of Buyer, upon the terms and subject to the conditions set forth therein;
WHEREAS, as of the date hereof, the Rollover Holders are the record and beneficial owners of 28,367,064.00 shares of Class 1 Common Stock of the Company in the aggregate;
WHEREAS, subject to the terms and conditions set forth in this Agreement, immediately prior to the Closing, each Rollover Holder shall contribute, transfer and assign to Parent all of its right, title and interest in the number of shares of Class 1 Common Stock of the Company listed opposite such Rollover Holder’s name on Schedule I hereto (collectively, the “Contributed Shares”) having the value equal to the amount set forth on Schedule I hereto (such contribution, transfer and assignment, the “Contribution”), free and clear of all Liens (other than Liens under applicable securities laws and the Company’s organizational documents), in exchange for a number of partnership interests in Parent (such interests in Parent to be issued to the Rollover Holders, the “Rollover Interests”) having an aggregate value that is equal to the value of the Contributed Shares, at a price per Rollover Interest equal to the same price per partnership interest of Parent to be acquired by Bullseye Holdings S.à r.l. at the Closing;
WHEREAS, concurrently with the Contribution, Parent shall accept the Contributed Shares from the Rollover Holders and, in exchange therefor and subject to the terms and conditions hereof, issue the Rollover Interests to the Rollover Holders (the “Exchange”);
WHEREAS, it is intended that (i) the Contribution qualify as a transaction under Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”) and any comparable provision of state or local income tax law, and (ii) the further contribution of the Contributed Shares from Parent to Bullseye TopCo, Inc. qualify as a transaction under Section 351 of the Code and any comparable provision of state or local income tax law, and (iii) the further contribution of the Contributed Shares from Bullseye Topco, Inc. to Bullseye Intermediate Holdings LLC be disregarded for U.S. federal (and applicable state and local) income tax purposes (collectively, the “Intended Tax Treatment”); and
WHEREAS, at the closing of the Contribution and the Exchange (the “Contribution Closing”), each Rollover Holder shall execute and deliver to Parent a signature page or joinder to the Amended and Restated Agreement of Limited Partnership (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”) of Parent, by and among Parent and the other parties thereto, containing substantially the terms and conditions set forth on Exhibit A hereto, which shall become effective upon the effectiveness of the amendment to such agreement to be entered into at or immediately prior to the Closing, relating to Parent and the Rollover Interests to be received by such Rollover Holder pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I

Contribution and Exchange
1.1 Contribution and Exchange. On the terms and subject to the conditions set forth herein (including the deliveries contemplated by Article IV hereof) and subject to Section 1.3, immediately prior to the Closing, (i) each Rollover Holder shall contribute, assign, transfer, convey and deliver to Parent the Contributed Shares set forth opposite such Rollover Holder’s name on Schedule I hereto, free and clear of any and all Liens (other than Liens under applicable securities laws or the organizational documents of the Company), (ii) Parent shall issue to such Rollover Holder its applicable portion of the Rollover Interests (in exchange for the contribution, assignment, transfer, conveyance and delivery by such Rollover Holder to Parent of the Contributed Shares set forth opposite such Rollover Holder’s name on Schedule I hereto), free and clear of any and all Liens, except as may exist by reason of this Agreement, applicable securities laws and the Partnership Agreement or any Liens created by such Rollover Holder, (iii) Parent shall further contribute, assign, transfer, convey and deliver to Bullseye TopCo, Inc. the Contributed Shares, free and clear of any and all Liens (other than Liens under applicable securities laws), in exchange for a separate, newly issued block of stock in Bullseye TopCo, Inc. and (iv) Bullseye TopCo, Inc. shall further contribute, assign, transfer, convey and deliver to Bullseye Intermediate Holdings LLC, the Contributed Shares, free and clear of any and all Liens (other than Liens under applicable securities laws).
1.2 Contribution Closing. The Contribution Closing shall occur immediately prior to the Closing. The Contribution Closing shall take place virtually, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other place determined by the parties.
1.3 Failure to Consummate the Closing. In the event that after the Contribution and the Exchange, the Closing fails to occur for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, automatically and without any action of the parties hereto, Parent shall assign, transfer, convey and deliver to the Rollover Holders the Contributed Shares and the Rollover Holders shall assign, transfer, convey and deliver to Parent the Rollover Interests issued to the Rollover Holders, and in any such case, neither Parent nor the Rollover Holders shall have any further obligations under this Agreement. In such event, each party shall provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has been made effective.
ARTICLE II

Representations and Warranties
2.1 Representations and Warranties of Parent. Parent hereby makes the following representations and warranties to the Rollover Holders, each and all of which shall be true and correct as of the date of this Agreement and the Contribution Closing:
(a) Parent has full limited partnership power and authority to execute and deliver this Agreement. Parent has duly executed and delivered this Agreement. This Agreement is a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(b) This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required limited partnership action on the part of Parent and no other limited partnership proceedings on the part of Parent are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby.
(c) Except for waivers or consents that have been obtained or are in full force and effect, the execution and delivery of this Agreement by Parent and the issuance of the Rollover Interests contemplated herein will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (i) the certificate of limited partnership, the Partnership Agreement or other organizational documents of Parent, (ii) any law, order or agreement applicable to Parent or by which any property or asset of Parent is bound or affected or (iii) any agreement, lease or other instrument or obligation to which Parent is a party or by which any of Parent’s assets is bound.
(d) Immediately following the Contribution Closing, the capitalization of the Partnership shall be as set forth in the Partnership Agreement and the schedules, exhibits and unit ledger attached thereto, and all of the Partnership’s outstanding equity securities, including the Rollover Interests to be issued to the Rollover Holders hereunder, will be duly authorized and validly issued, fully paid and non-assessable, and free and clear of all Liens, preemptive or similar rights (other than those arising under the agreements entered into at the Contribution Closing by the Rollover Holders, including the Partnership Agreement, and those created under applicable securities laws). The rights, privileges and preferences of all of the Partnership’s equity securities are as stated in the Partnership Agreement. There are no outstanding interests convertible into or exchangeable or exercisable for, directly or indirectly, any equity interests of the Partnership. Other than the Partnership Agreement, as of the Contribution Closing there will be no agreements or understandings to which the Partnership is a party or obligated with respect to the voting of the Partnership’s equity securities.
(e) There are no lawsuits, claims, proceedings, investigations, injunctions, judgments, orders or decrees pending or, to Parent’s knowledge, threatened against or affecting Parent or the Partnership that would adversely affect the consummation of the transactions contemplated by this Agreement.
2.2 Representations and Warranties of the Rollover Holders. To induce Parent to issue the Rollover Interests as herein provided, each Rollover Holder makes the following representations and warranties to Parent, each and all of which shall be true and correct as of the date of this Agreement and the Contribution Closing:
(a) Such Rollover Holder is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Rollover Holder has all requisite power and capacity to execute and deliver this Agreement and the Partnership Agreement (or a joinder thereto). Such Rollover Holder has duly executed and delivered this Agreement, and shall execute and deliver the Partnership Agreement at the Contribution Closing. This Agreement is, and once executed by such Rollover Holder the Partnership Agreement shall be, valid and binding obligations of such Rollover Holder enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(b) Neither the execution and delivery of this Agreement or any other agreement or instrument in connection herewith by such Rollover Holder, nor the acquisition of the Rollover Interests hereunder, will (i) violate, conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any agreement, lease or other instrument or obligation to which such Rollover Holder is a party or by which any of such Rollover Holder’s assets is bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained and are in full force and effect, or (ii) violate any law, order, writ, injunction or decree applicable to such Rollover Holder.
(c) Immediately prior to the Contribution Closing such Rollover Holder will be the record and beneficial owner of the Contributed Shares set forth opposite such Rollover Holder’s name on Schedule I hereto free and clear of all Liens (other than restrictions on transfer under applicable securities laws). No other Person has any right to acquire the Contributed Shares. Upon transfer of such Contributed Shares to Parent at the time of the Contribution Closing, Parent shall acquire good and valid title to such Contributed Shares, free and clear of any and all Liens, other than any such Liens created by Parent, under applicable securities laws or under the Partnership Agreement.
(d) Such Rollover Holder has not incurred or become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement.
(e) Such Rollover Holder is acquiring the Rollover Interests for such Rollover Holder’s account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same. Such Rollover Holder acknowledges that (i) the Rollover Interests have not been registered under the U.S. Securities Act of 1933 (as amended, the “Securities Act”) or any securities or “blue sky” laws of any state, and, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other governmental authority, (ii) there is not now and there may never be any public market for the Rollover Interests and (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any Rollover Interests. None of the Rollover Interests may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless such the Rollover Interests are registered under the Securities Act or an exemption from such registration is available, in each case in accordance with any applicable securities or “blue sky” laws of any state, and then only in accordance with the terms of the Partnership Agreement.
(f) Such Rollover Holder has had an opportunity to ask such questions as he or it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the offering of the Rollover Interests and the merits and risks of investing in the Rollover Interests and has had full access to such other information concerning Parent, its Subsidiaries and the Rollover Interests as such Rollover Holder has requested. Such Rollover Holder’s knowledge and experience in financial and business matters is such that it is capable of evaluating the merits and risk of the investment in the Rollover Interests. In furtherance of the foregoing, such Rollover Holder represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of Parent or any of its Affiliates or as to the desirability or value of an investment in Parent has been made to such Rollover Holder by or on behalf of Parent or any of its Affiliates and (ii) such Rollover Holder has relied upon its own independent appraisal and investigation, and the advice of such Rollover Holder’s own counsel, tax advisors and other advisors, regarding the risks of an investment in Parent.
(g) Such Rollover Holder’s financial situation is such that such Rollover Holder can afford to bear the economic risk of holding the Rollover Interests for an indefinite period and such Rollover Holder can afford to suffer the complete loss of such Rollover Holder’s investment in the Rollover Interests.
(h) Such Rollover Holder is not subscribing for the Rollover Interests as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to such Rollover Holder in connection with investments in securities generally.
(i) Such Rollover Holder hereby represents and warrants as to such Rollover Holder’s status by completing the Accredited Investor Questionnaire attached hereto as Exhibit B.
(j) Such Rollover Holder’s principal place of residence is in the country or state so designated below its name on the signature page hereto.
(k) Such Rollover Holder understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. Such Rollover Holder represents and warrants that he or it is not a person named on an OFAC list, nor is such Rollover Holder a person with whom dealings are prohibited under any OFAC regulation.
ARTICLE III

Further Acknowledgements and Agreements of the Rollover Holders
3.1 Further Acknowledgements and Agreements of the Rollover Holders.
(a) The Rollover Holders hereby acknowledge and agree that, in exchange for the contribution of the Contributed Shares, they are only entitled to receive the Rollover Interests, subject to the terms and conditions described herein. The issuance of the Rollover Interests to the Rollover Holders will completely discharge any obligations of Parent and its Affiliates with respect to the Contributed Shares, other than obligations under the Merger Agreement and the Partnership Agreement.

(b) The Rollover Holders hereby acknowledge and agree that the Rollover Interests are subject to restrictions on transfer and resale and may not be transferred or resold except (i) as provided in the Partnership Agreement and (ii) as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.
(c) The Rollover Holders hereby acknowledge and agree that either:
(i) (A) the Rollover Interests are being sold in a transaction not involving any public offering in the United States within the meaning of the Securities Act and in connection with and as a part of the compensation and incentive arrangements between an Affiliate of Parent and the Rollover Holders, (B) the execution and delivery of this Agreement and the grant of the Rollover Interests hereunder are intended to qualify as an exempt offering under Rule 701 of the Securities Act, Regulation D under the Securities Act or other applicable exemption from registration and the Rollover Interests will therefore not be registered under the Securities Act, and (C) Parent is under no obligation to file any registration statement with the United States Securities and Exchange Commission in order to permit transfers of the Rollover Interests; or
(ii) (A) the Rollover Interests are being sold or granted in a transaction not involving any public offering in the United States within the meaning of the Securities Act, (B) each Rollover Holder is an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their respective investments in the Rollover Interests, (C) each Rollover Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of its investment in the Rollover Interests, (D) as a result, the Rollover Interests will not be registered under the Securities Act, and (E) Parent is under no obligation to file any registration statement with the United States Securities and Exchange Commission in order to permit transfers of the Rollover Interests.
(d) The Rollover Holders hereby acknowledge and agree that the Rollover Interests acquired hereunder shall be subject to the terms of Partnership Agreement and, as a result thereof, the Rollover Interests will be subject to certain transfer restrictions and repurchase rights set forth in the Partnership Agreement in favor of Parent. The parties hereto acknowledge and agree that, during the time period between the date on which this Agreement is executed and delivered by the parties hereto (which is occurring concurrently with the execution and delivery of the Merger Agreement by the parties thereto) and the Closing under the Merger Agreement, the Partnership Agreement setting forth the terms and conditions of the Rollover Interests, will be drafted and finalized by the parties. If for any reason, the parties have not entered into the Partnership Agreement concurrently with the Closing, then the parties shall operate Parent in accordance with the terms set forth in Exhibit A until the parties have executed and delivered the Partnership Agreement.
ARTICLE IV

Deliveries at the Contribution Closing
4.1 Deliveries by Parent at the Contribution Closing. At the Contribution Closing, Parent shall:
(a) issue the Rollover Interests to the Rollover Holders; and
(b) deliver to the Rollover Holders the Partnership Agreement, duly executed by Parent.
4.2 Deliveries by the Rollover Holders at the Contribution Closing. At or prior to the Contribution Closing, each Rollover Holder shall deliver to Parent:
(a) a duly executed counterpart signature page or joinder to the Partnership Agreement; and
(b) a completed Accredited Investor Questionnaire attached hereto as Exhibit B.

ARTICLE V

Miscellaneous
5.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given,
If to Parent, to:

Bullseye Holdings, LP
c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
	Attention:	Arvindh Kumar
Tyler Parker
	Email:	[***]
[***]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
	Attention:	Robert A. Rizzo
Raymond Gietz
	E-mail:	[***]
[***]

if to the Rollover Holders, to:

Bain Capital Venture Fund 2012, L.P.
200 Clarendon Street
Boston, MA 02116
	Attention:	Andrew Cleverdon
	Email:	[***]
or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
5.2 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign its rights or delegate its obligations, in whole or in part, under this Agreement without the prior written consent of the other parties hereto, except that Parent may, without the consent of any other party hereto, (i) transfer or assign this Agreement, or its respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time, (ii) transfer or assign its respective rights hereunder for collateral security purposes to any lender providing financing to Parent or Merger Sub, and (iii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent of its obligations hereunder. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.
5.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions, taken as a whole, is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
5.4 Remedies. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained herein in any court set forth in Section 5.10, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party (or parties) has (or have) an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.
5.5 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, any other Transaction Document or any document, certificate or instrument delivered in connection herewith or otherwise, each party hereto acknowledges and agrees, on behalf of itself and its respective Related Persons, that all Actions that may be based upon, in respect of, arise under, out of, by reason of, be connected with, or relate in any manner to (a) this Agreement or any Transaction Document or the Transactions, (b) the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, any of the foregoing documents), (c) any breach or violation of this Agreement or any other Transaction Document and (d) the failure of the Transactions to be consummated, in each case may be made only against (and are those solely of) the Persons that are expressly identified as parties hereto or thereto, as applicable (other than claims by Parent against the insurers under any buy side representations and warranty insurance policy obtained by Parent or any of its Affiliates). In furtherance and not in limitation of the foregoing, each party hereto acknowledges and agrees, on behalf of itself and its respective Related Persons, that no recourse under this Agreement or any other Transaction Document or in connection with any Transactions shall be sought or had against any such other Person and no such other Person shall have any Liabilities (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil or any other theory or doctrine) of any nature whatsoever arising under, out of, in connection with or related in any manner to the items in the preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or Liabilities whatsoever shall attach to, be imposed on or otherwise be incurred by any direct or indirect, past, present or future shareholder, equity holder, controlling person, member, partner (limited or general), manager, director, officer, employee, lender, financing source (including, in the case of Parent, Merger Sub, Sponsor and their respective Affiliates, the Debt Financing Sources), Affiliate, agent or other Representative of any party hereto or any Affiliate of any party hereto, through Parent, Merger Sub, the Company, its Subsidiaries or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil, by or through a claim by or on behalf of any party hereto, as applicable, by the enforcement of any assessment or by any legal or equitable actions, suits, claims, investigations or proceedings, by virtue of any law, or otherwise, except for (i) claims against any Person that is party to, and solely pursuant to the terms and conditions of, the applicable Transaction Document(s), (ii) claims of fraud, (iii) claims against any Person that is party to, and solely pursuant to the terms and conditions of the, the Confidentiality Agreement, and (iv) claims Parent or Merger Sub may, in their sole discretion, assert against the Debt Financing Sources pursuant to the terms and conditions of the Debt Commitment Letter.
5.6 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, any Party.
5.7 Amendment and Waiver. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
5.8 Entire Agreement; No Third Party Beneficiary. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto.
5.9 Exhibits and Schedules. The Schedules and Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.
5.10 Governing Law.
(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction. Any and all claims, controversies, causes of action, or other Actions arising out or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, without giving effect to any conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction.
(b) The parties hereto agree that any Action seeking to enforce any provision of, relating to, or in connection with, this Agreement or the Transactions shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have or declines jurisdiction, any federal court or other Delaware state courts, in each case, located in New Castle County in the State of Delaware (collectively, the “Chosen Courts”), and each of the parties hereby irrevocably consents and submits to the exclusive jurisdiction of such Chosen Courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such Chosen Court or that any such Action brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.1 shall be deemed effective service of process on such party.
(c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to himself, herself or itself, or to such Person’s property, each such party hereto hereby irrevocably waives such immunity in respect of such Person’s obligations with respect to this Agreement.
(d) Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR OTHER ACTION ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10(d).

5.11 Interpretation; Absence of Presumption.
(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.
(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.
5.13 Intended Tax Treatment. No Party shall, and Parent shall not permit Bullseye TopCo, Inc. or any of its controlled Affiliates to, take a position for U.S. federal (or applicable state and local) income tax purposes that is inconsistent with the Intended Tax Treatment, unless required by applicable law, and each Party shall prepare and file all tax returns in a manner consistent with the Intended Tax Treatment.
5.14 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood and agreed that the parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed (including by electronic signature) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed (including by electronic signature) by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
5.15 Further Action. The Parties hereto shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
5.16 Termination. This Agreement shall terminate automatically and shall be of no further force and effect in the event the Merger Agreement is validly terminated in accordance with its terms; provided that the parties hereto shall give effect to the provisions of Section 1.3.
[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
BULLSEYE HOLDINGS, LP

By:	Bullseye Holdings GP, LLC
Its:	general partner

By:	/s/ Adam Larsson
Name: Adam Larsson
Title: President

By:	/s/ Christiaan Snyders
Name: Christiaan Snyders
Title: Vice President & Treasurer
[SIGNATURE PAGE TO ROLLOVER AGREEMENT]

ROLLOVER HOLDERS:

Bain Capital Venture Fund 2012, L.P.

By: Bain Capital Venture Partners 2012, L.P., its general partner

By: Bain Capital Venture Investors, LLC, its general partner

/s/ Matt Harris
Name: Matt Harris
Title: Authorized Person

BCIP Venture Associates

By: Boylston Coinvestors, LLC, its managing partner

/s/ Matt Harris
Name: Matt Harris
Title: Authorized Person

BCIP Venture Associates-B

By: Boylston Coinvestors, LLC, its managing partner

/s/ Matt Harris
Name: Matt Harris
Title: Authorized Person
[SIGNATURE PAGE TO ROLLOVER AGREEMENT]

Annex H

EXECUTION VERSION
RESTRICTIVE COVENANT AGREEMENT
THIS RESTRICTIVE COVENANT AGREEMENT is made as of September 28, 2022 (this “Agreement”) by and among (i) Bullseye FinCo, Inc., a Delaware corporation (“Parent”) and (ii) the undersigned Restricted Parties (each, a “Restricted Party” and collectively, the “Restricted Parties”). Parent and the Restricted Parties are sometimes referred to herein as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, this Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among BTRS Holdings Inc., a Delaware corporation (the “Company”), Parent and Bullseye Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, with the Company as the surviving entity (collectively with the other transactions contemplated by the Merger Agreement, the “Transaction”);
WHEREAS, the Restricted Parties are shareholders of the Company and will receive substantial consideration upon, and will enjoy substantial other benefits from, the consummation of the Transaction;
WHEREAS, the Restricted Parties have a representative on the board of directors of the Company; and
WHEREAS, as an inducement for the Company, Parent and Merger Sub to enter into the Merger Agreement, the Restricted Parties have agreed to enter into this Agreement pursuant to which the Restricted Parties will agree to certain restrictive covenants, effective as of the Closing.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
AGREEMENT
1. Restrictive Covenants.
(a) Non-Disclosure.
(i) The Restricted Parties shall not, and shall cause their respective Affiliates (as defined below) not to, disclose any Confidential Information (as defined below), in whole or in part, to any other Person, or use the Confidential Information for their own account or for the benefit of any other Person, in each case, without the prior written consent of Parent, except (A) to the extent permitted by Section 1(a)(iii) or (B) as contemplated by, or in connection with enforcing their rights under, the Merger Agreement.
(ii) “Confidential Information” means (X) any and all documents and information concerning the Company or any of its Subsidiaries (collectively, the “Group Companies”) and their respective businesses and (Y) the Merger Agreement and any other Transaction Documents or any information, including the terms, conditions or any other facts, relating to the Merger Agreement, any other Transaction Documents or the Transactions, except to the extent that such information (A) is or becomes available to the public (other than as a result of a breach of this Agreement (or any agreement relating to confidential treatment of information) by the Restricted Parties, their respective Affiliates or any of their respective representatives), (B) is or becomes available to the Restricted Parties or any of their respective Affiliates or representatives on, to the knowledge of such Restricted Party or such Affiliate or representative (following reasonable inquiry), a non-confidential basis following the Closing from a source other than Parent, any Group Company or any of their respective representatives or Affiliates or (C) is or was independently developed by the Restricted Parties or any of their respective Affiliates or representatives without use of or reference to Confidential Information.

(iii) If any of the Restricted Parties or their respective Affiliates or representatives are compelled or required by, or requested in connection with, Applicable Law or other legal process, or by a bank regulatory authority, to disclose any Confidential Information, the applicable Restricted Party shall, to the extent legally permitted under Applicable Law, notify Parent, as promptly as practicable, of such request or requirement so that Parent may seek an appropriate protective order or waive compliance with the provisions of this Agreement, and/or take any other mutually agreed action. Such Restricted Party, to the extent so reasonably requested by Parent shall reasonably cooperate with Parent in any actions they may choose to take in seeking to prevent or limit disclosure. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Restricted Parties or their respective Affiliates or representatives are compelled or required by Applicable Law or other legal process, or by a bank regulatory authority, to disclose any Confidential Information, such Restricted Party and such Affiliates and representatives may disclose only that portion of the Confidential Information which it or they are advised by outside counsel is legally required to be disclosed, and such Restricted Party (or such Affiliates or representatives, as applicable) will exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information; provided, that such disclosure shall not change the status of such information as Confidential Information. Notwithstanding the foregoing, the Restricted Parties and their respective Affiliates and representatives shall not be required to give notice to Parent or to comply with any other obligations of this Section 1(a)(iii), and shall not be prohibited from disclosing Confidential Information to a regulatory authority, self-regulatory authority, bank examiner or stock exchange in connection with a routine inquiry by such regulatory authority, self-regulatory authority, bank examiner or stock exchange not targeting any of the Group Companies (or targeting any of the Group Companies to the extent providing such notice is not legally permitted).
(b) Employee Non-Solicit/Hire. During the period commencing at the Closing and ending on the three-year anniversary thereof, the Restricted Parties shall not, and shall cause their respective controlled Affiliates not to, directly or indirectly, in whole or in part, either on behalf of any Restricted Party or on behalf of any other Person, solicit for employment or engagement or employ or engage (as an independent contractor) any senior-level employees (to be defined as those employees with the title of Vice-President or any other, senior title) of any of the Group Companies; provided, that the Restricted Parties shall not be restricted from (x) soliciting for employment or engagement any such employees pursuant to general solicitations (whether through advertisements on any medium or through the efforts of a search firm or otherwise) of employment or engagement not specifically directed at such Persons (so long as no such employee is hired or engaged as a result thereof), or (y) soliciting for employment or engagement or employing or engaging any such employees whose employment or engagement was terminated by Parent or any of its Affiliates (including following the Closing, any Group Company) at least twelve (12) months prior to solicitation or hiring. Flint Lane hereby represents and warrants that there are no independent contractors of any of the Group Companies (i) performing services of an employee that would be performed by an employee of any of the Group Companies with the title of Vice-President or any other, senior title or (b) who have contributed, or who are contributing, in any material respect to the intellectual property of any of the Group Companies.
(c) Business Non-Solicit. During the period commencing at the Closing and ending on the three-year anniversary thereof, no Restricted Party shall, directly or indirectly, (A) for any Restricted Party or on behalf of any other Person, solicit or otherwise attempt to take away any supplier, vendor, customer or other material business relation of any of the Group Companies who any Restricted Party solicited, did business with or received confidential, proprietary or trade secret information with respect to, on behalf of any of the Group Companies or with whom any Restricted Party otherwise became acquainted as a result of any Restricted Party’s or his or its Affiliates’ management of or service to any of the Group Companies; or (B) assist or encourage any other Person in carrying out, directly or indirectly, any activity that would be prohibited by this Section 1(c) if such activity was carried out by any Restricted Party, either directly or indirectly, and in particular the Restricted Parties shall not, directly or indirectly, induce any employee of any of the Group Companies to carry out, directly or indirectly, any such activity. Parent may at any time provide notice of the existence of this Agreement to any Person that hires, or contracts with for services, any Restricted Party.

(d) Non-Competition.
(i) Until the fifth anniversary of the Closing Date, the Restricted Parties shall not, and shall cause their respective Affiliates not to, directly or indirectly, (a) engage in the Restricted Business in the Restricted Area or (b) acquire or maintain an interest in (proprietary, financial or otherwise), manage, operate, join, control, lend money, render financial or other assistance to, or participate in or be connected with, as an officer, director, manager, agent, employee, partner, shareholder, consultant, trustee or otherwise, any Person that is engaged in the Restricted Business in the Restricted Area. Notwithstanding the foregoing, this Section 1(d) shall not (i) be deemed to diminish, amend, affect, or otherwise modify any other non-competition agreement or covenant binding on any of the Restricted Parties in any other restrictive covenant agreement, employment agreement, incentive equity award agreement (or plan) or otherwise and (ii) prohibit the Restricted Parties, in the aggregate, from being a passive owner of less than two percent (2%) of the outstanding equity of any publicly traded company.
(ii) “Restricted Business” means any Person that is engaged in the Business or has knowledge of Confidential Information relating to the Business. “Business” means (a) the business of the Group Companies conducted as of the date hereof and as of the Closing Date and (b) any proposed or planned business of the Group Companies set forth in any written business plan or document created or updated within three (3) years prior to the Closing Date, including, for the avoidance of doubt, the business of the potential M&A targets set forth on the “Platform for sector consolidation” slide of the Management Presentation, dated July 2022, made available to Parent in connection with the Transactions, a copy of which is attached hereto as Annex A.
(iii) “Restricted Area” means (a) anywhere in the United States and (b) any foreign country where the Group Companies engage in the Business or that the Group Companies have plans or intend to engage in, in each case as of the date hereof or as of the Closing Date.
(e) Non-Disparagement. During the period commencing at the Closing and ending on the two-year anniversary thereof, (i) the Restricted Parties shall not disparage, defame or discredit (x) any of the Group Companies or (y) Parent or any of its Affiliates, in the case of clause (y), solely to the extent related to their ownership of the Group Companies, or engage in any activity which would have the effect of disparaging, defaming or discrediting (x) any Group Company or (y) Parent or any of its Affiliates, in the case of clause (y), solely to the extent related to their ownership of the Group Companies, nor shall the Restricted Parties interfere with or disrupt the business activities of any Group Company, or engage in any activity which would have the effect of interfering with or disrupting the business activities of any Group Company and (ii) no Group Company or Parent shall disparage, defame or discredit the Restricted Parties or any of their respective Affiliates, or engage in any activity which would have the effect of disparaging, defaming or discrediting the Restricted Parties or any of their respective Affiliates; provided, however, that nothing in this Section 1(e) or elsewhere in this Agreement shall prevent the Restricted Parties, Parent or any member of any Group Company from engaging in “whistleblowing” or other activities expressly protected by applicable law, to the extent so protected.
(f) Tolling. If it shall be judicially determined by final, non-appealable order of a court of competent jurisdiction that any Restricted Party has violated any of his obligations under this Section 1 then the applicable restricted period shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred, effective as of the date of such Restricted Party’s first breach of any provision.
(g) Remedies. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The Restricted Parties acknowledge and agree that in the event of any breach (or threatened breach) of the provisions of this Section 1, Parent shall be entitled to injunctive or other equitable relief from any court of competent jurisdiction set forth in Section 11.08 of the Merger Agreement in order to prevent or restrain breaches of this Agreement and to enforce specifically the terms and provisions hereof (without any requirement to post any bond or other security in connection with seeking such relief), this being in addition to any other remedy to which they are entitled hereunder, at law or in equity. The Parties agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any Restricted Party and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches of, or to enforce compliance with, the covenants and obligations of the Parties under this Agreement.
(h) Acknowledgments. The Restricted Parties acknowledge that the value of the Confidential Information arises from the fact that such information is not generally known in the marketplace and that the covenants set forth in this Section 1 are additional consideration for the agreements and covenants of the Company, Parent and Merger Sub pursuant to the Merger Agreement and are a material inducement to the Company, Parent and Merger Sub to enter into the Merger Agreement and to perform their respective obligations thereunder. Furthermore, each of the Parties acknowledges and agrees that the protection of Confidential Information and employees of any of the Group Companies are each necessary to protect and preserve the value of each of the Group Companies’ business and their respective assets and properties. The Parties acknowledge that (i) the covenants and agreements of the Restricted Parties set forth in this Section 1 are reasonable with respect to their duration and scope, (ii) Parent will be irreparably harmed and there will be no adequate remedy at law for a violation of any of such covenants and agreements, (iii) such covenants and agreements are reasonable and necessary for the protection and preservation of the value and the goodwill of the business of each of the Group Companies, Parent and their respective Affiliates, and (iv) Parent would not have agreed to consummate the Transactions unless the Restricted Parties agreed to be bound by the terms of this Section 1.
(i) Severability; Enforcement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If, at the time of enforcement of any of the provisions of this Section 1, a court of competent jurisdiction set forth in Section 11.08 of the Merger Agreement determines that the restrictions stated herein are unreasonable under the circumstances then existing, then such court shall have the power to reduce the scope, duration or geographic area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 1 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable against the Restricted Parties as so modified to the greatest extent permissible.
(j) Representations and Warranties. As a material inducement for Parent to enter into this Agreement, each Restricted Party hereby represents and warrants that (i) to the extent that the Restricted Party is an organization, such Restricted Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution, delivery and performance by such Restricted Party of this Agreement are within such Restricted Party’s entity or other powers, as applicable, (ii) to the extent that the Restricted Party is an individual, the execution, delivery and performance by such Restricted Party of this Agreement are within such Restricted Party’s power, authority and legal capacity, (iii) this Agreement has been duly and validly executed and delivered by such Restricted Party, and assuming the due authorization, execution and delivery by Parent, constitutes or will constitute the valid and binding agreement of such Restricted Party enforceable against such Restricted Party in accordance with its terms and conditions, and (iv) the execution and delivery of this Agreement by such Restricted Party does not, and the consummation of the transactions contemplated hereby, and performance of the obligations hereunder, will not conflict with or result in a violation or breach of or default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach or violation of or conflict or default under any Contract or Applicable Law binding upon or applicable to such Restricted Party or any of his or its assets or properties or, if applicable, any organization document of such Restricted Party and (iv) the restrictions contained herein do not preclude such Restricted Party from earning a livelihood, nor do they unreasonably impose limitations on such Restricted Party’s ability to earn a livelihood.
2. Disclosure of this Restrictive Covenant Agreement. Each Restricted Party hereby expressly agrees to provide a copy of this Agreement to any individual or entity with whom or which such Restricted Party is seeking to work (as an employee, independent contractor, consultant, or in any other capacity) at any time during the period commencing at the Closing and ending on the five-year anniversary thereof before the commencement of any such work or the rendering of any services. In addition, each Restricted Party hereby specifically authorizes the Company to contact such Restricted Party’s future employers to determine such Restricted Party’s compliance with the Agreement or to communicate the contents of this Agreement to such employers. Each Restricted Party further specifically authorizes the Company to, in its sole discretion and without further permission from such Restricted Party, furnish copies of the Agreement to any client or prospective client of the Company and indicate that such Restricted Party has entered into this Agreement with the intention that the Company and each of its clients or prospective clients may rely upon such Restricted Party’s compliance with this Agreement.
3. Notices . All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, upon transmission by e-mail (if no customary undelivered message is received), one (1) day after deposit with Federal Express or similar overnight courier service, or three (3) days after being mailed by first class mail, return receipt requested. Notices, demands, and communications to the Parties shall, unless another address is specified in writing, be sent to the addresses indicated below:
(a)	if to Parent to:

Bullseye FinCo, Inc.
c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
Attention: Arvindh Kumar; Tyler Parker
Email: [***]; [***]

with a copy to (which notice shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Robert Rizzo; Raymond Gietz
Email: [***]; [***]

(b)	if to the Restricted Parties, to:

[***]
Email: [***]

with a copy to (which notice shall not constitute notice):

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540-6289
Attention: Steven M. Cohen
Email: [***]
Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
4. General Provisions.
(a) Sections 11.03 (Amendments and Waivers), 11.06 (Binding Effect; Benefit; Assignment), 11.07 (Governing Law), 11.08 (Jurisdiction), 11.09 (Waiver of Jury Trial), 11.10 (Counterparts; Effectiveness), 11.11 (Entire Agreement), and 11.12 (Severability) of the Merger Agreement are incorporated by reference herein, mutatis mutandis.
(b) This Agreement shall terminate and be of no further force or effect on the fifth anniversary of the Closing.
* * * * *

The Parties have caused this Agreement to be executed and delivered as of the date first written above.
RESTRICTED PARTIES:

Flint A. Lane

/s/ Flint A. Lane

FL 2009 GRAT FBO TKL

By:	/s/ Kathryn E. Lane
Name:	Kathryn E. Lane
Title:	Trustee

FL 2009 GRAT FBO KML

By:	/s/ Kathryn E. Lane
Name:	Kathryn E. Lane
Title:	Trustee

FL 2009 GRAT FBO APL

By:	/s/ Kathryn E. Lane
Name:	Kathryn E. Lane
Title:	Trustee
Signature Page to Restrictive Covenant Agreement

PARENT:

BULLSEYE FINCO, INC.

By:	/s/ Adam Larsson
Name:	Adam Larsson
Title:	President

By:	/s/ Christiaan Snyders
Name:	Christiaan Snyders
Title:	Vice President & Treasurer
Signature Page to Restrictive Covenant Agreement

Annex I

EXECUTION VERSION
RESTRICTIVE COVENANT AGREEMENT
THIS RESTRICTIVE COVENANT AGREEMENT is made as of September 28, 2022 (this “Agreement”) by and among (i) Bullseye FinCo, Inc., a Delaware corporation (“Parent”) and (ii) the undersigned Restricted Parties (each, a “Restricted Party” and collectively, the “Restricted Parties”). Parent and the Restricted Parties are sometimes referred to herein as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, this Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among BTRS Holdings Inc., a Delaware corporation (the “Company”), Parent and Bullseye Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, with the Company as the surviving entity (collectively with the other transactions contemplated by the Merger Agreement, the “Transaction”);
WHEREAS, the Restricted Parties are shareholders of the Company and will receive substantial consideration upon, and will enjoy substantial other benefits from, the consummation of the Transaction;
WHEREAS, the Restricted Parties have a representative on the board of directors of the Company; and
WHEREAS, as an inducement for the Company, Parent and Merger Sub to enter into the Merger Agreement, the Restricted Parties have agreed to enter into this Agreement pursuant to which the Restricted Parties will agree to certain restrictive covenants, effective as of the Closing.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
AGREEMENT
1. Restrictive Covenants.
(a) Non-Disclosure.
(i) The Restricted Parties shall not, and shall cause their respective Affiliates (as defined below) not to, disclose any Confidential Information (as defined below), in whole or in part, to any other Person, or use the Confidential Information for their own account or for the benefit of any other Person, in each case, without the prior written consent of Parent, except (A) to the extent permitted by Section 1(a)(iii), (B) as contemplated by, or in connection with enforcing their rights under, the Merger Agreement or (C) to investors or potential investors, in each case provided such persons are party to a customary non-disclosure agreement, in affiliated investment funds or otherwise in connection with the Restricted Parties’ respective Affiliates’ ordinary course fund raising, marketing, informational or reporting activities.
(i) “Confidential Information” means (X) any and all documents and information concerning the Company or any of its Subsidiaries (collectively, the “Group Companies”) and their respective businesses and (Y) the Merger Agreement and any other Transaction Documents or any information, including the terms, conditions or any other facts, relating to the Merger Agreement, any other Transaction Documents or the Transactions, except to the extent that such information (A) is or becomes available to the public (other than as a result of a breach of this Agreement (or any agreement relating to confidential treatment of information) by the Restricted Parties, their respective Affiliates or any of their respective representatives), (B) is or becomes available to the Restricted Parties or any of their respective Affiliates or representatives on, to the knowledge of such Restricted Party or such Affiliate or representative (following reasonable inquiry), a non-confidential basis following the Closing from a source other than Parent, any Group Company or any of their respective representatives or Affiliates or (C) is or was independently developed by the Restricted Parties or any of their respective Affiliates or representatives without use of or reference to Confidential Information.
(ii) If any of the Restricted Parties or their respective Affiliates or representatives are compelled or required by, or requested in connection with, Applicable Law or other legal process, or by a bank regulatory authority, to disclose any Confidential Information, the applicable Restricted Party shall, to the extent legally permitted under Applicable Law, notify Parent, as promptly as practicable, of such request or requirement so that Parent may seek an appropriate protective order or waive compliance with the provisions of this Agreement, and/or take any other mutually agreed action. Such Restricted Party, to the extent so reasonably requested by Parent shall reasonably cooperate with Parent in any actions they may choose to take in seeking to prevent or limit disclosure. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Restricted Parties or their respective Affiliates or representatives are compelled or required by Applicable Law or other legal process, or by a bank regulatory authority, to disclose any Confidential Information, such Restricted Party and such Affiliates and representatives may disclose only that portion of the Confidential Information which it or they are advised by outside counsel is legally required to be disclosed, and such Restricted Party (or such Affiliates or representatives, as applicable) will exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information; provided, that such disclosure shall not change the status of such information as Confidential Information. Notwithstanding the foregoing, the Restricted Parties and their respective Affiliates and representatives shall not be required to give notice to Parent or to comply with any other obligations of this Section 1(a)(iii), and shall not be prohibited from disclosing Confidential Information to a regulatory authority, self-regulatory authority, bank examiner or stock exchange in connection with a routine inquiry by such regulatory authority, self-regulatory authority, bank examiner or stock exchange not targeting any of the Group Companies (or targeting any of the Group Companies to the extent providing such notice is not legally permitted).
(i) Notwithstanding anything herein to the contrary, none of the terms “representative”, “Affiliate” or “portfolio company”, when used with respect to the Restricted Parties, shall include, and the provisions of this Section 1(a) shall not apply to, any of the Restricted Parties’ respective Affiliates or any of their Affiliates’ operating or portfolio companies or affiliated investment funds that (A) do not directly or indirectly receive or have access to, or have not directly or indirectly received or have access to, Confidential Information from or on behalf of the Restricted Parties and (B) do not directly or indirectly act at the direction or encouragement of the Restricted Parties with respect to the matters contemplated hereby.
(b) Employee Non-Solicit/Hire. During the period commencing at the Closing and ending on the two-year anniversary thereof, the Restricted Parties shall not, directly or indirectly, in whole or in part, either on behalf of any Restricted Party or on behalf of any other Person, solicit for employment or engagement or employ or engage (as an independent contractor) any senior-level employees (to be defined as those employees with the title of Vice-President or any other, senior title) of any of the Group Companies; provided, that the Restricted Parties shall not be restricted from (x) soliciting for employment or engagement any such employees pursuant to general solicitations (whether through advertisements on any medium or through the efforts of a search firm or otherwise) of employment or engagement not specifically directed at such Persons (so long as no such employee is hired or engaged as a result thereof), or (y) soliciting for employment or engagement or employing or engaging any such employees whose employment or engagement was terminated by Parent or any of its Affiliates (including following the Closing, any Group Company) at least twelve (12) months prior to solicitation or hiring.
(c) Non-Disparagement. During the period commencing at the Closing and ending on the two-year anniversary thereof, (i) the Restricted Parties shall not disparage, defame or discredit (x) any of the Group Companies or (y) Parent or any of its Affiliates, in the case of clause (y), solely to the extent related to their ownership of the Group Companies, or engage in any activity which would have the effect of disparaging, defaming or discrediting (x) any Group Company or (y) Parent or any of its Affiliates, in the case of clause (y), solely to the extent related to their ownership of the Group Companies, nor shall the Restricted Parties interfere with or disrupt the business activities of any Group Company, or engage in any activity which would have the effect of interfering with or disrupting the business activities of any Group Company and (ii) no Group Company or Parent shall disparage, defame or discredit the Restricted Parties or any of their respective Affiliates, solely to the extent related to their ownership of the Group Companies, or engage in any activity which would have the effect of disparaging, defaming or discrediting the Restricted Parties or any of their respective Affiliates, solely to the extent related to their ownership of the Group Companies; provided, however, that nothing in this Section 1(c) or elsewhere in this Agreement shall prevent the Restricted Parties, Parent or any member of any Group Company from engaging in “whistleblowing” or other activities expressly protected by applicable law, to the extent so protected.
(d) Tolling. If it shall be judicially determined by final, non-appealable order of a court of competent jurisdiction that any Restricted Party has violated any of its obligations under this Section 1 then the applicable restricted period shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred, effective as of the date of such Restricted Party’s first breach of any provision.
(e) Remedies. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The Restricted Parties acknowledge and agree that in the event of any breach (or threatened breach) of the provisions of this Section 1, Parent shall be entitled to injunctive or other equitable relief from any court of competent jurisdiction set forth in Section 11.08 of the Merger Agreement in order to prevent or restrain breaches of this Agreement and to enforce specifically the terms and provisions hereof (without any requirement to post any bond or other security in connection with seeking such relief), this being in addition to any other remedy to which they are entitled hereunder, at law or in equity. The Parties agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any Restricted Party and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches of, or to enforce compliance with, the covenants and obligations of the Parties under this Agreement.
(f) Acknowledgments. The Restricted Parties acknowledge that the value of the Confidential Information arises from the fact that such information is not generally known in the marketplace and that the covenants set forth in this Section 1 are additional consideration for the agreements and covenants of the Company, Parent and Merger Sub pursuant to the Merger Agreement and are a material inducement to the Company, Parent and Merger Sub to enter into the Merger Agreement and to perform their respective obligations thereunder. Furthermore, each of the Parties acknowledges and agrees that the protection of Confidential Information and employees of any of the Group Companies are each necessary to protect and preserve the value of each of the Group Companies’ business and their respective assets and properties. The Parties acknowledge that (i) the covenants and agreements of the Restricted Parties set forth in this Section 1 are reasonable with respect to their duration and scope, (ii) Parent will be irreparably harmed and there will be no adequate remedy at law for a violation of any of such covenants and agreements, (iii) such covenants and agreements are reasonable and necessary for the protection and preservation of the value and the goodwill of the business of each of the Group Companies, Parent and their respective Affiliates, and (iv) Parent would not have agreed to consummate the Transactions unless the Restricted Parties agreed to be bound by the terms of this Section 1.
(g) Severability; Enforcement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If, at the time of enforcement of any of the provisions of this Section 1, a court of competent jurisdiction set forth in Section 11.08 of the Merger Agreement determines that the restrictions stated herein are unreasonable under the circumstances then existing, then such court shall have the power to reduce the scope, duration or geographic area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 1 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable against the Restricted Parties as so modified to the greatest extent permissible.

(h) Representations and Warranties. As a material inducement for Parent to enter into this Agreement, each Restricted Party hereby represents and warrants that (i) such Restricted Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution, delivery and performance by such Restricted Party of this Agreement are within such Restricted Party’s entity or other powers, as applicable, (ii) this Agreement has been duly and validly executed and delivered by such Restricted Party, and assuming the due authorization, execution and delivery by Parent, constitutes or will constitute the valid and binding agreement of such Restricted Party enforceable against such Restricted Party in accordance with its terms and conditions, and (iii) the execution and delivery of this Agreement by such Restricted Party does not, and the consummation of the transactions contemplated hereby, and performance of the obligations hereunder, will not conflict with or result in a violation or breach of or default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach or violation of or conflict or default under any Contract or Applicable Law binding upon or applicable to such Restricted Party or any of its assets or properties or, if applicable, any organization document of such Restricted Party.
2. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, upon transmission by e-mail (if no customary undelivered message is received), one (1) day after deposit with Federal Express or similar overnight courier service, or three (3) days after being mailed by first class mail, return receipt requested. Notices, demands, and communications to the Parties shall, unless another address is specified in writing, be sent to the addresses indicated below:
(a)	if to Parent to:

Bullseye FinCo, Inc.
c/o EQT Partners Inc.
1114 Avenue of the Americas, 45th Floor
New York, NY 10036
Attention: Arvindh Kumar; Tyler Parker
Email: [***], Email: [***]

with a copy to (which notice shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Robert Rizzo; Raymond Gietz
Email: Robert.Rizzo@weil.com; Raymond.Gietz@weil.com

(b)	if to the Restricted Parties, to:

Bain Capital Venture Fund 2012, L.P.
200 Clarendon Street
Boston, MA 02116
Attention: Andrew Cleverdon
Email: [***]
Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
3. General Provisions.
(a) Sections 11.03 (Amendments and Waivers), 11.06 (Binding Effect; Benefit; Assignment), 11.07 (Governing Law), 11.08 (Jurisdiction), 11.09 (Waiver of Jury Trial), 11.10 (Counterparts; Effectiveness), 11.11 (Entire Agreement), and 11.12 (Severability) of the Merger Agreement are incorporated by reference herein, mutatis mutandis.
(b) This Agreement shall terminate and be of no further force or effect on the fifth anniversary of the Closing.
* * * * *

The Parties have caused this Agreement to be executed and delivered as of the date first written above.
RESTRICTED PARTIES:

Bain Capital Venture Fund 2012, L.P.

By: Bain Capital Venture Partners 2012, L.P., its general partner

/s/ Matt Harris
Name Matt Harris
Title: Authorized Person

BCIP Venture Associates

By: Boylston Coinvestors, LLC, its managing partner

/s/ Matt Harris
Name Matt Harris
Title: Authorized Person

BCIP Venture Associates-B

By: Boylston Coinvestors, LLC, its managing partner

/s/ Matt Harris
Name Matt Harris
Title: Authorized Person
PARENT:

By:	/s/ Adam Larsson
Name	Adam Larsson
Title:	President

By:	/s/ Christiaan Snyders
Name	Christiaan Snyders
Title:	Vice President & Treasurer

SCAN TO VIEW MATERIALS & VOTE

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The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000584056_1 R1.0.0.3

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com

BTRS HOLDINGS INC.
Special Meeting of Stockholders
December 13, 2022 8:30 AM EST
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark Shifke and Aimie M. Killeen, and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of BTRS Holdings Inc. which the undersigned is entitled to vote at the meeting to be held on December 13, 2022 at 8:30 AM Eastern Standard Time at BTRS Holdings Inc., 1009 Lenox Drive, Suite 101, Lawrenceville, NJ 08648 and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The named proxies cannot vote the shares unless you sign (on the reverse side) and return this card.

0000584056_2 R1.0.0.3

Continued and to be signed on reverse side